As filed with the Securities and Exchange Commission on October 1, 2004

                                                   Registration No. 333-________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        ---------------------------------


                                   INYX, Inc.
                 (Name of Small Business Issuer In Its Charter)


            Nevada                         2384                  75-2870720
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                          825 Third Avenue, 40th Floor
                            New York, New York 10022
                                 (212) 838-1111
                        (Address and Telephone Number Of
                          Principal Executive Offices)

               Jack Kachkar, Chairman & CEO                                      With a copy to:
               825 Third Avenue, 40th Floor                                 Lawrence G. Nusbaum, Esq.
                 New York, New York 10022                                  Gusrae, Kaplan & Bruno, PLLC
                      (212) 838-1111                                       120 Wall Street, 11th Floor
 (Name, Address and Telephone Number of Agent for Service)                      New York, NY 10005
                                                                                  (212) 269-1400

                Approximate Date of Proposed Sale to the Public:
    From time to time after the effective date of the registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]:

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                              PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM       AGGREGATE OFFERING        AMOUNT OF
SECURITIES REGISTRATION TO       AMOUNT TO BE        OFFERING PRICE PER             PRICE             REGISTRATION
       BE REGISTERED            REGISTERED (1)            UNIT (2)                                      FEE (3)
--------------------------------------------------------------------------------------------------------------------
Resale of common stock
including common stock
issuable upon exercise of
warrants                          19,165,088                $1.03                $19,740,041           $2,501.06
====================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Company's common stock as reported within five business days prior to the date of this filing.

--------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                     --------------------------------------

                     SUBJECT TO COMPLETION, OCTOBER 1, 2004

                     --------------------------------------


                                   PROSPECTUS

                                   19,165,088

                                     SHARES

                                   INYX, INC.

                                  COMMON STOCK

                     --------------------------------------

      The persons listed in this Prospectus under "Selling Stockholders" may offer and sell from time to time up to an aggregate of 19,165,088 shares of our common stock that they have acquired or will acquire from us, including those shares that may be acquired upon exercise of warrants granted by us. Information on the Selling Stockholders, and the times and manner in which they may offer and sell shares of our common stock, is provided under "Selling Stockholders" and "Plan of Distribution" in this Prospectus.

      We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. We will bear the costs and expenses of registering the common stock offered by the Selling Stockholders. Selling commissions, brokerage fees, and applicable transfer taxes are payable by the Selling Stockholders.

      Our common stock is listed on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "IYXI." On September 29, 2004, the closing bid price for our common stock on the OTCBB was $1.01 per share.

      BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 9. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is _________ __, 2004

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is complete and accurate only as of the date on the front cover page of this Prospectus, regardless of the time of delivery of this Prospectus or the sale of any common stock. The Prospectus is not an offer to sell, nor is it an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

We have not taken any action to permit a public offering of our shares of common stock outside of the United States or to permit the possession or distribution of this Prospectus outside of the United States. Persons outside of the United States who came into possession of this Prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this Prospectus outside of the United States.

PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information and Financial Statements and related notes thereto appearing elsewhere in this Prospectus.

THE COMPANY

      Inyx, Inc., through its wholly-owned subsidiaries, Inyx Pharma Limited and Inyx Canada, Inc., is a specialty pharmaceutical company that focuses its expertise on contract manufacturing of prescription and over-the-counter ("OTC") pharmaceutical products. We also provide specialty pharmaceutical development and manufacturing consulting services to the international healthcare market. By "specialty pharmaceutical", we mean that we specialize in the development and manufacturing of selected pharmaceutical products and technologies for the treatment of respiratory, allergy, dermatological and topical disease conditions. We intend to expand our product research and development activities, with our own line of prescription and OTC pharmaceuticals, but we have not yet commercialized our own products or drug delivery applications. We have limited product distribution capabilities, and although we perform some sales and marketing functions, until we build or contract our own sales force, we will initially depend on our customers' distribution channels or strategic partners to market and sell the pharmaceutical products we are presently developing or planning to develop. A material element of our growth strategy is to expand our existing business through the strategic acquisitions of pharmaceutical products and drug delivery devices that are complementary with our expertise, including those through the acquisition of other pharmaceutical companies. We, therefore, continually evaluate opportunities to make strategic acquisitions of specialty pharmaceutical products or businesses. We completed our first acquisition in April 2003, which is discussed below. Our corporate address is 825 Third Avenue, 40th Floor, New York, New York 10022, and our telephone number is (212) 838-1111, fax (212) 838-0060. Inyx, Inc. is a Nevada corporation. Inyx Pharma is a corporation formed under the laws of England and Wales with offices and product development and manufacturing facilities in Runcorn, Cheshire, England. Inyx Canada, a Canadian corporation that provides administrative and business development support, is located in Toronto, Ontario.

THE OFFERING

      Up to 19,165,088 shares of our issued and outstanding common stock are being offered and sold by the Selling Stockholders. We will not receive any of the proceeds from the sale of these shares. Such shares include (i) 9,190,901 shares sold in private placements to institutions and accredited investors in August and September 2004; (ii) up to 9,190,901 shares issuable upon exercise of stock purchase warrants granted to the institutions and accredited investors in the foregoing private placements, exercisable at prices ranging from $1.00 to $1.11 per share, and (iii) up to 783,286 shares issuable upon exercise of common stock purchase warrants granted pursuant to a placement agency agreement for one of the foregoing private placements, exercisable at prices ranging from $1.00 to $1.11 per share.

THE CONCURRENT OFFERING

      Up to 26,885,000 shares of our issued and outstanding common stock are being offered and sold by certain security holders pursuant to a separate registration statement and prospectus. Such shares include. Such shares include
(i) 5,285,000,shares issued upon exercise of stock purchase warrants at exercise prices ranging from $1.10 to $3.10; (ii) 3,000,000 shares sold in a private placement to institutions and accredited investors in October 2003; and (iii) up to 13,010,000 shares that may be sold by our principal secured lender, Laurus Master Fund, Ltd., resulting from two financings of convertible debt during 2003, consisting of 10,000,000 shares issued upon conversion or payment in kind of the principal amount of indebtedness, 1,000,000 shares to cover interest on payments in kind, and 2,010,000 shares issuable upon exercise of warrants at prices ranging from $1.25 to $2.57 (the "Concurrent Offering").

PLAN OF DISTRIBUTION

      Sales of common stock may be made by or for the account of the selling stockholders in the over-the-counter market or on any exchange on which our common stock may be listed at the time of sale. Shares may also be sold in block transactions or private transactions or otherwise, through brokers or dealers. Brokers or dealers may be paid commissions or receive sales discounts in connection with such sales. The selling stockholders must pay their own commissions and absorb the discounts. Brokers or dealers used by the selling stockholders will be underwriters under the Securities Act of 1933. In addition, any selling stockholders affiliated with a broker/dealer will be underwriters under the Securities Act with respect to the common stock offered hereby. In lieu of making sales through the use of this prospectus, the selling stockholders may also make sales of the shares covered by this prospectus pursuant to Rule 144 or Rule 144A under the Securities Act.

RISK FACTORS

      Investing in the common stock involves certain risks. You should review these "Risk Factors" beginning on page 9.

                                                               SUCCESSOR                                      PREDECESSOR

                                      SIX MONTHS   FOR THE PERIOD        FOR THE
                                           ENDED    FROM MARCH 7,    PERIOD FROM    FOR THE PERIOD     YEAR ENDED    YEAR ENDED
                                   JUNE 30, 2004     2003 THROUGH  MARCH 7, 2003      FROM JANUARY    DECEMBER 31,   DECEMBER 31,
                                                    JUNE 30, 2003        THROUGH   JANUARY 1, 2003       2002(2)        2002
                                                                    DECEMBER 31,     THROUGH MARCH
                                                                         2003(1)           6, 2003
                                    ----------------------------------------------------------------------------------------------
                                      (Unaudited)      (Unaudited)                    (Unaudited)     (Unaudited)

Statement of Operations Data

Net revenues                            $  7,300        $  5,068        $ 13,099        $  2,730        $ 21,184        $ 24,644
Gross profit                                  80           1,135           2,465             461           3,862           3,872
Total operating expenses                   4,738           2,969           7,124             619           6,993           8,483
Loss from operations before
      other expenses                      (4,658)         (1,834)         (4,659)           (158)         (3,131)         (4,611)
Other expenses                              (690)         (5,168)         (9,110)           (847)        (25,512)        (26,729)
Loss from discontinued operations             --             (25)            (25)           (231)             --              --
Net loss from continuing
      operations                          (4,955)         (6,714)        (12,475)           (617)        (28,643)        (30,998)
Loss per share of common stock
      outstanding basic and
      fully diluted:                    $  (0.17        $  (0.35)       $  (0.55)       $  (0.04)       $  (1.79)       $  (1.94)

----------------------

(1) Represents approximately eight months of operations, commencing on April 28, 2003. Operating results for the period from March 7, 2003 through April 28, 2003 were nominal.

(2) Actual results of operations adjusted to remove the results of the Biopharma division which was not part of Inyx Pharma's acquisition of the business assets of Miza Pharmaceuticals (UK) Ltd. from a court-appointed Administrator.


                                          JUNE 30, 2004
                                            (UNAUDITED)      DECEMBER 31, 2003
                                            -----------      -----------------

Balance Sheet Data
           Total assets                     $ 14,306             $ 13,751
           Working capital (deficit)         (5,527)              (1,421)
           Total liabilities                  20,191               15,229
           Stockholders' deficit             (5,885)              (1,478)

PRO FORMA CONDENSED COMBINING SUMMARY FINANCIAL INFORMATION

                                           PRO FORMA YEAR ENDED                ACTUAL YEAR ENDED
                                                   DECEMBER 31,                      DECEMBER 31,
                                           --------------------                -----------------

                                         2003(1)        2003(2)         2002(3)          2002(4)
                                         -------        -------         -------          -------

Statement of Operations Data          With Biopharma     Without     With Biopharma       Without
                                                        Biopharma                        Biopharma
Net revenues                            $ 15,829        $ 15,495        $ 24,644        $ 21,184
Gross profit                               2,926           2,985           3,872           3,862
Loss from operations before
     other expenses                       (5,045)         (5,215)         (4,611)         (3,131)
Net loss                                 (13,117)        (13,490)        (30,988)        (28,693)


(1) The above condensed pro forma consolidated statements of operations for the pro forma year ended December 31, 2003 are based on the assumption that the Company's reverse acquisition of Inyx Pharma Limited ("Inyx Pharma") took place as of January 1, 2003 and include the business operations of Miza Pharmaceuticals (UK) Limited ("Miza UK"), the predecessor business operation to Inyx Pharma, for the period January 1, 2003 to March 6, 2003, and Inyx Pharmafor the period March 7, 2003 to December 31, 2003. On March 7, 2003, Inyx Pharma acquired the majority of the business assets of Miza UK from a court appointed administrator. This condensed combining pro forma statement of operations for 2003 includes the results of the Biopharma Division, although this Miza UK business division was not acquired by Inyx Pharma.

(2) For the pro forma year ended December 31, 2003, the results of operations of the Biopharma Division, which was not acquired by Inyx Pharma, in its purchase of the business assets of Miza UK, have been eliminated for comparative purposes.

(3) For the year ended December 31, 2002, the operations of Miza UK as a predecessor business operation to Inyx Pharma are presented for comparative analysis. This condensed actual statement of operations for 2002 includes the results of the Biopharma Division. Although the Biopharma Division was not acquired by Inyx Pharma, this division was previously part of the Miza UK operation and contributed to Miza UK's overall results, prior to the Inyx Pharma transaction.

(4) For comparative analysis, for the year ended December 31, 2002, the operations of Miza UK as a predecessor business operation to Inyx Pharma are presented, after the elimination of the results of Miza UK's Biopharma Division.

                                  RISK FACTORS

      YOU SHOULD CAREFULLY REVIEW AND CONSIDER THE FOLLOWING RISKS AS WELL AS ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE, INCLUDING OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS, BEFORE YOU DECIDE TO PURCHASE OUR COMMON STOCK. THE FOLLOWING RISKS AND UNCERTAINTIES ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS AND UNCERTAINTIES OF WHICH WE ARE CURRENTLY UNAWARE OR WHICH WE BELIEVE ARE NOT MATERIAL ALSO COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, OR CASH FLOWS. IN ANY CASE, THE VALUE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR A PORTION OF YOUR INVESTMENT. TO THE EXTENT ANY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS CONSTITUTES FORWARD-LOOKING INFORMATION, THE RISK FACTORS SET FORTH BELOW ARE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS FOR VARIOUS FINANCIAL REPORTING PERIODS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF INYX AND COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS OR CASH FLOWS. SEE ALSO, "A NOTE ABOUT FORWARD-LOOKING STATEMENTS."

                          RISKS RELATED TO OUR BUSINESS

WE  DEPEND  ON  OUR   CUSTOMERS   TO  CONTINUE   OUTSOURCING   DEVELOPMENT   AND
MANUFACTURING.

      Our revenues are derived from manufacturing expenditures, and production-related compliance and testing and product development expenditures by pharmaceutical, biotechnology and medical device companies who are our clients. Approximately 88% of our revenues are derived from contract manufacturing of pharmaceutical products and 12% from associated product development in support of our primary business. Our competitive position could be adversely affected if one or more of our major customers decided to manufacture their own products and/or move their associated product development and support requirements in-house. We believe we have benefited from the growing tendency of pharmaceutical and biotechnology companies to engage independent organizations to conduct development and testing projects and to produce the pharmaceuticals necessary for such projects and for commercial sale. A general economic decline in these industries or a reduction in the outsourcing of research, development, testing, manufacturing or production activities by our customers would result in a loss of revenues and produce a material adverse effect on our business, financial condition, results of operations and cash flows.

WE HAVE A LIMITED OPERATING HISTORY.

      In April 2003, we acquired the common of stock of Inyx Pharma, Ltd., which had only recently acquired certain assets and business of Miza Pharmaceuticals
(UK) Limited from an Administrator in the United Kingdom (the U.K. equivalent to a bankruptcy reorganization trustee). Miza UK had been in business since May
2001 when it acquired its properties from CCL Industries, Inc. During the Administration, the Company lost a significant amount of business and customer relationships, requiring it to engage in significant rebuilding of business since early 2003. We are still engaged in this process and will face significant challenges to restore our business and create new sources of business. Therefore, our operating history and results of operations in our current configuration is limited only to eight months of 2003 and beyond. Compared to prior periods before the Company's reorganization, we show a significant decline in sales and losses from operations. Before the acquisition of Inyx Pharma, Ltd., the Company's financial statements were qualified in each year of our existence by our auditors on the basis of our ability to continue as a going concern.

WE HAVE EXPERIENCED RECENT OPERATING LOSSES AND WILL REQUIRE ADDITIONAL FINANCING TO FULFILL OUR BUSINESS PLAN.

      We have experienced operating losses in each quarter since our predecessor company was placed into Administration (the United Kingdom equivalent of Chapter 11 bankruptcy reorganization). For the period from March 7, 2003 through December 31, 2003, we had a net loss of approximately $12.5 million, and for the six months ended June 30, 2004, we had a net loss of approximately $5.0 million. See "Management's Discussion and Analysis of Financial Condition or Plan of Operations" for further details on our operations. As we continue to lose money and continue to require funding to implement our longer term business strategies, including the development of our own proprietary pharmaceutical products, we will continue to require external financing to operate and grow our business. . Following our acquisition of Inyx Pharma, as a result of our financing activities, we have obtained approximately $21 million in net proceeds. On a short-term basis, these financings have provided us with sufficient capital to fund all of our present operations, including our immediate capital expenditure plans and the commercialization of our first three proprietary products, which we plan to commence marketing in 2005. On a longer term basis, over the next three years, we will require additional funding of at least approximately $8.2 million annually in order to continue to implement our business development strategies, capital expenditure plans, and the development and commercialization of our own proprietary pharmaceutical products. Additionally, we believe that we can enhance our competitive position through the acquisition of regulatory-approved pharmaceutical products and drug delivery devices for respiratory, dermatological and topical drug delivery applications or such products in development, including those through the acquisition of other pharmaceutical companies. Although no definitive agreements are currently in effect to make any such acquisition, we are actively pursuing acquisitions that may require substantial capital resources. In the event that we make significant future acquisitions or change our capital structure, we may be required to raise funds through additional borrowings or the issuance of additional debt or equity securities. Although we continue to take steps to grow our business, such as enhanced sales and marketing activities and expansion of our product development activities, there can be no assurance that we can establish such new sources of revenue and profitability. Additionally, as we need additional funds to expand our sales and marketing activities and fully develop, manufacture, market and sell our potential products, we may have to delay our marketing, product development and commercialization programs if we are unable to continue to obtain the necessary capital to fund these operations. We cannot predict exactly if, or when, additional funds will be needed. We may obtain funds through a public or private financing, including equity financing, debt financing, and/or through collaborative arrangements. Furthermore, we cannot predict whether any financing will be available on acceptable terms. If our funding requirements are unavailable or insufficient, we may have to delay, reduce in scope or eliminate some or all of our planned sales and marketing, and product development and commercialization activities.

WE ARE HIGHLY LEVERAGED AND WILL NEED TO GENERATE POSITIVE CASH FLOW TO SERVICE OUR DEBT.

      As of June 30, 2004, our total indebtedness outstanding was approximately $9.4 million plus approximately $6.5million in additional borrowings under a revolving line of credit. Our annual debt service requirements are approximately $990,000 (which includes approximately $450,000 relating to the service of the revolving credit facility). Such debt is secured by a lien on all of our assets and properties. The Company has an option of paying interest on these borrowings in cash or by issuing common stock, except the interest relating to the 6% convertible promissory note which amounts to approximately $240,000 per annum. In the event we are unable to generate sufficient cash flow from our operations, we will face difficulties in servicing our substantial debt load. In such event, we could be forced to seek protection from our creditors, which could cause liquidation of Inyx in order to repay the secured debt. Our long-term debt begins to mature in 2006, and we will be challenged to show results from the operating strategies described herein in order to produce sufficient cash flow to service our debt.

WE DEPEND ON CERTAIN CUSTOMERS FOR MOST OF OUR REVENUES.

      Our largest customers account for a significant percentage of our total net revenue. For the period from March 7, 2003 through December 31, 2003, our three largest customers accounted for approximately $5.5 million or approximately 42% of our total net revenues. During this period, these three customers were the Merck Generics group of companies, accounting for approximately $2.5 million in net revenues or approximately 19% of total revenues; Genpharm Inc., accounting for approximately $1.9 million in net revenues or approximately 14.5% of total revenues; and SSL International Plc, accounting for approximately $1.1 million in net revenues or approximately 8.5% of total revenues. Net revenues from our largest customer, the Merck Generics group of companies, declined from $8.7 million or approximately 35% of total net revenues in 2002 to $2.5 million or approximately 19% of total net revenues because of the transition, during the comparative periods, from chlorofluorocarbon ("CFC") aerosol respiratory inhalers ("MDIs") to CFC-free or hydrofluoralkane ("HFA") MDIs. This required transition, due to the Montreal
Protocol  Treaty  requiring  phase  out of the  consumption  and  production  of ozone-depleting CFC products, is being implemented within the global pharmaceutical industry, including a number of our other clients. The Merck Generics group of companies has already commenced this transition, which has resulted in a decrease in their requirements for CFC MDI's while they complete the development and commercialization of their CFC-free or HFA MDIs. We expect that they will have completed such transition to CFC-free MDIs by 2005, which we believe will restore previously experienced revenue levels from the Merck Generics group of companies, once they have fully commercialized these HFA MDIs. There can be no assurance that our business will not continue to be dependent on certain customers or that annual results will not be dependent upon the performance of a few large projects for specific customers. Due to the nature of the drug development process, significant customers in any one period may not continue to be significant customers in subsequent periods. Some customers may not seek our services for periods of a year or more during which they concentrate on testing and clinical trials related to the products produced by us. We continually seek to increase our customer base and obtain new business from existing customers, whether or not significant contracts have expired or are expected to expire in the near future. The loss of business from a significant customer or the failure on our part to replace customers whose projects have been completed (either with new projects for such customers or new customers) would result in a loss of revenues and produce a material adverse affect on our business, financial condition, results of operations and cash flows.

BECAUSE WE CURRENTLY OPERATE SOME OF OUR BUSINESS UNDER SHORT-TERM AGREEMENTS, WE NEED TO MAINTAIN OR INCREASE THE NUMBER OF LONGER-TERM AGREEMENTS IN ORDER TO GROW OUR BUSINESS.

      Although we provide a number of our products to our customers under longer-term, multi-year agreements, we also receive some of our business under significant individual purchase orders and short-term agreements with our customers. Our success will depend on our continued ability to develop and maintain our relationships with our significant customers. We need to continue successfully to negotiate an increased number of purchase orders to replace reduced orders with new business, and secure longer-term contracts with a larger number of clients in order to increase our revenues to grow our business base. If we fail to maintain our current rate of incoming orders, our revenues would be adversely affected.

IF WE ARE NOT  ABLE  TO  DEVELOP,  AND  MARKET  AND  SELL  OUR  OWN  PROPRIETARY
PHARMACEUTICAL   PRODUCTS,   OUR  BUSINESS  AND  COMPETITIVE   POSITION  IN  THE
PHARMACEUTICAL INDUSTRY MAY SUFFER.

      Our business growth strategy includes the development and sales of our own proprietary pharmaceutical products for respiratory, dermatological, topical and cardiovascular drug delivery applications through our own customers' distribution channels or with strategic marketing partners. Although we have started developing our own proprietary pharmaceutical products, we have not yet begun the process of obtaining regulatory approvals for our planned products and have derived no revenue from any such proprietary products. Proprietary products currently under development include generic versions of non-CFC or HFA single molecule and combination drug respiratory inhalants, non-CFC propelled oral sprays for cardiovascular ailments, wound irrigation and cleansing sprays that utilize novel barrier technologies, and anti-inflammatory nasal pumps. We expect to commence the regulatory approval process for our first planned proprietary product, a private-label wound care aerosol spray utilizing a barrier-pack system, in the fourth quarter of 2004, and do not expect this product to be ready for sale until the second half of 2005. We will compete with other pharmaceutical companies, including large pharmaceutical companies with financial resources and capabilities substantially greater than ours in the development and marketing of new pharmaceutical products or generic ones. Although we are building the resources to implement such a business strategy and grow our business, we cannot provide assurance that we will be able to successfully develop or commercialize our own pharmaceutical products, whether new products or generic ones, on a timely or cost-effective basis.

OUR ABILITY TO MARKET OUR OWN PROPRIETARY PHARMACEUTICAL PRODUCTS WILL FACE REGULATORY OBSTACLES.

      We anticipate manufacturing and selling both pharmaceutical products and delivery devices for respiratory, dermatological, topical and cardiovascular applications. These types of products are subject to intense regulatory supervision and scrutiny, and will require significant outlays of resources and manpower to achieve. Approvals of new pharmaceutical products is a time-consuming and very expensive process involving testing, clinical trials and approvals at various stages of the process by the U.S. Food & Drug Administration ("FDA"), the UK Medicines and Healthcare Products Regulatory Authority ("MHRA") and other agencies. Although we have commenced the development of our own proprietary pharmaceutical products, we do not now have the capital and resources to commence the clinical trials necessary to obtain the regulatory approval to commercialize our planned proprietary products and therefore have not begun such development efforts. Approval of medical devices we create will also require approvals from the FDA, MHRA and others, and will be subjected to patent review and possible disallowance.

OUR ABILITY TO OBTAIN REGULATORY APPROVAL FOR OUR PRODUCTS WILL REQUIRE EXTENSIVE TESTING, AND WE LACK THE RESOURCES TO CONDUCT SUCH TESTING.

      Once products are developed, they cannot be marketed until the completion of extensive testing and field trials. While we have the ability to perform some of the testing, we will require the help of other companies and consultants. In addition, we do not presently have the capital resources to begin the process of conducting testing and trials necessary to obtain regulatory approval. At any stage of the testing process, there are the risks of injury to test subjects, and regulatory cessation of the process despite having invested significantly in the product, due to risk of harm, inefficacy of the products and many other reasons. There is no assurance we can obtain all required regulatory approvals necessary to develop and commercialize on our pharmaceutical products. Even if we successfully develop and commercialize a regulatory-approved pharmaceutical product, we may not be able to generate sales sufficient to create a profit or otherwise avoid a loss. There is therefore a prolonged lead-time to begin the development and sale of such products, and these products will not become available for sale in the foreseeable future. If we cannot successfully develop, commercialize and market our own pharmaceutical products, including the failure to obtain the necessary regulatory approvals to market such products, we would miss a strategic opportunity to grow our business.

IF WE ARE ABLE TO DEVELOP PROPRIETARY PHARMACEUTICAL PRODUCTS, THERE IS NO ASSURANCE WE CAN MARKET THEM SUCCESSFULLY.

      We do not have a sales force capable of marketing any pharmaceutical products we are able to develop and obtain approval for. We will either have to invest in creating such a sales force or attempt to create strategic marketing alliances with our existing customers and other companies in the industry. Our only agreement to date in this regard is to market products we produce for Stiefel Laboratories in markets it does not enter. No sales have been made under this arrangement.

OUR LACK OF SALES AND MARKETING EXPERIENCE COULD AFFECT OUR ABILITY TO MARKET OUR POTENTIAL PRODUCTS, WHICH COULD ADVERSELY AFFECT OUR POTENTIAL REVENUES FROM FUTURE PRODUCT SALES.

      Currently, we have no experience in developing, training or managing a sales force. We will incur substantial additional expenses if we have to undertake these business activities, and the costs of establishing a sales force may exceed our product revenues. In addition, we compete with other pharmaceutical companies, including large pharmaceutical companies which have financial resources and sales and marketing capabilities and expertise substantially greater than ours. As a result, any marketing and sales efforts that we may undertake on our own may be unsuccessful and may deplete our limited capital resources.

IF WE CANNOT  IMPLEMENT  OUR STRATEGY TO GROW OUR BUSINESS  THROUGH  PRODUCT AND
COMPANY   ACQUISITIONS,   OUR   BUSINESS   AND   COMPETITIVE   POSITION  IN  THE
PHARMACEUTICAL INDUSTRY WILL BE IMPEDED.

      Our current business is limited to contract manufacturing of pharmaceutical delivery devices charged with pharmaceuticals we manufacture to our customers' specifications, and research and testing of pharmaceuticals under development by our customers. Our business strategy includes enhancing our competitive position in the pharmaceutical industry through acquisitions of regulatory approved pharmaceutical products and drug delivery devices for respiratory, dermatological and topical drug delivery applications or such products in development, including through the acquisition of other pharmaceutical companies. Other pharmaceutical companies, most of which have substantially greater financial, marketing and sales resources than we do, compete with us for the acquisition of such regulatory approved products, products in development or pharmaceutical companies. The inability to effect acquisitions of such regulatory approved products, products in development, or other pharmaceutical companies will limit the rate of growth of our business. Furthermore, as we have limited sales and marketing capabilities and lack an integrated product sales force, even if we obtain rights to a regulatory approved pharmaceutical product or acquire a company, we may not be able to generate sales sufficient to create a profit or otherwise avoid a loss. The Company is engaged in negotiations with various parties and has signed two letters of intent to acquire two separate pharmaceutical entities that are subject to many conditions, including auditing of the targets, commercial, financial and technical due diligence and appropriate financing. It is not appropriate to disclose these early state efforts, because (i) there are too many uncertainties whether these transaction will be completed, (ii) disclosure could arouse an interest in our Company that may later prove to be unjustified, and (iii) our competitors may also have an interest in the targets and therefore may adversely compete with us for those targets. We believe that we can complete at least one of these planned acquisitions in 2005, subject to the successful completion of our due diligence process before the end of 2004. We will also be required to raise sufficient capital through additional borrowings or the issuance of additional debt or equity securities to successfully complete either of these transactions.

WE WILL FACE CHALLENGES IN THE INTEGRATION OF ACQUISITIONS AND IF WE CANNOT INTEGRATE THE BUSINESS, PRODUCTS OR COMPANIES WE ACQUIRE, OUR BUSINESS MAY SUFFER.

      The integration of acquired products or pharmaceutical companies into our business will require significant management attention and may require the further expansion of our management team or the implementation of our own sales force. In order to manage our acquisitions effectively, we must maintain adequate operational, quality and regulatory, financial and management information systems and motivate and effectively manage an increasing number of employees and sales personnel. Further, any acquisition may initially have an adverse effect upon our results of operations while the acquired business is adapting to our management and operating practices. Our future success will also depend in part on our ability to retain or hire qualified employees to develop, sell and market our own products and to manage and operate newly acquired companies and products in accordance with applicable regulatory standards and on an efficient and cost-effective basis. There can be no assurance that we will be able to successfully integrate the operations of any company or products we may acquire. There also can be no assurance that our personnel, systems, procedures, and controls will be adequate to support our continued growth. If we cannot integrate our acquisitions successfully, the associated costs and loss of opportunity could have a material adverse effect on our business and financial condition. Moreover, in the event we are unable to successfully integrate the operations of an acquisition, we may consider available strategic alternatives, including possible dispositions.

WE MAY BE UNABLE TO OBTAIN FINANCING FOR THE ACQUISITIONS THAT ARE AVAILABLE TO US.

      We will attempt to obtain financing for acquisition opportunities through a combination of loans and equity investments from commercial sources, seller debt financing, issuance of our equity securities as part of the purchase price, and other sources. Commercial sources will tend to come from investment funds, private equity funds, and other non-traditional sources, usually at a very high borrowing cost. Use of our equity securities could result in material dilution to our existing stockholders. There can be no assurance that we will be able to obtain adequate financing for any acquisition, or that, if available, such financing will be on favorable terms.

IF WE FAIL TO MEET GOVERNMENTAL REGULATIONS, WE MAY NOT BE ABLE TO SELL OUR PHARMACEUTICAL PRODUCTS OR SERVICES.

      We must ensure that our products and services continuously comply with strict requirements designed to ensure the quality and integrity of pharmaceutical products. These requirements include the United States Federal Food, Drug and Cosmetic Act governed by the U.S. Food and Drug Administration (the "FDA") and FDA-administered cGMP ("current Good Manufacturing Practices") regulations for pharmaceutical manufacturers. Our products and services must also continuously comply with the requirements of the regulatory agencies where we distribute our products or services, including the United Kingdom Medicines and Healthcare Products Regulatory Authority (the "MHRA"), the European Agency for the Evaluation of Medicinal Products (the "EMEA"), and the Canadian Therapeutic Products Directorate (the "TPD"). These regulations apply to all phases of our business, including drug testing and manufacturing; record keeping; personnel management; management and operations of facilities and equipment; control of materials, processes and laboratories; and packaging, labeling and distribution.

      To date, we have been able to comply with these governmental regulations. However, Congress, the FDA the MHRA, the EMEA, the TPD, and the pharmaceutical regulatory agency of any other country where we distribute our products or services could impose stricter regulations in the future. We have a small staff with regulatory expertise. Therefore, we could have difficulty in quickly changing our methods to comply with stricter regulations. If we fail to comply with any of the regulations governed by a particular pharmaceutical regulatory agency, the regulators can disqualify any data we collect in our product development process for that country or bar us from manufacturing pharmaceutical products or terminate our ongoing pharmaceutical product research for that country. If we violate regulations, we could face other forms of regulatory sanctions including fines and civil penalties, the recall of affected products, or restrictions on our operations. In severe cases, the authorities could close our facilities. If the authorities disqualified our data, barred our products or closed our facilities, even for a short period of time, our reputation could be severely damaged. This would make it difficult for us to obtain new purchase orders and contracts and could have a materially adverse effect on our business, financial condition, results of operations and cash flows.

WE FACE POTENTIAL LIABILITY FOR INJURIES TO PERSONS WHO USE OUR PRODUCTS.

      We develop, formulate, test and produce pharmaceutical products for others intended for use by the public. Such activities could expose us to risk of liability for personal injury or death to persons using such products, notwithstanding that we do not commercially market or sell products of our own directly to the public. In contracts for the production of FDA-approved products for commercial sale, we seek to reduce our potential liability through measures such as contractual indemnification provisions with customers (the scope of which may vary from customer to customer and the performance of which are not assured) and by the insurance maintained by us and our customers. Development services are typically undertaken pursuant to purchase orders that do not include specific indemnification or insurance provisions. Although we believe that this practice is typical in the industry, we could be materially adversely affected if we were required to pay damages or incur defense costs in connection with a claim for which no indemnity agreement is applicable; that is outside the scope of any applicable indemnity agreement; if the indemnity, although applicable, is not performed in accordance with its terms; or if our liability exceeds the amount of applicable insurance or indemnity. We currently maintain product liability insurance limited to approximately $9 million with respect to these risks, and we believe such coverage is adequate for our present level of operations.

IF WE FAIL TO OBTAIN THE NECESSARY GOVERNMENTAL PERMITS, AUTHORIZATIONS OR EXPORT CERTIFICATES, WE MAY NOT BE ABLE TO SELL OUR PRODUCTS OR SERVICES IN A PARTICULAR JURISDICTION.

      We have been informed by the United Nations Development Programme ("UNDP") that we have been selected to participate in their Montreal Protocol implantation project within the pharmaceutical industry to assist developing countries replace ozone-depleting CFC propellants with ozone-friendly CFC-free propellants in asthma aerosol inhalers. The UNDP Montreal Protocol has selected Inyx to assist Cuba convert its aerosol pharmaceutical products to non-polluting propellants. We cannot provide our services to the respective Cuban respiratory aerosol manufacturer or the Cuban Ministry of Health without first obtaining export licenses from the United States government. We have not yet received all the necessary licenses to sell our services in Cuba. The failure to receive such licenses could have a material adverse affect on our ability to pursue this line of business with the UNDP Montreal Protocol.

WE WILL BE SUBJECT TO THE RISKS OF DOING BUSINESS IN DEVELOPING COUNTRIES.

      We plan to begin marketing and selling our consulting services to customers in Cuba and other developing countries. Accordingly, we will be subject to all the risks of doing business with customers in such countries, including dealing with:

      - trade protection measures and import or export licensing requirements;

      -     difficulties in enforcing contracts;

      -     difficulties in protecting intellectual property;

      -     unexpected changes in regulatory requirements;

      - legal uncertainty regarding liability, tax, tariffs and other trade barriers;

      -     foreign exchange controls and other currency risks;

      -     inflation;

      -     challenges to credit and collections;

      -     expropriation; and

      - government instability, war, riots, insurrections and other political events.

      Although we may seek to obtain political risk insurance covering some of the events listed above, insurance proceeds under such policies would likely not cover all losses, and such insurance may not be available on commercially reasonable terms, or at all to us.

ANY DELAYS OR DIFFICULTIES IN THE MANUFACTURE OF OUR OWN PRODUCTS OR OUR CUSTOMERS' PRODUCTS MAY REDUCE OUR REVENUES, PROFIT MARGINS, LIMIT THE SALES OF OUR PRODUCTS, OR HARM OUR REPUTATION.

      We manufacture all of our customers' products, and intend to manufacture the significant majority of the pharmaceutical products we plan to develop or are presently developing proprietarily, at our Inyx Pharma Runcorn facility in the United Kingdom. Many of our production processes are complex and require specialized and expensive equipment. Any unforeseen delays or interruptions in our manufacturing operations may reduce our revenues and profit margins. Additionally, our facilities utilize gases that are considered to be explosive; therefore, exposed flames and other sources of ignition represent a significant risk to manufacturing capability. We believe we have taken the necessary preventative measures to mitigate such risk. All electrical circuits are flame-proofed and all sources of ignition are strictly prohibited from the facility. However, there can be no assurance that such safety features will prevent significant damage to our facilities due to accidents. In addition, our manufacturing output may decline as a result of other accidents, power outages, supply shortages, natural disasters, or other disruptions of the manufacturing process.

      Any inability to resume manufacturing after an interruption would have a significant material adverse effect on our business. A long delay in the resumption of the manufacturing operation may cause growing demand for our customers' products or our planned products, which may exceed our ability to supply the demand if we are successful in resuming our manufacturing operations. If such a situation were to occur, it may be necessary for us to seek an alternative manufacturing source, which could materially adversely impact our ability to meet our customers' demands or our own requirements, or meet our customers' and our own pricing and distribution requirements. We cannot provide assurance that we may be able to find or utilize a third-party manufacturer in a timely or cost-effective manner to continue to manufacture products for us and our customers. Even though we carry business interruption insurance policies, we may suffer losses as a result of business interruptions that exceed the coverage available under our insurance policies.

ANY DELAYS OR DIFFICULTIES IN THE SUPPLY OF KEY MATERIALS OR COMPONENTS FOR OUR OWN PRODUCTS OR OUR CUSTOMERS' PRODUCTS MAY REDUCE OUR REVENUES, PROFIT MARGINS, LIMIT THE SALES OF OUR PRODUCTS, OR HARM OUR REPUTATION.

      We utilize a variety of suppliers as indicated by our customers' requirements and our own product development and manufacturing needs. We depend on six critical suppliers for certain products. These suppliers are: Cebal, which provides us with cans; Perfect Valois, which provides valves for aerosol pharmaceutical products; Lablabo, which provides actuators for steroidal foam products; Bespak, which provides valves for pharmaceutical respiratory inhaler devices; Precision Valve which provides us with aerosol valves; and Nussbaum & Guhl, which also provides us with cans. As we are dependant on these suppliers in order to deliver goods and services to our customers, any interruptions, delays, or the loss of any of these suppliers could have a material adverse affect on our business and operations in which we may be forced to seek an alternative source, thereby delaying the delivery of our products and services to our customers. In such an event, our reputation with our customers could be severely damaged, which may make it difficult for us to maintain our current purchase orders and contracts with affected customers or obtain new purchase orders and contracts from that customer. We do not have long term supply contracts with our suppliers other than routine purchase orders. This generally serves to reduce our commitment risk but does expose us to supply risk and to price increases that we may not be able to pass on to our customers.

IF THE IMPLEMENTATION OF OUR NEW INFORMATION TECHNOLOGY SYSTEM IS NOT COMPLETED, OUR BUSINESS COULD BE DISRUPTED.

      In November 2003, we began the process of implementing a new information technology system, the Sage 500 Management Information System. The first phase of this project was successfully completed in January 2004 and we have now commenced the second phase of this project which includes the balance of the modules to be implemented. In connection with its implementation, we will incur additional related costs of approximately $550,000 plus annual maintenance costs of approximately $65,000. This system is intended to support many of our business functions, including manufacturing, warehousing, distribution, logistics, sales reporting, accounting, inventory, quality control, budgeting and financial reporting, and other company functions. We are utilizing a controlled project plan consisting of the noted two phases to ensure the successful implementation of this information technology system; however, in the event we do not successfully implement this system in a timely manner or in the event the new system does not operate as expected or designed, our business could be disrupted, and we may have to incur additional expenses to rectify such potential problems. We could also incur additional costs to ensure complete and accurate conversion of historical information from the old to the new system.

AS A PUBLIC  COMPANY,  WE MAY  INCUR  INCREASED  COSTS AS A RESULT  OF  RECENTLY
ENACTED AND PROPOSED CHANGES IN LAWS AND REGULATIONS RELATING TO CORPORATE GOVERNANCE MATTERS AND PUBLIC DISCLOSURE.

      Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed by the United States Securities and Exchange Commission ("SEC"), and by the NASDAQ Stock Market, will result in increased costs to us as we evaluate the implications of these laws, regulations and standards and respond to their requirements. These laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We cannot estimate the amount or timing of additional costs we may incur as a result of these laws and regulations.

WE MUST MAINTAIN AND ADD KEY MANAGEMENT AND PERSONNEL.

      Our success is heavily dependent on the performance of our executive officers and managers, we have entered into employment agreements with these individuals, including Jack Kachkar, our chairman, Steven Handley, our president and chief production officer and Colin Hunter, our chief scientific and regulatory executive. None of such persons has signified any intention to retire or leave the Company. Our growth and future success will depend, in large part, on the continued contributions of these key individuals as well as our ability to motivate and retain these personnel. In addition, our proposed plan of development will require an increase in scientific, management and sales and marketing personnel and investment in professional development of our expertise by existing employees and management. We are currently seeking a chief financial officer and to join our Company. Although we have been able to hire and retain qualified personnel, due to our limited financial resources, there can be no assurance that we will be successful in obtaining, recruiting and retaining such personnel in sufficient numbers to maintain our revenues or results of operations at their current levels, or successfully implement our growth strategy. We have had difficulty attracting a chief financial officer.

FOREIGN EXCHANGE RISKS MAY RESULT IN LOSSES DUE TO FLUCTUATIONS IN THE RATES OF CURRENCY EXCHANGE.

      Most of our sales occur outside the U.S. market and are denominated in foreign currencies, principally including the Great Britain Pound and the Euro Dollar. Additionally, we purchase our raw materials and components from a variety of foreign markets, also denominated in foreign currencies. We are particularly sensitive to movements in exchange rates between the British pound and the U.S. dollar, and to a lesser extent, the euro and the Canadian dollar. In 2003, more then 76% of our consolidated sales were realized in British Pounds (including a Canadian customer), the balance of the consolidated sales were to customers in the European Union and realized in Euro Dollars. While we incur expenses in those currencies, the impact of these expenses does not fully offset the impact of currency exchange rates on our revenues. As a result, currency exchange rate movement can have a considerable impact on our earnings. For example, in 2003 our gross profit decreased by 57% as compared to 2002. However, at 2002 exchange rates, our gross profit would have decreased by 65%. We do not currently engage in any hedging activities designed to stabilize the risks of foreign currency fluctuations. However, we intend to implement hedging transactions in the future. Such fluctuations could adversely affect the value of our revenues and the results of our operations stated in U.S. Dollars.

      In many circumstances, revenues generated by foreign subsidiaries will generally be paid to our foreign subsidiaries in the local currency. By contrast, some significant liabilities of our foreign subsidiaries, such as liabilities for the financing of new plant and equipment, may be payable in U.S. Dollars or in currencies other than the local currency. As a result, any devaluation in the local currency relative to the currencies in which such liabilities are payable could increase the U.S. Dollar amounts payable and negatively impact liquidity and earnings. Moreover, revenues and expenses of our foreign subsidiaries are realized in their local currencies and then translated into U.S. Dollars on a consolidated basis. As a result, fluctuations in foreign currency exchange rates in markets where we derive significant revenue, have significant operations or purchase necessary materials, components and supplies could have a material effect upon the amount of our revenues, expenses and results of operations, as well as the value of our assets and liabilities.

                          RISKS RELATED TO OUR INDUSTRY

WE FACE SIGNIFICANT COMPETITION FROM PHARMACEUTICAL COMPANIES AND OTHERS, WHICH MAY CAUSE US TO LOWER PRICES OR LOSE BUSINESS.

      We compete directly with several pharmaceutical product development organizations, contract manufacturers of pharmaceutical products and university research laboratories. Most companies who produce pharmaceutical products do not engage in product development. Historically, most companies who provide product development services do not also have the equipment or expertise to manufacture products. However, many of our competitors, particularly large established pharmaceutical and biotechnology companies, have significantly greater resources than we do. If any of these current competitors, or new competitors, decide to provide the same services that we provide at lower prices, we may be forced to lower our prices or lose business. In addition, in some situations our customers and potential customers may determine to retain the manufacture of devices to deliver their products, depriving us of the potential business from these services. Upon the happening of any of these events, our revenues and profitability will decrease. Because many of our competitors have substantially greater financial resources, they would be able to sustain these pricing pressures better than we could. We are a small company with limited financial resources, so such pricing pressure could have a greater adverse effect on our business than it could on a larger, better capitalized company.

OUR REVENUES MAY BE ADVERSELY AFFECTED BY GENERIC COMPETITION TO OUR CUSTOMERS' BRANDED PRODUCTS OR BRANDED PRODUCTS THAT WE DEVELOP OR ACQUIRE.

      As we receive revenues for the contract development and manufacturing of our customers' branded pharmaceutical products, these revenues, and the potential revenues from the commercialization and marketing of our own proprietary branded products, may be adversely affected if such branded products begin to face generic competition. In addition to the generic competition that our own potential products may face, if the entry of a generic product negatively affects a particular branded product's market share, our customers' product requirements for these branded products may decline thereby adversely affecting our business with these customers. Additionally, our customers' market share for their branded products may be reduced due to governmental and other pressures to reduce costs through the increased use of generic substitutes. Also, our potential branded products or our customers' branded products for which there is no generic form available may face competition from different therapeutic agents used for the same indications for which such branded products are used. Increased competition from the sale of generic pharmaceutical products or from different therapeutic agents used for the same indications for which such branded products are used may cause a decrease in revenue from the development, manufacturing and sale of these branded products.

WE MAY FACE PRODUCT DEVELOPMENT COMPETITION FROM PHARMACEUTICAL COMPANIES AND OTHERS.

      Our business growth strategy includes the development and sales of our own pharmaceutical products for respiratory, dermatological and topical drug delivery applications. We will compete with other pharmaceutical companies, including large pharmaceutical companies with financial resources and capabilities substantially greater than ours, in the development and marketing of new pharmaceutical products or generic ones. We may therefore face competition from such companies that may develop products or acquire technologies for the development of products that are the same as or similar to the products we presently have in development or plan to develop. Because there is rapid technological change in the industry and because many other companies may have more financial resources than we do, such companies may develop or license their products more rapidly than we can, complete the applicable regulatory approval process sooner than we can, market their products before we can market our products or offer these new products at prices lower than our prices. Additionally, technological developments or the regulatory approval of new therapeutic indications for existing products may make the products we are developing or planning to develop difficult to market successfully or obsolete. Such events may have a negative impact on the sales of our newly developed products and result in a depletion of the capital we have available to pursue these products.

OUR BUSINESS INVOLVES ENVIRONMENTAL RISKS AND WE MAY INCUR SIGNIFICANT COSTS COMPLYING WITH ENVIRONMENTAL LAWS AND REGULATIONS

      We utilize a variety of chemicals in our business, many of which are dangerous if used or handled improperly. As of July 2004, we utilized approximately 170 raw material chemicals to formulate over 160 bulk products that in turn are used to produce approximately 400 finished goods. A substantial number of the chemicals we handle are classified as dangerous due to their toxicity, corrosiveness, ability to cause irritation or flammability. Wastes from our manufacturing and testing processes are either collected in drums and removed by a waste contractor or discharged into public sewers pursuant to a Trade Effluent Discharge Consent. The Company takes stringent precautions in the storage and use of these materials and constantly trains its personnel in their use. Because of this, we have not caused any release of hazardous materials into the environment or exposed any of our employees to health risks. We maintain liability and products-liability insurance covering the risks of such exposure, in amounts we deem to be adequate.

      Under government regulations governed by the Montreal Protocol on Substances That Deplete the Ozone Layer, chlorofluorocarbon (CFC) compounds are being phased out because of environmental concerns. We presently manufacture respiratory inhalers that utilize CFC gas as a propellant. Although we have expertise in converting such products to non-CFC based respiratory inhalers and have commenced manufacturing non-CFC or hydrofluoroalkane (HFA) respiratory inhalers at our Inyx Pharma production facility, a small number of our customers continue to require CFC respiratory inhalers. These customers sell these products in a number of countries that still allow the import and marketing of CFC based respiratory inhalers. As the CFC gas is sold to us under strict European Union guidelines and quotas, if customer demand exceeds our present quota, our ability to manufacture CFC-based respiratory inhalers can be materially adversely affected, which could result in lost sales opportunities. Presently, our quota is sufficient to meet our customers' demand.


                           RISKS RELATED TO OUR STOCK

WE DO NOT EXPECT TO PAY DIVIDENDS.

      We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Furthermore, for the foreseeable future, we intend to retain profits, if any, to fund our planned growth and expansion.

THERE IS A LIMITED MARKET FOR OUR STOCK.

      Our shares of common stock are traded on the Over-the-Counter Bulletin Board market. Only approximately 4,500,000 shares or approximately 16% of our outstanding shares are freely tradable securities, and trading volumes and the available float for our shares is limited. The Company has applied to list its shares on the American Stock Exchange, but the Company does not currently meet the guidelines of such Exchange for listing, and there is no assurance that we will be able to do so. If we remain traded on the OTCBB, the market for our shares will continue to be inhibited.

OUR COMPANY IS SUBSTANTIALLY CONTROLLED BY OUR MANAGEMENT TEAM.

      As of June 30, 2004, the executive officers, key employees and directors of our Company and their family members and associates beneficially owned approximately 45% of the shares of outstanding common stock. Accordingly, and because there is no cumulative voting for directors, our executive officers and directors will be in a position to influence the election of all the directors of the Company and to control through their stock ownership the business of the Company. The management of the Company is controlled by our Board of Directors, comprised of two independent directors and three executive directors consisting of the Chairman and Chief Executive Officer of the Company, the President of the Company, and the Executive-Vice President and Chief Scientific Officer of the Company.

WE HAVE CERTAIN ANTI-TAKEOVER PROVISIONS THAT MAY ENTRENCH MANAGEMENT AND MAKE THEIR REMOVAL FROM OFFICE MORE DIFFICULT.

      Our Articles of Incorporation and Bylaws make it difficult to effect a change in control of the Company and replace incumbent management. Our Articles of Incorporation authorize the Board of Directors to issue preferred stock in classes or series, and to determine voting, redemption and conversion rights and other rights related to such class or series of preferred stock that, in some circumstances, could have the effect of preventing a merger, tender offer or other takeover attempt which the Board of Directors opposes. Such provisions could also exert a negative influence on the value of the common stock and of a shareholder's ability to receive the highest value for the common stock in a transaction that may be hindered by the operation of these provisions. The Company's directors may be elected for three-year terms, with approximately one-third of the Board of Directors standing for election each year, which may make it difficult to effect a change of incumbent management and control. In addition, directors may be removed only for "cause" as defined in our Articles of Incorporation and Bylaws, and our Bylaws require an action by more than two-thirds of shares outstanding to call a special meeting of shareholders. All of these features may also serve to entrench management and make their removal more difficult.

THERE IS POTENTIAL VOLATILITY IN THE PRICE OF OUR STOCK.

      The market price of the shares of our common stock, like the securities of many other Over-The-Counter traded companies may be highly volatile. Such price has ranged from $0.30 to $2.85 since late 2002. See "Price Range of Common Stock and Dividend Policy." Factors such as developments in our relationships with our customers, material adverse events to our customers, changes in U.S. FDA and other governmental regulations, market changes in the pharmaceutical industry, loss of key company executives, sales of large numbers of shares of our common stock by existing stockholders and general market conditions may have a significant effect on the market price of our common stock. In addition, U.S. stock markets have experienced extreme price and volume fluctuations in the past. This volatility has significantly affected the market prices of securities of many pharmaceutical and biotechnology companies, and companies such as ours in related industries, for reasons frequently unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

IF OUTSTANDING OPTIONS AND WARRANTS ARE CONVERTED, THE VALUE OF THOSE SHARES OF COMMON STOCK OUTSTANDING JUST PRIOR TO THE CONVERSION WILL BE DILUTED.

      As of September 30, 2004, there were outstanding options and warrants to purchase 23,955,687 shares of common stock, with exercise prices ranging from $0.80 to $3.10 per share. Currently, the market price of our common stock is lower or near the exercise price of all options and warrants, so their exercise is unlikely at this time. However, if the stock price rises and if the holders exercise a significant number of these securities at any one time, the market price of the common stock could fall. The value of the common stock held by other shareholders will be diluted. The holders of the options and warrants have the opportunity to profit if the market price for the common stock exceeds the exercise price of their respective securities, without assuming the risk of ownership. If the market price of the common stock does not rise above the exercise price of these securities, then they will expire without exercise. The holders of these options and warrants may also exercise their securities if we are able to raise capital privately or from the public on terms more favorable than those provided in these securities. We cannot predict exactly if, or when, such a financing will be needed or obtained. Furthermore, we cannot predict whether any such financing will be available on acceptable terms, or at all.

THERE IS A RISK THAT REPAYMENT OF THE LOANS TO LAURUS MASTER FUND, LTD. WILL DEPLETE OUR CASH.

      Our convertible promissory notes with Laurus Master Fund, Ltd. totaling $11,500,000 permit us to repay part of the principal and interest of such loans with shares of our common stock, provided certain conditions are met, including that the shares are registered for resale, and shares have traded at or above an amount per share at least 15% in excess of the conversion price ($0.92 - $1.15) during the ten prior trading days, and trading volume of at least four times of the amount presented for payment has traded during the preceding 10 trading days is achieved. We intend to use shares of our common stock to the extent we are allowed to do so. If we are not, payments must be made in cash, which will deplete our working capital or may require us to seek additional financing for such payments.

                                 USE OF PROCEEDS

      WE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THE COMMON STOCK OFFERED BY THIS PROSPECTUS. THE SELLING STOCKHOLDERS WILL RECEIVE ALL OF THE PROCEEDS.

      We, however, will receive funds upon any exercise of the warrants held by the Selling Stockholders. If any of such warrants are exercised, we will receive the exercise price for the warrants. Any funds received upon exercise of the warrants will be applied to our working capital needs. There can be no assurance that any of the warrants will be exercised.

                              SELLING STOCKHOLDERS

      We have agreed to register 19,165,088 shares of our common stock, beneficially owned by the Selling Stockholders. These shares were acquired or will be acquired by the Selling Stockholders pursuant to private placement offerings of our securities (the "PLACEMENTS") completed in August and September 2004 and the warrants issued under the Placements. Warrants were also issued to persons associated with Sands Brothers International Limited, a registered broker/dealer, as part of its compensation for services rendered in connection with one of the Placements. The warrants expire in August and September 2009. The shares of common stock beneficially owned by each of the Selling Stockholders are being registered to permit public secondary trading of these shares, and the Selling Stockholders may offer these shares for resale from time to time. See "Plan of Distribution."

      The following table sets forth the names of the Selling Stockholders, the number of shares of common stock owned beneficially by each Selling Stockholder as of September 15, 2004 and the number of shares that may be offered pursuant to this Prospectus. Except as may be identified in the footnotes to the table, none of the Selling Stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates. The table has been prepared based upon information furnished to us by or on behalf of the Selling Stockholders.

      The Selling Stockholders may decide to sell all, some, or none of the shares of common stock listed below. We cannot provide you with any estimate of the number of shares of common stock that any of the Selling Stockholders will hold in the future.

      For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such shares. All percentages are approximate.

      As explained below under "Plan of Distribution," we have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this Prospectus.


                          [Table follows on next page]

----------------------------- ---------------------------- ----------------- ------------- -------------------------------
                                                                              NUMBER OF
                                                                                SHARES
                                                              NUMBER OF       OFFERED BY
                               SHARES BENEFICIALLY OWNED    SHARES SUBJECT      THIS         SHARES BENEFICIALLY OWNED
SELLING STOCKHOLDERS             PRIOR TO OFFERING (1)       TO WARRANTS      PROSPECTUS       AFTER THE OFFERING (3)
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
                                 NUMBER       PERCENT(2)                                     NUMBER(4)      PERCENT (4)
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Perceptive Life Sciences         5,000,000      12.4%         2,500,000 (6)     5,000,000        0               *
Master Fund, Ltd. (a)
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Sands Brothers Venture           1,481,482      3.8%            740,741 (5)     1,481,482        0               *
Capital III, LLC  (b)
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
James K. and Sharon A.           1,000,000      2.6%            500,000 (6)     1,000,000        0               *
Randolph
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Peter Nordin APS (c)               875,000      2.3%            437,500 (6)       875,000        0               *
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Stonestreet LP (d)                 500,000      1.3%            250,000 (6)       500,000        0               *
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Sands Brothers
Venture Capital IV, LLC (b)        493,828      1.2%            246,914 (5)       493,828        0               *
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
The Carnahan Trust (e)             470,588      1.2%            235,294 (7)       470,588        0               *
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Asset Managers                     375,000        *             187,500 (6)       375,000        0               *
International Ltd. (f)
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Catalytix Life Science             250,000        *              125,000(6)       250,000        0               *
Hedge Fund  (g)
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Catalytix, LDC (h)                 250,000        *             125,000 (6)       250,000        0               *
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Stan Nabozny and Catherine         250,000        *             125,000 (6)       250,000        0               *
Carlson
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Tiberius Investment and            250,000        *             125,000 (6)       250,000        0               *
Capital (UK) (i)
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Whalehaven Capital LP (j)          250,000        *             125,000 (6)       250,000        0               *
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
John Pappajohn                     250,000        *             125,000 (6)       250,000        0               *
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Arco van Niewland                  250,000        *             125,000 (6)       250,000        0               *
----------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------

-------------------------------------- ---------------------------- ----------------- ------------- -------------------------------
                                                                                       NUMBER OF
                                                                                         SHARES
                                                                       NUMBER OF       OFFERED BY
                                        SHARES BENEFICIALLY OWNED    SHARES SUBJECT      THIS         SHARES BENEFICIALLY OWNED
         SELLING STOCKHOLDERS             PRIOR TO OFFERING (1)       TO WARRANTS      PROSPECTUS       AFTER THE OFFERING (3)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
                                          NUMBER       PERCENT(2)                                     NUMBER(4)      PERCENT (4)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
William R. and Joanne S. Jellison           250,000        *             125,000 (6)       250,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Natan and Milyan Vislitsky                  247,500        *             123,750 (6)       247,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Sands Brothers Venture Capital, LLC         246,914        *             123,457 (5)       246,914         0               *
(b)
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Sands Brothers Venture Capital II,          246,914        *             123,457 (5)       246,914         0               *
LLC (b)
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
David and Deborah Turbide                   235,294        *             117,647 (7)       235,294         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Nitkey Holding Corp. (k)                    235,294        *             117,647 (7)       235,294         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Greenwich Growth Fund (l)                   225,988        *             112,994 (8)       225,988         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Bonanza Trust (m)                           194,000        *              194,000(9)       194,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
KWG Trust (n)                               194,000        *              194,000(9)       194,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Shyam Kumaria                               155,294        *              77,647 (7)       155,294         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Thomas J. Benson                            125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------

-------------------------------------- ---------------------------- ----------------- ------------- -------------------------------
                                                                                       NUMBER OF
                                                                                         SHARES
                                                                       NUMBER OF       OFFERED BY
                                        SHARES BENEFICIALLY OWNED    SHARES SUBJECT      THIS         SHARES BENEFICIALLY OWNED
         SELLING STOCKHOLDERS             PRIOR TO OFFERING (1)       TO WARRANTS      PROSPECTUS       AFTER THE OFFERING (3)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
                                          NUMBER       PERCENT(2)                                     NUMBER(4)      PERCENT (4)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Michael B. and Sheila J. Carroll            125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
John W. Eilers                              125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Caspar Helmer                               125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Ronald A. Soicher                           125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Peter Thompson                              125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Lighthouse Capital Insurance Co. (o)        125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Dominique Lubar                             125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
R. Van Den Toorn                            125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Paul Russo                                  125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Thominvest OY (p)                           125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Meganet Uno, S.A (q)                        125,000        *              62,500 (6)       125,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
280 Ventures, LLC (b)                       123,456        *              61,728 (5)       123,456         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------

-------------------------------------- ---------------------------- ----------------- ------------- -------------------------------
                                                                                       NUMBER OF
                                                                                         SHARES
                                                                       NUMBER OF       OFFERED BY
                                        SHARES BENEFICIALLY OWNED    SHARES SUBJECT      THIS         SHARES BENEFICIALLY OWNED
         SELLING STOCKHOLDERS             PRIOR TO OFFERING (1)       TO WARRANTS      PROSPECTUS       AFTER THE OFFERING (3)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
                                          NUMBER       PERCENT(2)                                     NUMBER(4)      PERCENT (4)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Katie and Adam Bridge Partners, L.P.        123,456        *              61,728 (5)       123,456         0               *
(b)
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Per Gustafsson                              120,000        *              60,000 (6)       120,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Blake Williams                              117,648        *              58,824 (7)       117,648         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Graham Smith                                117,648        *              58,824 (7)       117,648         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Kevin Schoenfelder                          117,648        *              58,824 (7)       117,648         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Sheldon Miller                              117,648        *              58,824 (7)       117,648         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Howard E. Richmond, Jr.                     112,500        *              56,250 (6)       112,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Richard Pitt                                110,588        *              55,294 (7)       110,588         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Kenneth W. and Christine P. Hurst           100,000        *              50,000 (6)       100,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
David M. Craig                              100,000        *              50,000 (6)       100,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
James T. O'Connell, Jr.                     100,000        *              50,000 (6)       100,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Ronald Steinberg                            100,000        *              50,000 (6)       100,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------

-------------------------------------- ---------------------------- ----------------- ------------- -------------------------------
                                                                                       NUMBER OF
                                                                                         SHARES
                                                                       NUMBER OF       OFFERED BY
                                        SHARES BENEFICIALLY OWNED    SHARES SUBJECT      THIS         SHARES BENEFICIALLY OWNED
         SELLING STOCKHOLDERS             PRIOR TO OFFERING (1)       TO WARRANTS      PROSPECTUS       AFTER THE OFFERING (3)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
                                          NUMBER       PERCENT(2)                                     NUMBER(4)      PERCENT (4)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Thomas Fish                                  94,118        *              47,059 (7)        94,118         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Gordon Sjodin                                89,176        *              44,588 (7)        91,176         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Colin Kramer                                 70,588        *              35,294 (7)        70,588         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Charles Mader IRA                            65,882        *              32,941 (7)        65,882         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Yves Hertoghs                                63,530        *              31,765 (7)        63,530         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Enrico Deluchi                               62,500        *              31,250 (6)        62,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Lance R. Gelein                              62,500        *              31,250 (6)        62,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Andrew Goode and Fiona McPhee                62,500        *              31,250 (6)        62,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Ulrich Kuhn                                  62,500        *              31,250 (6)        62,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Robert A. Laughlin                           62,500        *              31,250 (6)        62,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Robert D. Mosbaugh                           62,500        *              31,250 (6)        62,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------

-------------------------------------- ---------------------------- ----------------- ------------- -------------------------------
                                                                                       NUMBER OF
                                                                                         SHARES
                                                                       NUMBER OF       OFFERED BY
                                        SHARES BENEFICIALLY OWNED    SHARES SUBJECT      THIS         SHARES BENEFICIALLY OWNED
         SELLING STOCKHOLDERS             PRIOR TO OFFERING (1)       TO WARRANTS      PROSPECTUS       AFTER THE OFFERING (3)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
                                          NUMBER       PERCENT(2)                                     NUMBER(4)      PERCENT (4)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Louis Quagliata                              62,500        *              31,250 (6)        62,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Luc Lissoir                                  62,500        *              31,250 (6)        62,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Aharon Orlansky                              59,760        *             59,760 (10)        59,760         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Ralph Canter IRA                             58,824        *               29,412(7)        58,824         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Randy Davenport                              58,824        *              29,412 (7)        58,824         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Erwin Bamps                                  58,824        *              29,412 (7)        58,824         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Peter James Weallans                         56,470        *              28,235 (7)        56,470         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Howard Sterling**                            54,828        *             54,828 (11)        54,828         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Jonathan Lawrence**                          50,000        *              50,000 (6)        50,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Bernard Questier                             50,000        *              25,000 (6)        50,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Ricardo Contreras                            50,000        *              25,000 (6)        50,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
David and Buris Blanchfield                  50,000        *              25,000 (6)        50,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Gary and Ruth Rehm                           50,000        *              25,000 (6)        50,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------

-------------------------------------- ---------------------------- ----------------- ------------- -------------------------------
                                                                                       NUMBER OF
                                                                                         SHARES
                                                                       NUMBER OF       OFFERED BY
                                        SHARES BENEFICIALLY OWNED    SHARES SUBJECT      THIS         SHARES BENEFICIALLY OWNED
         SELLING STOCKHOLDERS             PRIOR TO OFFERING (1)       TO WARRANTS      PROSPECTUS       AFTER THE OFFERING (3)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
                                          NUMBER       PERCENT(2)                                     NUMBER(4)      PERCENT (4)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Manrswara Sreenvasan                         50,000        *              25,000 (6)        50,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Davit Katt                                   47,058        *              23,529 (7)        47,058         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Martin Weigand                               47,058        *              23,529 (7)        47,058         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Markus Seigar                                35,294        *              17,647 (7)        35,294         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Rich Lisauskas                               30,588        *              15,294 (7)        30,588         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Frank G. Mazzola**                           29,943        *             29,943 (12)        29,943         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Theodore V. Fowler**                         26,500        *             26,500 (13)        26,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Peter and Linda Licari                       23,528        *              11,764 (7)        23,528         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
John and Barbara Arent                       23,528        *              11,764 (7)        23,528         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Peter Silverman**                            22,500        *              22,500 (6)        22,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Jason A. Russo**                             20,656        *             20,656 (14)        20,656         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Todd A. Cirella**                            20,656        *             20,656 (14)        20,656         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Michael W. Wagner**                          13,647        *             13,647 (15)        13,647         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Robert J. Bonnaventura**                     12,029        *             12,029 (16)        12,029         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Craig A. Bonn**                              12,029        *             12,029 (16)        12,029         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
R. Kevin Connors**                           12,029        *             12,029 (16)        12,029         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------

-------------------------------------- ---------------------------- ----------------- ------------- -------------------------------
                                                                                       NUMBER OF
                                                                                         SHARES
                                                                       NUMBER OF       OFFERED BY
                                        SHARES BENEFICIALLY OWNED    SHARES SUBJECT      THIS         SHARES BENEFICIALLY OWNED
         SELLING STOCKHOLDERS             PRIOR TO OFFERING (1)       TO WARRANTS      PROSPECTUS       AFTER THE OFFERING (3)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
                                          NUMBER       PERCENT(2)                                     NUMBER(4)      PERCENT (4)
-------------------------------------- ------------- -------------- ----------------- ------------- --------------- ---------------
Jordan D. Cooper**                            9,760        *              9,760 (17)         9,760         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Hugh J. Marasa, Jr.**                         9,522        *               9,522 (6)         9,522         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Craig Boden**                                 7,500        *              7,500 (18)         7,500         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Justin Kastan**                               7,202        *              7,202 (19)         7,202         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Mark F. Blaha**                               5,941        *               5,941 (7)         5,941         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Robert Casolaro**                             5,000        *               5,000 (6)         5,000         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Michael Giles Pesackis**                      4,080        *               4,080 (6)         4,080         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Glen McKelvey**                               3,643        *               3,643(20)         3,643         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Lars M. Headley**                             3,300        *               3,300 (6)         3,300         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Stephen Michael Stabile**                     2,200        *               2,200 (6)         2,200         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Peter O'Neill**                               2,000        *              2,000 (21)         2,200         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Maya Lana Lawler**                              361        *                 361 (6)           361         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------
Robin Baker-Williams**                          200        *                 200 (6)           200         0               *
-------------------------------------- ------------- -------------- ----------------- ------------- ---------------- --------------

-----------------------


*     Less than one percent.

** A person or entity associated with Sands Brothers International Limited ("Sands Brothers"). Sands Brothers acted as the placement agent for one of our private placements and warrants to purchase up to an aggregate of 783,286 shares of our common stock were issued to persons and entities associated with it as partial compensation for its services as a placement agent.

(a)   The Company has been advised by this Selling  Stockholder  that Mr. Joseph
      E. Edelman is the managing member of Perceptive Advisors, LLC, the Investment Manager of Perceptive Life Sciences Master Fund, Ltd. ("Perceptive"). As such, Mr. Edelman has dispositive and voting authority for all of Perceptive's shares in the Company.

(b) Mr. __________ is the controlling person of Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital II, LLC, Sands Brothers Venture Capital III, LLC and Sands Brothers Venture Capital IV, LLC. 280 Ventures LLC and Kate & Adam Bridge Partners, LP and have been advised that the foregoing six entities are affiliates of Sands Brothers. If all shares beneficially owned by the foregoing six entities were to be aggregated, the number of shares beneficially owned by them prior to the Offering would be 2,716,050 shares, constituting approximately 6.9% of the Company's issued and outstanding shares.

(c) Peter Nordin APS is ___________________. This Selling Stockholder has advised the Company that __________ has dispositive and voting authority for all of its shares in the Company.

(d) Stonestreet LP is a private investment fund managed by Mr. Michael Finkelstein and Ms. ___________.

(e) The Carnahan Trust is _____________________. This Selling Stockholder has advised the Company that __________ has dispositive and voting authority for all of its shares in the Company.

(f) Asset Managers International Ltd. ("Asset") has advised the Company that Mr. __________ has dispositive and voting authority for all of its shares in the Company.

(g) Catalytix Life Science Hedge Fund is _____________________. This Selling Stockholder has advised the Company that __________ has dispositive and voting authority for all of its shares in the Company.

(h) Catalytix, LDC is ____________________. This Selling Stockholder has advised the Company that __________ has dispositive and voting authority for all of its shares in the Company.

(i) Tiberius Investment and Capital (UK) is ____________________. This Selling Stockholder has advised the Company that __________ has dispositive and voting authority for all of its shares in the Company.

(j) Whalehaven Capital LP ("Whalehaven") has advised the Company that Messrs. ________________ have dispositive and voting authority for all of its shares in the Company.

(k) Nitkey Holding Corp. is __________________. This Selling Stockholder has advised the Company that __________ has dispositive and voting authority for all of its shares in the Company.

(l) Greenwich Growth Fund is ________________. This Selling Stockholder has advised the Company that __________ has dispositive and voting authority for all of its shares in the Company.

(m) Bonanza Trust is _________________. This Selling Stockholder has advised the Company that __________ has dispositive and voting authority for all of its shares in the Company.

(n) KWG Trust ("KWG") is _______________ and has advised the Company that Mr. __________ has dispositive and voting authority for all of KWG's shares in the Company.

(o) Lighthouse Capital Insurance Company is _______________. This Selling Stockholder has advised the Company that __________ has dispositive and voting authority for all of its shares in the Company.

(p) Thominvest OY is _________________. This Selling Stockholder has advised the Company that __________ has dispositive and voting authority for all of its shares in the Company.

(q)   Meganet Uno, S.A. is  _____________________.  This Selling Stockholder has
      advised  the  Company  that   _____________  has  dispositive  and  voting
      authority for all of its shares in the Company.

(1) Includes all shares to be issued pursuant the Placements, including those shares of common stock subject to the respective Selling Stockholder's warrants.

(2) Percentage is based upon 38,012,479 shares of common stock outstanding on September 27, 2004 (including all shares to be issued pursuant the Placements, plus the shares of common stock subject to the respective Selling Stockholder's warrants).

(3) Shares issuable upon exercise of warrants. The actual number of shares of common stock issuable upon exercise of the warrants is subject to certain anti-dilution and other adjustments.

(4)   Assumes the sale of all shares that may be sold in the offering.

(5)   Warrants are exercisable at $1.01 per share.

(6)   Warrants are exercisable at $1.00 per share.

(7)   Warrants are exercisable at $1.06 per share.

(8)   Warrants are exercisable at $1.11 per share.

(9) Of the 194,000 warrants issued to each of Bonanza Trust and KWG Trust (388,000 warrants in the aggregate), 160,000, 31,500 and 2,500 of said warrants are exercisable at $1.00, $1.06 and $1.11, respectively.

(10) Includes 57,500 and 2,260 warrants exercisable at $1.00 and $1.11 per share, respectively.

(11) Includes 45,080, 8,959 and 789 of said warrants exercisable at $1.00, $1.06 and $1.11 per share, respectively.

(12) Includes 22,185 and 7,758 warrants exercisable at $1.00 and $1.06 per share, respectively.

(13) Includes 23,820, 2,340 and 340 warrants exercisable at $1.00, $1.06 and $1.11 per share, respectively.

(14) Includes 12,295 and 8,361 warrants exercisable at $1.00 and $1.06 per share, respectively.

(15) Includes 13,000 and 647 warrants exercisable at $1.00 and $1.06 per share, respectively.

(16) Includes 6,104 and 5,925 warrants exercisable at $1.00 and $1.06 per share, respectively.

(17) Includes 7,500 and 2,260 warrants exercisable at $1.00 and $1.11 per share, respectively.

(18) Includes 7,000 and 500 warrants exercisable at $1.00 and $1.06 per share, respectively.

(19) Includes 4,850 and 2,352 warrants exercisable at $1.00 and $1.06 per share, respectively.

(20) Includes 2,000, 994 and 649 warrants exercisable at $1.00, $1.06 and $1.11 per share, respectively.

(21) Includes 1,100 and 1,100 warrants exercisable at $1.00 and $1.06 per share.

                              PLAN OF DISTRIBUTION

      The Selling Stockholders and any of their pledgees, assignees, and successors-in-interest (including distributees) may, from time to time, sell any or all of their shares of common stock of INYX offered hereby on any stock exchange, market or trading facility on which such shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The
Selling Stockholders may use any one or more of, or a combination of, the following methods when selling shares:

      O     ordinary   brokerage   transactions  and  transactions  in  which  a
            broker/dealer solicits purchasers;

      O block trades in which a broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      O purchases by a broker/dealer as principal and resale by the broker/dealer for its account;

      O an exchange distribution in accordance with the rules of any applicable exchange;

      O     privately negotiated transactions;

      O     settlement of short sales;

      O broker/dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      O     a combination of any such methods of sale; and

      O     any other method permitted pursuant to applicable law.

      The Selling Stockholders also may sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

      Broker/dealers engaged by the Selling Stockholders may arrange for other broker/dealers to participate in sales. Broker/dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares or warrants or shares of common stock issuable upon exercise of warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this Prospectus, or under an amendment to this Prospectus under the applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Prospectus.

      The Selling Stockholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any persons to distribute the common stock.

      We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), ANY PERSON ENGAGED IN THE DISTRIBUTION OF THE SHARES OF COMMON STOCK MAY NOT SIMULTANEOUSLY ENGAGE IN MARKET-MAKING ACTIVITIES WITH RESPECT TO THE COMMON STOCK FOR SPECIFIED PERIODS OF TIME PRIOR TO THE START OF THE DISTRIBUTION. IN ADDITION, EACH SELLING STOCKHOLDER AND ANY OTHER PERSON PARTICIPATING IN A DISTRIBUTION WILL BE SUBJECT TO THE EXCHANGE ACT, WHICH MAY LIMIT THE TIMING OF PURCHASES AND SALES OF COMMON STOCK BY THE SELLING STOCKHOLDER OR ANY SUCH OTHER PERSON.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

MARKET INFORMATION

      Our common stock is traded in the over-the-counter market on the NASDAQ OTC Bulletin Board under the symbol IYXI. The following table shows the price range of the Company's common stock since it was initially quoted in February 2003 until December 31, 2003. Prior to May 14, 2003, our common stock traded in the over-the-counter market on the NASDAQ OTC Bulletin Board under the symbol DBLQ. All amounts are adjusted for a 5-for-1 stock split in March 2003.

                                BID                            ASK
QUARTER ENDED          HIGH             LOW             HIGH            LOW
-------------          ----             ---             ----            ---
12-31-02               $0.30           $0.30            None           None
3-31-03                $0.35           $0.25            $2.85          $1.25
6-30-03                $1.70           $0.35            $2.85          $0.99
9-30-03                $1.53           $1.09            $1.59          $1.15
12-31-03               $1.82           $1.18            $1.92          $1.20
3-31-04                $1.36           $1.01            $1.38          $1.04
6-30-04                $1.13           $0.84            $1.20          $0.88

HOLDERS

      As of September 30, 2004, 38,012,479 common shares of the Company's common stock are held of record by 334 holders and approximately 850 beneficial holders.

DIVIDENDS

      We have never paid any dividends, and we do not anticipate any stock or cash dividends on our common stock in the foreseeable future.

                             BUSINESS AND PROPERTIES

GENERAL

      Inyx, Inc. (formerly known as Doblique, Inc. - "Doblique"), through its wholly-owned subsidiaries, Inyx Pharma Limited ("Inyx Pharma") and Inyx Canada, Inc. ("Inyx Canada"), is a specialty pharmaceutical company that focuses its expertise on contract manufacturing of prescription and over-the-counter ("OTC") pharmaceutical products and provides specialty pharmaceutical development and manufacturing consulting services to the international healthcare market. By "specialty pharmaceutical," we mean that we specialize in the development and manufacturing of selected pharmaceutical products and technologies for the treatment of respiratory, allergy, dermatological and topical disease conditions. We intend to expand our product research and development activities with our own lines of prescription and OTC pharmaceuticals, but we have not yet commercialized or marketed our own products or drug delivery applications. We have limited product distribution capabilities, and, although we perform some sales and marketing functions, until we build or contract our own sales force, we will initially depend on our customers' distribution channels or strategic partners to market and sell the pharmaceutical products we are planning to develop. A material element of our growth strategy is to expand our existing business through the strategic acquisitions of pharmaceutical products and drug delivery devices that are complementary with our expertise, including those through the acquisition of other pharmaceutical companies. We therefore continually evaluate opportunities to make strategic acquisitions of specialty pharmaceutical products or businesses. We completed our first acquisition in April 2003, which is discussed below. Our corporate address is 825 Third Avenue, 40th Floor, New York, New York 10022, and our telephone number is (212) 838-1111, fax (212) 838-0060. Inyx, Inc. is a Nevada corporation. Inyx Pharma is a corporation formed under the laws of England and Wales with offices and product development and manufacturing facilities in Runcorn, Cheshire, England. Inyx Canada, a Canadian corporation that provides administrative and business development support, is located in Toronto, Ontario.

      Doblique was incorporated under the laws of Nevada in March 2000. In July 2002, Doblique became a publicly-traded company when we completed a registration statement for the sale, by our principal stockholder, of 2,450,000 shares of common stock. Our common stock is traded on the Nasdaq's Over-the-Counter Bulletin Board. We voluntarily file annual, quarterly and periodic reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934. We maintain a website at (www.inyxinc.com) and publish all such SEC reports on our website.

      In accordance with the terms of the Stock Exchange Agreement dated March 24, 2003, our controlling stockholder at that time accepted an unsolicited offer to sell a controlling block of 2,250,000 shares of common stock, representing approximately 45% of our Company's issued and outstanding shares, to Medira Investments LLC ("Medira"). Medira subsequently transferred such shares to its principal, Viktoria Benkovitch, the wife of Dr. Jack Kachkar, our Company's Chairman and CEO. Also, as part of the sale of shares to Medira, Doblique's prior controlling stockholder released and discharged all liabilities of the Company to her. Prior to such acquisition, Doblique was in the business of owning and racing thoroughbred horses. All assets of that business were previously sold on March 6, 2003.

      On March 26, 2003, we issued a press release announcing the change of control transaction and that we would now pursue further strategic investment opportunities in a number of sectors within the pharmaceutical, biotechnology and medical devices industries. These opportunities would include research and development, manufacturing, distribution, and intellectual property acquisitions.

      On April 22, 2003, we announced that we had agreed to acquire all of the issued and outstanding securities of Inyx Pharma. Previously, on March 7, 2003, Inyx Pharma had acquired the majority of the pharmaceutical business assets for $7.1 million plus acquisition costs of $1.2 million. These assets consisted of one aerosol manufacturing site and a pharmaceutical development operation. Pursuant to this transaction Inyx Pharma received all of the property, plant, machinery and equipment, inventory, customer base, employees and intellectual property to continue to manage and run those parts of the Miza UK operation as a going concern, excluding the Biopharma Division.

      On April 17, 2003, we entered into an agreement with five parties under which we issued 2,450,000 of shares of restricted common stock as a fee to these parties for their role in facilitating the transaction with Inyx Pharma. On April 21, 2003, we also entered into a two year Business Advisory and Financial Consulting Services Agreement with a consultant to provide advice and counsel regarding our strategic business plans. As consideration for this consulting arrangement, we issued 1,500,000 shares of restricted securities to the consultant.

      On April 28, 2003, we concluded our acquisition of Inyx Pharma. The transaction consisted of an exchange of 100% of the outstanding common stock of Inyx Pharma, for 16,000,000 shares of restricted common stock of the Company (the "Exchange"), representing approximately 64% of the approximately 25,000,000 shares outstanding after the Exchange. As a result, Inyx Pharma became a wholly-owned subsidiary of the Company. Inyx Pharma focuses its expertise on development-led manufacturing in the sterile pharmaceutical, finished-dosage form, outsourcing sector. It specializes in niche products and technologies for the treatment of respiratory, allergy, dermatological, and topical conditions. Inyx Pharma's client base is comprised of blue-chip ethical pharmaceutical companies, branded generic firms and biotechnology groups.

      To reflect our new operating business, we changed our corporate name on May 6, 2003 from Doblique, Inc. to Inyx, Inc.

      On May 15, 2003, the Company formed Inyx Canada, Inc. Inyx Canada performs certain administrative and business development functions for the Company, including the business development functions necessary to obtain the selection by the United Nations Development Programme for contracts to assist candidate developing countries to meet the requirements of the Montreal Protocol to phase out the consumption of ozone depleting chlorofluorocarbon gases in metered dose inhalers.

      The Inyx Pharma acquisition is our first pharmaceutical acquisition. Our principal business following the Exchange was the business of Inyx Pharma and other possible acquisitions within the pharmaceutical industry. These include research and development; manufacturing, distribution and intellectual property acquisitions; acquisition of pharmaceutical products in development; pharmaceutical products marketed by other companies that may be available for purchase; and company acquisitions and mergers.

      The transaction that the Company has completed with Inyx Pharma is classified as a reverse acquisition. Reverse acquisitions occur when one entity (the nominal acquirer) issues sufficient shares to the former owners of another entity (the nominal acquiree) so as to cause the shareholders of the nominal acquiree to become the majority shareholders of the resultant combined enterprise. The total purchase cost is allocated to the net assets of the Company.

      All monetary amounts described herein are stated in either United States dollars ($) or United Kingdom pounds sterling ((pound)). The exchange rate between the two currencies on December 31, 2003 was (pound)1 = $1.78, and the average exchange rate for the period from April 28, 2003 through December 31, 2003 was (pound)1 = $1.67. The exchange rate between the two currencies on June 30, 2004 was (pound)1 = $1.81, and the average exchange rate for the period from January 1, 2004 through June 30, 2004 was (pound)1 = $1.81.

      See "Management - Certain Relationships and Related Transactions" for information about the interests of certain directors, executive officers and promoters of the company in the formation and reorganization transactions described above.

BUSINESS STRATEGY

      Our Company is focused on the development and contract manufacturing of prescription and over-the-counter ("OTC") pharmaceutical products to our clients in the respiratory, allergy, topical and dermatological markets. We also provide pharmaceutical development and manufacturing consulting and research services in these market areas. We intend to expand our product research and development activities into our own lines of prescription and OTC pharmaceutical products, but we have not yet commercialized or marketed any of our own products or drug delivery applications. We have limited product distribution capabilities, and, although we perform some sales and marketing functions, until we build or contract our own sales force, we will initially depend on our customers'
distribution   channels   or   strategic   partners   to  market  and  sell  the
pharmaceutical products we are planning to develop. We plan to complement our organic growth opportunities through strategic acquisitions of pharmaceutical products and drug delivery devices that are complementary with our expertise, including those through the acquisition of other pharmaceutical companies.

      We currently develop and manufacture five types of complementary aerosol pharmaceutical products. In each case, we formulate the pharmaceuticals to our customers' specifications and fill the delivery devices to produce a finished product.

HYDROCARBON AEROSOLS

      We develop and manufacture hydrocarbon aerosols as a delivery system for dermatological and topical drug applications. The drug (usually a corticosteroid or similar anti-inflammatory agent specifically formulated with excipients) is kept under pressure in a can with liquid hydrocarbons. These hydrocarbons are normally a mixture of propane, iso-butane and butane. As the product is dispensed and released from the can, the hydrocarbons spontaneously vaporize, turning the resulting mixture into a mousse or foam (depending on the exact formulation). This results in the drug being in a format suitable for rapid absorption into the skin. In addition, the hydrocarbons used are deodorized, so the drug can be administered in an odorless way, leaving no residue on the skin. We utilize two state of the art hydrocarbon filling lines each with fire suppressant equipment, protected gassing of hydrocarbons, remote safety monitoring equipment, and dedicated manufacturing areas.

      According to Pharma File, a European pharmaceutical industry publication, we believe that our contract share of the United Kingdom prescription and over-the-counter aerosol market is substantial. In some instances, we may be the only contract manufacturer for such products. Additionally, we believe that the specialized nature of the topical hydrocarbon aerosols market, which has limited competition, will allow us to continue to maintain and expand our current market share in this sector.

      We intend to expand our expertise in this area in order to be recognized as a world leader in hydrocarbon aerosols for pharmaceutical applications. In addition to our growing business base and the recent rise of new hydrocarbon aerosol business in the pharmaceutical industry, we believe that there are significant growth opportunities in aseptic hydrocarbon applications for other existing or potential customers as the use of this technology continues to grow. With significant experience in this area and two regulatory compliant hydrocarbon aerosol filling lines, we believe we are well positioned to expand our contract market share in this sector. Additionally, as development runs for the introduction of new products vary, we believe that we have sufficient manufacturing flexibility to take on new products while addressing our customers' volume requirements.

METERED DOSE INHALERS ("MDIS")

      We also develop and manufacture metered dose inhalers ("MDIs"), used primarily for respiratory conditions, which employ both chlorofluorocarbon ("CFC") and hydrofluroalkane ("HFA") propellant technologies. CFC-based products include Salbutamol, a mild asthma and rescue therapy, and Beclomethasone, a steroid used as an anti-inflammatory for respiratory disease. HFA products include MDIs for respiratory ailments and a metered dose oral ("MDO") spray, such as a "GTN" spray which is a nitrate propelled HFA aerosol that is used for prescription and over the counter products, primarily for cardiac ailments.

      In the past, our CFC-based MDIs were sold throughout Europe, Australia, Canada and South America. Given growing global restrictions on ozone-depleting CFC products, we believe that the use of HFA-propelled MDI opportunities within the pharmaceutical industry will increase. Specifically, we are now developing a number of HFA MDIs for a number of our clients. Further, we plan to exploit the MDO-spray HFA product through sales to our primary customer in this area, which is Genpharm, a Canadian-based subsidiary of Merck Generics. Utilizing client-funded product and process development applications, we plan to continue changing to HFA MDI production in 2004, while continuing to utilize CFC MDI manufacturing capabilities and CFC allocations for markets which have not banned CFC use as of yet. This includes capitalizing on our relationships with a number of our clients which have extensive distribution channels for such products in South America, Africa and the Middle East. We believe we have a competitive advantage in this sector as one of the few pharmaceutical companies with the capabilities to both develop and manufacture HFA based inhalants. We are the only company listed as having such capabilities in PHARMA FILE, a European industry publication. Based on our capabilities in this area, early in 2004 we were selected by the United Nations Development Programme (UNDP) - Montreal Protocol to assist a developing country with the transition of CFC MDIs to HFA MDIs.

DRY POWDERED INHALERS ("DPIS")

      We assist in the development and production of dry powder inhalers ("DPIs"), which are primarily used for respiratory ailments such as asthma.
Specific products in this area include Salbutamol, which we believe is the leading product in the area, and Beclomethasone, which we believe is the second leading product in the area. We are also reviewing the possible use of Budesonide, an anti-inflammatory corticosteroid, and Formeterol, a bronchodilator, as DPIs. Our major customer in the DPI area has licensed the DPI device (the "Clickhaler") that we currently manufacture under a license agreement from a UK-based biotechnology company. This U.K.-based biotechnology company is also in the process of licensing its product to a number of other pharmaceutical companies. Subject to the results of this licensing program, we expect to continue to manufacture DPIs for third-party licensees. Based on increasing consumer acceptance and the growth in diagnoses and incidences of asthma, we believe that DPIs are expected to grow in use. We also believe that manufacturing revenue opportunities in this product category will continue to expand as this mode of drug delivery is beginning to enjoy increased use not only for respiratory inhalants but as a mode of delivery for other products. Such other products include those which target systemic disease, which may include insulin for diabetes and pain management drugs.

METERED DOSE PUMP SPRAYS ("MDPSS")

      We develop and produce metered dose nasal and throat pumps and sprays ("MDPSs") for nasal decongestion, anti-allergic and anti-inflammatory applications. Specific products within these areas include coricosteroid products such as a Beclomethasone Dipropionate for the treatment of allergy conditions. Allergy pump sprays are a seasonal product with the largest consumer use coming in the spring and late summer months. We plan to leverage the manufacturing upgrades that the previous owners of our UK based manufacturing site performed on the pump spray filling line. We believe that such upgrades will provide us with an excellent production base to maintain our existing customer volumes, while developing new business in the growing seasonal allergy market sector. Further, we intend on capitalizing on growing opportunities in this area by expanding product development and marketing activities that may lead to manufacturing opportunities. Such opportunities include pump sprays for complex proteins, pain medications, hormone applications and vaccines.

SALINE AEROSOLS

      We develop and manufacture products that are nitrogen propelled buffered and non-buffered normal aerosols for eye and wound care. These include the water-for-injection/alcohol aerosols and non-alcohol based disinfectant aerosols. We believe that we may now be one of the largest manufacturers of sterile saline and alcohol aerosols in the United Kingdom. We are actively pursuing new technologies such as a "bag-in-can" wound spray that may provide enhanced spraying parameters for sterile wound aerosols.

PRODUCT RIGHTS

      The processes used to develop and commercialize our clients' products utilize spray technologies that are proprietary to the Company and can therefore be used to support other activities. Such technologies consist of the process of filling and packaging aerosols and the associated operating procedures and methods. However, specific product formulations and specifications supplied by the client are deemed confidential and are therefore not available for us to use in any other application.

MAJOR CUSTOMERS

      Our revenues are currently derived from pharmaceutical manufacturing and associated product formulation and development outsourcing services, including product stability, commercial scale-up, and validation and regulatory support for our clients' products. These contract revenues are dependant upon our customers' maintaining or obtaining the necessary regulatory approvals and product specifications for the commercialization of their products in designated markets, and our vendors/suppliers being able to provide us with required raw materials and components to manufacture our clients' products on a timely basis, and in line with our customers' requirements and demands.

      For the period from March 7, 2003 through December 31, 2003 and the six months ended June 30, 2004, our top three customers accounted for approximately $5.5 million in net revenues or approximately 42% of total net revenues, and $3.7 million in net revenues or approximately 52% of total net revenues, respectively. During both these periods, our top three customers were the Merck Generics group of companies ("Merck Generics"), an international generic drug marketing and distribution company headquartered in Darmstadt, Germany; SSL International Plc ("SSL International"), a healthcare company headquartered in London, England; and Genpharm Inc. ("Genpharm"), a generic drug company headquartered in Toronto, Canada (Genpharm is part of the Merck Generics group of companies but currently operates independently of that group).

      The loss of any one of our top three customers would have a material adverse affect on our Company's revenues and profitability opportunities. As part of our strategic growth objectives in the contract manufacturing area, we are continuing our efforts to broaden our relationship with these customers and others, and to generate revenues from our own product development program to mitigate the risk of our economic dependence on any one client. We also believe that by utilizing our existing or potential customers' distribution channels to distribute our own proprietary products, once we have completed the development and regulatory approval of such products, we can broaden and strengthen our relationship with such clients.

MERCK GENERICS

      For the period March 7, 2003 through December 31, 2003, Merck Generics accounted for approximately $2.5 million in net revenues or approximately 19% of our total net revenues, and for the six months ended June 30, 2004, they accounted for $1.9 million in net revenues or approximately 27% of our total net revenues for the period. Our revenues from Merck Generics include revenues from Merck Generics UK, Merck Colombia and Merck Mexico. For Merck Generics UK and Merck Colombia, we manufacture and package for distribution in Europe and Colombia, metered dose Beclomethasone Dipropionate ("BDP") nasal pumps for anti-allergic and anti-inflammatory applications. For Merck Mexico, we manufacture and package CFC salbutamol metered dose inhalers for use as a bronchodilator in the treatment of asthma.

      Current revenues from Merck Generics are based on irrevocable and confirmed purchase orders with payment due on the 20th of the month following date of shipment. We also provide Merck Generics contract product development and support services in the respiratory inhalant sector on a fee-for-service basis. Such services include product commercialization and are based on confirmed purchase orders with 50% of the fee due upon placement of the order with the balance of the fee due upon completion of the work provided. We expect revenues from Merck Generics to continue on current levels for the foreseeable future.

GENPHARM

      For the period from March 7, 2003 through December 31, 2003, Genpharm accounted for approximately $1.9 million in net revenues or approximately 14.5% of our total net revenues, and for the six months ended June 30, 2004, they accounted for $873,000 in net revenues or approximately 12% of our total net revenues for the period. Our revenues from Genpharm are based on irrevocable and confirmed purchase orders for three products, an HFA-based sublingual nitroglycerin (GTN) spray used for the treatment of angina, a metered dose BDP nasal pump for the treatment of allergic and non-allergic rhinitis, and an ipratropium bromide nasal pump utilized as an anticholinergic agent. We are also providing contract product development and support services to Genpharm as they attempt to expand these products into different geographic markets. Such services include product stability studies and are based on confirmed purchase orders with 50% of the fee due upon placement of the order with the balance of the fee due upon completion of the work provided. We expect revenues from Genpharm to continue on current levels for the foreseeable future.

      As part of our cost of goods associated with the GTN sublingual spray product, we pay two vendors, 3M and Bespak Europe Ltd., 5.5% and 0.5% of our sales to Genpharm, respectively. These are in the form of royalty payments for the use of a Bespak valve and 3M's rubber, within that valve, in the HFA GTN product. We presently owe approximately $73,000 in royalty fees to 3M and approximately $7,000 in royalty fees to Bespak.

SSL INTERNATIONAL

      For the  period  from  March  7,  2003  through  December  31,  2003,  SSL
International accounted for approximately $1.1 million in net revenues or approximately 8.5% of our total net revenues, and for the six months ended June 30, 2004, they accounted for $960,000 in net revenues or approximately 13% of our total net revenues for the period. Our revenues from SSL International are based on irrevocable and confirmed purchase orders for the manufacture of a range of hydrocarbon aerosol consumer products including those for the treatment of burns, wounds and insect bites, and head lice in children. We expect revenues from SSL International to continue on current levels for the foreseeable future.

STIEFEL AGREEMENTS

      On March 6, 2004, we entered into four agreements with Stiefel Laboratories, Inc. ("Stiefel"), a privately-held generic dermatological company, headquartered in Coral Gables, Florida, to obtain financing and provide certain contract manufacturing and product development services to Stiefel.

      On March 6, 2003 Inyx Pharma issued a $4.0 million, principal amount, Convertible Promissory Note due March 7, 2007 to Stiefel (the "Stiefel Note"). The proceeds were used by Inyx Pharma to fund its working capital requirements as part of its acquisition of the assets of Miza UK excluding Biopharma. Interest is payable annually at a rate of 6%, beginning March 7, 2004. At Stiefel's option, the Stiefel Note and any accrued interest may be converted into four million shares of our common stock at any time before March 6, 2007.

      On March 6, 2003 Inyx Pharma entered into a Manufacturing and Supply Agreement with Stiefel (the "Stiefel Manufacturing and Supply Agreement"). The Stiefel Manufacturing and Supply Agreement is an exclusive agreement between Stiefel (the customer) and Inyx Pharma to manufacture and supply both topical and foam aerosol products for dermatological applications. The term of the agreement is for an initial period of four years commencing on March 6, 2003 and ending of March 6, 2007. This exclusive agreement automatically extends for successive one year periods, at Stiefel's option or based on the mutual agreement of Stiefel and Inyx Pharma. The agreement initially list two generic steroidal foam products that will be developed using Stiefel's own proprietary formulation with the intention to commercialize each product in 2004 and 2005, respectively. Pursuant to that agreement, Inyx Pharma and Stiefel have agreed to deal with each other exclusively with respect to the manufacture and supply of topical and foam aerosol products used for dermatological applications.

      On March 6, 2003 Inyx Pharma entered into a Product Development Agreement with Stiefel (the "Stiefel Development Agreement"). This agreement allows for two new steroidal foam products to be initially developed in conjunction with Stiefel at a fixed price and over a specific project timeline. Commercial terms under this agreement provide for a fifty percent deposit (per product) to be paid immediately upon placement of an order, a twenty-five percent progress payment on completion of the work and the remaining twenty-five percent to be paid when the regulatory filing of an Abbreviated New Drug Application ("ANDA") has been completed. As part of the Stiefel Development Agreement, Inyx Pharma does not own any intellectual property created specifically in connection with the customer products being developed. However, Inyx Pharma has been granted a royalty free, exclusive worldwide right and license to make, use and sell products incorporating Stiefel's intellectual property created in performance of the agreement, in markets not covered by Stiefel. This agreement was entered into on March 6, 2003 and terminates on March 6, 2006.

      On March 6, 2003 Inyx Pharma entered into a Quality Agreement with Stiefel (the "Stiefel Quality Agreement"). In support of the Stiefel Manufacturing and
Supply Agreement, this agreement defines responsibilities and relationships between the parties with respect to quality matters as related to the formulation, and filling and packaging of Stiefel's products during the duration of the Stiefel Manufacturing and Supply Agreement.

      For the period from March 7, 2003 through December 31, 2003 and the six months ended June 30, 2004, Stiefel accounted for approximately $522,000 in net revenues or approximately 4% of total net revenues, and $167,000 in net revenues or approximately 2.3% of our total net revenues, respectively. All such revenues have been as a result of our product development agreement with Stiefel. Based on our exclusive agreements with Stiefel, we expect development revenues from Stiefel to expand commencing in 2005 as they continue to commercialize more of their planned dermatological and topical products in the hydrocarbon aerosol sector.

      Stiefel is focused on branded generic pharmaceutical products and markets and sells products through its own sales force. Stiefel also markets generic pharmaceuticals and consumer health products through its Glades Division, a wholly-owned subsidiary.

ASTRAZENECA SUPPLY AGREEMENT

      On June 29, 2004, we announced a new supply agreement with AstraZeneca AB ("AstraZeneca") to assist them with the commercialization and production of a non-ozone depleting hydroflouralkane (HFA) version of AstraZeneca's Pulmicort (Budesonide) asthma spray, which they are currently developing with SkyePharma PLC, for European markets. AstraZeneca has been marketing the CFC version of Pulmicort in Europe. The contract should result in approximately $6.5 million in annual revenues for the commercial product, during an initial contract period of
3.5 years. For each calendar quarter during the term of the contract, AstraZeneca will provide us with a rolling twelve-month forecast regarding their product requirements. Payment for the product is due within 30 days of shipment.

      Commercial production is planned to commence in the first half of 2005 and we will be supplying AstraZeneca two dosage forms of HFA Pulmicort: 100ug/ dose and 200 ug/dose. Based on initial production schedules, our costs to manufacture both dosage forms, including labor, active ingredients and excipients, components and packaging materials, amount to approximately $5.6 million, annually.

      In association with this supply agreement, we have commenced providing product support, commercialization and scale-up services to AstraZeneca. Potential revenues for these services amount to approximately $2.5 million over the initial term of the supply agreement and include the installation of new filling components in our HFA manufacturing suite (the cost for these components was borne by AstraZeneca and amounted to approximately $320,000) to allow for single-stage filling of the AstraZeneca products, the manufacture of experimental and process validation batches, and analytical and product stability support services. These services are provided through confirmed purchase orders and are based on 30-day payment terms. 75% of the fee is due upon completion of the work, with the balance due upon completion of associated technical reports.

PRODUCT DEVELOPMENT

      Our business strategy also includes the development and sales of our own proprietary products, including both drug delivery devices and pharmaceutical products which are complementary to our manufacturing technologies. Although we have started developing our own proprietary pharmaceutical products, we have not yet commenced the marketing or sale of any such products. We expect that our first proprietary product will be ready for commercial marketing in 2005.

      We are focusing our own research and development activities on inhalation-therapy drug delivery devices and inhalation methods, and generic prescription and over-the-counter aerosol pharmaceutical products for respiratory, dermatological, topical and cardiovascular applications. Proprietary products under development include generic versions of non-CFC or HFA single molecule and combination drug respiratory inhalants, non-CFC propelled oral sprays for cardiovascular ailments, wound irrigation and cleansing sprays that utilize novel barrier technologies, and anti-inflammatory nasal pumps.

      We plan to distribute our proprietary products through our own customers' distribution channels or with strategic partners. We are presently in discussions with a number of our major clients regarding the use of their sales and marketing, and distribution capabilities to sell our products through their sales channels, although at this time no agreements have been formalized except with Stiefel Laboratories, Inc., where we are able to market and sell any products that we develop for them in markets that they decide not to enter.

      Currently, we are primarily focusing our product development efforts on generic versions or extensions of established and non-patented products and barrier delivery systems that overcome present product and propellant incompatibility and consumer use issues in the aerosol pharmaceutical sector. As such, our initial proprietary product will be a private-label wound care and wound irrigation spray utilizing a barrier-pack technology which allows a hermetical seal between the product and the propellant. This type of barrier may overcome any incompatibility issues between a particular drug product and propellant. Wound cleansing products contain ingredients that absorb drainage and/or deodorize a wound, and are utilized to cleanse a wound before the application of a dressing. Wound irrigation and cleansing sprays are also used to remove dead tissue while keeping healthy tissue intact. We expect to have our wound-care product ready for commercial launch in Europe in the first half of 2005. We are currently testing our developed formulation for stability in a barrier pack container.

      We are also developing both saline and steroidal plastic container nasal pump sprays for the treatment of allergic and non-allergic rhinitis, disorders characterized by inflammation of the mucous membranes lining the nasal passages. Both nasal sprays are being developed to help reduce the inflammation of the nasal passages and bring relief from the effects of rhinitis including sneezing, nasal itch, and obstruction and rhinorrhea. We expect to have these nasal pump sprays ready for distribution by the end of 2005. The formulation work on these products has been completed and we are currently performing compatibility studies on various pump sprays to be utilized in the plastic container.

      We are also undertaking early stage feasibility studies on anti-inflammatory corticosteroid molecules, as single molecule or as combination drugs, for use as inhalant therapies in the treatment of asthma and sublingual aerosol pump sprays for the cardiovascular market. We plan to develop such inhalants as metered dose inhalers utilizing non-CFC propellants. If our feasibility studies are successful, we expect to be in a position to commence the commercialization of a single molecule corticosteroid anti-inflammatory for the treatment of asthma, in late 2004, with commercial marketing launch planned for late 2006. Feasibility studies include formulation stability and optimization, pre and post-formulation pharmaceutical analysis, and analytical method development and validation.

      On September 21, 2004, we announced that we had completed the acquisition of a patented, novel platform technology in order to enable us to more readily develop inhalation-therapy drugs, including combination drugs, intended to be delivered in aerosol formats. The technology is based on the utilization of a lipid-binding matrix for delivering incompatible or unstable drug substances. We acquired the technology from Phares Technology BV, the parent company Phares Drug Delivery AG of Muttenz, Switzerland ("Phares"), which developed and originally patented the technology. As part of their agreement with us, Phares will provide related product development and technology support for a fee. We intend to immediately apply this acquired technology in our respiratory inhalant product development program to improve the delivery of inhalation-therapy drugs and overcome aerosol delivery incompatibility for combination drugs.

      We plan to market our proprietary products in developed countries within the Western hemisphere. In order to meet the regulatory requirements of such markets, our planned products must meet the regulatory requirements of the pharmaceutical regulatory agencies of the United States (the U.S. Food and Drug Administration - "FDA"), the United Kingdom (the "Medicines and Healthcare Regulatory Agency - "MHRA"), the European Community (the European Medicines Evaluation Agency - "EMEA"), and the Canadian health authority ("Health Canada"). Each of these agencies publishes the regulatory requirements for respiratory drugs administered via oral, inhalation and/or nasal routes, and topical and dermatological applications. Our product development programs are designed to meet the combined requirements for these agencies. While the principal pharmaceutical standard and approval process requirements are similar, there are aspects of the regulatory requirements that are different. Therefore in order to also meet the individual regulations of each respective regulatory agency, our development team conducts product development activities in parallel to ensure that each respective regulatory body's approval requirements are met.

      At this time, the Company has not made any regulatory filings for product approvals, but we anticipate that we will do so in the next 12 months. While there is a risk that respective product approval regulatory requirements may change during the execution of a development program, we do not believe that this is likely to happen for the products that we are currently developing. We also possess a number of approved product licenses within the United Kingdom (see "Product Licenses" below). These products comply with the requirements of the MHRA. We presently do not market these products, but we do intend to commence marketing these products in the United Kingdom within the next 12 months.

      We also believe that we can enhance our competitive position through the acquisition of regulatory-approved pharmaceutical products and drug delivery devices for respiratory, dermatological and topical drug delivery applications or such products in development, including those through the acquisition of other pharmaceutical companies. We are presently analyzing a number of such acquisitions, although no formal agreements have been finalized.

      Our product development capabilities are located at our Inyx Pharma development and manufacturing facilities in the United Kingdom although we are in discussions with a number of our consultants regarding expanding those capabilities into North America. We have now also commenced enhancing our manufacturing and product development capabilities in our focus areas. This includes improving our manufacturing technologies for barrier pack aerosol sprays and CFC-free metered dose inhalers, and building out our laboratories and expanding our product development staff to implement our business strategy.

CONTRACT SERVICES

      We have experience in the development and manufacturing of CFC-free or HFA MDIs for asthma and other respiratory diseases, and through our wholly owned subsidiaries, Inyx Canada and Inyx Pharma, we commenced a business in early 2004 of seeking to provide contract consulting services to the United Nations Development Programme ("UNDP") for a project that will be funded by the United Nations Multilateral Fund ("MLF") to assist selected developing countries comply with the requirements of the Montreal Protocol on Substances that Deplete the Ozone Layer. The Montreal Protocol is an international agreement signed by 180 countries (both developed and undeveloped nations) designed to eliminate the production and consumption of substances that deplete the stratospheric ozone layer including the reduction of the use of CFC's within the pharmaceutical industry. Our consulting activities are anticipated to include advice on the procurement and installation of manufacturing facilities and equipment, and the training of personnel in the use of ozone-friendly HFA propellants in developing countries as specified by the UNDP.

      The UNDP has informed us that Inyx Pharma and Inyx Canada have been selected to participate in the UNDP's Montreal Protocol implantation project to assist developing countries replace CFC's with non-polluting CFC-free propellants in respiratory aerosol inhalers. Contracts under the project for each developing country will be awarded separately. The first contract is for CFC replacement in the Cuban aerosol inhaler industry but as of yet no contract has been entered into directly with any Cuban parties. Inyx cannot export its services to Cuba without a license from the U.S. government, including the Departments of Treasury, Commerce and State. For the Cuba project, such contracts will include an agreement with the representative Cuban pharmaceutical entity and a letter agreement with the UNDP for all MLF-funded payments to us for our services. We believe that once we commence our consulting services under this initial arrangement, we may be requested by the UNDP to provide such services in other countries seeking to achieve compliance with the Montreal Protocol. The largest markets for such services are for nationally owned pharmaceutical entities in developing countries in Latin America and Asia, including China and India.

      We have received no revenues to date for our consulting  services and hope
to  realize  on  this  potential,   subject  to  receiving  the  necessary  U.S.
governmental approvals.

MANUFACTURING PROCESS AND CAPABILITIES

FACILITIES

      Our manufacturing facility is located at Astmoor, Runcorn, Cheshire, in the United Kingdom. Our UK production facility is utilized to manufacture sterile aerosol products, including metered dose and dry powder respiratory inhalers, pump sprays, and saline and topical aerosols. Our manufacturing operation consists of over 60,000 square feet of manufacturing, laboratory and warehouse space and we currently have 100 employees working at the facility. Thirty-two of these employees are in quality operations with the remainder in engineering, manufacturing, packaging and supply chain management, and clerical and support staff. The remainder of our United Kingdom staff is located at the Manor Park office and development facility in finance, commercial, administrative human resource, and product development functions. Highlights of the manufacturing operation include: two cGMP-compliant regulatory approved hydrocarbon aerosol manufacturing and filling lines; an HFA metered dose inhaler manufacturing and filling line, which is regulatory compliant and fully validated; and an innovative DPI production facility, which represents a new type of drug delivery technology for respiratory conditions and other ailments including pain management.

MANUFACTURING CAPABILITIES

      With respect to hydrocarbon aerosol production, we utilize two state-of-the-art hydrocarbon filling lines that are capable of bulk manufacture, filling, valve placements, gassing, water-bath testing, and packaging, including individual cartons into a wide variety of packs. Based on three shifts, our two hydrocarbon filling lines are capable of producing 27.3 million units annually. We are presently running one shift on these lines. Based on one shift, annual capacity on these lines, combined, is nine million units. As of December 31, 2003, based on one shift, our capacity utilization on these lines has been averaging 35% on an annual basis.

      With respect to MDIs, we employ two filling lines. One MDI manufacturing line produces CFC-based inhalers. The CFC manufacturing line has a capacity of
30.4 million units annually, based on three shifts. The second MDI manufacturing line produces CFC-free or HFA inhalers. The HFA line is capable of manufacturing
9.1 million units annually, based on three shifts. Each such line consists of valve placements, filling, check-weighing and packing operations. These lines are also capable of bulk manufacture feeding and come with integrated downstream packaging. As of December 31, 2003, due to the phase out of CFC-based inhalers, our capacity utilization on the CFC line has been minimal (less than 2%). As of December 31, 2003, our capacity utilization of the HFA line, based on one shift, has been averaging 17% on an annual basis. Based on one shift, the capacity of the HFA line is three million units, annually.

      In producing dry powder inhalers, we utilize a semi-automatic process that includes bulk manufacture, device assembly and printing, filling and packaging. Our annual output capacity for dry powder inhalers is currently 2.1 million units, based on three shifts. Our DPI filling and blending equipment is owned by the innovator (a U.K.-based biotechnology company) of the dry powder inhaler device. As of December 31, 2003, based on one shift, our capacity utilization on the DPI line has been averaging 24% on an annual basis. Based on one shift, the capacity of the DPI line is one million units, annually.

      With respect to pump spray production, we employ newly installed equipment capable of bulk manufacturing, filling/crimping or filling/screw capping and final packaging. We are capable of producing these products in glass or plastic bottles. Current maximum capacity for the pump spray line is 12.1 million units annually, based on three shifts. As of December 31, 2003, based on one shift, our average annual capacity utilization on the pump spray line is approximately 32%. Based on one shift, the capacity of the pump spray line is four million units, annually.

      With respect to continually sterilized saline aerosol manufacturing, we are capable of bulk manufacture, sterile filling, valve placement, actuation/capping and packaging into final product shipper. Based on three shifts, the saline aerosol line is capable of producing 15.2 million units annually. As of December 31, 2003, based on one shift, our capacity utilization on the aerosol saline line averages 26% on an annual basis. Based on one shift, the capacity of the saline aerosol line is five million units annually.

      Finally, with respect to secondary packaging, we utilize two discrete areas capable of handling a wide range of products and packaging materials on an automatic, semi-automatic, and manual basis. The MDI packaging lines are capable of packaging material via check-weighers, function testers, labeling, cartoning, shrink-wrap, coding and palletizing equipment. Based on three shifts, these packaging lines are capable of packaging 33.4 million units annually.

      Below is a capacity summary in connection with our Company's current manufacturing run rate.

----------------------------------------------------------------------------------------------------------------------
                                                CAPACITY SUMMARY 2003
----------------------------------------------------------------------------------------------------------------------
                                          ANNUAL CAPACITY     ANNUAL CAPACITY
                                          BASED ON 3 SHIFTS   BASED ON CURRENT                           PRESENT
                                          AT 100% CAPACITY      RUN RATE (1       ESTIMATED 2003    UTILIZATION RATE
                      AVERAGE LINE RUN      UTILIZATION        SHIFT) (UNITS     PRODUCTION UNITS    BASED ON SINGLE
  PRODUCTION LINE       SPEED (CPM)*        (UNITS 000S)           000S)              (000S)            SHIFT (%)
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
       Saline                50                15,187              5,125              1,333                26
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
     Pump Spray              40                12,150              4,100              1,312                32
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
        DPI                   7                2,127               1,000               240                 24
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
        HFA                  30                9,112               3,075               523                 17
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
        CFC                  100               30,375             10,250               185                  2
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
    Hydrocarbon              90                27,336              9,224              3,228                35
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

         * cpm = containers per minute

CAPITAL IMPROVEMENTS

      We continuously make capital improvements to our development and production facilities in order to improve operating efficiencies, increase automation, improve quality control and keep pace with regulatory requirements and market demand. Commencing in 2005, we plan to spend approximately $3.6 million in capital expenditures, over three years, to improve our pharmaceutical manufacturing technologies, production capabilities, plant quality and safety systems, and information systems, so that we are able to pursue expanding commercial and product manufacturing opportunities with existing and potential multinational pharmaceutical and biotechnology clients. We have also commenced implementation of a new business information system with related computer hardware and software. The system will ultimately cost approximately $1.0 million, which includes various operating modules. We have already financed approximately half of this cost through capital lease financing and the direct purchase of software.

SUPPLIERS

      We utilize a variety of suppliers as indicated by our and our customers' respective requirements. There are six critical suppliers for a number of our products, primarily related to our can, and valve and spray actuator requirements for aerosol products. The loss of any of these key suppliers or the interruption or delay in the supply of materials and components could result in an adversity in which we would be forced to seek an alternative source. Agreements with these suppliers are through routine purchase orders and, as noted above, in the case of the Bespak we pay a royalty fee to Bespak and 3M for the use of a Bespak valve in an HFA GTN aerosol product. If we fail to meet these suppliers' payment terms, we may face delays or interruption of critical supplies for our production requirements. These key suppliers and their terms of payment are:

      1. Cebal UK Limited: Provides various types of cans. We pay Cebal at the end of the month following the date of invoice.

      2. Valois UK Ltd.: Provides valves for MDIs. We pay Perfect Valois on a pro forma basis, meaning that we pay in advance for our supply of valves from this company.

      3. LABLABO: Provides actuators for steroidal foam products. Payment terms are 30 days from the date of invoice.

      4. Bespak Europe Ltd.: Provides valves for MDIs and the Clickhaler device. Payment terms are 30 days from the date of invoice. Royalty fees to Bespak (0.5% of HFA GTN sprays) and 3M (5.5% of HFA GTN sprays) are due quarterly.

      5. Precision Valve (UK) Ltd.: Provides erosol can valve supplier. Payment terms are 30 days from the date of invoice.

      6. Nussbaum (UK) Ltd.: Can supplier. Payment terms are 30 days from the date of invoice.

INVENTORIES

      We maintain various levels of inventories of pharmaceuticals, materials and components to produce our products and drug delivery devices, which are stored in a warehouse at our production site in the United Kingdom. Inventories are reconciled monthly and security measures are in place to avoid theft and unauthorized access. Additionally, finished products are quarantined in specific areas within our warehouse facilities before shipping to our customers.

DEVELOPMENT

      Our development operation is comprised of a 15-person pharmaceutical research and development center, located at a 30,000 square foot leased laboratory and office complex in Manor Park, Cheshire, England. This development and testing center, which is a five minute drive from our Astmoor manufacturing site, provides analytical and formulation development, stability testing, scale-up and validation outsourcing services to our clients. On a contract or fee-for-service basis, we provide product research and development services to our customers in the respiratory, allergy, dermatological and topical disease areas. In addition to these services, our research and development group is now actively involved in developing our own proprietary products, and seeking drug delivery extensions and improvement for existing marketed products. Our research and development group also provides our manufacturing services group with integrated support for product scale-up and commercialization activities, and explores ways to improve the quality and efficiency of our manufacturing processes. Our development scientists and associated laboratories have developed a number of pharmaceutical products for our clients, which are currently being supplied to these clients in a number of international markets. Early-stage development activities are outsourced when necessary to independent clinical research organizations to reduce overhead costs and increase efficiency.

      Our development operation, comprised of five separate areas listed below, is vertically integrated into our manufacturing operation, thereby allowing us to provide complementary scale-up and commercialization services for our manufacturing clients and to scale-up our own products, when developed, to commercial production.

      FORMULATION DEVELOPMENT. We have the capability to formulate a wide range of therapeutic dosage forms. We presently concentrate on those dosage forms that complement our core manufacturing skills, such as orally inhaled products (metered dose and dry powder inhalers), nasal pump actuated formulations and topical and dermal pharmaceuticals.

      ANALYTICAL DEVELOPMENT. Our development group also has the ability to work closely with existing and new customers to provide method development and validation services that support pre-formulation and stability testing. This group is equipped with required analytical instrumentation including automated High Performance Liquid Chromatography (HPLCs), gas liquid chromatography, malvern particle sizer, and Anderson cascade impactors. Generated methods and reports are used to support worldwide regulatory submissions.

      STABILITY. Our development group also provides extensive time-point testing expertise, enabling the group to guide our clients to the appropriate stability protocol for a particular type of dosage form or targeted geographic market. Large walk-in stability chambers offer the flexible capacity to meet world-wide market requirements, all operating within guidelines for the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH). We intend to expand our stability capabilities and services as we believe that customer demand for this type of development service is growing.

      REGULATORY SUPPORT. This development service is comprised of four functions: 1) technical guidance, which involves ensuring that all agreed technical protocols will achieve license approval in the target geographic market; 2) license submission support, where we generate a comprehensive product technical file, which is then transferred to the client for inclusion in a regulatory file submission; 3) technical assistance, which involves assisting the client to respond promptly to queries and questions from the regulatory authorities; and 4) license maintenance, which involves supporting renewal and license variations including manufacturing licenses.

      INTEGRATED PROJECT MANAGEMENT. We also provide full turnkey project management services at our Manor Park development center. These services include formulation and analytical development through production scale process validation and batch stability, and to license submission support and production for commercial marketing. Alternatively, our development clients can contract for any combination of the individual component services provided by our development group.

SEASONALITY

      A number of our products are seasonal, especially the metered dose pump sprays such as the BDP aqueous nasal products that are supplied to the allergy market. Such products are predominantly produced early in the first quarter for sale in the spring season and then again in the third quarter for sale in the late summer (harvest season) of each year. We also manufacture a hydrocarbon-based product that is used in the treatment of head lice, and this is produced to allow its sale to coincide with the beginning of school terms.

OPERATING STRATEGIES

      We believe that our competitive strengths lie in our experienced management, our ability to offer specialized pharmaceutical development and manufacturing services, including product transition consulting services, and our blue-chip customer base. We intend to employ the following key strategic initiatives in order to leverage our strengths:

PROVIDE COMPREHENSIVE STERILE FILL MANUFACTURING AND DEVELOPMENTAL SERVICES IN THE AEROSOL AND TOPICAL SPRAY MARKET SECTOR:

      We believe that the outsourcing of finished dosage form drugs is a growing trend in the pharmaceutical industry, resulting in an increasing demand for our services. By capitalizing on our niche sterile-fill pharmaceutical aerosol manufacturing technologies, we intend to provide our clients with commercial manufacturing capabilities that may be largely unavailable to our clients' competitors. Additionally, through integrated late-stage drug development and manufacturing scale-up capabilities, we believe that we can enhance our clients' competitive position by accelerating the time to market for their new pharmaceutical products. Due to the ensuing site-specific, regulatory authorizations for the manufacture of these products at our production facility, we believe we can retain the subsequent commercial manufacturing opportunities from clients.

DEVELOP AND INVEST IN SPECIALIZED STERILE-FILL MANUFACTURING PROCESSES THAT HAVE SIGNIFICANT BARRIERS TO ENTRY:

      We believe that we must continue to expand our customer base by developing and investing in specialized sterile-fill manufacturing processes that constitute significant barriers to entry. We believe that most of our contract services growth opportunities will come from pharmaceutical companies' requirements for highly specialized manufacturing technologies, for which they lack the required niche expertise or capacity, as well as from the increased presence of biopharmaceutical and virtual pharmaceutical companies in the healthcare market. These types of companies usually lack an in-house manufacturing infrastructure and, therefore, we expect that these companies will increasingly rely on us for their process development and production requirements. We believe that as we further develop our specialized manufacturing capabilities, we can maintain greater pricing power and margin growth as a result of increased demand. Based on our experience within the industry, we believe that potential clients may be unable to secure these specialized manufacturing capabilities elsewhere, while competitors may not be inclined to invest in specialized non-core manufacturing competencies that may take significant time and capital to develop.

ENHANCE CLIENTS' COMPETITIVE POSITION BY ACCELERATING TIME TO MARKET FOR NEW AND INNOVATIVE PHARMACEUTICAL PRODUCTS:

      We  believe  that one of our  strengths  is our  ability  to  provide  our customers with a full spectrum of products and services in development, formulation, analytical testing and trial, and large-scale production phases within the pharmaceutical aerosol sector. By leveraging integrated scale-up and pilot facilities, we believe we can assist our clients develop sterile-fill manufacturing processes to commercialize new or innovative products. We also believe that as a result of their limited financial resources, which are focused on clinical development and clinical testing, biotechnology and small, specialized pharmaceutical clients will increasingly rely on our integrated product development and manufacturing capabilities to bring their products to market.

FOCUS ON QUALITY,  VERSATILITY,  INNOVATIVE  SOLUTIONS AND OUTSTANDING  CUSTOMER
SERVICE:

      We believe that our success is critically dependant upon achieving results for our clients by providing comprehensive and versatile development and manufacturing  services  in our  targeted  market  sectors,  which  include  the respiratory, allergy, dermatological and topical disease areas. We have integrated our development and scale-up capabilities with our manufacturing operations in order to allow ourselves to efficiently introduce new products or product line extensions into a targeted market area. Based on our experience, regulatory agencies such as the United States Food and Drug Administration ("FDA") and the United Kingdom Medicines and Healthcare Products Regulatory Authority ("MHRA") are continuously enacting new policies requiring more high quality control and quality assurance systems in the global pharmaceutical industry. As a result of these policies by the regulatory agencies, we believe that we must continually invest to maintain and upgrade our manufacturing and quality systems to meet the evolving requirements of such regulatory agencies, our customers needs, and our own requirements. We believe that we must also continue to enhance our staff training systems in order to improve our staff's performance in line with our customers' changing needs. We believe that manufacturing flexibility, along with a well-trained staff and high quality systems, will allow us to provide good customer service, and thereby enhance our competitive position and growth opportunities.

IMPROVE THE ORGANIC GROWTH OF THE BUSINESS BY INTRODUCING VOLUME PRODUCTS THAT COMPLEMENT THE EXISTING PRODUCT PORTFOLIO, ESPECIALLY VIA THE INTRODUCTION OF OUR OWN PROPRIETARY PRODUCTS:

      We believe that we possess a blue-chip customer base that has an international presence and multinational distribution channels. Based on our review of publicly available documents, many of our customers are lacking one or more key pharmaceutical aerosol products in their product portfolio or are looking for product line extensions in niche market areas. We believe that by developing and licensing these types of niche products to our client base, we can significantly increase our manufacturing volume and enhance the commercial relationships we have with these customers. We believe that the Company can also take advantage of key strategic relationships with a number of our customers to exploit key and profitable niche market sectors in the aerosol pharmaceutical market. We believe that these customers would prefer to allocate capital and resources to sales and marketing functions, while leaving the manufacturing to companies like us. This may become even more prevalent in the event that highly specialized development processes or equipment is required. We believe this type of relationship may lead to a strategic relationship with such potential clients. These types of ventures may become even more prevalent in the event that a highly specialized development process or production equipment is required. We believe that such factors also facilitate the introduction of our Company's own proprietary products, which will allow us to focus on materially higher profitable business opportunities while departing from lower profit activities.

CAPITALIZE ON THE INCREASING CONVERSION FROM OZONE-DEPLETING CFC AEROSOL PHARMACEUTICAL PRODUCTS TO NON-CFC PHARMACEUTICALS:

      We believe that we are one of the few pharmaceutical companies in the world that has proven experience in the conversion from CFC to CFC-free (namely HFA propellant) aerosol pharmaceuticals, and we have conducted such transition for clients in Europe and Canada. As the United States and countries in Asia and Latin and South America implement the phase-out of CFC pharmaceutical products in coming years, we plan to increase our contract development and manufacturing services in this area and also to leverage our CFC-to-HFA expertise into strategic partnering relationships, as well as to cultivate our Company's own CFC-free proprietary products.

WHERE FEASIBLE, ACQUIRE UNDER-EXPLOITED, COMPLEMENTARY PHARMACEUTICAL PRODUCTS AND BUSINESSES THAT WOULD BENEFIT FROM OUR DEVELOPMENT AND PRODUCTION EXPERTISE:

      We also view growth opportunities through strategic product and business acquisitions that would benefit from our aerosol pharmaceuticals development and production expertise, including our capabilities in the conversion of CFC-based pharmaceutical aerosol productions to CFC-free pharmaceutical aerosols. We believe that there is an increasing trend in the pharmaceutical industry, particularly by big pharmaceutical companies, to license or sell outright products that they deem to no longer be core assets. We also believe that the acquisition of strategic products and businesses would accelerate the building of our Company.

INSURANCE COVERAGE AND RISK MANAGEMENT

      We maintain insurance coverage, including property, casualty and business interruption; foreign medical costs; freight; motor vehicles; title insurance on owned real properties; errors and omissions including product liability; and employee injury liability. We also maintain director and officer liability coverage.

      Our products must meet with the strict requirements of pharmaceutical manufacturers including those required by the FDA and MHRA, and general cGMPs ("current Good Manufacturing Practices"). We also maintain a quality assurance group to ensure that production quality and associated documentation meet the requirements of customers and regulatory authorities alike. The quality control group performs in-line testing during the manufacturing operations to ensure that the necessary standards are met. All filled and packaged product is placed in quarantine to verify and ensure sterility before it is shipped to the customers. Regulatory agencies, local environment, health and safety authorities and the customers themselves, inspect and audit our facilities and operations on a regular basis.

INDUSTRY OVERVIEW AND MARKETS

THE PHARMACEUTICAL MANUFACTURING MARKET

      According to two financial reports (National Bank Financial and CIBC World Markets) published in November 2001, market spending for global pharmaceutical manufacturing has reached $53 billion, or just over 13% of a total global pharmaceutical market of $400 billion. The $53 billion global manufacturing market represents both in-house and outsourced pharmaceutical manufacturing and is divided between two market segments: primary manufacturing and secondary manufacturing. Primary manufacturing relates to the manufacture of active pharmaceutical ingredients ("API") in bulk. Spending in this segment has reached $19 billion. Secondary manufacturing refers to the processing of APIs into finished dosage-form pharmaceutical products ("fill and finish"). Spending in this segment has reached $34 billion. The highlighted reports further outline that of the total $53 billion spent annually on the pharmaceutical manufacturing market, approximately $14.8 billion of those expenditures are in the manufacturing outsourcing sector and approximately $38.4 billion of those expenditures are in the in-house manufacturing sector.

PHARMACEUTICAL MANUFACTURING OUTSOURCING SECTOR

      According to the noted reports, pharmaceutical companies are outsourcing their manufacturing and packaging requirements increasingly allowing them to focus on core competencies such as the research and development of new drug products. During 2001, the primary manufacturing outsourcing sector accounted for $9.7 billion of expenditures, and the secondary manufacturing outsourcing sector accounted for $5.1 billion of expenditures. Outsourcing in the primary manufacturing segment is well established, due to the availability of large-scale, low cost-base facilities. Given the maturity of this sector, outsourcing growth opportunities are relatively limited. In contrast, outsourcing of finished dosage-form drugs (secondary manufacturing outsourcing) is a relatively new trend in the pharmaceutical industry. Demand in the secondary manufacturing outsourcing sector emerged mainly from escalating drug research, development and regulatory costs, and the need to access manufacturing capacity. We are focused on sterile-fill manufacturing applications in the secondary finished dosage-form manufacturing segment. According to the Freedonia Group, an industry market research organization, sterile-fill applications account for approximately $8.2 billion of the total $34 billion secondary manufacturing market segment.

TARGETED MARKET SECTORS

      Due to the added regulatory scrutiny and resulting high barriers to entry, we have focused our expertise on the sterile aerosol pharmaceutical market sector. Aerosol pharmaceuticals are those drugs that are administered via varying spraying mechanisms through the use of propellants, forced air or mechanical pump actions. Propellants include CFC and HFA gases for use in respiratory aerosols, or hydrocarbon propellants which are used in dermatological aerosols to create a foamed solution. We have also targeted the following market sectors:

      RESPIRATORY MARKET - According to publicly available published reports, the respiratory patient population is one of the fasted growing segments in the healthcare market. Asthma and chronic obstructive pulmonary diseases affect approximately 10% of the population in industrialized countries, with significant growth forecasted as a result of increasing incidents and awareness. This includes allergy, asthma, chronic obstructive pulmonary disease and coughs and colds. According to a recent respiratory market report by the industry research group Datamonitor, the global asthma market alone is estimated to have reached $11.5 billion annually. The United States is the largest national market, accounting for approximately 35% of the global asthma market. The U.S. market is followed by the Japanese market, which accounts for approximately 13% of the global asthma market. However, the United Kingdom has the largest market size per capita, due to high diagnosis and treatment rates and higher product prices there. Given that many of the branded inhalant products are scheduled to lose patent protection within the next three years, market demand and the subsequent development and production of such drugs should increase significantly. Additionally, due to the Montreal Protocol regarding the ban on ozone-depleting CFC sprays, there are new regulations that require companies to phase out CFC-containing inhalers and replace them with CFC-free inhalers, propelled by substances such as HFAs. Many countries, including the United States, have not yet implemented the phase-out of CFC propellants for medical products, whereas the European Community, Canada and Australia have generally phased out the use of CFC pharmaceuticals.

      We believe that we are one the few pharmaceutical companies in the world that has both CFC and HFA manufacturing capabilities. We also believe that we are one of a small number of companies that have the development capabilities to assist our clients in the transition from CFC to HFA inhaler applications.

      THE SYSTEMIC DRUG DELIVERY MARKET - Traditionally, the vast majority of medicines have been administered orally, either in solid/tablet or liquid form. Not all drugs can be taken effectively through the digestive tract and, therefore, must be administered parenterally, usually by injection. The inherent draw back to injections is in patient compliance and risk of infection when utilizing needle devices. Drugs administered through the lungs, however, also reach the circulatory system very quickly, bypassing the digestive track the same way as an injection. As there is no pain or reluctance associated with needle use, patient compliance may be much higher with oral-spray delivery. As a result, respiratory aerosols may be excellent alternative to injections.

      According to publicly available documents regarding the biotechnology industry, with the recent mapping of the human genome, it has been reported that there has been an explosion in new drug discovery targeted for specific disease states. These new drugs tend to be large peptides and proteins. If these types of complex molecules were to be taken orally, the environment encountered in the human digestive tract would degrade them and render them ineffectual. As such, many of these new drugs may be excellent candidates for delivery through the lungs. In addition, some of these large molecule drugs may also be candidates to be administered nasally. Based on our experience in pulmonary and nasal drug delivery systems, combined with our development capabilities in these areas, we believe that we are in an excellent position to capitalize on working with new molecules that lend themselves to these types of drug delivery systems.

      THE DERMATOLOGICAL MARKET - In 2001, the worldwide retail prescription market for dermatological pharmaceuticals was estimated by IMS Health to be $9 billion and growing at 5% per year. In the same year, the U.S. retail prescription market for dermatological pharmaceuticals was valued at $4 billion. The market is normally subdivided into five categories: retinoids (any of various synthetic or naturally occurring analogues of vitamin A), steroids, antifungals, antibiotics and other products. Such products are widely used to treat skin conditions, including: acne and atopic dermatitis, fungal infections, inflammation and psoriasis, baldness and for hair removal. In addition, such drugs are used for diagnostic procedures and to treat symptoms of aging, photo-damage and photosensitivity.

      According to publicly available reports, skin conditions requiring the use of medications often tend to be of a chronic nature with causes unknown. The drugs are often used in order to relieve symptoms rather than as a permanent cure. The result is a constant demand for continuing drug therapy from the patient base. Until recently, this market has lacked innovation in its drug delivery sector. Drugs were normally administered only in creams and ointments. Some patients are reluctant to use treatments that leave visible sticky or greasy spots on themselves or their clothing. With the advent of hydrocarbon aerosol technology, drugs can be delivered in a manner that allows the active ingredient to be quickly absorbed into the skin leaving no residues. This may result in better patient compliance and, in turn, greater usage and demand for the drugs administered in this fashion. We believe that with our hydrocarbon aerosol manufacturing capabilities, we are well positioned to take advantage of this trend in the dermatology marketplace. In addition, we possess the development capabilities to assist new clients to transition their drugs into this new delivery system.

TRADEMARKS, PATENTS AND LICENSES

      When we acquired Inyx Pharma, we acquired a number of licenses and other forms of intellectual property.

PHARMACEUTICAL MANUFACTURING LICENSES

      Inyx Pharma possesses a Manufacturer's License, ML20165/1, granted by the MHRA and also possesses all the necessary authorities, approvals and certifications to conduct normal business activities within the United Kingdom. See "-- Government Regulation." The license must be renewed every five years, and the next renewal is in February 2008.

PRODUCT LICENSES

      Inyx Pharma owns product licenses granted by the MHRA in the U.K. market for Oxymetazoline decongestant nasal spray (expiration August 2005), Chlorhexidine Gluconate mouth spray (expiration December 2005) and Beclomethasone Dipropionate nasal spray (expiration August 2008). Every license in the United Kingdom is granted for a period of five years. At that time, the product license is subject to a review by the MHRA. The MHRA reviews product stability, adverse event reports and any legislative changes that may have taken place within that five-year period that may have affected the licensing requirements for that product. During the review process, the subject company may continue to market the licensed product. Once the MHRA completes its review, it extends the expiration date on the license for another five years, when the licensing review cycle is repeated again.

      On April 26, 2004, we announced that we acquired a group of parenteral pharmaceutical product licenses (i.e. injections and irrigations that are administered intravenously) enabling the Company to enter the hospital supply market in the United Kingdom. These product licenses are issued by the MHRA and give us the exclusive production and distribution rights in the U.K. through September 2005 for a group of hospital products used in infusion, irrigation and injection applications. The products were acquired for a nominal fee from a pharmaceutical company that was placed in U.K. Administration in 2002. These products were acquired royalty free and are summarized as follows:

          PRODUCT                                                SOLUTION      INDICATION
          -------                                                --------      ----------
          Sterile Chlorhexidine Gluconate                          0.2%       Disinfectant
          Sterile Chlorhexidine Gluconate                          0.05%      Disinfectant
          Sterile Chlorhexidine Gluconate                          0.1%       Disinfectant
          Sterile Chlorhexidine Gluconate (Pink)                   0.05%      Disinfectant
          Sterile Chlorhexidine Gluconate (Pink)                   0.5%       Disinfectant
          Sterile Chlorhexidine Gluconate & Centrimide             0.15%      Disinfectant
          Sterile Chlorhexidine Gluconate & Centrimide             0.05%      Disinfectant
          Metrozol Injection                                       -          Antibiotic
          Sodium Chloride                                          0.9%       IV Infusion
          Glucose                                                  5%(1)      IV Infusion
          Uroclens Chlorhexidine                                   N/A        Disinfectant
          Uroclens Saline                                          N/A        Saline Solution

---------------------------

(1)   Other concentrations up to 50% are undergoing licensing renewals

      We are currently in discussions with a number of parties regarding the use of their sales and marketing and distribution capabilities to sell these products through their sales channels although currently no such agreements have been formalized. We also are attempting to identify and recruit a manufacturing partner for these products as we do not currently have the production capabilities to manufacture these products.

MEDICAL DEVICES

      Inyx Pharma is also an ISO9001/EN 46001 registered company and as such is approved for the design, manufacture and inspection of pharmaceutical medical devices. Such medical devices include sterile saline for wound irrigation, ringers irrigation solution, sterile saline in a polyethylene bottle, sterile buffered saline for contact lens use, sterile saline aerosol for contact lens use, two step lens care system stage one-disinfecting solution and two step lens care system stage two-rinsing and neutralizing solution. Such certification must be renewed annually, and we received approval in March 2004 for the ensuing twelve months.

REGISTERED MARKS AND LOGOS

      We are presently using and have filed trademarks on Inyx, Inyx Pharma and the associated logo (i.e., six square orange and grey boxes).

PATENTS AND REGISTERED DESIGN RIGHTS

      Our customers' patents and product licenses are owned by the respective client. On a contract basis, we manufacture products according to our customers' specifications. Until we successfully develop and begin to market our own products, we will not have any design rights that are registered to our own brand items. At that time, we will seek trademark protection for any design rights or brand names for such products.

      On September 21, 2004, we announced that we had completed the acquisition of the patent rights to a novel platform technology in order to enable us to more readily develop inhalation-therapy drugs, including combination drugs, intended to be delivered in aerosol formats. The technology is based on the utilization of a lipid-binding matrix for delivering incompatible or unstable drug substances. We acquired the technology from Phares Technology BV, the parent company Phares Drug Delivery AG of Muttenz, Switzerland ("Phares"), which developed and originally patented the technology. The patented technology we acquired from Phares is patented in the United States, Japan, the United Kingdom and other major European countries, and includes "Methods of preparing proliposome dispersions and aerosols" and "Membrane lipid composition and method for its preparation". In consideration for the transfer of these patent rights, we have agreed to pay Phares approximately $86,000 as transfer fees plus approximately $67,500 as support and management fees.

CONFIDENTIAL INFORMATION, INDUSTRIAL SECRETS, TRADE SECRETS AND KNOW-HOW

      We have entered into confidentiality agreements with our employees and third parties including customers, suppliers and contractors.

      Confidential information, such as business proposals and/or plans, customer lists, profit projections, budgets, economic or market information and specific manufacturing methods, is limited to staff and customers on a "need to know" basis. Data such as manufacturing formulas and methods, forecasts etc. are held within databases under individual password control. We retain and control all associated soft copy and hard copy documentation.

      Our product formulation group has certain know-how in the development of new formulations and comparative brand leader testing, including associated testing for product submissions, in the pharmaceutical aerosol sector. Such core skills include polymer chemistry, colloid chemistry, drug design, powder technology, and formulation and device interactions. We also possess analytical skills to support these activities.

      Additionally, we have know-how and expertise in the industrialization of certain pharmaceutical aerosol products, including:

      1.    Metered dose inhalers - utilizing HFA 134a or CFC as propellants

      2. Sublingual and throat sprays - utilizing propellants or as pump sprays

      3.    Dry powder inhalers

      4.    Hydrocarbon topical and foam products

      5.    Nasal pump sprays

      6.    Barrier pack systems

      Currently, we protect this know-how and expertise through trade secrets and confidentiality agreements although we are in the process of further protecting our proprietary information with applicable patents. At this time, no such patents have been granted.

DATABASES AND SOFTWARE PROTECTION

      We have replaced our existing information technology and business management system with the Sage 500 Management Information System, which started to become operational in January, 2004. This system is intended to support many of our business functions, including manufacturing, warehousing, distribution, logistics, sales reporting, accounting, inventory, quality control, budgeting, financial reporting, and operating and strategic reporting. In connection with the Sage 500 implementation, we will incur total related costs of approximately $550,000 as a one-time cost for the purchase of hardware and operating software, and implementation costs, plus annual maintenance and support costs of approximately $65,000.

      Other databases including PEMAC (Planned Maintenance program), Prolog 4 (Payroll system), Maximizer (Customer Relationship Management system) and other Microsoft based systems are all individually licensed, and controlled and supported by our internal information technology group.

SOFTWARE

      As part of the Sage 500 Management Information system purchase, we will ultimately own both the associated hardware and operating system software ("Sage") that will require newer version annual updates. The proprietary licenses for "off-the-shelf" software that we have traditionally utilized are held by the providers.

DOMAIN NAMES

      We  have  registered  several  domain  names,   including   "inyxinc.com,"
"inyxcorp.com," "inyxpharm.com," "inyx-pharma.co.uk" and "inyx-pharma.com." Our primary website is located on the world-wide web at "inyxinc.com."

COMPETITION

      According to two financial reports (National Bank Financial and CIBC World Markets) published in November, 2001, and other publicly available documents, the global contract service industry was comprised of more than 1,000 contract manufacturing organizations ("CMOs") and contract research organizations ("CROs") combined. These reports further indicate that fewer than 20 of these CMOs and CROs are major participants in the pharmaceutical outsourcing industry. The majority of such competitors provide contract manufacturing services to third parties only if manufacturing capacity is available. In some cases, these competitors may also present acquisition opportunities as consolidation in the pharmaceutical industry continues.

      Our  major  competition  comes  from  in-house   producers;   i.e.,  those
pharmaceutical companies that decide to commercialize and/or manufacture their required products at their own facility.

      We believe that we are able to compete effectively because we provide our customers with a spectrum of products and services in specialized niche areas but on a broad scale. We believe that we are a leader in the development, commercialization and production of respiratory, dermatological and topical aerosols. Additionally, by leveraging integrated scale-up and pilot facilities, we can assist clients in developing sterile-fill manufacturing processes to commercialize new or innovative products in the aerosol drug delivery market.

      In the specialty pharmaceutical sector, we compete directly with several pharmaceutical product development and manufacturing organizations. Many of our competitors, particularly large established pharmaceutical and biotechnology companies, have significantly greater resources than we do. We believe that by focusing on selected niche sectors of the pharmaceutical market such as the respiratory and dermatological aerosol fields, we can effectively compete with our competitors by leveraging our experience, expertise and customer distribution channels on specialty pharmaceutical products which are positioned at a price point that is attractive to the payer community including managed care, government formularies and the specialist physician population.

GOVERNMENT REGULATION

      Our business as a pharmaceutical company is regulated by government authorities in the United States, the United Kingdom, and other jurisdictions where we and our customers market and distribute products, including Canada, various parts of Europe and Latin America. We must ensure that our products and services continuously comply with strict requirements designed to ensure the quality and integrity of pharmaceutical products. These requirements include the United States Federal Food, Drug and Cosmetic Act ("FDC Act") governed by the FDA and the MHRA under cGMP ("current Good Manufacturing Practices") regulations for pharmaceutical manufacturers. Our products and services must also continuously comply with the requirements of the European Agency for the Evaluation of Medicinal Products (the "EMEA"), and the Canadian Therapeutic Products Directorate (the "TPD"). These regulations apply to all phases of our business, including drug testing and manufacturing; record keeping; personnel management; management and operations of facilities and equipment; control of materials, processes and laboratories; and packaging, labeling and distribution.

      All of the pharmaceutical products supplied to the United States market are approved and regulated by the FDA and are approved under, and subject to, the FDC Act. In the U.S., the FDA requires extensive testing of new and existing pharmaceutical products to demonstrate safety, efficacy and purity, ensuring that the products are effective in treating the indications for which approval is granted. Where products are under development, testing in humans may not commence until either an Investigational New Drug application has been approved or an exemption is given by the FDA.

      Where a drug is acquired that has been previously approved by the FDA, both the Company and the former application holder are required to submit certain information to the FDA. This information, provided it is adequate, enables the transfer of manufacturing and/or marketing rights to take place. The Company is also required to advise the FDA about any changes that may affect the approved application as set forth in FDA's regulations. Our strategy focuses on acquiring existing approved products or those in late-stage development, transferring manufacture to our own facilities to leverage our existing expertise and know-how where this is considered both economic and advantageous. In order to perform such transfers, we must demonstrate by filing information with the FDA that we are able to manufacture the product in accordance with cGMPs and the specifications and conditions of the approved marketing application. For changes where prior approval is required under FDA regulations, there is no assurance that such approval will be granted by FDA.

      The FDA also mandates that drugs be manufactured, assembled and labeled in conformity with such cGMPs. In complying with cGMP regulations, we are required to continue to expend time, money and effort in production, record keeping, and quality control to ensure that the products meet the necessary and applicable specifications. The FDA periodically inspects manufacturing facilities to ensure compliance with applicable cGMP requirements. Failure to comply with the statutory and regulatory requirements subjects the manufacturer to regulatory or, in some extreme instances, to possible legal action, such as suspension of manufacturing, seizure of product, or voluntary recall. Where FDA inspections result in cGMP non-compliances being observed a written report (known as a FDA Form 483) is issued. These observations are reported to the manufacturer to assist in complying with the FDC Act and the regulations enforced by FDA. The last FDA inspection of our United Kingdom manufacturing facility resulted in the issuance of a Form 483 that required the facility to resolve a number of observations, but did not require us to delay or discontinue the production of any products made at its facility for the U.S. market as the non-compliances issued were corrected. Adverse experiences with products in the market must be reported to the FDA and could result in the imposition of market restrictions through labeling changes or product removal. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety, or efficacy of the product occurs after approval.

      The U.S. government has extensive enforcement powers over the activities of pharmaceutical manufacturers, including the authority to withdraw approvals, to prohibit sales of unapproved or non-conforming products, seize product and to halt manufacturing operations that are not compliant with cGMPs in addition to monetary penalties, both civil and criminal. Such restrictions may materially adversely affect our business, financial performance and results of operations.

      In addition, modifications to or enhancements of manufacturing facilities may be subject to further additional approval by the FDA that may require a lengthy approval process. The Company's manufacturing facility is subject to continual inspection from regulatory bodies and other government agencies such as the FDA, and manufacturing operations can be interrupted or halted if such inspection proves unsatisfactory.

      Our United Kingdom manufacturing facility holds a Manufacturer's License granted by the U.K.'s Medicines Control Agency, which, on April 1, 2003, merged with the U.K.'s Medical Device Agency to form the MHRA. This license permits the Company to manufacture, control and supply pharmaceutical products to all markets provided that individual products meet with the specification in force within the particular territory that the product is marketed. The MHRA is very similar to the FDA in that it operates under formal legislation (in the U.K. known as The Medicines Act) that controls the approval of all medicinal products used within the U.K. As a member of the European Union, the MHRA also regulates products manufactured for sale both within the U.K. and the E.U. The MHRA is responsible for the review and approval of all license applications and, via its inspection and enforcement division, the inspection and control of manufacturing, assembly and labeling requirements for all medicinal products. As with the FDA, the MHRA has a legal jurisdiction whereby companies who are not compliant with license particulars (known as marketing authorizations within the E.U.) or cGMP can be heavily penalized, including seizure, cessation of manufacture, product recall or, in extreme cases, the cancellation of the manufacturer's license. In this latter case, the manufacturing facility is unable to manufacture for any market. Monetary penalties can also be enforced subject to the judicial system approval within the U.K.

      Following an inspection, the MHRA issues a report (called a Post Inspection Letter) that highlights any observation or deficiencies noted at the facility, to aid the manufacturer to resolve any non-compliances noted during the inspection. At the last inspection in October 2001, a Post Inspection Letter was issued that highlighted a number of non-compliances to be addressed. This did not require the interruption of manufacturing activities nor require any impact upon products supplied from our facility, as the non-compliances issued were corrected.

      Our operations are also subject to numerous and increasingly stringent regulations, whether scientific, environmental or labor related, and can be applied  via  central  government  or at  state or local  level.  The  standards required by regulatory authorities as a result of changes in statutes, regulations or legal interpretations cannot be determined in advance by us. Such future changes could have a material effect upon our business in the future. Changes may, among other aspects, require modification to manufacturing facilities or processes, amend labeling, result in product recall, replacement or discontinuation of products, increase the requirements for control and record keeping or require additional scientific substantiation. Such changes may affect our business, financial condition and results of operations.

      In addition to regulations that govern the manufacture and supply of pharmaceutical products, our facility is also subject to regulation by other agencies such as the United Kingdom's Health and Safety, Executive Environmental Agency and other legislation within the U.K. (e.g., Labor Relations Act, etc.) that are applicable under the laws of the United Kingdom. Periodic inspection by the appropriate agencies occurs to ensure that we are in compliance with the requirements within the appropriate regulations whether these are local, state or national.

EMPLOYEES

      As of September 27, 2004, we employed a total of 142 personnel, consisting of 6 senior executives, 4 senior managers, 12 managerial, 8 clerical, 45 technical (including 12 scientific research and development personnel), and 67 production and maintenance staff. All but six of our employees reside in the United Kingdom. Our Chief Executive Officer and two other key executives reside in North America, and our President and Chief Scientific Officer reside in the United Kingdom. Our senior sales and marketing executive is also located in Europe. We are presently also seeking a Chief Financial Officer, who we expect will reside in North America. None of our employees is a member of any union. Our United Kingdom subsidiary, Inyx Pharma, consults with its employees through a Joint Consultation Committee comprised of representatives across all levels of the business, and which is chaired by a senior manager. The purpose of that committee is consultative only. We believe that we enjoy favorable relations with our employees. We make available to our employees benefits consisting of a contributing and matching pension plan, available after one year of service, and life insurance benefits and stock options based upon the Company's value and meeting performance targets.

ENVIRONMENTAL IMPACT

      We utilize a variety of chemicals in our business, many of which are dangerous if used or handled improperly. As of June 2004, we utilized approximately 170 raw material chemicals to formulate over 160 bulk products that in turn are used to produce approximately 400 finished goods. A substantial number of the chemicals we handle are classified as dangerous due to their toxicity, corrosiveness, ability to cause irritation or flammability. Wastes from our manufacturing and testing processes are either collected in drums and removed by a waste contractor or discharged into public sewers pursuant to a Trade Effluent Discharge Consent. The Company takes stringent precautions in the storage and use of these materials and constantly trains its personnel in their use. Because of this, we have not caused any release of hazardous materials into the environment or exposed any of our employees to health risks. We maintain liability and products-liability insurance covering the risks of such exposure, in amounts we deem to be adequate.

      Under government regulations governed by the Montreal Protocol on Substances That Deplete the Ozone Layer, chlorofluorocarbon ("CFC") compounds are being phased out because of environmental concerns. We presently manufacture respiratory inhalers that utilize CFC gas as a propellant. Although, we have expertise in converting such products to non-CFC based respiratory inhalers and have commenced manufacturing non-CFC or hydrofluoroalkane ("HFA") respiratory inhalers at our Inyx Pharma production facility, a small number of our customers continue to require CFC respiratory inhalers. These customers sell these products in a number of countries that still allow the import and marketing of CFC-based respiratory inhalers. We believe that we are able to successfully implement a complete transition to the use of CFC-free gas or HFA gas as a propellant in the development and production of respiratory aerosols, when required by the respective governing agencies.

PROPERTIES

      Our principal executive offices are located at 825 Third Avenue, 40th Floor, New York, New York 10022, consisting of approximately 4,000 square feet of leased space at an annual rent of $120,000.

      Our manufacturing facilities are situated over seven proximate locations in Runcorn, Cheshire, England. These sites are combined into the 60,000 square feet manufacturing facility in the Astmoor Industrial Estate. Five of these sites are owned by Inyx Pharma, and two are leased from the Warrington and Runcorn Development Corp. for annual rents of $45,000 and $163,000, respectively.

      Our development facility in the United Kingdom occupies a 30,000 square feet facility nearby the manufacturing site, in the Seymour Court Manor Park area owned by the Borough council. Annual rent is $127,000.

      Our Inyx Canada subsidiary leases approximately 2,800 square feet of office space for an annual cost of approximately $50,000 at 4141 Yonge Street, Suite 205, Toronto, Ontario M2P 2A8.

      All such facilities are deemed to be adequate for the Company's present needs.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                               PLAN OF OPERATIONS

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

      THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE INTO IT CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, SUCH AS STATEMENTS RELATING TO OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS, PLANS, OBJECTIVES, FUTURE PERFORMANCE AND BUSINESS OPERATIONS. THESE STATEMENTS RELATE TO EXPECTATIONS CONCERNING MATTERS THAT ARE NOT HISTORICAL FACT. ACCORDINGLY, STATEMENTS THAT ARE BASED ON MANAGEMENT'S PROJECTIONS, ESTIMATES, ASSUMPTIONS, AND JUDGMENTS ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS "BELIEVES," "EXPECTS," "ANTICIPATES," "PLANS," "ESTIMATES," "APPROXIMATELY," "INTEND," AND OTHER SIMILAR WORDS AND PHRASES, OR FUTURE OR CONDITIONAL VERBS SUCH AS "SHOULD," "WOULD," "COULD," AND "MAY." THESE FORWARD-LOOKING STATEMENTS ARE BASED LARGELY ON OUR CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES, JUDGMENTS, AND PROJECTIONS ABOUT OUR BUSINESS AND OUR INDUSTRY, AND THEY INVOLVE INHERENT RISKS AND UNCERTAINTIES. ALTHOUGH WE BELIEVE OUR EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, JUDGMENTS, AND ESTIMATES, FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, CONTINGENCIES, AND OTHER FACTORS THAT COULD CAUSE OUR OR OUR INDUSTRY'S ACTUAL RESULTS, LEVEL OF ACTIVITY, PERFORMANCE OR ACHIEVEMENT TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN OR IMPLIED BY ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF INYX, INC. AND COULD CAUSE OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS, OR CASH FLOWS TO BE MATERIALLY ADVERSELY AFFECTED. IN EVALUATING THESE STATEMENTS, SOME OF THE FACTORS THAT YOU SHOULD CONSIDER INCLUDE THOSE DESCRIBED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE.

GENERAL

      Inyx, Inc. ("Inyx", "we", "us", "our", or the "Company") through its wholly-owned subsidiaries, Inyx Pharma Limited ("Inyx Pharma") and Inyx Canada, Inc. ("Inyx Canada"), is a specialty pharmaceutical company. We focus our expertise on the development and manufactureof prescription and over-the-counter ("OTC") aerosol pharmaceutical products and drug delivery technologies for the treatment of respiratory, allergy, cardiovascular, dermatological and topical conditions. Our client base primarily consists of ethical pharmaceutical corporations, branded generic pharmaceutical distributors and biotechnology companies. Although we perform some sales and marketing functions, we have limited product distribution capabilities and so we depend on our customers' distribution channels or strategic partners to market and sell the pharmaceutical products we develop and manufacture for them.

      We intend to expand our product development and manufacturing activities into our own lines of prescription and OTC pharmaceutical products, but as of June 30, 2004, we had not yet commercialized or marketed our own products or drug delivery applications. Additionally, a material element of our growth strategy is to expand our existing business through the strategic acquisition of pharmaceutical products and drug delivery technologies that are complementary to our expertise in the aerosol pharmaceutical sector.

      Our Company was incorporated under the laws of Nevada in March 2000 as Doblique, Inc. ("Doblique").In July 2002, we became a publicly-traded company when we completed a registration statement for the sale by our principal stockholder of 2,450,000 shares of common stock. Since July 2002, we have filed annual, quarterly and periodic reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934.

      Prior to March 2003, we were in the business of owning and racing thoroughbred horses at various major horse racing tracks throughout the United States. In March 2003, the assets of this operation were sold for cash to a third party, and the Company discontinued the business of breeding and racing thoroughbred race horses. On March 26, 2003, we announced that our controlling stockholder had accepted an unsolicited offer to sell a controlling block of 2,250,000 shares of common stock, representing approximately 45% of the Company's then issued and outstanding shares, to Medira Investments, LLC ("Medira"), which later conveyed such shares to its sole member, Ms. Viktoria Benkovitch, our Chairman's spouse. At that time, we also announced that we would pursue strategic investment opportunities in a number of sectors within the pharmaceutical, biotechnology and medical devices industries.

      We now operate in one business segment, contract manufacturing of pharmaceutical products. Although we also perform product research and development activities, at this time, these business activities and our manufacturing consulting services are primarily supporting our manufacturing operations for the benefit of our customers. Segment reporting on our business will begin to occur as we move into the additional business activities described herein.

      On February 3, 2004, we announced that our Company was selected by the United Nations Development Programme ("UNDP") to assist Cuba to meet the requirements of the Montreal Protocol to phase out the consumption of ozone-depleting chorofluorocarbon ("CFC") gases in metered dose inhalers used in the treatment of asthma and other respiratory conditions. The Montreal Protocol is an international agreement signed by 180 countries (both developed and undeveloped countries) designed to eliminate the production and consumption of substances that deplete the stratospheric ozone layer including the reduction of the use of CFC's within the pharmaceutical industry. With funding for this project provided by the United Nations Multilateral Fund for the Implementation of the Montreal Protocol, we expect to commence our initial consulting contract providing technology transition consulting services to Cuba upon receipt of all required U.S. Government approvals. These services will include assistance with the installation of manufacturing facilities, equipment, and systems to manufacture CFC-free or Hydrofluoroalkane ("HFA") aerosol based respiratory inhalers for the treatment of asthma and chronic obstructive respiratory disease conditions.

      Our business strategy also includes the development and sales of our own proprietary products, including both drug delivery devices and pharmaceutical products which are complementary to our manufacturing technologies. Although we have started developing our own proprietary pharmaceutical products, we have not yet commenced the marketing or sale of any such products. We believe that once we have developed and marketed our own proprietary pharmaceutical product lines, we can improve our revenue and profitability opportunities as such products may offer greater profit margins than those provided by our contract manufacturing services.

      We are currently focusing our own research and development activities on inhalation-therapy drug delivery devices and inhalation methods, and generic prescription and over-the-counter aerosol pharmaceutical products for respiratory, dermatological, topical and cardiovascular applications. Proprietary products under development include generic versions of non-CFC or HFA single molecule and combination drug respiratory inhalants, non-CFC propelled oral sprays for cardiovascular ailments, wound irrigation and cleansing sprays that utilize novel barrier technologies, and anti-inflammatory nasal pumps.

      While we do not currently derive any revenues from the sale of our own products, it is anticipated that our first proprietary product should be ready for commercial marketing by 2005, and will involve the use of a barrier delivery system as described above. We plan to distribute our proprietary products through our own customers' distribution channels or in collaboration with strategic marketing partners, although we do not, as of yet, have any distribution agreements for our products finalized.

THE INYX PHARMA TRANSACTION

      On April 28, 2003, we exchanged 16 million of our common shares for all of the outstanding and issued shares of Inyx Pharma, an aerosol pharmaceutical manufacturing company incorporated under the laws of England and Wales. As a result of this transaction, accounted for as a reverse acquisition of our Company by Inyx Pharma, the stockholders of Inyx Pharma become our controlling and principal stockholders owning approximately 64% of our outstanding stock at the time; Inyx Pharma became our wholly-owned subsidiary; and on May 6, 2003, we changed our name to Inyx, Inc.

      As a result of the Inyx Pharma transaction, we became a publicly held business focused on the development, commercialization and manufacturing of aerosol drug delivery pharmaceutical products. Prior to the Inyx Pharma transaction, as we had divested our thoroughbred horse racing business, we were a public company with nominal operations and assets. Therefore, as a result of the accounting of the Inyx Pharma transaction as a reverse acquisition of a public shell, and for comparative purposes, the historical financial statements of Inyx Pharma, prior to April 28, 2003, are presented herein as our own historical financial statements.

      On March 7, 2003, Inyx Pharma had acquired the majority of the business assets of Miza Pharmaceuticals (UK) Limited ("Miza UK") out of Administration (the United Kingdom equivalent of U.S. Chapter 11 reorganization) from a court-appointed Administrator. Prior to its acquisition of Miza UK's assets, Inyx Pharma had no business operations. As a consequence, for purposes of presentation, our comparative historical results prior to March 7, 2003 are those of Miza UK, the predecessor business operation to Inyx Pharma.

      Miza UK was operated and controlled by an Administrator from September 3, 2002, the date it went into Administration, until March 7, 2003, the date the Administrator sold the majority of its assets to Inyx Pharma. Under U.K. law, the Administrator operates and controls a business that has gone into Administration on behalf of a court until that business is sold as a going concern, or its assets sold or liquidated for the benefit of creditors. Therefore, during 2003, the Administrator controlled the Miza UK operation and all of its associated financial and business records for the period January 1, 2003 until March 6, 2003. Although the results of operation for this period are shown herein as the results of the predecessor business operation to Inyx Pharma (i.e. Miza UK while it was in administration) and because under U.K. law the Administrator is not to required to disclose such financial information to any third parties, our historical results for this period are not audited.

      Through  the  Miza  UK   purchase,   Inyx  Pharma   acquired  one  aerosol
pharmaceutical manufacturing site (the Miza UK Aerosols Division) and a pharmaceutical product development operation (the Miza UK Development Division). In connection with this acquisition, Inyx Pharma issued approximately $7.1 million in debt to effect the transaction and incurred an additional $1.2 million in acquisition costs. Prior to the sale to Inyx Pharma, Miza UK's operation also included another pharmaceutical manufacturing operation (the Miza UK Biopharma Division). The business assets of the Biopharma Division were excluded from the sale of Miza UK's assets to Inyx Pharma, and remained with the Administrator.

      As noted above, prior to its acquisition of the majority of the business assets of Miza UK, Inyx Pharma had no business operations, thus, the acquisition of the majority of the business assets of Miza UK was accounted for as a business combination with a non-operating shell company. The assets acquired by Inyx Pharma were therefore recorded at book value without the recognition of goodwill. Transaction costs incurred in the Miza UK transaction, consisting primarily of legal costs, consulting and finders' fees were expensed on the date of the transaction.

      Also, prior to September 3, 2002 Dr. Jack Kachkar, our Chairman and CEO, was a director and indirect shareholder of Miza UK., but as a result of this administration process at the time of its acquisition of Miza UK's assets, Inyx Pharma and its shareholders did not directly or indirectly own or control any of Miza UK's assets.

      We initially recognized approximately $10.3 million of goodwill from Inyx Pharma's acquisition of the majority of the business assets of Miza UK out of Administration on March 7, 2003, and our subsequent reverse acquisition of Inyx Pharma on April 28, 2003. After further review of the facts and circumstances surrounding these transactions, we reversed all previously recorded goodwill, which included approximately $3.9 million in other expenses, and approximately $6.4 million of additional paid-in capital that arose from the issuance of shares to Inyx Pharma stockholders. Therefore, in our results of operation for the period from March 7, 2003 through December 31, 2003, such transactions were restated and reflected as capital transactions, and accordingly, we restated previously published financial statements for the quarterly periods ended June 30, and September 30, 2003 to reflect these adjustments.

      During the year ended December 31, 2002, Miza UK incurred a one-time non-recurring charge of approximately $25 million related to the Administration process and subsequent sale of its business assets (excluding the Biopharma Division) to Inyx Pharma. This charge is comprised of expenses and losses that were realized or incurred by Miza UK as a result of being placed under the supervision of a court-appointed Administrator in accordance with the U.K. Insolvency Act 1986, on September 3, 2002. For the year ended December 31, 2002, such reorganization charges included approximately $450,000 in Administrator and related fees; approximately $9.5 million as a result of the write-down of the book value of its property, plant and equipment; approximately $7.0 million as a result of the impairment of the value of its intangible assets including prepaid expenses, goodwill and other carrying amounts which became unrecoverable as a result of the administration process; and approximately $8.1 million consisting of an unrecoverable advance due from an affiliated company.

PRO FORMA RESULTS

      Our pro forma  results  for the year  ended  December  31,  2003,  include
approximately   two  months  of   operations   for  Miza  UK  while  it  was  in
Administration (January 1 to March 6, 2003), approximately two months of operations for Inyx Pharma, after it purchased the assets of Miza UK from the Administrator (March 7 to April 28, 2003), and eight months of operations of Inyx Pharma as a wholly-owned subsidiary of Inyx, Inc. (April 28 to December 31,
2003).

      As the Biopharma business was part of Miza UK but not acquired by Inyx Pharma on March 7, 2003, its results of operation are included in the financial statements presented herein prior to that date, but our pro forma results of operations show adjustments to eliminate financial results attributable to the Biopharma Division for the period January 1, 2003 until March 6, 2003. We have therefore shown results for the pro forma six months ended June 30, 2003 without the Biopharma Division, as this comparison is more indicative of the type of results Inyx Pharma would have had if it had acquired the majority of Miza UK's business assets on January 1, 2003 rather than on March 7, 2003.

      Additionally, interest and depreciation expenses were adjusted to reflect the charges related to pro forma debt and net fixed assets as of the closing of the acquisition of the assets of Miza UK by Inyx Pharma. As the Biopharma Division was also in Administration, its business activities were diminished for the period of January 1, 2003 to March 6, 2003.

      For the pro forma six months ended June 30, 2003, Miza UK's Biopharma Division had net revenues of approximately $334,000 and costs of revenue of $393,000, resulting in a gross loss of approximately $59,000. Other than selling expenses of $33,000, the Biopharma division had no other costs associated with it for the pro forma six months ended June 30, 2003, as all other costs were centralized by the Administrator.

      For the year ended December 31, 2002, Miza UK's Biopharma Division had net revenues of approximately $3.5 million, with costs of sales of approximately $3.45 million, general and administrative expenses of approximately $395,000, and sales expenses of approximately $15,000, resulting in a net loss of approximately $5 million. This loss consisted of a loss of approximately $500,000, and one time expenses and costs of approximately $4.5 million the Biopharma Division had as part of Miza UK's administration process.

      Additionally, prior to our acquisition of Inyx Pharma, we divested all prior operations conducted as Doblique, Inc. Therefore, for the pro forma year ended December 31, 2003 and comparative year ended December 31, 2002, and for the comparative pro forma six months ended June 30, 2003, operations relating to the business of the former Doblique, now Inyx, have been eliminated from these pro forma statements as if the divestiture of assets and liabilities and the discontinuance of related operations belonging to Doblique occurred on January 1, 2003 and January 1, 2002, respectively.

      As a result of the above, we believe that the comparative pro forma results are a more indicative comparison of our Company's business going forward.

CONSOLIDATED RESULTS

      The accompanying consolidated financial information includes the accounts of Inyx and its wholly-owned subsidiaries, Inyx Pharma, incorporated under the laws of England and Wales; Inyx Canada, formed as a federally incorporated Canadian corporation; and Inyx Realty, Inc. ("Inyx Realty"), a Florida corporation through April 14, 2004. All inter-company accounts and transactions have been eliminated in consolidation.

      On April 14, 2004, Inyx Realty, which we established solely to operate a corporate office lease in Miami Florida, was acquired by First Jemini Trust, a discretionary family trust in which our Chairman/CEO and his spouse are beneficiaries. As a result, as of April 14, 2004, Inyx Realty was no longer a subsidiary of our Company and all of Inyx's obligations relating to Inyx Realty, primarily an office lease in Miami, have been terminated.

      As a result of the accounting of the Inyx Pharma transaction as a reverse acquisition, and for comparative purposes, the historical financial statements of Inyx Pharma are presented herein as our own historical statements. Prior to our reverse acquisition of Inyx Pharma, we were a public company with nominal operations and assets, as we had divested all prior operations, namely our thoroughbred horse business, conducted as Doblique, therefore designating our Company as a non-operating public shell.

      The timing and reporting of our reverse acquisition of Inyx Pharma on April 28, 2003 is such that the substance of the discussion centering on our actual comparative results for the period ended December 31, 2003 and the period ended June 30, 2003 is in reference to approximately two months of operations for Miza UK while it was in Administration (January 1 to March 6, 2003), approximately two months of operations for Inyx Pharma, after it purchased the assets of Miza UK from the Administrator (March 7 to April 28, 2003), and eight months of operations of Inyx Pharma as a wholly-owned subsidiary of Inyx, Inc. (April 28 to December 31, 2003).

      Our single largest shareholder at the time of our reverse acquisition of Inyx Pharma was Viktoria Benkovitch, the wife of our Chairman and CEO (Dr. Jack Kachkar), who owned approximately 45% of our Company. At that time, Ms. Benkovitch and Dr. Kachkar were also non-voting beneficiaries of the JEM Family Trust, a discretionary family trust that owned approximately 48% of Inyx Pharma. As a consequence of these circumstances, our acquisition of Inyx Pharma was accounted for as a capital transaction, recorded at the carrying value of the underlying net assets acquired with no recognition of goodwill.

CRITICAL ACCOUNTING POLICIES

      Our accounting policies are disclosed in Note 2 to the Notes to the Consolidated Financial Statements found elsewhere herein. We consider the following policies to be important to our financial statements.

REVENUE RECOGNITION

      The Company recognizes revenue when (1) persuasive evidence of an arrangement exists; (2) product delivery has occurred or services rendered; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. Revenues are recognized FOB (Freight-on-Board) shipping point, when products are shipped, which is when legal title and risk of loss is transferred to the Company's customers, and is recorded at the net invoiced value of goods supplied to customers after deduction of sales discounts and sales and value added tax, where applicable. In situations where the Company receives payment in advance of the performance of research and development services, such amounts are deferred and recognized as revenue as the related services are performed.

      Non-refundable fees are recognized as revenue over the term of the arrangement, based on the percentage of costs incurred to date, estimated costs to complete and total expected contract revenue. Product returns are not accepted.

      Shipping costs are paid for by the Company's customers. Any shipping and handling costs incurred by the Company are included in costs of goods sold in the accompanying consolidated statements of operations.

TRANSLATION OF FOREIGN CURRENCY

      The functional currency of our Company's United Kingdom subsidiary is the Great Britain Pound. Our Company's financial statements are reported in United States Dollars and are translated in accordance with Statement of Financial Accounting Standards No. 52, which requires that foreign currency assets and liabilities be translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing during the period. For purposes of SFAS No. 52, we consider the dollar to be the reporting currency. The effects of unrealized exchange fluctuations on translating foreign currency assets and liabilities into dollars are accumulated as a cumulative translation adjustment in stockholders' deficit. Realized gains and losses from foreign currency transactions are included in the results of operation for the period. Fluctuations arising from inter-company transactions are of long term in nature and are accumulated as cumulative translation adjustments.

      As of June 30, 2004, we had not utilized any currency-hedging programs. However, as we intend to continue to utilize US-based financing sources, and as the significant majority of our revenues are in British pounds sterling, with some revenues in European Euro Dollars, we will begin hedging activities by the end of 2004. We have established a commercial banking relationship with J.P. Morgan-Chase Bank in New York to provide us with currency-hedging advisory services including our participation in currency-forward contracts for the purpose of mitigating foreign exchange fluctuations following the effective date of this offering.

                         SELECTED FINANCIAL INFORMATION


(TABULAR AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                      SUCCESSOR                         PREDECESSOR

                                  SIX MONTHS         FOR THE       FOR THE           FOR THE     YEAR ENDED    YEAR ENDED
                                       ENDED     PERIOD FROM        PERIOD       PERIOD FROM       DECEMBER      DECEMBER
                                    JUNE 30,        MARCH 7,    FROM MARCH        JANUARY 1,    31, 2002(2)      31, 2002
                                        2004    2003 THROUGH       7, 2003      2003 THROUGH
                                               JUNE 30, 2003       THROUGH     MARCH 6, 2003
                                                                  DECEMBER
                                                                31, 2003(1)
                                --------------------------------------------------------------------------------------------
                                 (Unaudited)      (Unaudited)                                    (Unaudited)    (Unaudited)

Statement of Operations Data
Net revenues                      $  7,300        $  5,068        $ 13,099        $  2,730        $ 21,184        $ 24,644
Gross profit                            80           1,135           2,465             461           3,862           3,872
Total operating expenses             4,738           2,969           7,124             619           6,993           8,483
Loss from operations before
     other expenses                 (4,658)         (1,834)         (4,659)           (158)         (3,131)         (4,611)
Other expenses                        (690)         (5,168)         (9,110)           (847)        (25,512)        (26,729)
Loss from discontinued
     operations                         --             (25)            (25)           (231)              --             --
Net loss from continuing
     operations                     (4,955)         (6,714)        (12,475)           (617)        (28,643)        (30,998)
Loss per share of common
     stock outstanding
     basic and fully
     diluted:                     $  (0.17)       $  (0.35)       $  (0.55)       $  (0.04)       $  (1.79)       $  (1.94)


----------------------

(1) Represents approximately eight months of operations, commencing on April 28, 2003. Operating results for the period from March 7, 2003 through April 28, 2003 were nominal.

(2) Actual results of operations adjusted to remove the results of the Biopharma division which was not part of Inyx Pharma's acquisition of the business assets of Miza Pharmaceuticals (UK) Ltd. from a court-appointed Administrator.


                                             JUNE 30, 2004
                                              (UNAUDITED)      DECEMBER 31, 2003
                                              -----------      -----------------

Balance Sheet Data
         Total assets                            $ 14,306         $ 13,751
         Working capital (deficit)                (5,527)          (1,421)
         Total liabilities                         20,191           15,229
         Stockholders' deficit                    (5,885)          (1,478)

PRO FORMA CONDENSED COMBINING SUMMARY FINANCIAL INFORMATION

                                           PRO FORMA YEAR ENDED                ACTUAL YEAR ENDED
                                                   DECEMBER 31,                      DECEMBER31,
                                           --------------------                -----------------

                                         2003(1)        2003(2)         2002(3)          2002(4)
                                         -------        -------         -------          -------

Statement of Operations Data      With Biopharma       Without     With Biopharma       Without
                                                      Biopharma                        Biopharma
Net revenues                          $ 15,829        $ 15,495        $ 24,644        $ 21,184
Gross profit                             2,926           2,985           3,872           3,862
Loss from operations before
     other expenses                     (5,045)         (5,215)         (4,611)         (3,131)
Net loss                               (13,117)        (13,490)        (30,988)        (28,643)

(1) The above condensed pro forma consolidated statements of operations for the year ended December 31, 2003 are based on the assumption that the Company's reverse acquisition of Inyx Pharma Limited ("Inyx Pharma") took place as of January 1, 2003 and include the business operations of Miza Pharmaceuticals (UK) Limited ("Miza UK"), the predecessor business operation to Inyx Pharma, for the period January 1, 2003 to March 6, 2003, and Inyx Pharmafor the period March 7, 2003 to December 31, 2003. On March 7, 2003, Inyx Pharma acquired the majority of the business assets of Miza UK from a court appointed administrator. This condensed combining pro forma statement of operations for 2003 includes the results of the Biopharma Division, although this Miza UK business division was not acquired by Inyx Pharma.

(2) For the pro forma year ended December 31, 2003, the results of operations of the Biopharma Division, which was not acquired by Inyx Pharma, in its purchase of the business assets of Miza UK, have been eliminated for comparative purposes.

(3) For the year ended December 31, 2002, the operations of Miza UK as a predecessor business operation to Inyx Pharma are presented for comparative analysis. This condensed actual statement of operations for 2002 includes the results of the Biopharma Division. Although the Biopharma Division was not acquired by Inyx Pharma, this division was previously part of the Miza UK operation and contributed to Miza UK's overall results, prior to the Inyx Pharma transaction.

(4) For comparative analysis, for the year ended December 31, 2002, the operations of Miza UK as a predecessor business operation to Inyx Pharma are presented, after the elimination of the results of Miza UK's Biopharma Division.

RESULTS OF OPERATIONS FOR THE PERIOD FROM MARCH 7, 2003 THROUGH DECEMBER 31, 2003 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

      The financial information set forth in the following discussion should be read in conjunction with, and qualified in its entirety by, the financial statements of our Company presented elsewhere herein.

INYX ACTUAL RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2003 (COMMENCING ON MARCH 7, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      The following discussion of our results of operations for the period from March 7, 2003 through December 31, 2003 focuses on the operations of our wholly owned subsidiary, Inyx Pharma, a pharmaceutical manufacturing operation we acquired through a reverse acquisition on April 28, 2003. Prior to our reverse acquisition of Inyx Pharma we had divested all prior operations of our thoroughbred horse business and since then, all of our revenues have been generated by Inyx Pharma. Therefore, our actual results of operations for the period from March 7, 2003 through December 31, 2003 consist of approximately eight months of operations commencing on April 28, 2003, the date of the Inyx Pharma reverse acquisition. Inyx Pharma had acquired the majority of the business assets of Miza UK on March 7, 2003 but Inyx Pharma's operating results for the period from March 7, 2003 through April 28, 2003 were nominal.

      As the Biopharma Division was part of Miza UK in 2002 but not acquired by Inyx Pharma on March 7, 2003, its results of operation are included in the 2002 financial statements of Miza UK but not in Inyx Pharma's 2003 financial statements. Therefore, for comparative purposes, we have presented the 2002 actual results of operations for Miza UK including Miza UK's Biopharma Division and also, separately excluded the 2002 results of operations of the Biopharma Division, as this division is not related to the Company's operations in 2003. The results of operations for those Miza UK business assets acquired by Inyx Pharma are outlined by the caption "Miza UK, excluding Biopharma".

      INYX PRO FORMA RESULTS OF OPERATIONS FOR THE PRO FORMA YEAR ENDED DECEMBER 31, 2003 (TWELVE MONTHS OF OPERATIONS, INCLUDING RESULTS OF THE BIOPHARMA DIVISION, COMMENCING JANUARY 1, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Our pro forma results for the pro forma year ended December 31, 2003, include approximately two months of operations for Miza UK while it was in Administration (January 1 to March 6, 2003), approximately two months of operations for Inyx Pharma, after it purchased the assets of Miza UK from the Administrator (March 7 to April 28, 2003), and eight months of operations of Inyx Pharma as a wholly-owned subsidiary of Inyx, Inc. (April 28 to December 31,
2003). In our pro forma financial statements, for the comparative years ended December 31, 2003 and 2002, respectively, the results of operations are presented as if our reverse acquisition of Inyx Pharma had occurred on January 1, 2003. The business assets of the Biopharma Division were excluded from the Inyx Pharma purchase of Miza UK's assets, but for comparative purposes, and to show the full historical results of the predecessor company, the results of operation of the Biopharma Division are included in our 2003 pro forma results as that division was part of the Miza UK until its acquisition by Inyx Pharma.

      Our 2003 pro forma results of operation, for the pro forma year ended December 31, 2003, are then compared to the actual results of Miza UK including Biopharma for the year ended December 31, 2002.

NET REVENUES

      PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 31, 2002

      Our revenues are derived from pharmaceutical manufacturing and product formulation and development outsourcing services, including product stability, commercial scale-up, and validation and regulatory support for our clients' products. Future contract revenues are dependant upon our clients maintaining or obtaining regulatory approval for the sale of their products in their designated markets.

      Although we do not currently derive any of our revenues from the sale of our own products, we believe that we can increase our revenues and achieve greater margins through the addition of our own product lines in selected pharmaceutical market sectors, with marketing to be conducted through certain strategic customers. We expect that these types of revenues would include direct sales, royalty payments and licensing fees of our planned products. At this time, we have not commercialized any of our own proprietary products and we have no agreements for such fees or distribution agreements finalized.

      INYX ACTUAL RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2003 (COMMENCING ON MARCH 7, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Net revenues for the period from March 7, 2003 through December 31, 2003 were approximately $13.1 million. These revenues are attributed solely to the newly acquired business of Inyx Pharma and represent approximately ten months of business activity from April 28, 2003, the date of the acquisition of Inyx Pharma, to December 31 In comparison, net revenues for the year ended December 31, 2002, amounting to twelve months of operations, were approximately $24.6 million. Net revenues decreased by $11.5 million or approximately 47% for the period as compared to the previous year primarily as a result of the Biopharma Division being excluded from the Inyx Pharma purchase of the Miza UK business assets, and the shorter operating period that we had as a company in 2003. As a result of our reverse acquisition of Inyx Pharma on April 28, 2003, Inyx had approximately eight months of significant business operations during 2003 as compared to 12 months of operations for the predecessor business operation during 2002 as Miza UK. Inyx Pharma's operating results for the period from March 7, 2003 through April 28, 2003 were nominal.

      In 2002, Miza UK's Biopharma division had net revenues of approximately $3.5 million. Therefore, net revenues for Miza UK excluding Biopharma for the year ended December 31, 2002 were approximately $21.1 million.

      For the period from March 7, 2003 through December 31, 2003, our three largest customers accounted for approximately $5.5 million or approximately 42% of our total net revenues. During this period, these three customers were the Merck Generics group of companies, accounting for approximately $2.5 million in net revenues or approximately 19% of total revenues; Genpharm Inc., accounting for approximately $1.9 million in net revenues or approximately 14.5% of total revenues; and SSL International Plc, accounting for approximately $1.1 million in net revenue or approximately 8.5% of total revenues. The loss of any one of our top three clients would have a material adverse affect on our revenues and profitability opportunities. As part of our strategic growth objectives, we are planning to broaden our customer base and distribution channels to mitigate the risk of our economic dependence on any one client.

      In comparison, for the year ended December 31, 2002, the three largest customers of Miza UK accounted for approximately $12.5 million or approximately 51% of total net revenues. For the year ended December 31, 2002, the three largest customers were the Merck Generics group of Companies, accounting for approximately $8.7 million in net revenues or approximately 35% of total revenues; Connetics Corporation, accounting for $2.8 million in net revenues or approximately 11.5% of total revenues; and Celltech Pharmaceuticals Ltd., accounting for approximately $1 million in net revenues or approximately 4.5% of total revenues. Net revenues for these three largest customers were all generated at Miza UK excluding Biopharma.

INYX PRO FORMA RESULTS OF OPERATIONS FOR THE PRO FORMA YEAR ENDED DECEMBER 31, 2003 (TWELVE MONTHS OF OPERATIONS, INCLUDING RESULTS OF THE BIOPHARMA DIVISION, COMMENCING JANUARY 1, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Our pro forma net revenues for the pro forma year ended December 31, 2003, which include the net revenues of the Biopharma division for the period of January 1, 2003 to March 6, 2003 were approximately $15.8 million as compared to approximately $24.6 million in net revenues for the year ended December 31, 2002. Pro forma net revenues decreased by approximately $8.8 million or approximately 35% as compared to the net revenues for the comparable year in 2002.

      For the pro forma year ended December 31, 2003, our largest three customers accounted for approximately $ 7 million or approximately 44% of pro forma net revenues as compared to the three largest customers accounting for approximately $12.5 million or approximately 50% of total pro forma net revenue for the year ended December 31, 2002. For the pro forma year ended December 31, 2003, our three largest customers were the Merck Generics group of companies, accounting for approximately $3.5 million in net revenues or approximately 22% of total revenues; Genpharm Inc., accounting for approximately $2.2 million in net revenues or approximately 14% of total revenues; and SSL International Plc, accounting for approximately $1.3 million in net revenue or approximately 8% of total revenues.

      For the pro forma year ended December 31, 2003, the Biopharma Division had net revenues of approximately $335,000 or approximately 2% of total revenues for the pro forma year. None of the revenues for our three largest customers, during the pro forma year ended December 31, 2003, were generated at the Miza UK Biopharma Division.

DISCUSSION AND ANALYSIS REGARDING OUR NET REVENUES FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

      The major factors contributing to the decrease in net revenues for the comparative periods are the phase-out of chlorofluorocarbon (CFC) based aerosol respiratory inhalers, the loss of a major client due to a transition to another production facility, and the loss of a number of customer product development and commercialization projects due to the business uncertainty created by the Administration process that our predecessor company was involved in.

      The first major reason for the decrease in net revenues between the comparative periods is the phase out of our chlorofluorocarbon (CFC) aerosol respiratory inhalers (MDIs) production for a number of our clients, including our largest customer, the Merck Generics group of companies. This reduction in production is in line with the Montreal Protocol treaty to phase out the consumption and production of ozone-depleting CFC products around the globe. In 2003, a number of countries where our clients distribute their CFC-based pharmaceutical products banned such products in accordance with the Montreal Protocol. For the year ended December 31, 2002, CFC-based respiratory inhalers accounted for approximately $5 million in net revenues or approximately 20% of total revenues. In comparison, for the pro forma year ended December 31, 2003 such products accounted for only approximately $500,000 in net revenues or approximately 3% of our total net revenues. Consequently, the phase-out of our European and Canadian customers' CFC production requirements resulted in an approximately $4.5 million decrease of net revenues for the comparative periods.

      Presently, our CFC production line is operating at less than two percent capacity utilization. As we continue to develop greater commercial opportunities in the United States and Latin American markets, where CFC-based respiratory inhalers are still utilized, we plan to increase the utilization of this production line. As a result of these marketing initiatives and commercial opportunities for CFC-based inhalers, we expect to be increasingly utilizing this manufacturing line, as we increase our customer base in these geographic markets. We are also presently assisting a number of our clients with the transition to non-CFC based respiratory inhalers and have commenced manufacturing such inhalers at our Inyx Pharma production facility. We expect revenue levels to gradually increase in this area as our clients continue to receive regulatory approvals for their replacement products over the next 24 months.

      The second major reason for the decrease in net revenue levels between the pro forma year ended December 31, 2003 and the year ended December 31, 2002 is the significant decrease in revenues from one of the predecessor company's largest clients, Connetics Corporation, which moved its production requirements for hydrocarbon aerosols to a manufacturing facility in the United States due to strategic reasons. For the year ended December 31, 2002, Connetics accounted for approximately $2.8 million or approximately 11% of total revenues as compared to only approximately $333,000 in net revenues or 2% of total revenues for the pro forma year ended December 31, 2003. Consequently, the significant decrease of Connetics contract revenue resulted in an approximately $2.5 million decrease of net revenues for the comparative periods. We believe that with our significant expertise and product development and manufacturing capabilities in this pharmaceutical manufacturing sector, we will continue to replace this client with other customers that require hydrocarbon aerosol products as the use of non-CFC based pharmaceutical aerosol technology continues to grow. During 2003, our largest customer in this area was SSL International Plc, accounting for approximately $1.1 million in net revenue or approximately 8.5% of total revenues as compared to approximately $587,000 or approximately 2.4% of total revenues in 2002.

      The third major reason for the decrease in net revenue levels between the pro forma year ended December 31, 2003 and the year ended December 31, 2002 is attributed to the fact that Inyx Pharma's predecessor company, Miza UK, was acquired out of Administration on March 7, 2003. By the time that the Miza UK business assets were acquired by Inyx Pharma, the Miza UK business had been in Administration for a period of seven months commencing on September 3, 2002. As the Administration period went on, there were a number of business and revenue interruptions due to product release delays and lack of components. This adversely affected customer confidence as clients either halted on-going production or development projects or did not initiate new commercial activities due to the business uncertainties of Administration. Consequently, although most of our customer base has been retained, our level of revenues has not yet been restored to the levels experienced by the predecessor company prior to Administration. It has taken time during 2003 to start-up a number of client projects due to the required regulatory approvals, and the production commissioning and validation processes involved in the pharmaceutical manufacturing industry. We believe that as we continue to meet our clients' product development, commercialization and manufacturing requirements, and invest to continually improve our production facilities' manufacturing and quality systems, we can restore customer confidence and restore previously experienced revenue levels.

      We have been actively marketing to our customer base and expect revenues from manufacturing and development revenues to be restored to levels experienced by the business assets acquired by Inyx Pharma prior to the Administration period. Excluding the CFC-metered dose inhaler (MDI) manufacturing line, which is being phased out due to environmental requirements, our manufacturing operations were operating at an average 27% of available capacity. Revenues and, therefore capacity utilization, are expected to increase as new customer contracts and purchase orders are obtained. Additionally, we expect to be able to increase our manufacturing activities as customers' raw material and component inventory requirements are restored to normal business operational levels. Also, we believe our expertise in converting from CFC to CFC-free aerosol pharmaceuticals, particularly the production of hydrolfuoroalkane (HFA) non-ozone-depleting aerosol pharmaceutical products, should generate increasing business as the Montreal Protocol continues to be implemented around the world.

COST OF GOODS SOLD

      PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 31, 2002

      Cost of goods sold is associated with manufacturing and development revenues and includes materials, labor, factory overheads and technical affairs, which include quality control and quality assurance regulatory support.

INYX ACTUAL RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2003 (COMMENCING ON MARCH 7, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Cost of goods sold amounted to approximately $10.6 million or approximately 81% of net revenues for the period from March 7, 2003 through December 31, 2003. In comparison, the cost of goods sold for the year ended December 31, 2002, amounting to twelve months of operations as Miza UK, totaled approximately $20.8 million or approximately 84% of net revenues.

      In relation to Miza UK's Biopharma Division only, for the year ended December 31, 2002, the cost of goods sold was $3.45 million. Therefore, the cost of goods sold for Miza UK excluding Biopharma for the year ended December 31, 2002 was $17.3 million or approximately 82% of approximately $21.1 million in net revenues.

INYX PRO FORMA RESULTS OF OPERATIONS FOR THE PRO FORMA YEAR ENDED DECEMBER 31, 2003 (TWELVE MONTHS OF OPERATIONS, INCLUDING RESULTS OF THE BIOPHARMA DIVISION, COMMENCING JANUARY 1, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Pro forma cost of goods sold for the pro forma year ended December 31, 2003 amounted to approximately $12.9 million or approximately 82% of net pro forma revenues of $15.8 million as compared to actual costs of goods sold of approximately $20.8 million or approximately 84% of actual net revenues of $24.6 million for the year ended December 31, 2002.

      For the pro forma year ended December 31, 2003, the Biopharma Division's cost of goods sold amounted to $395,000 or approximately 3% of the Company's total costs of goods sold for the pro forma year. During the administration process, the Biopharma Division's business activity was minimal and not sufficient to recover overhead and manufacturing costs. As a result, for the pro forma year ended December 31, 2003, Biopharma's cost of goods sold, of approximately $395,000, were greater than its revenues of approximately $335,000.

DISCUSSION AND ANALYSIS REGARDING COST OF GOODS SOLD FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

      The cost of goods sold as a percentage of revenues is consistently high in the comparative periods due to the following factors:

      (1) On September 3, 2002, the predecessor company entered the Administration period, which adversely affected the overall sales levels and reduced operations from an average of 50% to an average range of 25% - 30% of total manufacturing capacity, thereby reducing fixed overhead cost absorption and concomitantly increasing the cost of goods sold. Since our acquisition of Inyx Pharma, we have enhanced our business development and marketing activities in order to restore customer confidence that was adversely affected as a result of the Administration period which created shipping delays to our customers due to the lack of components and supplies. We expect our cost of goods sold to be reduced as more overhead costs are absorbed with increased manufacturing capacity utilization, as more customer contracts and purchase orders are obtained.

      (2) This reduced manufacturing capacity utilization has continued into 2003 as it has taken us time during 2003 to start-up a number of client projects due to the required regulatory approvals, and the production commissioning and validation processes involved in the pharmaceutical manufacturing industry. We expect our cost of goods sold to be reduced as more of these projects are ramped up to full production. With more volume throughput at our manufacturing facility, we can absorb more overhead costs and therefore reduce our manufacturing costs.

      (3) In addition, due to the previously noted Montreal Protocol Treaty, during 2002 and 2003, we have be phasing out the CFC-based MDI respiratory product line, which has gradually reduced our total manufacturing capacity utilization, and therefore reduced overhead absorption rates and increased our cost of goods sold. As a result of the CFC phase-out, the MDI line, which accounted for approximately 20% of overall production in 2002, now accounts for only approximately 2% of overall production. Additionally, CFC respiratory inhaler products are approximately 20% lower in material costs than their non-CFC equivalents. As we are now focused on phasing in the non-CFC version of these products, primarily HFA-based respiratory MDIs, our cost of goods sold have marginally increased as a result of the increased production of such inhalers for our customers.

      Even though we have experienced moderate raw material and labor price increases since our reverse acquisition of Inyx Pharma, due to inflation and new vendor relationships, we expect the cost of goods sold percentage to be maintained or reduced as more customer contracts are initiated or renewed, and our capacity utilization is enhanced. With improved fixed overhead cost absorption, we expect to improve our profit margins.

      However, we also expect to start incurring research and development costs as part of our cost of goods sold once we pursue the development of our own proprietary pharmaceutical products. Such costs would include intellectual property development costs and salaries for the required additional technical staff. We expect that such research and development costs would increase costs in the short term, but would be offset by the higher profit margins long term for our own products as compared to the margins for our contract manufacturing services.

GROSS PROFIT

      PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 31, 2002

INYX ACTUAL RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2003 (COMMENCING ON MARCH 7, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Gross profit amounted to approximately $2.5 million on net revenues of approximately $13.1 million or approximately 19% of net revenues for the period from March 7, 2003 through December 31, 2003 as compared to a gross profit of approximately $3.9 million on net revenues of $24.6 million or approximately 16% of net revenues for the year ended December 31, 2002.

      For the year ended December 31, 2002, the Biopharma division on its own generated a gross profit of approximately $50,000 on net revenues of approximately $3.5 million, or approximately 1% of Miza UK's overall profit for the reporting period. The gross profit for Miza UK excluding Biopharma for the year ended December 31, 2002 was approximately $3.85 million or approximately 18% of net revenues.

INYX PRO FORMA RESULTS OF OPERATIONS FOR THE PRO FORMA YEAR ENDED DECEMBER 31, 2003 (TWELVE MONTHS OF OPERATIONS, INCLUDING RESULTS OF THE BIOPHARMA DIVISION, COMMENCING JANUARY 1, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Pro forma gross profit amounted to approximately $2.9 million on net revenues of approximately $15.8 million or approximately 18% of net revenues for the pro forma year ended December 31, 2003 as compared to a gross profit of approximately $3.9 million or approximately 18% of net revenues for the year ended December 31, 2002.

      For the pro forma period ended December 31, 2003, the Biopharma Division lost approximately $60,000. As the Biopharma Division's business activity was minimal and not sufficient to recover overhead and manufacturing costs during the Administration process, Biopharma had a cost of goods sold of approximately $395,000 based on net revenues of approximately $335,000 for the pro forma period.

DISCUSSION AND ANALYSIS REGARDING GROSS PROFIT FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

      By the time that Miza UK was acquired by Inyx Pharma on March 7, 2003, the Miza UK business had been in Administration for a period of seven months commencing on September 3, 2002. As a result of the administration process, our predecessor company experienced a significant decline in profitability due to periods of business interruption caused by the lack of materials, components and supplies to manufacture finished goods for customers, as well as a lack of customer marketing and sales efforts.

      Additionally, research and development contract customers were unwilling to continue development projects during the Administration period. Customer product development projects are usually initiated to provide product manufacturing and regulatory support. This type of service usually spans over a period of six months to two years, but due to the uncertainty during the administration period, most clients in the latter part of 2002 and into the first quarter of 2003 either stopped the progress of on-going projects or did not initiate new product development projects. We have already restarted a number of such development projects, and we expect that as we continue to meet our clients' product development, commercialization and manufacturing requirements we can continue to build customer confidence in order to improve our profitability in this area.

      Our research and development contract services have higher gross margins than our contract manufacturing services because we only have to account for our own labor support costs while charging out such professional services we provide to our customers at agreed higher rates. We therefore expect gross profitability levels to increase as more customer contracts are initiated or renewed for our contract development services, particularly for those development products which allow us to increase the utilization of our production capacity by commercializing such products.

      We believe that we can also improve our gross profit margins through the addition of our own pharmaceutical product lines, which offer greater profit margins than those provided by contract manufacturing services. Although we do not currently derive any revenues from the sale of our own products, we believe that our first proprietary product may be ready for commercial marketing by the end of 2004.

GENERAL AND ADMINISTRATIVE EXPENSES

      PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 31, 2002

      Our General and Administrative expenses include corporate overhead costs, administrative support, and business and corporate development and support costs incurred by our wholly owned subsidiaries.

INYX ACTUAL RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2003 (COMMENCING ON MARCH 7, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      General and administrative expenses amounted to approximately $6.5 million or approximately 50% of net revenues for the period from March 7, 2003 through December 31, 2003 as compared to approximately $6.9 million or 28% of net revenues for the year ended December 31, 2002, an increase of approximately 22% of revenues for the comparative periods.

      For the year ended December 31, 2002, the Biopharma Division had general and administrative expenses totaling $375,000. Therefore, the general and administrative expenses for Miza UK excluding Biopharma for the year ended December 31, 2002 amounted to approximately $6.5 or approximately 31% of net revenues.

INYX PRO FORMA RESULTS OF OPERATIONS FOR THE PRO FORMA YEAR ENDED DECEMBER 31, 2003 (TWELVE MONTHS OF OPERATIONS, INCLUDING RESULTS OF THE BIOPHARMA DIVISION, COMMENCING JANUARY 1, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Pro forma general and administrative expenses for pro forma year ended December 31, 2003 amounted to approximately $7 million or approximately 44% of pro forma net revenues of $15.8 million as compared to actual general and administrative expenses of approximately $6.9 million or approximately 28% of actual net revenues of $24.6 million for the year ended December 31, 2002, an increase of approximately 16% of net revenues for the comparative periods.

      For the pro forma year ended December 31, 2003, the Biopharma Division's general and administrative expenses amounted to approximately $35,000 or approximately 0.4% of the Company's total general and administrative expenses for the pro forma year. These expenses were minimal as business activity at Biopharma was significantly reduced during the administration period.

DISCUSSION AND ANALYSIS REGARDING GENERAL AND ADMINISTRATIVE EXPENSES FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

      The significant increases in the general and administrative expenses for the respective comparative periods are largely attributable to a number of business ramp-up and corporate overhead costs that we had to incur after our reverse acquisition of Inyx Pharma. These included the costs associated with the hiring of a number of key personnel, consulting, legal and accounting fees, higher insurance costs, and increased business and corporate development activities, including travel and communication expenses.

      Of the total amount of $6.5 million we spent on general and administrative expenses in 2003, approximately $1.7 million of these expenditures were related to salaries and benefits; approximately $1.6 million for legal, accounting and consulting fees; approximately $910,000 in travel, communication and corporate development costs, including rent paid; and approximately $600,000 in insurance costs, due to a general increase in insurance premiums within the insurance industry. Our Inyx Pharma subsidiary also had an allowance for bad debt totaling approximately $190,000.

      For the period from March 7, 2003 through December 31, 2003, we also expensed approximately $1.5 million for employee incentive and non-qualified stock options granted to employees, officers, directors, and other persons which made valuable contributions to our Company, as we expect to be issuing stock options to such persons on a recurring basis. We have expensed any other warrants that we issued during the year under "Other Expenses" as we do not expect to grant such securities issuances on a recurring basis.

      In comparison, for the year ended December 31, 2002, Miza UK did not have significant legal, accounting, and consulting fees, or corporate development and public company costs, and therefore, had lower general and administrative expenses. The Administrator's fees for 2002 were expensed.

      As we continue to implement our corporate development and growth strategy, we expect to incur additional administrative costs due to the addition of senior business and financial executives to our management team. We believe that as we grow our business and begin to introduce our own proprietary products, which we believe will have better margins than the contract development and manufacturing fees that we presently receive from our customers, we can offset these administrative incremental costs on a long-term basis.


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

SELLING EXPENSES

      PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 31, 2002

      Selling expenses consists primarily of salaries, commissions and marketing costs associated with the commercial, and sales and marketing arm of our business. Although we perform some sales and marketing functions, presently such activities are primarily focused on expanding our pharmaceutical aerosol manufacturing business with existing or potential clients.

INYX ACTUAL RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2003 (COMMENCING ON MARCH 7, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Selling expenses were $260,000 or approximately 2% of net revenues of approximately $13.1 million for the period from March 7, 2003 through December 31, 2003 compared to $376,000 or approximately 2% of net revenues of approximately $24.6 million, for the year ended December 31, 2002.

      In  relation  to Miza UK's  Biopharma  Division  only,  for the year ended
December 31, 2002, selling expenses were approximately $13,000. Therefore, selling expenses for Miza UK excluding Biopharma for the year ended December 31, 2002 were approximately $365,000 or approximately 1.7% of net revenues of $21.1 million for the year.

INYX PRO FORMA RESULTS OF OPERATIONS FOR THE PRO FORMA YEAR ENDED DECEMBER 31, 2003 (TWELVE MONTHS OF OPERATIONS, INCLUDING RESULTS OF THE BIOPHARMA DIVISION, COMMENCING JANUARY 1, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Pro forma selling expenses, for the pro forma year ended December 31, 2003, amounted to $311,000 or 2% of net revenues of approximately $15.8 million compared to $363,000 or approximately 2% of net revenues of approximately $24.6 million for the year ended December 31, 2002.

      For the pro forma year ended December 31, 2003, there were no selling expenses associated with the Biopharma Division.

DISCUSSION AND ANALYSIS REGARDING SELLING EXPENSES FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

      Although we continue to expand our own proprietary product development programs, we have not yet commercialized or marketed our own products or drug delivery applications. Therefore, our selling expenses have remained consistent over the comparative periods. Since our reverse acquisition of Inyx Pharma, our sales and marketing functions have been primarily focused on expanding our pharmaceutical aerosol manufacturing business with existing or potential clients. As we continue to ramp-up our business development and commercial activities, we expect our selling expenses to increase concomitantly with expected revenue expansion. Our selling expenses as a percentage of our revenues will also increase as we are planning to add senior sales and marketing executives to assist in our business expansion, including intensifying our marketing activities to existing or potential customers.

      Once we commence marketing our own proprietary products, we may also need to build or contract our own sales force. We believe that we will incur substantial additional selling expenses once we undertake these types of commercial activities. Initially though, until we can adequately afford the cost of building or contracting our own sales force, we will depend on our customers' distribution channels or strategic partners to market and sell the pharmaceutical products that we are presently developing or planning to develop.


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

DEPRECIATION AND AMORTIZATION

      PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 31, 2002

      The value of our property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which range from 25 years for buildings and 3-10 years for equipment.

INYX ACTUAL RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2003 (COMMENCING ON MARCH 7, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Depreciation and amortization expenses were $387,000 or 3% of net revenues of approximately $13.1 million for the period from March 7, 2003 through December 31, 2003 compared to approximately $1.3 million or approximately 5% of net revenues of approximately $24.6 million for the year ended December 31, 2002. Depreciation and amortization expense for 2003 includes amortization of financing costs amount to $40,000; there were no financing costs in 2002.

      In  relation  to Miza UK's  Biopharma  Division  only,  for the year ended
December 31, 2002, depreciation and amortization expenses were approximately $320,000. Therefore, depreciation and amortization expenses for Miza UK excluding Biopharma, for the year ended December 31, 2002, were approximately $1 million or approximately 4.7% of net revenues.

INYX PRO FORMA RESULTS OF OPERATIONS FOR THE PRO FORMA YEAR ENDED DECEMBER 31, 2003 (TWELVE MONTHS OF OPERATIONS, INCLUDING RESULTS OF THE BIOPHARMA DIVISION, COMMENCING JANUARY 1, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Pro forma depreciation and amortization expenses amounted to $615,000 or approximately 4% of net revenues of $15.8 million for the pro forma year ended December 31, 2003 as compared to approximately $1.3 million or approximately 5% of net revenues of approximately $24.6 million, for the year ended December 31, 2002.

      For the pro forma year ended December 31, 2003, without the Biopharma Division, depreciation and amortization expenses amounted to $877,000 or approximately 6% of net revenues.

DISCUSSION AND ANALYSIS REGARDING DEPRECIATION AND AMORTIZATION EXPENSES FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

      Since our reverse acquisition of Inyx Pharma, there were no significant additions to fixed assets during the period from March 7, 2003 through December 31, 2003. Our depreciation and amortization costs for the year were $387,000 comprised of $340,000, for the depreciation of property, plant and equipment and $7,000 for the amortization of equipment under capital leases.

      In comparison, for the year ended December 31, 2002, depreciation and amortization costs were mainly attributable to the depreciation of property, plant and equipment acquired during 2001 and 2002 by Miza UK.

      For the comparative years ended December 31, 2003 and 2002 respectively, depreciation and amortization expenses were significantly reduced, as our subsidiary, Inyx Pharma, which had purchased the business assets of Miza UK out of Administration, paid significantly less than the book value of Miza UK's assets. Inyx Pharma paid approximately $5.1 million for the purchase of the Miza UK business assets. In comparison, prior to Administration, Miza UK had recorded the value of its property, plant and equipment at approximately $9.5 million.

      For the comparative pro forma year, our depreciation and amortization expenses are higher than our actual costs in this area as such expenses are for a longer period, based on the assumption that we had acquired Inyx Pharma on January 1, 2003 as opposed to April 28, 2003.

OPERATING LOSS BEFORE OTHER EXPENSES

      PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 31, 2002

INYX ACTUAL RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2003 (COMMENCING ON MARCH 7, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Loss from operations before other expenses amounted to approximately $4.7 million for the period from March 7, 2003 through December 31, 2003 compared to a loss from operations before other expenses of approximately $4.6 million for the year ended December 31, 2002.

      In relation to Miza UK's Biopharma Division only, for the year ended December 31, 2002, loss from operations before other expenses was approximately $400,000 (before pro forma adjustments).

INYX PRO FORMA RESULTS OF OPERATIONS FOR THE PRO FORMA YEAR ENDED DECEMBER 31, 2003 (TWELVE MONTHS OF OPERATIONS, INCLUDING RESULTS OF THE BIOPHARMA DIVISION, COMMENCING JANUARY 1, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Pro forma loss from operations before other expenses for the pro forma year ended December 31, 2003 amounted to approximately $5 million as compared to pro forma loss from operations before other expenses amounting to approximately $4.6 million for the year ended December 31, 2002.

      In relation to Miza UK's Biopharma division only, for the year ended December 31, 1003, loss from operations before other expenses amounted to $92,000 before pro forma adjustments. Pro forma adjustments to reflect the charges related to fixed assets as of the closing of the asset acquisition resulted in pro forma operating income of $170,000 as compared to $397,000 (before pro forma adjustments). In 2002, pro forma adjustments to reflect the charges related to fixed assets as of the closing of the asset acquisition resulted in pro forma operating loss of $1.5 million.

DISCUSSION AND ANALYSIS OF OPERATING LOSS BEFORE OTHER EXPENSES FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

      For the comparative periods, pro forma loss from operations primarily resulted from reduced revenues due to the phasing out of our CFC production for the European and Canadian markets, which negatively impacted unabsorbed fixed costs associated with low manufacturing capacity utilization, also due to the one start-up and business integration, marketing and corporate development costs as a result of our acquisition of Inyx Pharma during the period.

OTHER EXPENSES

      PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 31, 2002

      Other expenses consist of such costs that we do not expect to be of a recurring nature and are therefore expensed as one time cost items. We have also included any interest paid for the comparative periods within Other Expenses.

INYX ACTUAL RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2003 (COMMENCING ON MARCH 7, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Other expenses were approximately $9.1 million or approximately 70% of net revenues of approximately $13.1 million for the period from March 7, 2003 through December 31, 2003 compared to costs of approximately $26.7 million or approximately 109% of net revenues of approximately $24.6 million, for the year ended December 31, 2002.

      In relation to Miza UK's Biopharma Division only, for the year ended December 31, 2002, other expenses were approximately $1.2 million. Therefore, other expenses for Miza UK excluding Biopharma for the year ended December 31, 2002 were approximately $25.5 million or approximately 121% of net revenues of $21.1 million for the year.

INYX PRO FORMA RESULTS OF OPERATIONS FOR THE PRO FORMA YEAR ENDED DECEMBER 31, 2003 (TWELVE MONTHS OF OPERATIONS, INCLUDING RESULTS OF THE BIOPHARMA DIVISION, COMMENCING JANUARY 1, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      On a pro forma basis, other expenses amounted to approximately $9.3 million or approximately 59% of net revenues of $15.8 million for pro forma year ended December 31, 2003 as compared to approximately $26.7 million or approximately 109% of net revenues of approximately $24.6 million, for the year ended December 31, 2002.

      For the pro forma year ended December 31, 2003, the Biopharma Division's other expenses amounted to $253,000. Therefore, without the Biopharma Division, on a pro forma basis we had approximately $9.5 million in other expenses for the pro forma year ended December 31, 2003.

DISCUSSION AND ANALYSIS REGARDING OTHER EXPENSES FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

      For the period from March 7, 2003 through December 31, 2003, a number of expenses that we incurred were primarily related to our reverse acquisition of Inyx Pharma on April 28, 2003. In addition to start-up costs, we incurred various business integration, development and financing costs in acquiring Inyx Pharma and establishing ourselves as a specialty pharmaceutical company.

      In comparison, for the year ended December 31, 2002, Miza UK's other expenses primarily consisted of business reorganization costs that it incurred as a result of the Administration process it underwent.

      For the comparative years ended December 31, 2003 and 2002 respectively, other expenses, in thousands of U.S. dollars, consisted of the following:


                                                     DECEMBER 31,  DECEMBER 31,
                                                         2003          2002
                                                       -------       -------
1.  Office lease deposit                               $   100       $    --
                                                       -------       -------
2.  Investor relations marketing expenses              $   430            --
3.  Interest expense on debt                           $   491       $ 1,680
4.  Excess of purchase price over carrying
      value of Miza UK assets acquired                 $   707            --
5.  Acquisition costs                                  $ 3,186            --
6.  Warrants issued for services                       $ 2,411            --
7.  Shares issued for consulting fees                  $   799            --
8.  Other consulting fees paid in cash                 $   233            --
9.  Fees paid to related party                         $   753            --
10.  Reorganization and Administration costs                --       $25,049
                                                       -------       -------

                                                       $ 9,110       $26,729
                                                       =======       =======

1.) In 2003, Inyx Realty, Inc., a wholly-owned subsidiary that we established exclusively to operate a corporate office lease, entered into a lease agreement for an office space in Miami, Florida. At that time, we had provided the landlord a security deposit of $100,000 for the lease and required leasehold improvements. In 2003, we made the strategic decision to instead locate our corporate office in New York, New York. Subsequent to December 31, 2003, in order to terminate our remaining obligations under this lease, we entered into an agreement with First Jemini Trust, a discretionary family trust in which our Chairman/CEO and his spouse are beneficiaries, to acquire Inyx Realty from us. As a result of this related party divestiture, Inyx Realty will no longer be a subsidiary of our Company, and all of Inyx's remaining obligations of approximately $1.6 million relating to Inyx Realty, primarily a ten-year office lease in Miami, will be terminated.

2.) After our reverse acquisition of Inyx Pharma, we implemented a number of investor and corporate development initiatives in order to establish ourselves as a publicly-traded specialty pharmaceutical company. For the period from March 7, 2003 through December 31, 2003, we spent approximately $430,000 on these initiatives. There were no similar expenses for the comparative period in 2002.

3.) Interest expense amounted to $491,000 or approximately 4% of net revenues for the period from March 7, 2003 through December 31, 2003 compared to approximately $1.7 million in interest expenses or approximately 7% of net revenues for the year ended December 31, 2002. The 2003 interest expense includes interest paid to our original lender, Venture Finance PLC, which we subsequently repaid from proceeds provided by our present lender, Laurus Master Fund, Ltd. ("Laurus Funds"). The 2003 interest expense also includes accrued interest to our convertible note holder, Stiefel Laboratories, Inc. ("Stiefel"). 2002 interest expenses, amounting to approximately $1.7 million, all relate to the outstanding indebtedness of Miza UK at the time and such expenses are not indicative of the interest that we expect that we will incur going forward as a result of our new financing arrangements with Laurus.

4.) This expense amount of approximately $710,000 relates to the excess of the purchase price over the net assets acquired in conjunction with the acquisition of Miza UK by Inyx Pharma. There was no similar expense for the comparative period in 2002.

5.) Acquisition costs amounting to approximately $3.2 million also included approximately $1.9 million paid in cash to outside consultants for accounting, legal and appraisal fees, with the balance of approximately $1.3 million representing consideration for finders' fees in relation to our reverse acquisition of Inyx Pharma, which was paid in stock. There were no similar expenses for the comparative period in 2002.

6.) During the period from March 7, 2003 through December 31, 2003, we granted 5,485,000 warrants to purchase a maximum of 5,485,000 whole shares of our common stock. Of the warrants granted, 2,000,000 warrants were issued pursuant to issuance of equity, 2,010,000 warrants were issued pursuant to issuance of debt, with the balance of 1,475,000 warrants issued pursuant to consulting and investment banking fees. These warrants allow the holders to buy our common stock at prices ranging from $1.00 to $3.10 per share, and expire at various dates between July 1, 2006 and December 30, 2008. The net proceeds of all these financings amounted to approximately $10.3 million and were utilized to retire previous debt, add to working capital, and help fund our operations' product development and capital expenditure requirements, including the implementation of the Sage 500 Management Information System. There were no similar expenses for the comparative period in 2002.

7.) This amount of approximately $800,000 represents the value of consulting fees paid in stock to a consultant assisting our Company with a number of business development initiatives, after our reverse acquisition of Inyx Pharma.

8.) In order to continue to integrate and grow our business, we have retained a number of consultants with various skills and expertise in order to help us integrate the Inyx Pharma operation and help develop our Company as a specialty pharmaceutical company. For the period from March 7, 2003 through December 31, 2003, we paid approximately $235,000 in fees to such consultants. There were no similar expenses for the comparative period in 2002.

9.) This amount represents the return of a contribution to the Company by our Chairman. In March 2003, our Chairman agreed to contribute (pound)400,000 to Inyx Pharma so it could meet the shareholders' equity requirement of its initial lender, Venture Finance PLC. Such contribution was made with an understanding that the Company would repay this contribution when it could meet the financial covenant on its own. The contribution was returned in November 2003 in the form of a payment of approximately $755,000 to JK Services, a partnership controlled by companies owned by the Chairman and his immediate family.


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

10.) Our predecessor company, Miza UK, incurred reorganization charges related to the Administration process. These reorganization items amounted to approximately $25 million and were comprised of items of income, expense and loss that were realized or incurred by the Company as a result of being placed under the supervision of an administrator in accordance with the United Kingdom Insolvency Act 1986. The following summarizes the reorganization charges recorded by the Company during the year ended December 31, 2002, as a result of the administration process that Miza UK underwent:

        Administrator and related fees                       $   452
        Impairment of property, plant and equipment            9,505
        Impairment of intangible assets                        7,031
        Advances to affiliated entities                        8,061
                                                         ------------
                                                            $ 25,049

      The Administrator and related fees of approximately $450,000 were one-time costs and fees incurred during the Administration process. Such costs and fees were incurred by Begbies Traynor, the court-appointed administrator. Miza UK was operated and controlled by its Administrator from September 3, 2002, the date it went into Administration, until March 7, 2003, the date the Administrator sold the majority of its assets to Inyx Pharma. Under U.K. law, the Administrator operates and controls a business that has gone into Administration on behalf of a court until that business is sold as a going concern, or its assets sold or liquidated for the benefit of creditors. The impairment to the property, plant and equipment assets of approximately $9.5 million relates to the write-down of the book value of such assets when Inyx Pharma purchased the business assets of Miza UK (excluding the Biopharma division). The impairment of intangible assets of approximately $7.0 million relates to the write-down of the book value of the goodwill and other intangible assets of Miza UK, which, once it went into Administration, were not sufficient to recover such carrying amounts. Impairment of advances to affiliated entities relates to approximately $8.1 million of an unrecoverable advance to a Miza UK affiliated company, prior to its acquisition by Inyx Pharma.

      As we continue to implement our corporate development and growth strategy, we expect to incur other one-time non-recurring expenses but at a reduced level to what we spent in 2003, as a result of our reverse acquisition of Inyx Pharma.

INCOME TAX BENEFIT

      PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 31, 2002

      For the period from March 7, 2003 through December 31, 2003, the tax benefit net of valuation allowance is approximately $1.3 million as compared to a tax benefit net of valuation allowance of approximately $352,000 for the year ended December 31, 2002.

      At December 31, 2003, the Company has approximately $9 million of U.S. and Canadian operating loss carry forwards expiring from 2004 through 2019; and approximately $4.3 million of foreign loss carry forwards expiring from 2004 through 2006. We have not made any provisions for United States federal or foreign taxes that may result from future remittances of undistributed earnings of foreign subsidiaries, because it is expected that such earnings will be permanently reinvested in our foreign operations.


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

NET LOSS/INCOME

      PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 31, 2002

INYX ACTUAL RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2003 (COMMENCING ON MARCH 7, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Net loss for the period from March 7, 2003 through December 31, 2003 was approximately $12.5 million as compared with a net loss of approximately $31 million for the year ended December 31, 2002.

      In relation to Miza UK's Biopharma Division only, the net loss for the year ended December 31, 2002, was approximately $2.5 million due to the Administration process. For the year ended December 31, 2002, net losses for Miza UK excluding Biopharma amounted to approximately $28.6 million.

INYX PRO FORMA RESULTS OF OPERATIONS FOR THE PRO FORMA YEAR ENDED DECEMBER 31, 2003 (TWELVE MONTHS OF OPERATIONS, INCLUDING RESULTS OF THE BIOPHARMA DIVISION, COMMENCING JANUARY 1, 2003) COMPARED TO ACTUAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 (MIZA UK INCLUDING RESULTS FOR THE BIOPHARMA DIVISION)

      Pro forma net loss for the pro forma year ended December 31, 2003 amounted to approximately $13.1 million as compared to a net loss of approximately $31 million for the year ended December 31, 2002. Pro forma net loss decreased by approximately $15.6 million or approximately 52%. The major reason for the change was the incurrence of Administration and reorganization costs of approximately $25 million during the 2002 year by Miza UK.

DISCUSSION AND ANALYSIS REGARDING OUR NET LOSSES FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

      For the period from March 7, 2003 through December 31, 2003, our net losses resulted primarily from reduced contract development and manufacturing revenues and a number of one-time costs that we incurred in our reverse acquisition of Inyx Pharma, including the start up and integration costs of the combined companies. In comparison, for the year ended December 31, 2002, the primary reason that our predecessor company incurred a significant net loss was attributable to the administration process and related reorganization costs.

      As we continue to ramp-up our business and obtain new contracts and purchase orders from existing and new customers, we believe that we can achieve profitability and have positive cash flows from the operations we acquired, once we fully integrate and develop the Inyx Pharma business and establish ourselves as a specialty pharmaceutical company.

      We also expect profitability to be restored to levels experienced by the business assets acquired by Inyx Pharma prior to the Administration period as more customer contracts and purchase orders are initiated or renewed, through the increase of our manufacturing capacity utilization, increased business derived from our expertise in non-CFC aerosol pharmaceuticals, and the marketing of our proprietary pharmaceutical products, therefore improving gross margins.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND THE PERIOD FROM MARCH 7, 2003 THROUGH JUNE 30, 2003

      The financial information set forth in the following discussion should be read in conjunction with, and qualified in its entirety by, the financial statements of our Company presented elsewhere herein.

NET REVENUES

      SIX MONTHS ENDED JUNE 30, 2004 AND THE PERIOD FROM MARCH 7, 2003 THROUGH JUNE 30, 2003

      Total net revenues for the six months ended June 30, 2004 were approximately $7.3 million as compared to approximately $5.1 million in net revenues for the period from March 7, 2003 through June 30, 2003, and approximately $7.8 million in net revenues for the comparative pro forma six month period ended June 30, 2003. Excluding the Biopharma Division, which was not acquired by Inyx Pharma, net revenues for the comparative pro forma six month period ended June 30, 2003 amounted to approximately $7.5 million.


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

      Net  revenues  for the  six  months  ended  June  30,  2004  increased  by approximately $2.2 million or by approximately 44%. This increase is attributable to a full six months of operations during the six month reporting period in 2004 as compared to approximately two months of operations during the six month reporting period in 2003, as we completed our reverse acquisition of Inyx Pharma on April 28, 2003 (after it had completed its acquisition of the business assets of Miza UK on March 7, 2003). Prior to its acquisition of the business assets of Miza UK, Inyx Pharma had no business operations, and during the period from March 7, 2003 to April 28, 2003, its operations were nominal.

      As a result of the deferral of a number of customer contracts and purchase orders during the three months ended June 30, 2004 into the latter half of 2004, net revenues for the six months ended June 30, 2004 decreased by approximately $500,000 or approximately 6% as compared to the pro forma six month period ended June 30, 2003, and by approximately $200,000 or approximately 3% as compared to the pro forma six month period ended June 30, 2003, when we exclude the Biopharma Division.

      For the six months ended June 30, 2004, our three largest customers accounted for approximately $3.7 million in net revenues or approximately 52% of total net revenues. During the six months ended June 30, 2004, our top three customers were the Merck Generics group of companies ("Merck Generics"), a large international generic drug marketing and distribution company, accounting for approximately $1.9 million in net revenues or approximately 27% of total net revenues for the six month period; SSL International Plc ("SSL") accounting for approximately $960,000 in net revenues or approximately 13% of total net revenues for the six month period; and Genpharm Inc. ("Genpharm"), accounting for approximately $873,000 in net revenues or approximately 12% of total net revenues.

      In comparison, for the period from March 7, 2003 through June 30, 2003, our top three customers accounted for approximately $2.2 million or approximately 44% of our total net revenues. These customers were Merck Generics accounting for approximately $1.3 million in net revenues or approximately 25% of total net revenues for the reporting period; Genpharm accounting for approximately $595,000 in net revenues or approximately 12% of total net revenues for the reporting period; and Convatec Limited accounting for $345,000 in net revenues or approximately 7% of total net revenues for the reporting period.

      The loss of any one of our top three customers, particularly Merck Generics, would have a material adverse affect on our Company's revenues and profitability opportunities. As part of our strategic growth objectives in the contract manufacturing area, we are continuing our efforts to broaden our customer base and to generate revenues from our own product development program to mitigate the risk of our economic dependence on any one client. We also believe that by utilizing our existing or potential customers' distribution channels to distribute our own proprietary products, we can broaden and strengthen our relationship with such clients.

      Our revenues are now derived from pharmaceutical manufacturing and associated product formulation and development outsourcing services, including product stability, commercial scale-up, and validation and regulatory support for our clients' products. These contract revenues are dependant upon our clients' maintaining or obtaining the necessary regulatory approvals and product specifications for the commercialization of their products in designated markets, and our vendors/suppliers being able to provide us with required raw materials and components to manufacture our clients' products on a timely basis and in line with our customers' requirements and demands.

      During the six months ended June 30, 2004, we experienced delays totaling approximately $1.7 million in expected customer revenues, which have been delayed into the second half of 2004. This includes approximately $800,000 in development revenues because two of our major customers did not receive the regulatory and business approvals they required to commence their HFA metered dose inhaler commercialization projects until July, 2004, while a third major customer experienced technical delays in the introduction of a new dermatological product formulation that have now been rectified. Additionally, approximately $900,000 of expected manufacturing revenues were delayed into the second half of 2004 because vendor production lead times and quality issues caused delays in the receipt of critical product components (including specific types of cans, valves and actuators) that were required for nasal pump and nitrogen-propelled aerosol products planned for production and delivery during the second half of the six months ended June 30, 2004. We have now resolved the majority of these issues with our vendors, and have commenced manufacturing these products for our customers.


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

      As a result of such delays, net revenues for the three months ended June 30, 2004 amounted to approximately $2.8 million as compared to targeted net revenues for the quarter of approximately $4.5 million, while net revenues for the six months ended June 30, 2004 totaled approximately $7.3 as compared to targeted net revenues for the six month period of approximately $9 million. We now expect to receive these delayed revenues during the second half of 2004.

      Our contract manufacturing revenues and, therefore, our manufacturing capacity utilization must continue to increase in order for us to become profitable, especially as we have not yet commercialized our own proprietary pharmaceutical products, which we believe will significantly add to our revenue base and profitability opportunities in the future.

      With this in view, we expect that our significant proven expertise in converting from CFC to CFC-free aerosol pharmaceuticals, particularly the production of HFA non-ozone-depleting aerosol pharmaceutical products such as respiratory metered dose inhalers (MDIs), should generate increasing business as the Montreal Protocol banning ozone-depleting CFC pharmaceuticals continues to be implemented by countries around the world. We are currently assisting a number of our clients with the transition to non-CFC based respiratory inhalers and, as noted earlier, have commenced developing and manufacturing such inhalers at our Inyx Pharma production facility. Despite the delays we have experienced as a result of our customers' obtaining the required regulatory or business approvals to commence such HFA projects with us, we expect revenue levels to increase in this area as more and more pharmaceutical companies are required to convert their respiratory MDIs to CFC-free products.

      Additionally, we believe that based on our proprietary expertise in the development and manufacturing of hydrocarbon aerosol pharmaceutical products for dermatological and topical applications, we will see significant revenue growth in this sector as the use of non-CFC foam based products continues to grow. This is being driven by the trend to convert conventional cream or lotion treatments into aerosol foam or mousse formulations, which better penetrate the skin and, in turn, provide faster medication as well as do not leave any greasy residue on skin or clothing as compared to traditional ointments.

      As we continue to evolve into a fully integrated specialty pharmaceutical company, we believe that our revenues can grow not only from our contract manufacturing and development services, but also from the sale of our own proprietary pharmaceutical products, which may also potentially provide royalty and licensing fees from potential product distributors or licensees. We expect that our first proprietary product will be ready for commercial marketing by the first half of 2005.

COST OF SALES

      SIX MONTHS ENDED JUNE 30, 2004 AND THE PERIOD FROM MARCH 7, 2003 THROUGH JUNE 30, 2003

      The total cost of sales for the six months ended June 30, 2004 were approximately $6.8 million or approximately 93% of total net revenues as compared to cost of sales of approximately $3.9 million or approximately 78% of net revenues for the period from March 7, 2003 through June 30, 2003, and approximately $6.2 million or approximately 80% of net revenues for the comparative pro forma six month period ended June 30, 2003. Excluding the Biopharma Division, the cost of sales for the comparative six month period ended June 30, 2003 amounted to approximately $5.8 million or approximately 78% of net revenues.

      The increase of the cost of sales for the six months ended June 30, 2004, as compared to the costs of sales for the period from March 7, 2003 through June 30, 2003, is primarily a result of the noted delay in the commencement or completion of a number of manufacturing contracts and purchase orders during the reporting periods. These delays resulted in a significant decrease in manufacturing capacity utilization, thereby reducing fixed overhead cost absorption (such as labor and plant maintenance, operating and quality support costs) at our Inyx Pharma manufacturing and development facilities, and therefore concomitantly increasing our production costs as a percentage of revenues.


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

      Our costs of sales are associated with manufacturing and development revenues, and include materials, labor, factory overheads and other internal costs including purchasing and customer service costs, and quality control and quality assurance regulatory support.

      We expect our cost of sales as a percentage of revenues to be reduced from present levels as more manufacturing contracts and purchase orders are initiated, especially in the HFA and hydrocarbon manufacturing areas where we have signed a number of new customer contracts, thereby increasing the utilization of our manufacturing capacity from present levels. We are currently operating our manufacturing facilities at an average utilization rate of 20-25% but have targeted at least a 40-45% utilization rate in 2005 which should materially reduce our cost of sales on a per unit basis and therefore improve our operating margins.

RESEARCH AND DEVELOPMENT COSTS

      Total research and development costs for the six months ended June 30, 2004 were approximately $400,000 or approximately 5% of net revenues. In comparison, we did not incur any research and development costs in the comparative periods ended June 30, 2003.

      As part of our strategy to evolve into a specialty pharmaceutical company with its own proprietary products, we have started to incur research and development costs as part of our cost of sales. These costs include intellectual property development costs, salaries for required technical staff, fees to consultants, and costs associated with the use of external laboratory facilities as may be required. We believe that even though product research and development costs may increase our cost of sales in the short term, in the long term, these costs should be offset by the higher profit margins derived from the manufacturing and sale of our own proprietary products as compared to the operating margins of our contract manufacturing services.

      We are focusing our research and development efforts on inhalation-therapy drug delivery devices and methods, and generic prescription and over-the-counter aerosol pharmaceutical products for respiratory, dermatological and topical, and cardiovascular applications. We also believe that we can enhance our competitive position through the acquisition of regulatory-approved pharmaceutical products and drug delivery devices for respiratory, dermatological, topical and cardiovascular drug delivery applications or such products in development, including those through the acquisition of other pharmaceutical companies. We plan to distribute our proprietary products through our own customers' distribution channels or in collaboration with strategic marketing partners.

      At this time, we have not commercialized any of our own proprietary products although we do have a number of aerosol pharmaceutical products already under development or in late planning stages. These consist of single molecule and combination HFA respiratory inhalants, non-CFC propelled oral sprays for cardiovascular ailments, wound irrigation and cleansing sprays utilizing novel barrier technologies, and anti-inflammatory nasal pumps.

      Our initial two proprietary products, a wound spray and an oral inhalation product, are expected to be ready for commercial marketing in 2005, at which time they should start to materially contribute to our revenues and earnings.

GROSS PROFIT

      SIX MONTHS ENDED JUNE 30, 2004 AND THE PERIOD FROM MARCH 7, 2003 THROUGH JUNE 30, 2003

      Gross profit for the six months ended June 30, 2004 amounted to approximately $80,000 as compared to approximately $1.1 million in gross profit for the period from March 7, 2003 through June 30, 2003, and approximately $1.6 million in gross profit for the comparative pro forma six month period ended June 30, 2003. Excluding the Biopharma Division, the gross profit for the comparative six month pro forma period ended June 30, 2003 amounted to approximately $1.7 million.

      As a result of the noted delays of a number of customer contracts and purchase orders and concomitant increase in our cost of sales as a result of the reduced fixed overhead absorption during the three months ended June 30, 2004, the gross profit for the six months ended June 30, 2004 decreased by approximately $1.0 million or approximately 93% as compared to the period from March 7, 2003 through June 30, 2003.

      In comparison to the pro forma six months ended June 30, 2003, the gross profit decreased by approximately $1.5 million or 94%, and by approximately $1.6 million or approximately 95%, when the Biopharma Division is excluded.

      Our gross profit has also decreased between the comparative periods as we have now commenced research and development activities to develop our own proprietary pharmaceutical products. We did not incur any research and development costs during 2003. As we have not yet commercialized or sold any products, we believe that our gross profit margins and our gross profit as a percentage of our revenues will improve once we have commercialized planned proprietary products such as topical, oral, nasal and pulmonary pharmaceuticals, which traditionally provide greater profit margins at the distribution level than that of manufacturing services.

      Additionally, we are anticipating improved gross profits as we increase the utilization of our manufacturing capacity. As a result of lower factory overhead absorption, the gross profit related to our contract manufacturing services has been less than what would be expected if we were running our manufacturing facilities at higher operating levels. We expect the gross profit to significantly improve as we commence a number of new manufacturing projects during the next twelve months.

      We also believe that our gross profits will be improved as more development support service contracts, associated with these manufacturing projects, are initiated. Our product research and development contract services, historically, have had higher gross margins than our contract manufacturing services because we only have to account for our own labor support costs while charging out such professional services we provide to our customers at agreed higher rates. We expect that our manufacturing consulting services, planned to commence later this year, should also offer greater profit margins than those provided by contract manufacturing services.

OPERATING EXPENSES

      SIX MONTHS ENDED JUNE 30, 2004 AND THE PERIOD FROM MARCH 7, 2003 THROUGH JUNE 30, 2003

      Total operating expenses for the six months ended June 30, 2004 were approximately $4.7 million or approximately 65% of total net revenues as compared to operating expenses of approximately $3.0 million or approximately 59% of net revenues for the period from March 7, 2003 through June 30, 2003, and approximately $3.8 million or approximately 49% of net revenues for the comparative pro forma six month period ended June 30, 2003.

      Excluding the Biopharma Division, operating expenses for the comparative pro forma six month period ended June 30, 2003 amounted to approximately $3.9 million or approximately 52% of net revenues.

      Our operating expenses, as a percentage of net revenues, have increased between the comparative six month periods of 2004 and 2003 primarily due to an increase in general and administrative expenses. We have had increasing salary and benefit, insurance and corporate and business development costs as a result of our growing business operations, although for the period from March 7, 2003 through June 30, 2003, we expensed approximately $750,000 in employee stock options as compared to approximately $94,000 in stock option costs for the six months ended June 30, 2004.

GENERAL AND ADMINISTRATIVE EXPENSES

      Total general and administrative expenses for the six months ended June 30, 2004 were approximately $4.1 million or approximately 56% of net revenues as compared to general and administrative expenses of approximately $2.7 million or approximately 54% of net revenues for the period from March 7, 2003 through June 30, 2003, and approximately $3.3 million or approximately 42% of net revenues for the pro forma six month period ended June 30, 2003. Excluding the Biopharma Division, general and administrative expenses for the comparative pro forma six month period ended June 30, 2003 amounted to approximately $3.3 million or approximately 44% of net revenues.

      Our general and administrative expenses include salaries at the corporate and subsidiary levels, consulting fees including legal and accounting costs, insurance, business and corporate development costs including directors' fees, investor relations, travel and communication expenses, and other business costs such as rent and maintenance.

      The increase in our general and administrative expenses as a percentage of net revenues for the respective comparative periods is primarily attributable to an increase in costs related to a larger enhanced business operation with higher infrastructure and insurance costs, an expanded management team and new corporate development costs as well as due to lower then expected sales for the period as described above.

      For the six months ended June 30, 2004, salaries and associated benefit costs amounted to approximately $1.7 million or approximately 24% of our net revenues as compared to approximately $1.4 million or approximately 27% of net revenues for the period from March 7, 2003 through June 30, 2003.

      Excluding employee stock options that were expensed during the comparative three and six months, salaries and benefit costs for the three months ended June 30, 2004 increased by approximately $231,000 or approximately 27% as compared to the three months ended June 30, 2003, and increased by approximately $1 million or approximately 170% for the six months ended June 30, 2004 as compared to the period from March 7, 2003 through June 30, 2003. In addition to an expanded staff in the six months ended June 30, 2004, as we continue to grow and operate our business, salary and benefit costs for the comparative six months in 2003 consisted of two months of operations only.

      Other general and administrative expenses that contributed to an increase in our general and administrative expenses for the six months ended June 30, 2004 amounted to approximately $2.3 million or 32% of net revenues, respectively. These other general and administrative expenses consisted of insurance costs of approximately $200,000 for the three months ended June 30, 2004 and $411,000 for the six months ended June 30, 2004; consulting fees including legal and accounting costs of approximately $560,000 for the six months ended June 30, 2004; corporate and business development costs, including travel, communication and investor relations costs, of approximately $868,000 for the six months ended June 30, 2004; and other business overhead costs including rent, currency exchange losses, and bad debt provisions of approximately $515,000 for the six months ended June 30, 2004.

      In comparison, for the period from March 7, 2003 through June 30, 2003, general and administrative costs, exclusive of salaries and associated benefit costs, amounted to approximately $1.4 million or approximately 27% of net revenues.

      Our general and administrative costs, excluding salaries and other employee costs, have increased as a percentage of revenues primarily due to delays beyond our control in the commencement or completion of a number of contract development and manufacturing contracts, and purchase orders during the three months ended June 30, 2004, which reduced expected revenues during the period. As explained above, these contracts and purchase orders have now been delayed into the second half of 2004.

      As we continue to implement our corporate development and growth strategy, we expect to incur some additional general and administrative costs due to the addition of senior sales and marketing executives to our management team. We believe that as we grow our business and begin to introduce our own proprietary products, which we believe will have higher profit margins than the contract development and manufacturing fees that we presently receive from our customers, we can offset these administrative incremental costs on a longer term basis.

SELLING EXPENSES

      Selling expenses, consisting primarily of salaries, commissions and marketing costs associated with the commercial, and sales and marketing arm of our business, amounted to approximately $160,000 or approximately 2% of total net revenues as compared to selling expenses of approximately $96,000 or approximately 2% of net revenues for the period from March 7, 2003 through June 30, 2003, and approximately $147,000 or approximately 2% of net revenues for the comparative pro forma six month period ended June 30, 2003. Excluding the Biopharma Division, selling expenses for the comparative pro forma six month period ended June 30, 2003 amounted to approximately $147,000 or approximately 2% of net revenues.

      Our selling expenses, as a percentage of net revenues have remained fairly consistent between the comparative periods. We hired a new sales and marketing executive, Mr. Ulrich Bartke, on June 1, 2004. Initially, Mr. Bartke, our first senior executive in this area, will focus on building Inyx's contract manufacturing revenues and increasing the utilization of production capacity, with the objective to increase sales and profitability. As noted above, our manufacturing capacity is presently significantly underutilized; we are presently operating our manufacturing facilities at an average utilization rate of 20-25%, which increases our cost of goods on a per unit basis as a result of the lower fixed overhead absorption rate.

      As we continue to ramp-up our business development and commercial activities, we expect our selling expenses to increase concomitantly with expected revenue expansion, and as we continue to intensify our marketing activities to both existing and potential customers.

      To help grow our revenues, Mr. Bartke will also aiming to be cultivate strategic marketing relationships with key clients to handle the distribution of Inyx's own proprietary products, which we are now developing and plan to start to introduce into U.S. and European markets by 2005.

      Once we commence the marketing of our own proprietary products, we may also need to build or contract our own sales force. We believe that we will incur substantial additional selling expenses once we undertake these types of commercial activities. Initially, however, until we can adequately afford the cost of building or contracting our own sales force, we will depend on our customers' distribution channels or strategic partners to market and sell the pharmaceutical products that we are presently developing or planning to develop.

DEPRECIATION AND AMORTIZATION EXPENSES

      Total depreciation and amortization expenses for the six months ended June 30, 2004 were approximately $476,000 or approximately 7% of net revenues as compared to depreciation and amortization expenses of approximately $128,000 or approximately 3% of net revenues for the period from March 7, 2003 through June 30, 2003, and approximately $356,000 or approximately 5% of net revenues for the comparative pro forma six month period ended June 30, 2003. Excluding the Biopharma Division, depreciation and amortization expenses for the comparative pro forma six month period ended June 30, 2003 amounted to approximately $476,000 or approximately 6% of net revenues.

      For the six months ended June 30, 2004, our depreciation and amortization expenses include amortization of financing costs amounting to approximately $200,000 or approximately 3% of net revenues, respectively. There were no expenses for the amortization of financing costs for the comparative six months in 2003. We also had approximately $84,000 of capital expenditures for the three and six months ended June 30, 2004,

      Our depreciation and amortization expenses have also increased as a result of a full six months of operations in 2004 as compared to the six month period in 2003, which only included two months of operations.

      The value of our property and equipment is stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which range from 25 years for buildings and 3-10 years for equipment.

OPERATING LOSS BEFORE OTHER EXPENSES

      SIX MONTHS ENDED JUNE 30, 2004 AND THE PERIOD FROM MARCH 7, 2003 THROUGH JUNE 30, 2003

      Our operating loss from operations before other expenses for the six months ended June 30, 2004 amounted to approximately $4.7 million as compared to an operating loss from operations before other expenses of approximately $1.8 million for the period from March 7, 2003 through June 30, 2003, and a loss from operations before other expenses of approximately $2.2 million for the comparative pro forma six month period ended June 30, 2003. Excluding the Biopharma Division, the loss from operations before other expenses for the comparative pro forma six month period ended June 30, 2003 also amounted to approximately $2.2 million.

      In addition to the noted revenue delays our operating loss from operations increased during the six months ended June 30, 2004, as compared to the period from March 7, 2003 through June 30, 2003 , as a result of a full six months of operations as compared to two months of such costs during the comparative six months in 2003.

      The increase in losses from operations before other expenses between the comparative periods is also a result of the increased general and administrative expenses we have incurred since our reverse acquisition and integration of the Inyx Pharma business, which have been required to grow our company and evolve into an integrated pharmaceutical company.

      We believe that we can offset these additional costs and expenses and achieve profitability as more customer contracts and purchase orders are initiated or renewed, through the increase of our manufacturing capacity utilization, the increased business that we expect to be derived from our expertise in non-CFC aerosol pharmaceuticals, and the marketing of our proprietary pharmaceutical products, which we expect will improve our gross margins.

OTHER EXPENSES

      SIX MONTHS ENDED JUNE 30, 2004 AND THE PERIOD FROM MARCH 7, 2003 THROUGH JUNE 30, 2003

      Other expenses, consisting of interest payments and other financing costs. For the six months ended June 30, 2004, other expenses amounted to approximately $690,000 as compared to other expenses of approximately $5.2 million for the period from March 7, 2003 through June 30, 2003, and approximately $5.4 million for the comparative pro forma six month period ended June 30, 2003. Excluding the Biopharma Division, other expenses for the pro forma six month period ended June 30, 2003 amounted to approximately $5.7 million.

      Other expenses have decreased between the comparative periods as during the period from March 7, 2003 through June 30, 2003 we expensed approximately $4.0 million of goodwill and consulting fees, associated with our reverse acquisition of Inyx Pharma.

      For the six months ended June 30, 2004, the major components of other expenses are interest costs. These amounted to approximately $478,000. In comparison, interest expenses for the period from March 7, 2003 through June 30, 2003 amounted to approximately $159,000.

      The interest expense for the six months ended June 30, 2004 includes interest accrued and paid to our primary lender, Laurus Master Fund, Ltd. and interest accrued our convertible note holder, Stiefel Laboratories, Inc. During the three months ended June 30, 2004, Laurus Funds provided us a deferral on the interest payments due under our credit facilities with them. As of June 30, 2004, these deferred interest payments amounted to approximately $320,000.

      Excluding interest expenses, other expenses for the and six months ended June 30, 2004 consist of financial and other settlement costs amounting to approximately $212,000 respectively. On May 7, 2004, we terminated our investment banking relationship with Duncan Capital, LLC. As a termination fee, we agreed to pay Duncan $120,000, plus eight percent interest on the outstanding principal, over twelve months commencing May 15, 2004.

INCOME TAX BENEFIT

      SIX MONTHS ENDED JUNE 30, 2004 AND THE PERIOD FROM MARCH 7, 2003 THROUGH JUNE 30, 2003

      For the six months ended June 30, 2004, the tax benefit net of valuation allowance is approximately $393,000, as compared to a tax benefit of approximately $288,000 for the period from March 7, 2003 through June 30, 2003. As of June 30, 2004, our deferred tax asset amounts to approximately $1.7 million.

      We have not made any provisions for United States federal or foreign taxes that may result from future remittances of undistributed earnings of foreign subsidiaries, because it is expected that such earnings will be permanently reinvested in our foreign operations.

NET LOSS

      SIX MONTHS ENDED JUNE 30, 2004 AND THE PERIOD FROM MARCH 7, 2003 THROUGH JUNE 30, 2003

      The total net loss for the six months ended June 30, 2004 amounted to approximately $5.0 million as compared to a net loss of approximately $6.7 million for the period from March 7, 2003 through June 30, 2003, and a net loss of approximately $7.4 million for the comparative pro forma six month period ended June 30, 2003. Excluding the Biopharma Division, the net loss for the comparative pro forma six month period ended June 30, 2003 amounted to approximately $7.6 million.

      The net losses we incurred during the comparative six months ended June 30, 2004 and June 30, 2003, resulted primarily from low gross profit margins as we continue our efforts to increase the utilization of our manufacturing capacity, research and development costs as we have now commenced to develop our own proprietary pharmaceutical products, and a number of important business and corporate development expenditures that we are required to make to effectively grow our company and evolve into an integrated pharmaceutical company.

      Also, as noted above, for the six months ended June 30, 2004, as a result of the noted delays of a number of customer contracts and purchase orders and concomitant increase in our cost of sales as a result of the reduced fixed overhead absorption during the six months ended June 30, 2004, our gross profits decreased by approximately $1.0 million or approximately 93%, as compared to the period from March 7, 2003 through June 30, 2003.

      We now expect to receive these delayed revenues during the second half of 2004. Additionally, based on new multi-year contracts and purchase orders from existing and new customers, we believe that our revenues and our manufacturing capacity utilization will increase, which should significantly improve our operating profitability.

      We also expect to improve our profitability opportunities through the addition of our own pharmaceutical product lines, which may offer greater profit margins than those provided by contract manufacturing services. Although we do not currently derive any revenues from the sale of our own products, it is anticipated that our first proprietary product should be ready for commercial marketing by the first half of 2005. We believe that this evolving business initiative will allow us to earn greater revenues, improve our gross margins and offset a number of our expenditures, thereby significantly improving our profitability potential.

LIQUIDITY AND CAPITAL RESOURCES

GENERAL

      We are financing our operations primarily through revenues from both short-term and multi-year contract manufacturing and associated product development contracts and purchase orders, the sale of equity securities, credit facilities, and the financing of property, equipment and inventory acquisitions, including those through the utilization of capital lease financing. Additionally, we have been partially dependant on funding of our working capital requirements in the form of stockholder loans from affiliates of the Company.

      As of June 30, 2004, we had approximately $13.5 million in contractual obligations that are due through 2013. These financial obligations include both short-term and long-term debt interest and principal repayments, and amounts owed for operating leases. We also continue to incur operating losses since our reverse acquisition of Inyx Pharma on April 28, 2003.

      For the period from March 7, 2003 through December 31, 2003, we incurred net losses amounting to approximately $12.5 million that resulted from reduced contract development and manufacturing revenues, in connection with the UK Administration process and the transition to CFC-free respiratory inhalers plus a number of one-time costs that we incurred in our reverse acquisition of Inyx Pharma, including the start up and integration costs of the combined companies.

      For the six months ended June 30, 2004, our net losses amounted to approximately $5.0 million and resulted from low gross profit margins as a result of the lower than required use of our manufacturing capacity due to the deferral of a number of customer contracts and purchase orders to the second half of 2004 and early 2005, research and development costs as we have now commenced to improve our manufacturing and product development technologies in order to develop our own proprietary pharmaceutical products, and costs associated with our efforts to grow our Company and evolve into an integrated pharmaceutical company.

      On September 8, 2004, we announced that we had completed two private placements in which we sold from August 3, 2004 through September 3, 2004 an aggregate of 9,190,901 shares of our common stock to institutional and other accredited investors, resulting in gross proceeds of approximately $7.4 million with approximately $6.6 million in net proceeds to the Company.

      In the first offering, which we closed on August 3, 2004, we received $1.1 million of gross proceeds from the sale of our common stock to six accredited institutional investors, each of which is an affiliate of Sands Brothers International, the placement agent of the second offering. No commissions and/or warrants were issued as fees to the placement agent in the first offering.

      In the second offering, which we closed in three tranches from August 27, 2004 through September 3, 2004, we received an aggregate of approximately $6.3 million in gross proceeds from the sale of our common stock to 71 additional accredited investors.

      In the aggregate, we also granted all of these investors five-year non-detachable warrants to purchase up to an additional 9,190,901 shares of our common stock at exercise prices ranging from $1.00 to $1.11 per share. During the term of such warrants, the exercise price shall be increased by 2% (but not more than 20% cumulatively) for every $2 million of revenues that the Company receives above $35 million in net revenues for the twelve months ended December 31, 2005, and $55 million for the twelve months ended December 31, 2006; and, conversely, the exercise price shall be decreased by 5% (but not more than 50% cumulatively) for every $2 million that our net revenues are below $35 million and $55 million, respectively, for the years ended December 31, 2005 and 2006. The warrants also contain certain redemption and anti-dilution provisions.

      Offering costs incurred in connection with these two equity placements included approximately $634,000 for the placement agent's designees commission and approximately $150,000 in related legal and financing costs. In addition, a cost valuation of approximately $329,000 has been assigned to the issuance to the placement agent of five-year warrants to purchase 783,286 shares of our common stock at exercise prices ranging from $1.00 to $1.11 per share. We believe that the funding provided by our two recent equity placements has provided us with the necessary capital to fund our operations, including our proprietary product development plans, for the next twelve months.

      The investors in our August and September 2004 private placements and the placement agent's designees are included among the Selling Stockholders herein.

      As we continue to develop and build our company, we will have to cover any unexpected additional funding requirements or any unexpected cash flow deficits from additional funding sources. On a short-term basis, if our credit facilities and recent equity financings are insufficient to cover all of our spending requirements, we may have to delay, reduce in scope or eliminate some or all of our planned sales and marketing, product development and commercialization expansion activities in order to continue to offset our losses. On a longer term basis, over the next three years, we will require additional funding of at least approximately $8.2 million annually in order to continue to implement our business development strategies, capital expenditure plans, and the development and commercialization of our own proprietary pharmaceutical products.

      In time, we believe that we can achieve profitability as we continue to intensify our sales and marketing efforts to increase the number of customer purchase orders and contracts for our contract development and manufacturing services so that we will not have to depend on additional funding to offset our operating losses. We also believe we can establish new sources of revenue by providing pharmaceutical manufacturing consulting services to the industry and by the development and commercialization of our own proprietary pharmaceutical products. Based on pharmaceutical industry profit margins for proprietary products, we expect that the successful development and marketing of our own proprietary products will provide us with higher operating margins and greater earnings potential and performance.

      Until that time, we will continue to depend on our credit facilities, and placements of equity and debt securities, to assist us with our working capital requirements and to continue implementing our business development strategies, capital expenditure plans, and proprietary product development and commercialization initiatives.

CAPITAL RESOURCES

      For the period from March 7, 2003 through December 31, 2003, we completed financings totaling approximately $11.5 million in the form of private equity placements and the issuance of convertible debt and equity securities. These financings included a $500,000 private placement of equity securities made to existing stockholders that we announced on September 9, 2003, $4.5 million through the issuance of a convertible term note to Laurus Master Fund, Ltd. ("Laurus Funds") on October 29, 2003, a $3.0 million private placement of our equity securities to institutional and accredited investors on October 30, 2003, and the issuance of $3.5 million in convertible debt securities to Laurus Funds on December 30, 2003.

      The net proceeds of all these financings amounted to approximately $10.4 million and were utilized to retire previous debt, add to working capital and to implement the Sage 500 Management Information System at our Inyx Pharma operation.

      During the six months ended June 30, 2004, we completed additional financings totaling approximately $3.5 million, primarily through the issuance of additional convertible debt securities to Laurus Funds, The net proceeds of these financings, amounted to approximately $3.3million and were used for our working capital and proprietary product development and commercialization funding requirements.

      During this period, we also received interest payment deferrals from our two major lenders, Laurus Funds and Stiefel. The Laurus Funds deferral amounted to approximately $320,000 and was a result of interest due under our revolving credit facilities with them. This interest payment was subsequently paid to Laurus Funds on August 30, 2004 and is no longer outstanding. The Stiefel interest payment amounted to approximately $240,000 and was the first annual interest payment due under a 6% convertible promissory note. This interest payment was subsequently offset against contract product development services that we provided to Stiefel commencing in August 2004.

      Additionally, as noted above, we have been partially dependant on funding of our working capital requirements in the form of stockholder loans from affiliates of the Company. For the period from March 7, 2003 through December 31, 2003, such stockholder loans included approximately $535,000 as an interest-free, unsecured bridge financing loan from our Chairman/Chief Executive Officer, Dr. Jack Kachkar, and short-term interest-free, unsecured loans totaling approximately $450,000 from Viktoria Benkovitch, who is a stockholder and Dr. Kachkar's spouse. As of December 31, 2003, these stockholder loans had been repaid.

      Subsequently, in July 2004, Dr. Kachkar and Mr. J. Douglas Brown, an outside Director, each provided us with stockholder loans amounting to $300,000. Another executive, Mr. Jay Green, our Executive Vice President of Corporate Development, also provided us a stockholder loan in the amount of $100,000. All of these stockholder loans are due by December 31, 2004 and bear interest at seven percent annually. As additional consideration for these loans, we granted these individuals five-year warrants, to purchase an aggregate of 700,000 shares of our common stock at an exercise price of $0.80 per share. Net proceeds from these loans amounting to approximately $695,000 were used for working capital purposes.

      Our credit facilities, equity and convertible debt security placements, stockholder loans, and cash generated from our business operations have been sufficient to fund our working capital requirements. On a short-term basis, our recent equity financings have also provided us with sufficient capital to fund our immediate capital expenditure plans, and to complete the commercialization of our first three proprietary products that we plan to commence marketing in 2005. These include an aerosol wound spray utilizing a barrier-pack system and both a saline and an anti-inflammatory nasal spray pump.

      Over the longer term, as we have also commenced the development of a number of other proprietary products for use in the asthma and potentially the cardiovascular markets, we will require additional funding in the amount of approximately $7.0 million annually, at least for the next three years, to complete the development and commercialization of these proprietary products. We will also require an additional $3.6 million in funding over the next three years for capital expenditures in order to improve our pharmaceutical manufacturing technologies, production capabilities, and plant quality and safety systems so that we are able to pursue expanding commercial and product manufacturing opportunities with existing and potential multinational pharmaceutical and biotechnology clients. As a result of these funding requirements, we will be required to raise additional capital through a combination of additional borrowings, and the issuance of additional debt and equity securities to fund these activities.

      Additionally, we believe that we can enhance our competitive position through the acquisition of regulatory-approved pharmaceutical products and drug delivery devices for respiratory, dermatological and topical drug delivery applications or such products in development, including those through the acquisition of other pharmaceutical companies, although no definitive agreements are currently in effect to make any such acquisition. We are actively pursuing acquisitions that may require substantial capital resources. In the event that we make a significant future acquisition or change our capital structure, we may be required to raise funds through additional borrowings or the issuance of additional debt or equity securities.

CONTRACTUAL OBLIGATIONS AS OF JUNE 30, 2004

---------------------------------------------- ----------------------------------------------------------------------
TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS
(AMOUNTS IN THOUSANDS OF U.S. DOLLARS)                                PAYMENTS DUE BY PERIOD
---------------------------------------------- ----------------------------------------------------------------------
                                                   TOTAL     2ND HALF      2005-2006       2007-2008      THEREAFTER
                                                             OF 2004
---------------------------------------------- ------------ ----------- --------------- --------------- -------------
Long-Term Debt Obligations - Principal(1)           $9,346       $ 456          $2,978          $5,912           $ -
---------------------------------------------- ------------ ----------- --------------- --------------- -------------
Long Term Debt Obligations - Interest                1,507         332             934             241            --
---------------------------------------------- ------------ ----------- --------------- --------------- -------------
Operating Lease Obligations (2)                      2,644         345             642             520         1,137
---------------------------------------------- ------------ ----------- --------------- --------------- -------------
Purchase Obligations                                    --          --              --              --            --
---------------------------------------------- ------------ ----------- --------------- --------------- -------------
Other Long-Term Liabilities Reflected on the
     Balance Sheet under GAAP of the
     financial statements                               --          --              --         --                 --
---------------------------------------------- ------------ ----------- --------------- --------------- -------------
Total                                              $13,497      $1,133          $4,554          $6,673        $1,137
---------------------------------------------- ------------ ----------- --------------- --------------- -------------

(1) Long term debt as at June 30, 2004 is comprised of the following: (i) $5,000,000 7% convertible term note due to Laurus Funds, collateralized by accounts receivable and other assets of the Company (which includes an advance of $4,500,000 on October 29, 2003 and an additional $500,000 was advanced on May 27, 2004 when this Note was amended and restated). The principal is due in monthly installments of $157,000 starting in April of 2004 through November of 2006, while interest on unpaid balances is payable monthly. We have received, from Laurus Funds, a deferral on the first seven months of principal payments due under this Note. Such payments are now due upon maturity of the Note in November, 2006. . As consideration for this principal payment deferral, we have issued to Laurus Funds five-year warrants to purchase 694,000 shares of our common stock at an exercise price of $0.81 per share. The Company has the option to issue common stock in lieu of debt service payments at the then-market price of the stock. In addition, at Laurus Funds' option, the debt may be converted into common stock at a fixed conversion price of $0.80per share.
      (ii) $4,013,000 uncollateralized 6% convertible promissory note due to Stiefel, principal is due in Great Britain pounds, on March 6, 2007, while interest is payable annually commencing on March 7, 2004. Stiefel has the option to convert this note and any accrued interest into 4 million shares of our common stock at any time before March 6, 2007. Additionally, Stiefelhas the first right of refusal, for a period of four years, on any additional debt financing that may be required by the Company. To date, Stiefel has not exercised that right. We have received, from Stiefel, , a waiver of the first annual interest payment amounting to approximately $240,000 in consideration of future product development services. (iii) Uncollateralized 18% demand notes due to stockholders, principal and interest due on demand amounting to $100,000. Subsequent to June 30, 2004 one of the two notes amounting to $50,000 has been offset against a subscription receivable from the same party, and (iv) Capital lease obligations, due to financial institutions, collateralized by software and equipment, due in monthly installments of $14,000 including interest of 10% to 27%, through 2006, amounting to $275,000.

(2) We have commitments under various long-term operating lease agreements for our manufacturing, development and office facilities. In addition to the payment of rent, we are also responsible for operating costs, real estate taxes and insurance.

ANALYSIS OF CASH FLOWS

PERIOD FROM MARCH 7, 2003 THROUGH DECEMBER 31, 2003

      At December 31, 2003, we had cash of approximately $796,000 as compared to zero cash at December 31, 2002 for Miza UK, due to the Administration process. The increase in our cash position was due mainly to proceeds from our financing activities during 2003.

CASH FLOWS FROM OPERATING ACTIVITIES FOR THE PERIOD FROM MARCH 7, 2003 THROUGH DECEMBER 31, 2003

      The net cash used in operating activities for the period from March 7 through December 31, 2003 amounted to approximately $8.6 million as compared to approximately $3.2 million of net cash generated from operations for the year ended December 31, 2002 by Miza UK. The principal reasons for the significant reduction in cash flows from operating activities for the period from March 7, 2003 through December 31, 2003 were the number of one time business integration and start-up costs and expenses, totaling approximately $9.1 million, which we incurred in 2003, as a result of our reverse acquisition of Inyx Pharma, after it had acquired the business assets of Miza UK out of Administration.

      For the period from March 7 through December 31, 2003, the net cash used in operating activities included a net loss of approximately $12.5 million adjusted for non-cash charges totaling approximately $8.9 million primarily due to the issuance of equity securities as compensation of services and financing costs, which we have expensed. These non-cash charges have been offset by a deferred income tax asset of approximately $1.3 million, consisting of a net operating loss carried forward. Working capital changes reducing cash flow from operations were due primarily to increases in inventory, accounts receivable and prepaid deposits, resulting from increasing sales and business activities during 2003. Working capital changes increasing cash flow from operations were due primarily to increases in accounts payable and accrued liabilities as we ramped up business after our reverse acquisition of Inyx Pharma.

      In comparison, for the year ended December 31, 2002, the net cash used in operating activities included a net loss of approximately $31 million adjusted for a significant non-cash charge of approximately $25 million due to non-recurring charges related to the Administration process and subsequent sale of the Miza UK business assets to Inyx Pharma. Other non-cash adjustments included charges of $1.3 million for depreciation and amortization, and approximately $2.1 million as reserves for obsolete inventory and bad debt. Due to the Administration process that Miza UK underwent, there were minimal working capital changes reducing cash flow from operations while working capital changes increasing cash flow from operations were due primarily to increases in the accounts payable and accrued liabilities, plus the amount of liabilities that became subject to compromise.

CASH FLOWS FROM INVESTING ACTIVITIES FOR THE PERIOD FROM MARCH 7, 2003 THROUGH DECEMBER 31, 2003

      The net cash used in investing activities for the period from March 7 through December 31, 2003 amounted to approximately $5.2 million as compared to approximately $2 million of net cash used in investing activities by Miza UK for the year ended December 31, 2002.

      For the period from March 7 through December 31, 2003, we spent approximately $5.2 million in capital expenditures, all related to our reverse acquisition of Inyx Pharma. These expenditures included approximately $5.1 million for the purchase of the Miza UK business assets by Inyx Pharma and approximately $100,000 for the purchase of computer hardware and software (including deposits required for a new business information system), and office furniture and fixtures.

      In comparison for the year ended December 31, 2002, of the net cash used in investing activities, Miza UK spent approximately $1.8 million in capital expenditures and approximately $190,000 related to associated equipment acquisition, installation and commissioning costs. These expenditures were spent on new filling, packaging, and quality control equipment to establish a second hydrocarbon aerosol manufacturing line. Such expenditures were completed before Miza UK went into Administration.

CASH FLOWS FROM FINANCING ACTIVITIES FOR THE PERIOD FROM MARCH 7, 2003 THROUGH DECEMBER 31, 2003

      For the period from March 7 through December 31, 2003, the net cash provided by financing activities, including the net cash provided by the financing activities of Inyx Pharma, was approximately $14.8 million consisting of proceeds of approximately $22.5 million in borrowings and the issuance of debt and equity securities (as described below), offset by short-term and long-term  debt  repayments  and  financing  fees  totaling  approximately  $7.7 million.

      In comparison, for the year ended December 31, 2002, there was $1.7 million of net cash used in financing activities by Miza UK. Proceeds of $8.6 million, from the issuance of long term debt, were offset by $10.3 million of cash used for the repayment of previously issued debt or remaining in the Administration proceedings, which commenced on September 3, 2002.

SIX MONTHS ENDED JUNE 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES FOR THE SIX MONTHS ENDED JUNE 30, 2004

      The net cash used in operating activities for the six months ended June 30, 2004 amounted to approximately $4.4 million.

      For the six months ended June 30, 2004, the net cash used in operations was primarily the result of an approximately $5.0 million net loss from continuing operations of the business. This was adjusted by non-cash charges including depreciation and amortization of approximately $476,000, a reserve for bad debts amounting to approximately $111,000, reserve for inventory obsolescence of approximately $217,000 and issuance of warrants for finders fees and consulting of approximately $464,000. These non-cash charges were offset by an increase in a deferred income tax asset of approximately $393,000. For the six months ended June 30, 2004, working capital changes reducing cash flow from operations were primarily due to an increase in our prepaid deposits and other current assets amounting to approximately $2.7 million, resulting from increasing new sales and business development activities. Working capital changes increasing cash flow from operations were due primarily to a decrease of accounts receivable of approximately $1.8 million, and an increase in accounts payable and accrued liabilities of approximately $1.4 million which was offset by a decrease in deferred revenue amounting to approximately $276,000 an increase in deferred financing costs of approximately $495,000 and an increase in inventory of $228,000.

CASH FLOWS FROM INVESTING ACTIVITIES FOR THE SIX MONTHS ENDED JUNE 30, 2004

      The net cash used in investing activities for the six months ended June 30, 2004 amounted to approximately $84,000. These investing activities related to the acquisition of office equipment and computers.

CASH FLOWS FROM FINANCING ACTIVITIES FOR THE SIX MONTHS ENDED JUNE 30, 2004

      The net cash provided by financing activities, for six months ended June 30, 2004 amounted to approximately $3.8 million. For the three months ended June 30, 2004, we borrowed approximately $657,000 from Laurus Funds. For the six months ended June 30, 2004, we borrowed approximately $3.9 million from Laurus Funds, which was offset by approximately $76,000 in capital lease repayments.

EXTERNAL SOURCES OF LIQUIDITY

FINANCING ACTIVITIES

      Our Company's operating subsidiary, Inyx Pharma, financed its acquisition of the business assets of Miza UK through stockholder equity and term debt in the form of a secured asset-based loan from Venture Finance PLC ("Venture Finance"), a United Kingdom asset-based lender that is part of the IFN Group owned by ABN-AMRO Bank. Inyx Pharma obtained this loan from Venture Finance on March 7, 2003. On that date, Venture Finance also provided Inyx Pharma with a working capital loan in the form of a confidential invoice discounting credit facility.

      The term loan credit  facility  that Inyx  Pharma  received  from  Venture
Finance consisted of a $4.8 million plant and machinery credit facility with available room of $3.2 million and a real property term loan with available room of $1.6 million. Inyx Pharma pledged its real estate properties, and manufacturing equipment and facilities as collateral for these loans. The plant and machinery credit facility and the real property loan were repayable in 34 equal monthly payments of $67,000 and $45,000 respectively. This included interest on outstanding balances calculated at 2.25% above the base rate from time to time set by Venture Finance subject to a minimum of 4%. Payments commenced one month after the commencement of the credit facilities with a final bullet payment 36 months after commencement of the facilities. On March 7, 2003 Inyx Pharma drew $3.5 million to help pay for its Miza UK purchase. The available unused credit on these loans, combined, amounted to $1.3 million. Inyx Pharma would only have been able to draw on these facilities if it had acquired additional property or equipment and obtained the necessary approvals from Venture Finance. Any such advances would be limited to 75% of the market value of the acquired asset.

      The confidential invoice discounting credit facility obtained by Inyx Pharma from Venture Finance was a $4.8 million credit facility for the purchase of debts. This credit facility allowed Inyx Pharma to receive an immediate working capital advance from Venture Finance at the time that a customer invoiced for a particular service or product. Venture Finance advanced Inyx Pharma up to 85% of the required payment amount on eligible customer invoices. Inyx Pharma utilized such advances for its working capital requirements while it awaited payment from the customer, based on 30 day payment terms from the date of invoice. At the time the customer had eventually paid its debt to Inyx Pharma, Venture Finance was repaid its 85% advance while Inyx Pharma received the balance or 15% of that debt. Until any such debt had been paid by the customer, Inyx Pharma pledged to Venture Finance the customer receivable against any advanced amounts. Inyx Pharma was also charged interest on any outstanding balances under this facility. Interest was calculated at 2.25% above the base rate from time to time set by Venture Finance subject to a minimum of 4%. Inyx Pharma's real estate properties, and manufacturing equipment and facilities were pledged as collateral for these loans. The term of the invoice discounting credit facility was 36 months and Inyx Pharma was able to draw up to $4.8 million under this facility.

      In order to obtain these credit facilities from Venture Finance, Inyx Pharma signed an All Asset Debenture in favor of Venture Finance on March 7, 2003. This debenture provided Venture Finance with a fixed and floating charge over all the assets of Inyx Pharma. For providing all such credit facilities, Venture Finance received an arrangement fee from Inyx Pharma. This arrangement fee consisted of 1% of the total amount of credit facilities provided to Inyx Pharma ($96,000 in total fees paid to Venture Finance). Venture Finance also charged Inyx Pharma a service charge for managing these credit facilities. Such service charges were based on 0.25% of the gross amount drawn under the invoice discounting credit facility.

      As a result of our reverse acquisition of Inyx Pharma on April 28, 2003, we consolidated the Venture Finance credit facilities.

      Subsequently, on October 29, 2003, we issued a secured 7% Convertible Term Note due October 29, 2006 to Laurus Funds in the principal amount of $4.5 million in exchange for cash. This convertible term note is secured by all of our real and personal properties in the United States and the United Kingdom, and the common stock of Inyx Pharma consisting of one million ordinary shares. We also issued to Laurus Funds a five-year Common Stock Purchase Warrant to purchase a total of 1,350,000 shares based on the following prices: 450,000 shares at $1.25 per share; 450,000 shares at $1.50 per share; and 450,000 shares at $1.75 per share. Excluding related financing fees and costs of $700,000, the net proceeds of the three-year convertible note financing with Laurus Funds amounted to $3.8 million. Approximately $3 million of the net proceeds were used to repay the outstanding balance of the original Venture Finance plant and machinery credit facility and terminate that credit facility, with the balance of approximately $800,000 utilized for working capital purposes.

      Principal and interest on the Laurus Funds $4.5 million Convertible Term Note (the "Laurus Note") is convertible into common stock at the fixed conversion price of $1.00 per share which was subsequently amended by the Company and Laurus Funds, on August 31, 2004, to $0.80 per share ("Fixed Conversion Price"); however, no conversion is permitted if the shares issued upon conversion, together with other shares beneficially owned by the Laurus Funds, would exceed 4.99% of our outstanding common shares. At our option therefore, provided our shares have been trading at a price at least 15% in excess of the fixed conversion price, we may repay the principal and interest of the Laurus Note, not theretofore converted, in shares of our common stock at the fixed conversion price. Any amount of principal repaid in cash will be payable in an amount equal to 105% of the principal amount whereas interest is repayable in cash at the set interest rate. The Laurus Note may therefore be prepaid in cash or shares of common stock subject to various prepayment penalties and limitations.

      The interest rate of the Laurus Note accrues at a rate of seven percent (7%) per annum (the "Contract Rate"), subject to adjustment. The interest or Contract Rate was agreed to between Laurus and the Company. On the last business day of each month after the closing date of October 29, 2003 (each such date, referred to as the "Determination Date"), the Contract Rate that we pay Laurus Funds will be set on the following basis: (1) if we have registered both the shares of our common stock underlying the conversion of the Laurus Note and the warrants that we issued to Laurus Funds as additional consideration in connection with providing us with the convertible debt financing, on a registration statement declared effective by the Securities and Exchange Commission ("SEC"), and (2) the volume weighted average price of our common stock, as reported by "Bloomberg, L.P.", for the ten days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by certain percentages, the interest or Contract Rate for the succeeding calendar month automatically adjusts based on the following:

            i) 100% or less of the Fixed Conversion Price or a stock trading price of a $1.00 per common share or less - a 7% interest rate on the Laurus Note is payable;

            ii) 125% of the Fixed Conversion Price or at least or a stock trading price of at least a $1.25 per common share - a 6.75% interest rate on the Laurus Note is payable;

            iii) 150% or less of the Fixed Conversion Price or a stock trading price of at least $1.50 per common share - a 6.5% interest rate on the Laurus Note is payable;

            iv) 175% of the Fixed Conversion Price or a stock trading price of at least $1.75 per common share - a 6.25% interest rate on the Laurus Note is payable.

      On December 30, 2003, we also closed a financing transaction with Laurus Funds to obtain an additional $3.5 million credit facility. In addition to being collateralized by our eligible accounts receivable, this Laurus Funds credit facility is also secured by all other assets of our Company. Based on eligible accounts receivable at the time, the net proceeds of this financing amounted to approximately $3.1 million of which approximately $2.6 million of the proceeds were utilized to repay and terminate the confidential invoice discounting credit facility originally obtained by Inyx Pharma from Venture Finance. Exclusive of financing fees of approximately $180,000, the balance of the net proceeds was utilized for working capital purposes.

      The Laurus Funds $3.5 million credit facility consists of two promissory notes, a $1.0 million Secured Convertible Minimum Borrowing Note, and a $2.5 million Secured Revolving Note. Both Notes bear interest at the greater of prime plus 3% or a 7% rate and at the time of closing on December 30, 2003 were convertible into our common stock at a fixed conversion price of $1.47 per share. We subsequently amended this fixed conversion price, on August 31, 2004, to $0.80 per share. In addition, subject to certain limitations, the Secured Convertible Minimum Borrowing Note permits payments to be made in our common stock, and we have filed a registration statement that is not yet effective to register 3,150,000 shares issued upon conversion of the Notes or in lieu of Note payments. As additional consideration for the loan, we also issued to Laurus Funds a five-year Common Stock Purchase Warrant to purchase a total of 660,000 shares based on the following prices: 220,000 shares at $1.84 per share; 220,000 shares at $2.20 per share; and 220,000 shares at $2.57 per share.

      Therefore by December 31, 2003, we had utilized proceeds from the Laurus Funds financings to repay and extinguish all previous financings obtained through Venture Finance. As of December 31, 2003, the outstanding amounts on the Laurus Funds credit facilities were $4.5 million on the secured 7% Convertible Term Note due October 29, 2006, and a total of $3.1 million owing on the $3.5 working capital credit facility, (consisting of the $1.0 million Secured Convertible Minimum Borrowing Note and $2.5 million Secured Revolving Note) which we obtained on December 30, 2003.

      In addition to the proceeds from our equity placement financings, in 2003, the Laurus Funds credit facilities were sufficient to fund our requirements for the period from March 7 through December 31, 2003.

      Then on February 27, 2004, we closed another transaction with Laurus Funds to obtain an additional financing of $2.0 million as an amendment to the $3.5 million credit facility that we previously entered with them on December 30, 2003. That Laurus Funds $3.5 million credit facility consists of two promissory notes, a $1.0 million Secured Convertible Minimum Borrowing Note, and a $2.5 million Secured Revolving Note. As a result of the additional Laurus Funds financing, the $1.0 million Secured Convertible Minimum Borrowing was increased by $1.0 million and the $2.5 million principal amount Secured Revolving Note of the credit facility was increased by $1.0 million. Both Notes were further amended to decrease the applicable conversion rate to$0.80. As additional consideration for the loan, we issued to Laurus Funds a five-year Common Stock Purchase Warrant to purchase 330,000 shares of common stock at exercise prices of $1.25 for 110,000 shares, $1.50 for 110,000 shares and $1.75 for 110,000 shares.

      On March 30, 2004, we obtained an additional $1.0 million advance from Laurus Funds under the Secured Revolving Credit Note, and issued additional warrants to purchase 165,000 shares of common stock at exercise prices of $1.25 for 55,000 shares, $1.50 for 55,000 shares and $1.75 for 55,000 shares.

      On May 27, 2004, we obtained an additional $500,000 advance from Laurus Funds under the October 29, 2003 Laurus Note, convertible into common stock at $0.80 per share, and issued additional five-year warrants to Laurus Funds to purchase 82,500 shares at exercise prices of $1.00 per share for 27,500 shares, $1.20 per share for 27,500 shares, and $1.40 per share for 27,500 shares. On July 30, 2004, we received from Laurus Funds a deferral on the first seven months of principal payments due under the Laurus Note (originally $4.5 million and then amended to $5.0 million on May 27, 2004). Such payments are now due upon maturity of the Laurus Note in November, 2006. As consideration for this principal payment deferral, we have issued to Laurus Funds five-year warrants to purchase 694,000 shares of our common stock at an exercise price of $0.81 per share.

      As described above, these additional Laurus Funds credit facilities also permit us to repay part of the principal and interest of such loans with shares of our common stock, provided certain conditions are met, including that the shares are registered for resale, and shares have traded at or above an amount per share at least 15% in excess of the conversion price during the ten prior trading days, and trading volume of at least four times of the presented amount has traded during the preceding 10 trading days is achieved.

      We intend to use shares of our common stock to the extent we are allowed to do so. If we are not able to do so, payments must be made in cash, which will deplete our working capital or may require us to seek additional financing for such payments.

CERTAIN INDEBTEDNESS AND OTHER MATTERS

      In addition to the original credit facilities provided by Venture Finance, on March 6, 2003, Inyx Pharma also received a working capital credit facility in the form of an unsecured convertible debt instrument (the "Stiefel Loan") from one of its clients, Stiefel Laboratories, Inc. ("Stiefel"). Headquartered in Coral Gables, Florida, Stiefel is a privately held pharmaceutical company which has a number of domestic and international operations.

      Stiefel provided the loan in order to ensure that Inyx Pharma had sufficient working capital to support its inventory and insurance requirements, once Stiefel agreed to exclusive development, and manufacturing and supply agreements with Inyx Pharma. Stiefel and Inyx Pharma signed such agreements, which also included a quality agreement, on March 6, 2003. Under these agreements, Inyx Pharma is to manufacture and assist in the commercialization of specific hydrocarbon aerosol dermatological products for Stiefel's worldwide customer base.

      The principal amount of the Stiefel Loan is approximately $4 million, and is due on March 6, 2007. Interest is payable annually at a rate of 6%, beginning March 7, 2004. Stiefel may, from time to time, agree to postpone any accrued interest payments. Under the Stiefel Loan, Stiefel also has the first right of first refusal, for a period of four years, on any additional debt financing that may be required by the Company from time to time. To date, they have not exercised this right of first refusal.

      Due to our reverse acquisition of Inyx Pharma, the Stiefel Loan and any accrued interest may be converted into 4 million shares of our common stock at anytime before March 6, 2007. When we concluded our reverse acquisition of Inyx Pharma on April 28, 2003, the transaction consisted of an exchange of 100% of the outstanding common stock of Inyx Pharma (or 1 million ordinary shares of Inyx Pharma) in exchange for 16 million shares of our common stock, as a result of which Inyx Pharma's shareholders became the majority shareholders of our Company and Inyx Pharma became our wholly owned subsidiary. As a result of the reverse acquisition and under the terms of its option agreement with Inyx Pharma, Stiefel is now entitled to 4 million common shares of our stock, if it exercises its option to convert its debt into equity of our Company.

      As of June 30, 2004, the outstanding amount we owed under the Stiefel Loan totaled approximately $4.0 million in principal and interest. Accrued interest amounting to approximately $240,000 ((pound)150,000) for the period March 6, 2003 to March 5, 2004, which was due on March 5, 2004, was waived by Stiefel in consideration of future contract product development services that they require from us.

      In addition to our credit facilities, as noted above, our Company's stockholders have periodically advanced and received repayment of funds loaned to the Company. We have utilized such stockholder loans to support operations, settle outstanding trade accounts payable, and for general working capital purposes. Such loans are usually advanced on a short-term basis.

      As of June 30, 2004, we have capital lease obligations amounting to approximately $233,000 for two capital leases. These leases include computer equipment and furniture. The major component of these capital lease costs is our new business information technology system, the Sage 500 Management Information System (Sage 500 MIS), which has now become operational. The lease for the Sage 500 MIS will expire by 2006 and is guaranteed by our Chairman/CEO.

      For the period from March 7 through December 31, 2003, the total amount of interest expensed on all of our Company's borrowings amounted to approximately $490,000. This amount of interest consisted of approximately $215,000 of interest paid and $275,000 of interest accrued. For the period from March 7 through December 31, 2003, the weighted average interest rate paid on outstanding loans during the year amounted to approximately 6.6%.

      For the six months ended June 30, 2004, the total amount of interest expensed on all of our Company's borrowings amounted to approximately $478,000. This amount of interest consisted of approximately $400,000 due to Laurus Funds, of which $32,000 was paid, with the balance of interest owed to Laurus Funds accrued. The balance of interest expensed during the period is primarily due to Stiefel. For the six months ended June 30, 2004, the weighted average interest rate on outstanding loans during the period amounted to approximately 6.7%.

CAPITAL EXPENDITURES

      For the year ending December 31, 2003, we spent approximately $5.2 million in capital expenditures. These expenditures included approximately $5.1 million for the purchase of the Miza UK business assets by Inyx Pharma and approximately $100,000 for the purchase of computer hardware and software, and office furniture and fixtures. Although we had originally planned a number of additional capital expenditures at our Inyx Pharma operation in 2003, we instead focused our expenditures on business integration and corporate development activities.

      In comparison, for the year ending December 31, 2002, approximately $1.8 million was spent on capital expenditures at Miza UK. These expenditures were spent on new filling, packaging, and quality control equipment to establish a second hydrocarbon aerosol manufacturing line. Such expenditures were completed before Miza UK went into Administration.

      On a short-term basis, recent equity financings and customer funding have provided us with sufficient capital to fund our immediate capital expenditure plans.

      Commencing in the second half of 2005, we will require an additional $3.6 million in funding over three years for capital expenditures, in order to improve our pharmaceutical manufacturing technologies, production capabilities, and plant quality and safety systems so that we are able to pursue expanding commercial and product manufacturing opportunities with existing and potential multinational pharmaceutical and biotechnology clients.

      These planned capital expenditures include $975,000 for a new hydrocarbon aerosol manufacturing and product blending area, which will provide appropriate segregation to manufacture anti-fungal aerosol products and to grow existing product opportunities; $550,000 for a new mixing vessel and associated ancillary equipment to enable us to manufacture newly formulated hydrocarbon aerosol products; $450,000 to expand our CFC-free (HFA) metered dose inhaler production facility in order to allow us to pursue a number of our own and new customer product development opportunities in the HFA respiratory area; $375,000 to introduce additional needle valve and under-cup gassing technology to produce our own proprietary products that incorporate new product-propellant barrier systems; and $650,000 in facility maintenance expenditures, including modification to the existing sprinkler systems to meet enhanced insurance standards, and the relocation of a propellant storage area to meet health and safety requirements.

      In addition to the costs we have already incurred in connection with the implementation of the Sage 500 MIS, in 2004, over the next three years, we will have to spend approximately $500,000 in related capital expenditures for additional business modules to this MIS system, plus ongoing annual maintenance costs of approximately $65,000. This MIS system supports our business functions at Inyx Pharma including manufacturing, warehousing, distribution, logistics, sales reporting, accounting, inventory, quality control, budgeting and financial reporting, and other company functions.

      On a longer term basis, in order to continue to strengthen our position in the pharmaceutical aerosol sector, we will require further capital expenditures to enhance our aerosol manufacturing and quality control systems. These include expenditures for new filling and packaging equipment and production facility enhancements to improve our capabilities to introduce new pharmaceutical aerosol products for increasing market opportunities in the respiratory and dermatological sectors. Planned investments will also be to support the maintenance of our facilities to meet ongoing regulatory compliance requirements, including adherence to good manufacturing practice, and the health, safety and environmental aspects of our pharmaceutical operations.

FUTURE COMMITMENTS

      As of June 30, 2004, we have commitments under various long-term lease agreements for premises including those for our office and development and production facilities. These property leases range from one to fifteen years depending on the specific property. We also have a number of operating and capital leases for office equipment, fork lifts and staff automobiles in the United Kingdom.

      As of June 30, 2004, we had operating lease contractual obligations totaling approximately $2.6 million due to various vendors over the next ten years.

      With regard to our vendor and suppliers, due to the purchase of the business assets of Miza UK out of Administration, we continue to be on pre-payments and cash on delivery (COD) payment terms with a number of our suppliers in Europe. These include all of our key component suppliers, including Cebal, which provides us with cans; Perfect Valois, which provides valves for aerosol pharmaceutical products; Lablabo, which provides actuators for steroidal foam products; Bespak, which provides valves for pharmaceutical respiratory inhaler devices; Precision Valve which provides us with aerosol valves; and Nussbaum & Guhl, which also provides us with cans. We have been in discussions with these vendors regarding our terms of payment and expect that, by the end of 2004, we can commence 30-60 day payment terms with such vendors.

      As a specialty pharmaceutical company, we are also involved in a number of business development projects including research and development activities that require the use of capital resources over extended periods of time. From time to time, these activities may also include the use of external resources that require prepayment or cash deposits for supplies, products or services that we require. As we intensify the development of our own proprietary products, our capital requirements and/or future commitments may increase accordingly. The profit margins on our proprietary products and consulting services are expected to be higher than our contract manufacturing services, although the time line for the commencement of revenues and earnings from these newly evolving business activities may be longer than that of our established contract manufacturing operations.

ACQUISITIONS

      We believe that we can enhance our competitive position through the acquisition of regulatory-approved pharmaceutical products and drug delivery devices for respiratory, dermatological and topical drug delivery applications or such products in development, including those through the acquisition of other pharmaceutical companies.

      On September 21, 2004, we announced that we had completed the acquisition of a patented, novel platform technology in order to enable us to more readily develop inhalation-therapy drugs, including combination drugs, intended to be delivered in aerosol formats. The technology is based on the utilization of a lipid-binding matrix for delivering incompatible or unstable drug substances. The patented technology we acquired from Phares is patented in the United States, Japan, the United Kingdom and other major European countries, and includes "Methods of preparing proliposome dispersions and aerosols" and "Membrane lipid composition and method for its preparation". In consideration for the transfer of these patent rights, we have agreed to pay Phares approximately $86,000 as transfer fees plus approximately $67,500 as support and management fees. We will fund the Phares acquisition from working capital.

      We are actively pursuing two business acquisitions that may require substantial capital resources. In the event that we make a significant future acquisition or change our capital structure, we may be required to raise funds through additional borrowings or the issuance of additional debt or equity securities. We believe that we may be able complete at least one of these planned acquisitions in 2005, subject to the successful completion of our due diligence process before the end of 2004. We will also be required to raise sufficient capital through additional borrowings or the issuance of additional debt or equity securities to successfully complete either of these transactions.

SUBSEQUENT EVENTS AND EXPECTATIONS

      On July 1, 2004, we entered into a strategic alliance agreement with Utek Corporation ("Utek"). Under this agreement, we will collaborate with Utek in the identification, acquisition and development of intellectual property that we may require to implement our business initiatives in the aerosol pharmaceutical and drug delivery sector. Pursuant to this agreement, we issued Utek 31,579 restricted shares of our common stock.

      On July 1, 2004 we received, from Laurus Funds, a payment deferral until August, 2004 on the total amount of interest outstanding on the borrowings under its revolving line of credit of approximately $156,000 as at June 30, 2004. The Company also received from Laurus Funds, a deferral, until August, 2004, on approximately $160,000 interest due on its convertible note. In August 2004, we repaid all such outstanding interest.

      On July 2, 2004, we granted a total of 1,500,000 warrants to First Jemini Trust, a discretionary family trust in which our Chairman/CEO and his spouse are non-voting beneficiaries. These five-year warrants were granted pursuant to various business development services provided to the Company and allow the holder to purchase our common stock at a price of $0.90 per share.

      On July 19, 2004, we issued promissory notes to our Chairman and CEO, Dr. Jack Kachkar, the Executive Vice President and Director of Corporate Development, Jay M. Green, and an outside Director, J. Douglas Brown amounting to $700,000 and bearing interest of 7% per annum. As additional consideration for the loans, we granted a five-year warrant to the lenders to purchase an aggregate of 700,000 shares of our common stock at a price of $0.80 per share. Net proceeds from these loans, amounting to $695,000, were used for working capital purposes. These loans are due to be repaid no later than December 31, 2004.

      On July 22, 2004, in line with our strategy to develop our own proprietary pharmaceutical products for respiratory, dermatological, topical and cardiovascular drug delivery applications, we announced that we had signed a letter of intent with Phares Technology BV ("Phares") to acquire from them a patented, novel platform technology that will enable us to effectively develop inhalation-therapy drugs, including combination drugs, delivered in aerosol formats. Then, on September 21, 2004, we announced that we had completed the acquisition of the Phares technology in order to enable us to more readily develop inhalation-therapy drugs, including combination drugs, intended to be delivered in aerosol formats. The Phares technology is based on the utilization of a lipid-binding matrix for delivering incompatible or unstable drug substances. As part of their agreement with us, Phares will provide related product development and technology support for a fee. In consideration for the transfer of these patent rights, we have agreed to pay Phares approximately $86,000 as transfer fees plus approximately $67,500 as support and management fees.

      On July 30, 2004, we agreed to a deferral, from Laurus Funds, on the first seven months of principal payments due under the Laurus Note (originally $4.5 million and then amended to $5.0 million on May 27, 2004). Such payments are now due upon maturity of the Laurus Note in November, 2006. As consideration for this principal payment deferral, on August 30, 204, we issued to Laurus Funds five-year warrants to purchase 694,000 shares of our common stock at an exercise price of $0.81 per share.

      On September 8, 2004, we announced that we had completed two private placements in which we sold from August 3, 2004 through September 3, 2004 an aggregate of 9,190,901 shares of our common stock to institutional and other accredited investors, resulting in gross proceeds of approximately $7.4 million with approximately $6.6 million in net proceeds to the Company. In the first offering, which we closed on August 3, 2004, we received $1.1 million of gross proceeds from the sale of our common stock to six accredited institutional investors, each of which is an affiliate of Sands Brothers International, the placement agent of the second offering. No commissions and/or warrants were issued as fees to the placement agent in the first offering. In the second offering, which we closed in three tranches from August 27, 2004 through September 3, 2004, we received an aggregate of approximately $6.3 million in gross proceeds from the sale of our common stock to 71 additional accredited investors. In the aggregate, we also granted all of these investors, five-year non-detachable warrants, to purchase up to an additional 9,190,901 shares of our common stock at exercise prices ranging from $1.00 to $1.11 per share. During the term of such warrants, the exercise price shall be increased by 2% (but not more than 20% cumulatively) for every $2 million of revenues that the Company receives above $35 million in net revenues for the twelve months ended December 31, 2005, and $55 million for the twelve months ended December 31, 2006; and, conversely, the exercise price shall be decreased by 5% (but not more than 50% cumulatively) for every $2 million that our net revenues are below $35 million and $55 million, respectively, for the years ended December 31, 2005 and 2006. The warrants also contain certain redemption and anti-dilution provisions.

      Offering costs incurred in connection with these two equity placements included approximately $634,000 for the placement agent's commission and approximately $150,000 in related legal and financing costs. In addition, a cost valuation of approximately $329,000 has been assigned to the issuance to the placement agent's designees, five-year warrants, to purchase 783,286 shares of our common stock at exercise prices ranging from $1.00 to $1.11 per share.

      We believe that the funding provided by our two recent equity placements has provided us with the necessary capital to fund our present operations, including our proprietary product development plans, for the next twelve months. For the remainder of 2004, we will continue to focus on strengthening and growing our pharmaceutical aerosol contract manufacturing business in order to reach profitability. Additionally, we plan to continue the development of our own proprietary pharmaceutical products for respiratory, dermatological, topical and cardiovascular drug delivery applications, to be marketed and sold through our customers' distribution channels or with strategic partners. Planned products include metered dose inhalers, nasal pumps, topical aerosols, wound care sprays and oral sprays for cardiovascular disease. We are primarily focusing our efforts on generic pharmaceutical products and innovative drug delivery systems that allow line extensions of established products, or those delivery systems that overcome present product and propellant incompatibility and consumer use issues in the pharmaceutical aerosol sector.

      Subject to receiving all necessary U.S. government regulatory body approvals, we hope that during 2004 we can also commence to implement our manufacturing consulting agreement with Cuba, under the United Nations
Development Programme - Montreal Protocol. We also continue to explore pharmaceutical business acquisitions or the acquisition of pharmaceutical products, intellectual properties or drug delivery devices.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

NAME                                  AGE              POSITION WITH COMPANY              START DATE WITH COMPANY
Jack Kachkar                           41     Chairman, Chief Executive Officer,               April 1, 2003
                                              Secretary and Director


Steven Handley                         40     President and Director                            May 1, 2003

Colin Hunter                           47     Executive Vice President, Chief
                                              Scientific Officer and Director                   May 1, 2003

James Douglas Brown                    51     Director and Compensation Committee              July 17, 2003
                                              Chair

Joseph A. Rotmil                       53     Director and Audit Committee Chair                May 5, 2004

Jay M. Green                           55     Executive Vice President and Director
                                              of Corporate Development                        December 1, 2003

Rima Goldshmidt                        41     Secretary, Vice President, Finance
                                              and Treasurer                                    April 1, 2003

Ulrich Bartke                          48     Vice President, Global Sales and                  June 1, 2004
                                              Marketing


      JACK KACHKAR MD - CHAIRMAN/ CEO AND DIRECTOR. Dr. Kachkar is a medical doctor with experience as an executive within the pharmaceutical industry. From 1996 until December 2002, he was President and CEO of Miza Pharmaceuticals, Inc., a Canadian corporation in Toronto, Ontario. Certain Miza subsidiaries were reorganized through bankruptcy proceedings, (see "Certain Relationships and Related Transactions" below). Dr. Kachkar has founded and assisted in the acquisition of a number of pharmaceutical companies focused on niche product development and manufacturing capabilities. He has provided consulting and advisory services within the pharmaceutical industry and was a founder in 1995 of a medical publishing company. Dr. Kachkar earned his medical degree in December 1995 from the English Language Medical Program at Semmelweis Medical University in Budapest, Hungary. Since September 2004, Dr. Kachkar has also been a director and officer of Medeorex, Inc., a publicly-held health services company.

      STEVEN HANDLEY - PRESIDENT AND DIRECTOR. Mr. Handley has over 20 years experience within the pharmaceutical industry. During this period, Mr. Handley has held several senior management positions in manufacturing and technical operations. He has extensive experience in the development and manufacture of sterile pharmaceuticals and aerosols technology. Mr. Handley has worked for
Evans Medical, Medeva PLC, and, during the past five years for CCL Pharmaceuticals and its successor Miza UK, where he was responsible for all manufacturing and technical operations as Senior Vice President. Mr. Handley holds a qualified pharmaceutical technician degree and is a member of several professional bodies. He also holds a diploma in management and is experienced in vaccine manufacturing and lyophilization technology.

      COLIN HUNTER - EXECUTIVE VICE PRESIDENT, CHIEF SCIENTIFIC OFFICER AND DIRECTOR. Mr. Hunter has over 25 years experience within the pharmaceutical industry where he has held senior positions within quality and manufacturing operations, gaining extensive experience of regulatory authorities' requirements for pharmaceutical products, including both United States Food and Drug Administration and European Union regulatory agencies. During his career, Mr. Hunter has worked for Glaxo Pharmaceuticals (now GSK), Evans Medical Ltd., and Medeva PLC. From January 1990 until June 2000, he was European Quality Director for Medeva Pharma Ltd., a subsidiary of Medeva-Celltech PLC. From July 2000 until April 2001, he was Quality Director for CCL Industries, Inc. From May 2001 until February 2003, he was Senior Vice President of Miza Pharmaceuticals (UK) Ltd. From March 2003 until April 2003, he was a director of Inyx Pharma Limited, and he became Executive Vice President of the Company in May 2003. Mr. Hunter holds a Bachelor of Science Degree with Honors in Bacteriology and Virology. He is a Chartered Biologist, a Member of the Institute of Biology, a Fellow of The Institute of Quality Assurance, and is also a member of other professional societies.

      DOUGLAS BROWN - DIRECTOR AND AUDIT COMMITTEE MEMBER AND COMPENSATION COMMITTEE CHAIR. Mr. Brown is an independent director of the Company. He has been active in a number of financial and investment companies. He has served as a director of the L/M Asia Arbitrage Fund since June 1988 and of the Eastern Capital Fund since June 1988. Previously, Mr. Brown was Vice-President of Citibank in London, United Kingdom, and Geneva, Switzerland where he managed over one billion dollars in assets. Mr. Brown graduated LLB from Edinburgh University, United Kingdom.

      JOSEPH A. ROTMIL - DIRECTOR AND AUDIT COMMITTEE CHAIRMAN AND COMPENSATION COMMITTEE MEMBER. Since 1993, Mr. Rotmil has been President and CEO of Mixon Corporation, a manufacturer of public safety equipment. He is also currently President and CEO of Weston Capital Quest Corporation, a private consulting firm. Mr. Rotmil began his career in 1972 as an auditor with Coopers & Lybrand (now part of Price Waterhouse Coopers) and has held various financial and executive positions in the food services and telecommunications industry. His prior experience includes serving as President and CEO of Cobotyx Corporation, a privately owned telecommunications equipment manufacturer, and earlier as Vice President, Finance and Chief Financial Officer of that company. Mr. Rotmil has also served as a Controller at Executone Information Systems, a telecommunications equipment manufacturer, and as a Director of Corporate Accounting for Tetley, Inc., a large consumer products company. He also served as a Controller for the Accessories Group of General Mills, and as a Senior Financial Analyst at IBM.

      JAY M. GREEN - EXECUTIVE VICE PRESIDENT AND DIRECTOR OF CORPORATE DEVELOPMENT. Mr. Green joined Inyx in December 2003. From January until November 2003, Mr. Green was a managing director of Duncan Capital, LLC, a merchant banking/investment banking firm that served as our investment banking firm. From June 2001 until 2002 year-end, Mr. Green was a Managing Director of BlueFire Partners, a Minneapolis-based capital markets advisory firm. From January 2001 until May 2001, Mr. Green served as an independent financial consultant advising both private and public companies. From June 2000 until December 2000, he was a Vice President with Unapix Entertainment, Inc., which was a public company on the American Stock Exchange (ASE: UPX) that filed for bankruptcy and its assets were subsequently liquidated. From March 1999 to May 2000, Mr. Green was an independent consultant advising private and public companies. From September 1998 until February 1999, he served as a Vice President with Paxar Corp. (NYSE:
PXR). From January 1991 until May 1998, Mr. Green was a Vice President with Seitel, Inc. (which was on the ASE and then the NYSE during his tenure). Since September 2004, Mr. Green has also been a director and officer of Medeorex, Inc., a publicly-held health services company.

      RIMA GOLDSHMIDT - SECRETARY, VICE PRESIDENT-FINANCE, TREASURER AND ACTING CHIEF FINANCIAL OFFICER. Ms. Goldshmidt is responsible for financial reporting and fiscal management. She has been employed with Inyx Canada Inc. and Inyx, Inc. since April 2003. Ms. Goldshmidt worked in the pharmaceutical industry for Miza Pharmaceuticals, Inc. between November 2001 and September 2002 as Director of Finance. From September 2002 to April 2003, she was a self-employed financial consultant to pharmaceutical companies. Prior to November, 2001 Ms. Goldshmidt served as an audit manager at KPMG where she focused on serving clients in the life sciences industry. Mrs. Goldshmidt is a Chartered Accountant with a degree in Microbiology and Biochemistry from the University of Toronto.

      ULRICH BARTKE - VICE PRESIDENT, GLOBAL SALES AND MARKETING. Mr. Bartke joined Inyx in June 2004. Previously, Mr. Bartke served as Vice President Global Sales & Marketing of PowderJect Pharmaceuticals Plc, where he directed sales growth from approximately $40 million to in excess of $290 million during his two-year tenure from 2001 to June 2003, at which time PowderJect was acquired and Mr. Bartke became a pharmaceutical industry consultant focusing on U.S. and European markets. Mr. Bartke began his professional career and served for 17 years, from 1984 to 2001, with GlaxoSmithKline ("GSK") in a number of different executive capacities. He started out in manufacturing management positions before moving into several marketing directorships at SmithKline Beecham Pharmaceuticals. In his last position with GSK, he served as Therapy Area Director, Vaccines, for GSK Pharmaceuticals Europe. Mr. Bartke holds a BSc in Pharmacy and a Ph.D. in Pharmaceutical Chemistry from the University of Berlin.

DIRECTOR COMPENSATION

      Directors serve for a term of one year or until their successors are elected and qualified. Non-management directors receive annual compensation of $30,000 for serving on the Board and all committees. The chair of the Compensation Committee receives an additional $10,000 per year, and the chair of the Audit Committee receives an additional $10,000 per year. Existing non-management directors have also received certain stock options. See "Principal Stockholders and Security Ownership of Management".


OTHER KEY EMPLOYEES

        NAME                            POSITION WITH COMPANY

        John Hamer                      Vice President, Development

        Phil Jenkinson                  Vice President, Quality

        Joseph Rose                     Head of Finance

        William Jackson                 Group Management Accountant

        Patricia Gilmore                Human Resources Manager

        Anastasia Loftus                Regulatory Affairs Manager

        Serge Agueev                    Information Systems Manager

      Officers are appointed by and serve at the will of the Board of Directors. There are no family relationships between or among any of the directors or executive officers of the Company.

GOVERNANCE

      The Board of Directors has adopted the following committees to assist in the Company's governance:

      Audit Committee - Joseph A. Rotmil and Douglas Brown comprise the Audit Committee, and Mr. Rotmil is the Chairman and Audit Committee Financial Expert. The Audit Committee functions under a Charter empowering it to, among other things, appoint the independent auditors, approve the auditor's fees, evaluate performance of the auditor, review financial statements and management's discussion and analysis thereof, review all SEC reports and press releases of a financial nature, oversee internal audit processes, oversee new audit reviews performed by the auditors, and receive management and other reports from the auditor.

      Compensation Committee - Douglas Brown and Joseph A. Rotmil comprise the Compensation Committee, and Mr. Brown serves as the Chairman. The Compensation Committee determines the compensation of the Chief Executive Officer and other executive officers, determines Board of Director compensation, awards options and other stock grants, and issues the report regarding these matters for inclusion in annual reports to stockholders.

      Jack Kachkar, Steven Handley, and Colin Hunter may be considered to be promoters of the Company.

      On March 26, 2003, the prior controlling shareholders of the Company sold 2,250,000 shares of common stock, representing 45% of shares outstanding, to Medira Investments LLC, which subsequently transferred such shares to Viktoria Benkovitch, the wife of Dr. Kachkar.

      On April 28, 2003, the Company acquired all outstanding stock of Inyx Pharma, Ltd. in exchange for 16,000,000 shares of common stock of Inyx, Inc., including 7,600,000 shares issued to Larry Stockhamer as trustee of the JEM Family Trust, of which Dr. Kachkar's children and other family members are the beneficiaries, 2,000,000 shares to Mr. Handley and 600,000 shares to Mr. Hunter. Dr. Kachkar disclaims any beneficial ownership of the shares owned by Ms. Benkovitch or Mr. Stockhamer. See the discussion below in "Related Party Transactions."

      For the period from March 7 through December 31, 2003, Dr. Kachkar has been issued stock options for a total of 500,000 shares at an exercise price of $1.10 per share and has entered into the Employment Agreement described below. On August 22, 2003 he also participated in a private placement of restricted common stock which was made to existing stockholders. He acquired 100,000 shares at $1.00 per share in exchange for debt owed to him and received two-year warrants, to purchase one share for each share purchased in the offering for $1.50 per share. On July 2, 2004, Dr. Kachkar was issued additional stock options for 50,000 shares at an exercise price of $0.90 per share.

      Mr. Handley has entered into the Employment Agreement described below.

      Mr. Hunter has been granted stock options for a total of 400,000 shares at a price of $1.10 per share and the Employment Agreement described below.

EXECUTIVE COMPENSATION

      For the fiscal years ended December 31, 2003, 2002 and 2001, the following officers of the Company received the following cash compensation for services rendered to the Company. See "Management - Employment Agreements" for a description of compensation arrangements entered into by the Company with certain of its executive officers.

                                                        ANNUAL COMPENSATION                      LONG-TERM
                                                        -------------------                      ---------

                                                                   OTHER ANNUAL                            ALL OTHER
 NAME/PRINCIPAL POSITION   YEAR        SALARY         BONUS        COMPENSATION       COMPENSATION       COMPENSATION
-----------------------------------------------------------------------------------------------------------------------
Jack Kachkar(1) (2),,      2003       $245,000         --           $100,000(3)            --               $65,000
     Chief Executive       2002          --            --               --                 --                 --
      Officer              2001          --            --               --                 --                 --

Steven Handley(1),,        2003       $163,300       $12,250            --                 --               $16,120
     President             2002          --            --               --                 --                 --
                           2001          --            --               --                 --                 --

Colin Hunter(1),,          2003       $155,135       $11,635            --                 --               $16,120
     Executive Vice-       2002          --            --               --                 --                 --
     President             2001          --            --               --                 --                 --

----------------------

(1)   No compensation was paid in 2001 and 2002.

(2) During 2003, Dr. Kachkar provided his services to Inyx and its subsidiaries through "JK Services", a partnership of corporations owned by him and members of his immediate family. See "Related Party Transactions".

(3) Represents a discretionary expense allowance. Effective January 1, 2004, such amount will be combined with the salary amount.

STOCK OPTIONS


                                                      NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                                UNEXERCISED                  IN-THE-MONEY OPTIONS
                                                        OPTIONS AT FISCAL YEAR END            AT FISCAL YEAR END
                                                        --------------------------            ------------------

                      NUMBER OF SHARES
                        ACQUIRED OR        VALUE
       NAME              EXERCISED       REALIZED     EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
       ----              ---------       ---------    -----------     -------------      -----------     -------------
Jack Kachkar                 --              --         500,000             --            $140,000               --
Steven Handley               --              --           -0-               -0-                 -0-              -0-
Colin Hunter                 --              --         284,000          116,000           $79,520          $32,480

LONG-TERM INCENTIVE PLANS

                                                                          ESTIMATED FUTURE PAYMENTS UNDER
                                                                            NON-STOCK PRICE-BASED PLANS
                                                                            ---------------------------

                            NUMBER OF
                          SHARES, UNDER   PERFORMANCE OR OTHER
                            OR OTHER          PERIOD UNTIL          THRESHOLD          TARGET           MAXIMUM
          NAME                RIGHTS      MATURATION OR PAYOUT      ($ OR #)          ($ OR #)         ($ OR #)
          ----                ------      --------------------      --------          --------         --------
Jack Kachkar                   None                --                  --                --               --
Steven Handley                 None                --                  --                --               --
Colin Hunter                   None                --                  --                --               --


EMPLOYMENT AGREEMENTS

      The Company has signed Employment Agreements with its six executive officers. Such agreements have the following principal terms:

                                                                                                            ULRICH
     FEATURE       JACK KACHKAR(1)  STEVEN HANDLEY   COLIN HUNTER    RIMA GOLDSHMIDT      JAY GREEN         BARTKE
     -------       ---------------  --------------   ------------    ---------------      ---------         ------
Start Date         January 1, 2004  May 1, 2003      May 1, 2003     April 1, 2003    December 1, 2003    June 1, 2004

Term of years      5                5                5               4                5                   1.5

Base salary        $345,000         (pound)100,000   (pound)95,000   $92,000          $150,000            (pound)90,000

Stock options (2)  750,000          750,000          100,000         100,000          500,000             210,000

Vacation weeks     4                5                5               4                4                   5

Severance amount   24 months        12 months base   12 months base  6 months         24 months           9 months
                   base                                              base             base                base

(1) Dr. Kachkar's contract was with Inyx through May 15, 2003, when it was amended to direct all payments to JK Services, a personally owed investment company, for purposes of Canadian tax planning. Beginning January 1, 2004, the employment agreement was resumed with Dr. Kachkar and the terms amended to provide for a $345,000 salary without any discretionary expense allowance.

(2) Actual grants during 2003 were: Kachkar - 500,000, Handley - nil, Hunter - 400,000, Goldshmidt - 200,000 and Green - 500,000.

      With the exception of Mr. Bartke, who is entitled to a five percent net sales commission bonus based on certain gross margin thresholds, all agreements contain the following provisions: Bonus payments will be made as a percentage of base salary increasing with performance measured by EBITDA, with a guaranteed bonus of ten percent of annual base salary.

      Each executive may receive additional option grants upon award of the Compensation Committee. Base salary will increase by 5% during each year of the term. The term automatically renews for successive one-year periods after expiration of the primary employment term. Each agreement may be terminated early for good cause or by the executive's resignation. Termination for other reason triggers payment of the severance amount, offset by any termination event that is insured. Severance amounts for key senior executives increase from one-year base salary to two times salary in case of termination due to a change of control of the Company. Each executive is subject to customary confidentiality obligations and an agreement not to compete with the Company for three years following termination. Key executives are covered by a life insurance policy through the Company benefit plan. The policy coverage starts at two times the base salary.

STOCK OPTION PLAN

      The Company's Stock Option Plan (the "Option Plan") provides for the grant of options for the purchase of common stock to eligible employees, officers and directors, and those persons who the Company believes may have made a valuable contribution to the Company. The Option Plan covers, in the aggregate, a maximum of 5,000,000 shares of common stock and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option.

      The Board of Directors administers and interprets the Option Plan and is authorized to grant options thereunder to all eligible employees of the Company, including officers. The Board of Directors designates the optionees, the number of shares subject to the options, and the terms and conditions of each option. Each option granted under the Option Plan must be exercised, if at all, during a period established in the grant which may not exceed 10 years from the later of the date of grant or the date first exercisable. An optionee may not transfer or assign any option granted, and may not exercise any options after a specified period subsequent to the termination of the optionee's employment with the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ORGANIZATION OF THE COMPANY

      Dr. Jack Kachkar, Mr. Steven Handley, and Mr. Colin Hunter may be considered to be the promoters who organized the Company.

      On March 26, 2003, the prior controlling shareholders of the Company sold 2,250,000 shares of common stock, representing 45% of shares outstanding, to Medira Investments LLC, which subsequently transferred such shares to Viktoria Benkovitch, the wife of Dr. Kachkar

      On April 28, 2003, the Company acquired all outstanding stock of Inyx Pharma, Ltd. in exchange for 16,000,000 shares of common stock of Inyx, Inc., including 7,600,000 shares issued to Larry Stockhamer as Trustee of the JEM Family Trust, of which Dr. Kachkar's children and other family members are the beneficiaries, 2,000,000 shares to Mr. Handley and 600,000 shares to Mr. Hunter. Dr. Kachkar disclaims any beneficial ownership of the shares owned by Ms. Benkovitch or Mr. Stockhamer. See the discussion below in "Related Party Transactions."

      Dr. Kachkar has been issued stock options for a total of 500,000 shares at an exercise price of $1.10 per share and has entered into the Employment Agreement described below. On August 22, 2003, he also participated in a private placement of restricted common stock which was made to existing stockholders. He acquired 100,000 shares at $1.00 per share in exchange for debt owed to him, and received two-year warrants, to purchase one share for each share purchased in the offering for $1.50 per share. On July 2, 2004, Dr. Kachkar was issued additional stock options for 50,000 shares at an exercise price of $0.90 per share.

      Mr. Handley has entered into the Employment Agreement described above.

      Mr. Hunter has been granted stock options for a total of 400,000 shares at a price of $1.10 per share and the Employment Agreement described above.

RELATED PARTY TRANSACTIONS

      Mr. Green has been granted stock options for a total of 500,000 shares at a price of $1.10 per share and the Employment Agreement described above. Prior to joining the Company, Mr. Green was previously a managing director at Duncan Capital LLC, ("Duncan"). Duncan had been the Company's investment banker during the second half of 2003. That relationship with Duncan has been terminated. On May 7, 2004, the Company terminated its investment banking relationship with Duncan. As a termination fee, the Company agreed to pay Duncan $120,000.

      Mr. Green and Dr. Kachkar's spouse, Viktoria Benkovitch are co-owners of Karver Capital Holding, Ltd., ("Karver"), a private investment holding company incorporated in the British Virgin Islands. Karver is an affiliate of Medeorex, Inc. ("Medeorex"), a publicly-held health services company which subleases office space from the Company.

      On July 1, 2004, the Company subleased 25% of its New York offices to Medeorex. Medeorex is required to pay to the Company approximately $30,000 in annual rent. Dr. Kachkar and Mr. Green are officers and directors of Medeorex.

      On July 2, 2004, the Company granted a total of 1,500,000 warrants to First Jemini Trust, a discretionary family trust in which Dr. Kachkar and his spouse, are non-voting beneficiaries. These five-year warrants were granted pursuant to various business development services provided to the Company and allow the holder to purchase the Company's common stock at a price of $0.90 per share.

      In July, 2004, Dr. Kachkar and Mr. J. Douglas Brown, an outside Director, each provided the Company with stockholder loans amounting to $300,000. Mr. Jay Green, the Company's Executive Vice President of Corporate Development, also provided the Company a stockholder loan in the amount of $100,000. All of these stockholder loans are due by December 31, 2004 and bear interest at seven percent annually. As additional consideration for these loans, the Company granted these individuals five-year warrants, to purchase an aggregate of 700,000 shares of its common stock at an exercise price of $0.80 per share.

      On May 1, 2001, Miza UK, a subsidiary of Miza Pharmaceuticals, Inc., a Canadian corporation, acquired the pharmaceutical development and manufacturing business of CCL Pharmaceuticals, a division of CCL Industries (UK), Limited unrelated to the Company or any affiliate, for $20 million in a combination of stock, and vendor debt and convertible debt notes. At that time, Miza Pharmaceuticals, Inc. ("Miza Inc.") was majority owned by Dr. Jack Kachkar and his family members. Dr. Kachkar resigned as an executive officer of Miza Inc. on December 31, 2002 and as a Director of that company on May 15, 2003.

      Miza Inc. had three operating subsidiaries, Miza Pharmaceuticals (UK), Ltd. ("Miza UK"), Miza Ireland Limited ("Miza Ireland") and Miza Pharmaceuticals USA, Inc. ("Miza USA"). Dr. Kachkar was involved in the management of all four companies, although he resigned as an officer of Miza Inc. in December 2002, and as a director in May 2003; he resigned as a director of Miza UK in August 2002 and was never an officer; he resigned as a director of Miza Ireland in October 2002 and was never an officer; and he resigned as an officer of Miza USA in
March  2003  and as a  director  in May  2003,  after  it had  been  sold to its management in October 2002. Miza UK was placed in Administration in 2001 and sold its assets out of Administration in March 2003 to Inyx Pharma. Miza Ireland's assets were sold to an unrelated third party through an Irish court liquidation proceeding. Miza USA was placed with Chapter 11 bankruptcy proceedings by its new owners in May 2003 under the name Carr Pharmaceuticals, Inc. Miza Inc. is currently inactive.

      On September 3, 2002, Miza UK was placed into court-appointed Administration. On February 2, 2003, Inyx Pharma was organized by Steven Handley and Colin Hunter, who acquired 12.5% and 3.75% of the company, respectively, for nominal value. On March 3, 2003, 75821 Ontario Limited ("Ontario"), a Canadian entity owned by Jordon Slatt, acquired 8.75% of Inyx Pharma for services and 65% of Inyx Pharma as trustee for the JEM Family trust ("JEM"), whose beneficiaries are Dr. Kachkar and his family. Such trust is irrevocable and grants to independent trustees the right to vote and dispose of any stock owned by the trust. Therefore, Dr. Kachkar and Ms. Benkovitch (Dr. Kachkar's wife) disclaim beneficial ownership of the shares owned by the trust. JEM paid approximately (pound)550,000 to acquire such shares, which were distributed from Ontario to JEM in May 2003. The final investor in Inyx Pharma was Coral Beach Ventures, Inc., a Liechtenstein based fund, which acquired 10% of Inyx Pharma for (pound)750,000 on March 7, 2003. Other than Dr. Kachkar, Mr. Handley and Mr. Hunter being previous directors or management of Miza companies, none of the Inyx Pharma shareholders were related.

      On March 7, 2003, two divisions of Miza UK, "Miza Aerosols" and "Miza Development", were sold from the Administrator to Inyx Pharma for a total purchase price, inclusive of working capital, of $7.1 million, plus acquisition costs of $1.2 million. The acquisition price was obtained from the foregoing capital contributions and a loan from Venture Finance PLC.

      Prior to September 3, 2002, Dr. Jack Kachkar, the Company's Chairman and CEO, was a director and indirect shareholder of Miza UK but as a result of this administration process, at the time of its acquisition of Miza UK's assets, Inyx Pharma and its shareholders did not directly or indirectly own or control any of Miza UK's assets.Then, on April 28, 2003, the Inyx Pharma stockholders unanimously agreed to exchange their shares for an aggregate of 64% of the outstanding common stock of Doblique. At the time of the transfer, Dr. Kachkar was the sole director and officer of Inyx (f/k/a Doblique), and his wife, Ms. Benkovitch, was the owner of 45% of the outstanding common stock of Inyx (f/k/a Doblique) following the transfer to her from Medira Investments, LLC, a wholly-owned investment company.

      Dr. Kachkar acted for Doblique in connection with the Inyx Pharma acquisition. In addition, Inyx Pharma was represented by its own Board of Directors, officers, and separate legal counsel. Dr. Kachkar concluded that the Inyx Pharma transaction was fair to the unaffiliated stockholders of Doblique and all other parties. Such conclusion was based upon the following factors:

      o Doblique received an opinion that the acquisition was fair to the Doblique stockholders from a financial point of view from Jeffrey Katz, C.A. Mr. Katz is an independent chartered accountant in Canada and is experienced in the analysis of public companies and rendering of fairness opinions.

      o Doblique shares were trading sporadically at prices as low as $.21 per share before the acquisition of the control bloc by Medira was announced, and the net book value per share as of December 31, 2002 was a negative $0.03. Following announcement of the change of control and closing of the acquisition, the trading price of the Doblique stock increased to $1.55.

      o Doblique has moved from a small company with limited assets and continuing losses from operations to a potentially growing company with net revenues in 2003 of approximately $13.1 million.

      The Company and Inyx Pharma previously had been without cash resources, and Dr. Kachkar's family made numerous cash advances in anticipation of the acquisition of Inyx Pharma. In August 2003, $100,000 of such loans was converted into common stock at $1.00 per share, and all other amounts have been satisfied.

      Inyx Canada provides management services to Inyx and its subsidiary, Inyx Pharma. JK Services, a partnership of companies owned by Dr. Kachkar and his immediate family members, provides Dr. Kachkar's services to Inyx Canada. Total payments to JK Services in 2003 were $980,939, consisting of $228,125 for recurring salary and $752,814 based on the following: In March 2003, Dr. Kachkar agreed to contribute (pound)400,000 to Inyx Pharma so it could meet the shareholders equity requirement of its lender Venture Finance. Such contribution was made with an understanding that the Company would repay it when it could meet the financial covenant on its own, and the contribution was returned in November 2003 in the form of a payment to JK Services. The arrangement between the Company and JK Services was terminated on December 31, 2003.

      Dr. Kachkar holds 40,000 shares of Company stock owned of record and beneficially, options to purchase 500,000 shares of Company stock, and warrants to purchase an additional 100,000 shares of Company stock. In 2003, Dr. Kachkar previously held 100,000 shares in Company stock which he acquired in August 2003 when he converted an outstanding shareholder loan of approximately $100,000 due to him by the Company into common stock at $1.00 per share. In January 2004 Dr. Kachkar transferred 60,000 shares of his Company stock to Bennett Jones, a Canadian law firm which provides legal and commercial advice and services to Dr. Kachkar's family. Such transfer was in lieu of fees payable to Bennett Jones by Dr. Kachkar's family.

      On April 14 2004, the Company transferred all shares of its subsidiary, Inyx Realty, Inc. for $100,000 to First Jemini Trust, a discretionary family trust for the benefit of Dr. Kachkar's Family. Inyx Realty was formed to be the lessee of an office facility in Miami. The Company instead determined to lease office space in New York, New York and had no need for the Miami space or its associated liability. The transfer of Inyx Realty to First Jemini Trust effectively removed the long-term lease commitment liability from the Company.

      The Company believes that all of the foregoing transactions were made on terms as favorable as could have been obtained from unrelated third parties.

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

      There are 150,000,000 shares of common stock and 10,000,000 shares of Preferred Stock authorized by the Company. Of this amount, as of September 27, 2004, 38,012,479 shares of common stock have been issued and are outstanding, and the following is a list of all executive officers, directors and persons known to the Company to beneficially own at least 5% of outstanding shares:

                                                                                           AFTER OFFERING
                                                      BEFORE OFFERING              ASSUMING ALL SHARES ARE SOLD**
                                                      ---------------              ------------------------------

          NAME AND ADDRESS                 NUMBER OF SHARES       PERCENTAGE      NUMBER OF SHARES     PERCENTAGE
          ----------------                 ----------------       ----------      ----------------     ----------
Jordan Slatt                                  2,201,500(1)            5.8%            2,201,500            4.6%
 124 Sandringham Drive
 North York, Ontario Canada M3H 1E3

Viktoria Benkovitch                           2,550,000(2)            6.7%            2,550,000            5.3%
Unit #1210, 445 Grand Bay Drive
Key Biscayne, Florida 33149

Jack Kachkar                                   690,000(3)             1.8%             690,000             1.4%
Unit #1210, 445 Grand Bay Drive
Key Biscayne, Florida 33149

Steven Handley                                2,000,000(4)            5.3%            2,000,000            4.2%
37 Parkland Drive
Elton, Chester
Cheshire, England CH2 4PG

Rima Goldshmidt                                215,000(5)              *               215,000               *
103 Overbrook Place
Toronto, Ontario, Canada M3H 4P5

Colin Hunter                                  1,000,000(6)            2.6%            1,000,000            2.1%
11 Humberclose
Widnes, Cheshire, England

Larry Stockhamer, Trustee                     9,100,000(7)            23%             9,100,000            18.9%
76 Sanibel Crescent
Thornhill, Ontario, Canada L4J 8K7

                                                                                           AFTER OFFERING
                                                      BEFORE OFFERING              ASSUMING ALL SHARES ARE SOLD**
                                                      ---------------              ------------------------------

          NAME AND ADDRESS                 NUMBER OF SHARES       PERCENTAGE      NUMBER OF SHARES     PERCENTAGE
          ----------------                 ----------------       ----------      ----------------     ----------
Stiefel Laboratories, Inc.                    4,000,000(8)            9.5%            4,000,000            7.7%
which is owned by Charles Stiefel
and Family Members
255 Alhambra Circle
Coral Gables, Florida 33134

Seward Trade Ltd., for which voting and         2,300,000             6.0%            2,300,000            4.8%
dispositive power is held by Alex
Benkovitch
Des Bergues 11, CP, Geneva 11
Switzerland, CH-1211

Perceptive Life Sciences Master Fund            5,000,000            13.2%                0                 0%
Ltd., for which voting and dispositive
power is held by Joseph Edelman
c/o Perceptive Advisors
Suite 100, 5437 Connecticut Ave, N.W.
Washington, D.C. 20015

J. Douglas Brown                               750,000(9)             1.9%             750,000             1.5%
Sturdy's, Taston
Oxon, UK 0OX735L

Joseph A. Rotmil                               200,000(10)             *               200,000               *
812 Hampton
Weston, FL  33326

Jay M. Green                                   500,000(11)            1.3%             500,000             1.0%
104 West Shore Drive
Putnam Valley, New York, NY 10579

Ulrich Bartke                                  60,000(12)              *                60,000               *
Doernter Weg 26
Wallenhorst, Germany D-49134

All officers and directors as a group          5,415,000(13)         13.3%            5,415,000            10.7%
   (8 persons)

-----------

*     Denotes less than one (1%) percent.

** Assumes the sale of all shares by the Selling Stockholders offered hereby including the exercise of all warrants held by the Selling Stockholders and the sale by them of all shares received upon exercise of such warrants. Does not give effect to the sale of any securities of the Company, pursuant to the Concurrent Offering.

(1) Consists of 1,301,500 shares owned of record and beneficially, 700,000 owned in his capacity as trustee of 715821 Ontario Limited, and warrants to purchase 200,000 shares.

(2) Consists of 2,250,000 shares owned of record and beneficially and warrants to purchase 300,000 shares. Ms. Benkovitch is the spouse of Dr. Jack Kachkar. Dr. Kachkar disclaims any beneficial ownership of her shares.

(3) Consists of 40,000 shares owned of record and beneficially, options to purchase 550,000 shares, and warrants to purchase 100,000 shares. Dr. Kachkar previously held 100,000 shares but in January 2004 transferred 60,000 shares to Bennett Jones, a Canadian law firm, which provides his family with legal advice and services. Although Dr. Kachkar is presently one of the beneficiaries of the JEM Family Trust and First Jemini Trust, such trusts are discretionary family trusts for the benefit of Kachkar family members in which the Trustee has absolute discretion to determine to pay any or part of the income or capital of the Trusts to the beneficiaries, and to exclude any beneficiary from any distribution. Dr. Kachkar possesses no right to vote or dispose of or otherwise control any shares held by the trusts, and therefore has no direct beneficial ownership of shares owned by Larry Stockhamer as sole Trustee of both the JEM Family Trust and First Jemini Trust.

(4)   Shares owned of record and beneficially.

(5)   Options to purchase 215,000 shares.

(6) Consists of 600,000 shares owned of record and beneficially and options to purchase 400,000 shares.

(7) Mr. Stockhamer is the Trustee of both the JEM Family Trust and First Jemini Trust. As Trustee of the JEM Family Trust, Mr. Stockhamer owns of record and beneficially 7,600,000 shares. As Trustee of First Jemini Trust, Mr. Stockhamer owns of record and beneficially warrants to purchase 1,500,000 shares. The JEM Family Trust and First Jemini Trust are discretionary family trusts for the benefit of Kachkar family members, including Dr. Kachkar, his spouse and two children. Dr. Kachkar possesses no right to vote or dispose of or otherwise control any shares and warrants held by these family trusts, and therefore has no direct beneficial ownership of shares and warrants held by the Trustee, Mr. Larry Stockhamer.

(8) Represents shares issuable upon conversion of a (pound)2.5 million (approximately $4 million) Convertible Debenture which expires on March 6, 2007. Conversion is at the right of the Holder

(9) Consists of 100,000 shares owned of record and beneficially, options to purchase 250,000 shares and warrants to purchase 400,000 shares.

(10)  Options to purchase 200,000 shares, vesting over two years.

(11)  Options to purchase 500,000 shares.

(12)  Options to purchase 210,000 shares, vesting over 1.5 years.

(13) Includes 2,740,000 shares, options to purchase 2,275,000 shares, and warrants to purchase 400,000 shares.

      The Company is not aware of any arrangement which might result in a change in control in the future.


                          DESCRIPTION OF CAPITAL STOCK

      The following summary is qualified in its entirety by reference to the Company's Restated Articles of Incorporation ("Articles") and its Bylaws. The Company's authorized capital stock consists of 150,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share.

COMMON STOCK

      As of September 27, 2004, 38,012,479 common shares of the Company's common stock are held of record by 334 holders and approximately 875 beneficial holders. Each share of common stock entitles the holder of record thereof to cast one vote on all matters acted upon at the Company's stockholder meetings. Directors are elected by a plurality vote. Because holders of common stock do not have cumulative voting rights, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual meeting at which a quorum is present can elect all of the Company's directors. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued in connection with the exercise of options under the Option Plan will be fully paid and non-assessable when issued.

      Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors in its sole discretion from funds legally available there for. In the event the Company is liquidated, dissolved or wound up, holders of common stock are entitled to share ratably in the assets remaining after liabilities and all accrued and unpaid cash dividends are paid.

PREFERRED STOCK

      The Board of Directors of the Company has the authority to divide the authorized preferred stock into series, the shares of each series to have such relative rights and preferences as shall be fixed and determined by the Board of Directors. The provisions of a particular series of authorized preferred stock, as designated by the Board of Directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on the ability of the Company to purchase shares of common stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance thereof could result in a reduction in the voting power of the holders of common stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock will receive, in priority over the holders of common stock, a liquidation preference established by the Board of Directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of common stock in the event of the liquidation of the Company.

      There are no shares of preferred stock designated or issued as of the date hereof.

CERTAIN RIGHTS OF HOLDERS OF COMMON STOCK

      The Company is a Nevada corporation organized under Chapter 78 of the Nevada Revised Statutes ("NRS"). Accordingly, the rights of the holders of common stock are governed by Nevada law. Although it is impracticable to set forth all of the material provisions of the NRS or the Company's Articles and Bylaws, the following is a summary of certain significant provisions of the NRS and/or the Company's Articles and Bylaws that affect the rights of securities holders.

THE WARRANTS

      Each Warrant issued to the purchasers in the August and September 2004 private placements and the placement agent's designees (the "Warrants") entitles the holder thereof to purchase at any time for a period of five years, a specified number of shares of common stock at an at an initial Exercise Price equal to one hundred twenty-five (125%) percent of the Issue Price, for a period of five (5) years from the date of issuance.

      After the expiration of the exercise period, Warrant holders will have no further rights to exercise such Warrants. The Warrants may be exercised by surrendering the certificate evidencing the Warrant to the Company along with the form of election to purchase properly completed and executed, together with payment of the exercise price and any transfer tax. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants not so exercised. Payment of the exercise price may be made by cash or certified or official bank check equal to the exercise price. Warrant certificates may be exchanged for new certificates of different denominations or transferred and may be exercised in whole or in part by presenting them at the office of the Company.

      The Warrants may be exercised only for full shares of common stock. They include a cashless exercise provision that will become operative if a registration statement covering the Warrant Shares is not effective any time after one (1) year from the date of purchase. The Company will not issue fractional shares of common stock or cash in lieu of fractional shares of common stock. Warrant holders do not have any voting or other rights as a stockholder of the Company.

      The exercise price and the number of shares of common stock purchasable upon the exercise of each Warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions, and splits. Additionally, The Warrants include weighted average anti-dilution protection (including "carve outs" for, among other issuances, options and/or warrants and, to be issued, employee stock options, securities issued in and/or related to the private placements, securities issued in connection with public offerings, mergers and acquisitions, employment agreements, strategic ventures and similar items) until the earlier to occur of (i) the effective date of a public offering of the Company's securities at no less than seventy-five (75%) percent of the then current Exercise Price of the Warrant and in which no less than $5,000,000 in gross proceeds are raised, and (ii) the date eighteen (18) months following the date of issuance. During the term of the Warrants, the Exercise Price: (i) will be increased by two (2%) percent (but no more than cumulatively twenty (20%) percent) for every $2,000,000 of net revenues of the Company above $35,000,000 and $55,000,000 for the twelve (12) months ended December 31, 2005 and December 31, 2006, respectively; and (ii) will be decreased by five (5%) percent (but no more than cumulatively fifty (50%) percent) for every $2,000,000 million that net revenues of the Company are below the $35,000,000 and $55,000 threshold amounts for the same respective periods of time. "Net revenues" will be as set forth in the Company's audited financial statements included in the Company's Annual Report on Form 10-KSB (or such other similar report) for the applicable fiscal year. No adjustment in the exercise price will be required unless cumulative adjustments require an adjustment of at least $0.01. Notwithstanding the foregoing, in case of any consolidation, merger, or sale of all or substantially all of the assets of the Company, the holder of each of the Warrants will have only the right, upon the subsequent exercise thereof, to receive the kind and amount of shares and other securities and property (including cash) that such holder would have been entitled to receive by virtue of such transaction had the Warrants been exercised immediately prior to such transaction.

      The Warrants may be redeemed on not less than ten (10) business day prior written notice at a redemption price of $0.01 per Warrant provided that: (i) the average market price per share equals or exceeds (a) three hundred (300%) percent of the then current Exercise Price if the date of redemption is within the period commencing on the date of issuance and terminating on the date twelve
(12) months following such dates (the "Period"), and (b) two hundred twenty-five (225%) percent of the Exercise Price if the date of redemption is a date within the period commencing on the day immediately following the Period and terminating on the date of expiration of the Warrant for ten (10) consecutive trading days ending on the second trading day prior to the date of the notice of redemption; and (ii) if the date of redemption is during the period commencing on the date of issuance of the Warrant and terminating on the date two (2) years thereafter, a registration statement covering the Warrant shares filed under the Securities Act is declared effective and remains effective on the date fixed for redemption of the Warrants.

REGISTRATION RIGHTS

      In connection with the issuance of its securities in connection with the August and September 2004 private placements, the Company entered into a registration rights agreement with the purchasers and the placement agents requiring the Company to file (or amend any non-effective registration statement) to register the Shares sold to said purchaser and the Shares underlying the Warrants issued to the Purchaser (including those underlying the Warrants issued to the Placement Agent's Designees) on a Form S-1 or SB-2 (or comparable form) by on or about October 17, 2004 and ensure that such registration statement is effective no later than on or about January 2, 2005. In connection with the initial $1,100,000 portion of the private placements, the dates are advanced to on or about October 1, 2004 and on or about December 1, 2004, respectively. If any of the above time periods are not met, then the Company will pay investors an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% per month of the issue price until such deficiency is cured.

ANTI TAKEOVER PROVISIONS

SPECIAL MEETINGS OF STOCKHOLDERS; DIRECTOR NOMINEES

      The Company's Bylaws and Articles provide that special meetings of stockholders may be called by stockholders only if the holders of at least 66-2/3% of the common stock join in such action. The Bylaws and Articles of the Company also provide that stockholders desiring to nominate a person for election to the Board of Directors must submit their nominations to the Company at least 60 days in advance of the date on which the last annual stockholders' meeting was held, and provide that the number of directors to be elected (within the minimum - maximum range of 3 to 21 set forth in the Articles and Bylaws of the Company) shall be determined by the Board of Directors or by the holders of at least 66-2/3% of the common stock. While these provisions of the Articles and Bylaws of the Company have been established to provide a more cost-efficient method of calling special meetings of stockholders and a more orderly and complete presentation and consideration of stockholder nominations, they could have the effect of discouraging certain stockholder actions or opposition to candidates selected by the Board of Directors and provide incumbent management a greater opportunity to oppose stockholder nominees or hostile actions by stockholders. The affirmative vote of holders of at least 66-2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal any of these provisions.

REMOVAL OF DIRECTORS

      The Articles of the Company provide that directors may be removed from office only for cause by the affirmative vote of holders of at least 66-2/3% of the common stock. Cause means proof beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Company, or committed a material breach of such director's fiduciary duty to the Company resulting in a material detriment to the Company. The inability to remove directors except for cause could provide incumbent management with a greater opportunity to oppose hostile actions by stockholders. The affirmative vote of holders of at least 66-2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

CONTROL SHARE STATUTE

      Sections 78.378 - 78.3793 of the Nevada statutes constitute Nevada's control share statute, which set forth restrictions on the acquisition of a controlling interest in a Nevada corporation which does business in Nevada (directly or through an affiliated corporation) and which has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada. A controlling interest is defined as ownership of common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least 20% but less than 33.3% of the common stock, or at least 33.3% but less than a majority of the common stock, or a majority or more of the common stock. Generally, any person acquiring a controlling interest must request a special meeting of stockholders to vote on whether the shares constituting the controlling interest will be afforded full voting rights, or something less. The affirmative vote of the holders of a majority of the common stock, exclusive of the control shares, is binding. If full voting rights are not granted, the control shares may be redeemed by the Company under certain circumstances. The Company does not believe the foregoing provisions of the Nevada statutes are presently applicable to it because it does not presently conduct business in Nevada; however, if in the future it does conduct business in Nevada then such provisions may apply.

BUSINESS COMBINATION STATUTE

      Sections 78.411 - 78.444 of the NRS set forth restrictions and prohibitions relating to certain business combinations and prohibitions relating to certain business combinations with interested stockholders. These Sections generally prohibit any business combination involving a corporation and a person that beneficially owns 10% or more of the common stock of that company (an "Interested Stockholder") (A) within five years after the date (the "Acquisition Date") the Interested Stockholder became an Interested Stockholder, unless, prior to the Acquisition Date, the corporation's board of directors had approved the combination or the purchase of shares resulting in the Interested Stockholder becoming an Interested Stockholder; or (B) unless five years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the Interested Stockholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the Interested Stockholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within five years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends. For purposes of these provisions, a "business combination" is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an Interested Stockholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an Interested Stockholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an Interested Stockholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of any plan to liquidate or dissolve a corporation proposed by or under an agreement with the Interested Stockholder or an affiliate or associate; (E) any receipt by the Interested Stockholder or an affiliate, except proportionately as a stockholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the Interested Stockholder or an affiliate. Sections 78.411-78.444 of the Nevada statutes are presently applicable to the Company.

SPECIAL MEETINGS

      The Company's Bylaws and Articles provide that special meetings of the stockholders of the Company may be called by the Chairman of the Board, the Board of Directors or upon written request of stockholders holding not less than 66 2/3% of the common stock.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

      Nevada law provides that an agreement of merger or consolidation, or the sale or other disposition of all or substantially all of a corporation's assets, must be approved by the affirmative vote of the holders of a majority of the voting power of a corporation (except that no vote of the stockholders of the surviving corporation is required to approve a merger if certain conditions are met, unless the articles of incorporation of that corporation states otherwise, and except that no vote of stockholders is required for certain mergers between a corporation and a subsidiary), but does not require the separate vote of each class of stock unless the corporation's articles of incorporation provides otherwise (except that class voting is required in a merger if shares of the class are being exchanged or if certain other rights of the class are affected). The Company's Articles do not alter these provisions of Nevada law.

DIRECTORS; REMOVAL OF DIRECTORS

      Under Nevada law, the number of directors may be fixed by, or determined in the manner provided in the articles of incorporation or bylaws of a corporation, and the board of directors may be divided into classes as long as at least 25% in number of the directors are elected annually. Nevada law further requires that a corporation have at least one director. Directors may be removed under Nevada law with or without cause by the holders of not less than a majority of the voting power of the corporation, unless a greater percentage is set forth in the articles of incorporation. The Articles of the Company provide that directors may be removed only for cause by a two-thirds majority of stockholders.

AMENDMENTS TO BYLAWS

      The Company's Bylaws may be amended by the Board of Directors or stockholders, provided, however that certain provisions can only be amended by the affirmative vote of holders of at least 66 2/3% of the common stock. These provisions relate to special meetings of stockholders, actions by written consent of stockholders, nomination of directors by stockholders, proceedings for the conduct of stockholder's meetings and the procedures for fixing the number of and electing directors.

LIMITATION ON LIABILITY OF DIRECTORS

      Section 78.037 of the NRS provides that a Nevada corporation may limit the personal liability of a director or officer to a corporation or its stockholders for breaches of fiduciary duty, except that such provision may not limit liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or payment of dividends or other distributions in violation of the Nevada statutes. The Company's Articles provide that no director shall be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability
(A) for any breach of the director's duty of loyalty to the Company or its stockholders, (B) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (C) liability under the Nevada statutes, or (D) for any transaction from which the director derived an improper personal benefit.

      In the opinion of the Securities and Exchange Commission, the indemnification and limitation of liability provisions described above would not eliminate or limit the liability of directors and officers under the federal securities laws.

APPRAISAL RIGHTS

      The Nevada statutes provide dissenting or objecting security holders with the right to receive the fair value of their securities in connection with certain extraordinary corporate transactions. These appraisal rights are available with respect to certain mergers and share exchanges and in connection with the granting of full voting rights to control shares acquired by an interested stockholder. However, unless the transaction is subject to the control share provisions of the Nevada statutes, a stockholder of a Nevada corporation may not assert dissenters' rights, in most cases, if the stock is listed on a national securities exchange or held by at least 2,000 stockholders of record (unless the articles of incorporation of the corporation expressly provide otherwise or the security holders are required to exchange their shares for anything other than shares of the surviving corporation or another publicly held corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders). The Company's Articles do not alter these provisions of Nevada law.

DISTRIBUTIONS

      Dividends and other distributions to security holders are permitted under the Nevada statutes as authorized by a corporation's articles of incorporation and its board of directors if, after giving effect to the distribution, the corporation would be able to pay its debts as they become due in the usual course of business and the corporation's total assets would exceed the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount needed to satisfy the preferential rights on dissolution of holders of stock whose preferential rights are superior to those of the shares receiving the distribution.

PREEMPTIVE RIGHTS

      Under the Nevada statutes, stockholders of Nevada corporations organized prior to October 1, 1991 have preemptive rights unless the articles of incorporation expressly deny those rights or the stock issuance is among those described in Section 78.265. A stockholder who has preemptive rights is entitled, on terms and conditions prescribed by the board of directors, to acquire proportional amounts of the corporation's unissued or treasury shares in most instances in which the board has decided to issue them. The Company's Articles expressly deny the availability of preemptive rights to the Company's stockholders.

CUMULATIVE VOTING

      Under the Nevada statutes, the articles of incorporation of a corporation may provide for cumulative voting, which means that the stockholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and then cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting is not available to stockholders of a Nevada corporation, unless its articles of incorporation expressly provide for that voting right. The Company's Articles do not contain a provision permitting stockholders to cumulate their votes when electing directors.

                                  LEGAL MATTERS

      The validity of the issuance of the shares of common stock offered by this Prospectus has been passed upon for the Company and the selling stockholders by Alverson Taylor Mortensen Nelson & Sanders, Las Vegas, Nevada.

                                     EXPERTS

      The consolidated financial statements of Inyx, Inc. (formerly known as Doblique, Inc.) as of December 31, 2003 and, for the year then ended, and of Inyx, Inc. (the successor of Miza Pharmaceuticals (UK) Limited), as of December 31, 2002 and the year then ended, as listed below, included in this Prospectus and the Registration Statement have been included herein in reliance upon the report of Berkovits, Lago & Company, LLP, independent certified public accountants, given on the authority of said firm as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On July 23, 2002, Doblique, Inc. was informed by Scott Hatfield, CPA, Dallas, Texas (the "First Auditor") that his firm resigned as Doblique's independent public accountant.

      The First Auditor's report for the two most recent fiscal years included an explanatory paragraph concerning Doblique's ability to continue as a going concern. During the two most recent fiscal years and during the interim period from December 31, 2001 until July 23, 2002, Doblique did not have any disagreements with the First Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that would require disclosure in the Form 8-K reporting the resignation dated July 23, 2003. During such period, there were no reportable events as described in
Item 304(a)(1)(v) of Regulation S-K. Scott W. Hatfield, CPA, furnished to Doblique a letter addressed to the SEC stating that it agrees with the statements in the immediately preceding paragraph. An updated copy of such letter, dated August 7, 2002 was filed as Exhibit 1 to the Form 8-K.

      On July 26, 2002, Doblique retained the accounting firm of Parks, Tschopp, Whitcomb & Orr, Maitland, Florida (the "Second Auditor") as its independent auditors for the fiscal year ending December 31, 2002. The Board of Directors of Doblique approved the selection of the Second Auditor as new independent auditors. During Doblique's two most recent fiscal years ended December 31, 2001, and the subsequent interim periods through the date of this Report, Doblique did not consult with the Second Auditor regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. On March 29, 2003, following a change in control of Doblique, Doblique dismissed the Second Auditor as its independent auditors. The Second Auditor's reports for the two most recent fiscal years included an explanatory paragraph concerning Doblique's ability to continue as a going concern. During the two most recent fiscal years and during the interim period from December 31, 2002 until March 29, 2003, Doblique did not have any disagreements with the Second Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that would require disclosure in the Form 8-K dated March 24, 2003 reporting the closing. During such period, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. The Second Auditor furnished to Doblique a letter addressed to the SEC stating that it agreed with the statements in the immediately preceding paragraph. A copy of such letter, dated April 2, 2003 was filed as Exhibit 2 to the Form 8-K.

      On March 29, 2003, Doblique retained the accounting firm of Berkovits, Lago & Company, LLP, Fort Lauderdale, Florida, as its independent auditors for the fiscal year ending December 31, 2003. The Board of Directors of Doblique approved the selection of Berkovits, Lago &Company, LLP as new independent auditors. Neither management nor anyone on its behalf had consulted with
Berkovits, Lago & Company, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Doblique's financial statements, and neither a written report nor oral advice was provided to Doblique that Berkovits, Lago & Company, LLP concluded was an important factor considered by Doblique in reaching a decision as to the accounting, auditing or financial reporting issue during Doblique's two most recent fiscal years prior to engaging Berkovits, Lago & Company, LLP.

                              AVAILABLE INFORMATION

      The Company has filed under the Securities Act with the Securities and Exchange Commission a Registration Statement on Form SB-2 with respect to its shares of common stock offered hereby. This Prospectus was filed as a part of the Registration Statement. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and its common stock.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy and information statements, and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may also be obtained upon written request addressed to the Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that filed electronically with the Commission at http://www.sec.gov. The Company maintains a website at www.inyxinc.com and publishes all SEC reports on the website.

      No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale of common stock made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered by this Prospectus to any person or by anyone in any jurisdiction in which it is unlawful to make such an offer or solicitation.

                                   INYX, INC.


Financial Statements of Inyx, Inc.

Independent Auditors' Reports...............................................................................  F-2 - F-3

Financial Statements:

         Consolidated Balance Sheets as of June 30, 2004 and December 31, 2003..............................     F-4

         Consolidated Statements of Operations for the Six Months Ended June 30, 2004 for the Period
         from March 7, 2003 through December 31, 2003, for the Period from January 1, 2003 through
         March 6, 2003 and for the Year Ended December 31, 2002............................................      F-5

         Consolidated Statements of Stockholders' Equity and Other Comprehensive Loss for the Six Months
         Ended June 30, 2004 for the Period from March 7, 2003 through December 31, 2003, for the Period
         from January 1, 2003 through March 6, 2003 and for the Year Ended December 31, 2002...............      F-6

         Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2004, for the Period from
         March 7, 2003 through December 31, 2003, for the Period from January 1, 2003 through March 6,
         2003 and for the Year Ended December 31, 2002.....................................................      F-7

         Notes to Consolidated Financial Statements.........................................................   F-8 - F-23

Pro Forma Financial Statements..............................................................................  F-24 - F-26

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
Inyx, Inc. (formerly known as Doblique, Inc.)

We have audited the balance sheet of Inyx, Inc. (formerly known as Doblique, Inc.) (the "Company") as of December 31, 2003 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the period March 7, 2003 through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inyx, Inc. (formerly known as Doblique, Inc.) as of December 31, 2003 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Berkovits, Lago & Company, LLP

Ft. Lauderdale, Florida
April 9, 2004

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of.
Miza Pharmaceuticals (UK) Limited (the predecessor to Inyx, Inc)


We have audited the balance sheet (not presented separately herein) of Miza Pharmaceuticals (UK) Limited (the predecessor to Inyx, Inc) (the "Company") as of December 31, 2002 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Miza Pharmaceuticals (UK) Limited (the predecessor to Inyx, Inc) as of December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed more fully in Notes 1 to the financial statements, Miza Pharmaceuticals (UK) Limited was placed under supervision of an Administrator in accordance with the United Kingdom Insolvency Act of 1986. On March 7, 2003, while under the supervision of the Administrators, Miza Pharmaceuticals (UK) Limited sold the majority of its property, plant and equipment, inventory, customer base and intellectual property to Inyx Pharma, Ltd., a subsidiary of the Company and the designated successor of Miza Pharmaceuticals (UK) Limited.

/s/ Berkovits, Lago & Company, LLP

Ft. Lauderdale, Florida
May 19, 2003

                                   INYX, INC.
                           Consolidated Balance Sheets
        (Expressed in thousands of U.S. dollars except for share amounts)

                                                                       JUNE 30,         DECEMBER 31,
                                                                         2004               2003
                                                                      (Unaudited)
                                                                       --------           --------
                                     ASSETS

Current assets:
        Cash                                                           $     36           $    796
        Accounts receivable, net                                          1,475              3,395
        Inventory, net                                                    1,100              1,089
        Prepaid expenses and other current assets                         3,770              1,089
                                                                       --------           --------
              Total current assets                                        6,381              6,369
                                                                       --------           --------

Property, plant and equipment, net                                        4,991              5,183
Deferred financing costs, net and other assets                            1,247                905
Deferred tax asset                                                        1,687              1,294
                                                                       --------           --------
                                                                          7,925              7,382
                                                                       --------           --------

              Total assets                                             $ 14,306           $ 13,751
                                                                       ========           ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
        Bank overdraft                                                 $     51           $     --
        Borrowings under revolving line of credit                         6,496              3,133
        Accounts payable                                                  3,374              2,178
        Accrued expenses and other current liabilities                      924                996
        Current portion of long-term debt                                 1,063              1,483
                                                                       --------           --------
              Total current liabilities                                  11,908              7,790
                                                                       --------           --------

Long term debt, net of current portion                                    8,283              7,439
                                                                       --------           --------
              Total liabilities                                          20,191             15,229
                                                                       --------           --------

Stockholders' deficit:
        Preferred stock - $0.001 par value, 10,000,000 shares
        authorized -0- shares issued and outstanding                         --                 --
        Common stock - $0.001 par value, 150,000,000 shares
        authorized, 28,790,000 shares issued
        and outstanding                                                      29                 29
        Additional paid-in capital                                       12,499             11,584
        Accumulated deficit                                             (17,651)           (12,696)
        Subscriptions receivable                                           (393)              (100)
        Accumulated other comprehensive loss -
           foreign currency translation adjustment                         (369)              (295)
                                                                       --------           --------
             Total stockholders' deficit                                (5,885)            (1,478)
                                                                       --------           --------

              Total liabilities and stockholders' deficit              $ 14,306           $ 13,751
                                                                       ========           ========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   INYX, INC.
                      Consolidated Statements of Operations
       (Expressed in thousands of U.S. dollars, except for share amounts)

                                                                 SUCCESSOR                                      PREDECESSOR
                                             ------------------------------------------------------   -----------------------------
                                              FOR THE          FOR THE           FOR THE              FOR THE           YEAR ENDED
                                              SIX MONTH        PERIOD            PERIOD               PERIOD            DECEMBER
                                              PERIOD ENDED     FROM MARCH 7,     FROM MARCH 7,        FROM JANUARY 1,   31, 2002
                                              JUNE 30, 2004    2003 THROUGH      2003 THROUGH         2003 THROUGH
                                                               JUNE 30, 2003     DECEMBER 31, 2003    MARCH 6, 2003
                                              (UNAUDITED)      (UNAUDITED)                            (UNAUDITED)
                                              ------------------------------------------------------------------------------------
Net revenues                                     $ 7,300        $ 5,068           $ 13,099             $ 2,730           $ 24,644
Cost of sales                                      6,821          3,933             10,634               2,269             20,772
Rsearch and development                              399              -                  -                   -                  -
                                              ------------------------------------------------------------------------------------
        Gross profit                                  80          1,135              2,465                 461              3,872

Expenses:
     General and administrative expenses           4,102          2,745              6,477                 568              6,850
     Selling expenses                                160             96                260                  51                376
     Depreciation and amortization                   476            128                387                 228              1,257
                                              ------------------------------------------------------------------------------------

            Total operating expenses               4,738          2,969              7,124                 847              8,483
                                              ------------------------------------------------------------------------------------

Loss from operations before
     other expenses                               (4,658)        (1,834)            (4,659)               (386)            (4,611)

Other expenses:                                      690          5,168              9,110                 231             26,729
                                              ------------------------------------------------------------------------------------

Loss before income tax benefit and
discontinued operations                           (5,348)        (7,002)           (13,769)               (617)           (31,340)

Income tax benefit                                   393            288              1,294                   -                352
                                              ------------------------------------------------------------------------------------

Loss from continuing operations                   (4,955)        (6,714)           (12,475)               (617)           (30,988)

Loss from discontinued operations,
net of tax                                             -            (25)               (25)                  -                  -
                                              ------------------------------------------------------------------------------------

Net loss                                        $ (4,955)      $ (6,739)         $ (12,500)             $ (617)         $ (30,988)
                                              ====================================================================================

Loss per share of common stock
     outstanding-basic and fully diluted         $ (0.17)       $ (0.35)           $ (0.55)            $ (0.04)           $ (1.94)
                                              ====================================================================================

Weighted-average number of shares
  outstanding - basic and fully diluted       28,747,582     19,322,099         22,857,260          16,000,000         16,000,000
                                              ====================================================================================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   INYX, INC.
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                          AND OTHER COMPREHENSIVE LOSS
                    (EXPRESSED IN THOUSANDS OF U.S. DOLLARS

                                                           COMMON STOCK                          ADDITIONAL           STOCK
                                                             NUMBER OF                             PAID-IN         SUBSCRIPTION
                                                              SHARES         PAR VALUE             CAPITAL          RECEIVABLE
                                                          -------------------------------------------------------------------------
PREDECESSOR
Balances at
 January 1, 2002                                                  16,000             $ 16             $ 8,006               $ -
Net loss for the year
Foreign currency translation
   adjustment                                                          -                -                   -                 -
                                                          -------------------------------------------------------------------------
Balances at December 31, 2002                                     16,000               16               8,006                 -
                                                          -------------------------------------------------------------------------

Net loss for the period                                                -                -                   -                 -
Foreign currency translation
   adjustment                                                          -                -                   -                 -
Administration settlement
adjustments (see Note 1)                                               -                -              (5,925)                -
                                                          -------------------------------------------------------------------------
Balance at March 7, 2003                                          16,000               16               2,081                 -
                                                          -------------------------------------------------------------------------

SUCCESSOR

Issuance of Stock for finders fees
on April 17, 2003                                                  2,450                2               1,302                 -
Issuance of Stock for services
On April 17, 2003                                                  1,500                2                 799                 -
Issuance of Stock for reverse
acquisition of Doblique Inc.
on April 28, 2003                                                  5,000                5                 214                 -
Issuance of stock options                                              -                -                 305                 -
Issuance of Warrants for services                                      -                -                 747                 -
Net loss for the period                                                -                -                   -                 -
Foreign currency translation
   adjustment                                                          -                -                   -                 -
                                                          -------------------------------------------------------------------------
Balances at June 30, 2003                                         24,950               25               5,448                 -
                                                          -------------------------------------------------------------------------

Issuance of Stock net of  offering costs
of $11,800 on August 22, 2003                                        500                1                 488                 -
Subscriptions receivable                                               -                -                   -              (100)
Issuance of Stock net of  offering costs
of $310,702 on November 4, 2003                                    3,000                3               2,686                 -
Issuance of Stock for options
exercised on November 17, 2003                                        75                -                  90                 -
Issuance of stock options                                              -                -               1,208                 -
Issuance of Warrants for services                                      -                -               1,664                 -
Net loss for the period                                                -                -                   -                 -
Foreign currency translation
   adjustment                                                          -                -                   -                 -
                                                          -------------------------------------------------------------------------

Balances at December 31, 2003                                     28,525               29              11,584              (100)
                                                          -------------------------------------------------------------------------

Issuance of Stock for options
exercised in January 2004 (net of
shares returned to treasury)                                         265                -                 290                 -
Issuance of stock options                                              -                -                 161                 -
Subscription receivable                                                -                -                   -              (293)
Warrants issued for financing fees                                     -                                  414                 -
Warrants issued for consulting fees                                    -                -                  50                 -
Net loss for the period                                                -                -                   -                 -
Foreign currency translation
   adjustment                                                          -                -                   -                 -
                                                          -------------------------------------------------------------------------
Balances at June 30, 2004                                         28,790             $ 29            $ 12,499            $ (393)
                                                          =========================================================================

                                                                   ACCUMU-
                                                                    LATED
                                                                    OTHER
                                                                   COMPRE-              ACCUMU-
                                                                   HENSIVE               LATED
                                                                     LOSS               DEFICIT                TOTAL
                                                             ---------------------------------------------------------------
PREDECESSOR

Balances at
 January 1, 2002                                                         $ (771)                $ 524               $ 7,775
Net loss for the year                                                                         (30,988)              (30,988)
Foreign currency translation
   adjustment                                                              (732)                    -                  (732)
                                                             ---------------------------------------------------------------
Balances at December 31, 2002                                            (1,503)              (30,464)              (23,945)
                                                             ---------------------------------------------------------------

Net loss for the period                                                       -                  (617)                 (617)
Foreign currency translation
   adjustment                                                              (102)                    -                  (102)
Administration settlement
adjustments (see Note 1)                                                  1,605                31,081                26,761
                                                             ---------------------------------------------------------------
Balance at March 7, 2003                                                      -                     -                 2,097
                                                             ---------------------------------------------------------------

SUCCESSOR

Issuance of Stock for finders fees
on April 17, 2003                                                             -                     -                 1,304
Issuance of Stock for services
On April 17, 2003                                                             -                     -                   801
Issuance of Stock for reverse
acquisition of Doblique Inc.
on April 28, 2003                                                             -                  (196)                   23
Issuance of stock options                                                     -                     -                   305
Issuance of Warrants for services                                             -                     -                   747
Net loss for the period                                                       -                (6,739)               (6,739)
Foreign currency translation
   adjustment                                                               (62)                    -                   (62)
                                                             ---------------------------------------------------------------
Balances at June 30, 2003                                                   (62)               (6,935)               (1,524)
                                                             ---------------------------------------------------------------

Issuance of Stock net of  offering costs
of $11,800 on August 22, 2003                                                 -                     -                   489
Subscriptions receivable                                                      -                     -                  (100)
Issuance of Stock net of  offering costs
of $310,702 on November 4, 2003                                               -                     -                 2,689
Issuance of Stock for options
exercised on November 17, 2003                                                -                     -                    90
Issuance of stock options                                                     -                     -                 1,208
Issuance of Warrants for services                                             -                     -                 1,664
Net loss for the period                                                       -                (5,761)               (5,761)
Foreign currency translation
   adjustment                                                              (233)                    -                  (233)
                                                             ---------------------------------------------------------------
Balances at December 31, 2003                                              (295)              (12,696)               (1,478)
                                                             ---------------------------------------------------------------

Issuance of Stock for options
exercised in January 2004 (net of
shares returned to treasury)                                                  -                     -                   290
Issuance of stock options                                                     -                     -                   161
Subscription receivable                                                       -                     -                  (293)
Warrants issued for financing fees                                            -                     -                   414
Warrants issued for consulting fees                                           -                     -                    50
Net loss for the period                                                       -                (4,955)               (4,955)
Foreign currency translation
   adjustment                                                               (74)                    -                   (74)
                                                             ---------------------------------------------------------------
Balances at June 30, 2004                                                $ (369)            $ (17,651)             $ (5,885)
                                                             ===============================================================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   INYX, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

                                                                   SUCCESSOR                                      PREDECESSOR
                                               ----------------------------------------------------   ---------------------------
                                                   FOR THE          FOR THE           FOR THE         FOR THE           YEAR ENDED
                                                   SIX MONTH        PERIOD            PERIOD          PERIOD            DECEMBER
                                                   PERIOD ENDED     FROM MARCH 7,     FROM MARCH 7,   FROM JANUARY 1,   31, 2002
                                                   JUNE 30, 2004    2003 THROUGH      2003 THROUGH    2003 THROUGH
                                                                    JUNE 30, 2003     DECEMBER 31,    MARCH 6, 2003
                                                   (UNAUDITED)      (UNAUDITED)       2003            (UNAUDITED)
                                               ----------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss for the period                             $ (4,955)       $ (6,739)      $ (12,500)          $ (617)      $ (30,988)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
     Depreciation                                           276             128             347              228           1,257
     Amortization of financing costs                        200               -              40                -               -
     Deferred tax asset                                    (393)           (299)         (1,294)               -               -
     Issuance of stock for services                           -               -           2,101                -               -
     Reserve for inventory obsolescence                     217               -             207                -             713
     Provision for bad debt                                 111               -             191                -           1,386
     Stock option compensation                              161             747           1,513                -               -
     Warrants issued for financing  fees                    414                           2,411                -               -
     Warrants issued for consulting fees                     50             305               -                -               -
     Issuance of shares in recapitalization                   -           2,081           2,081                -               -
     Issuance of stock for services                           -           2,103               -                -               -
     Issuance of shares for exercise of
        stock options                                       290               -               -                -          25,049
     Subscription receivable                               (293)              -               -                -               -
   Changes in assets and liabilities                                                                           -
     (Increase) decrease in accounts receivables          1,809          (3,127)         (3,586)            (215)            152
     (Increase) decrease in inventory                      (228)           (845)         (1,296)            (118)            726
     Increase in prepaid and other current assets        (2,728)         (1,074)           (783)             267            (283)
     Increase in bank overdraft                              51               -               -                -               -
     Increase in deferred financing costs                  (495)                           (900)               -               -
     Increase in accounts payable and accrued
        liabilities                                       1,400           2,237           2,891              684           3,017
     Decrease in deferred revenue                          (276)              -               -                -               -
     Increase in liabilities subject to compromise            -               -               -              309           2,210
                                                      ------------------------------------------ --------------------------------

        Net cash (used in) provided by
          continuing operations                          (4,389)         (4,483)         (8,577)             538           3,239
                                                      ------------------------------------------ --------------------------------

   Net cash provided by discontinued operations               -              60              50                -               -
                                                      ------------------------------------------ --------------------------------
        Net cash (used in) provided by
          operating activities                           (4,389)         (4,423)         (8,527)             538           3,239
                                                      ------------------------------------------ --------------------------------

Cash flows from investing activities:
   Acquisition costs                                          -               -               -                -            (190)
   Purchase of fixed assets                                 (84)         (5,131)         (5,221)             (18)         (1,776)
                                                      ------------------------------------------ --------------------------------

        Net cash  used in investing activities              (84)         (5,131)         (5,221)             (18)         (1,966)
                                                      ------------------------------------------ --------------------------------

Cash flows from financing activities:
   Advances by stockholder                                    -              50             450                -               -
   Repayment to stockholder                                   -               -            (450)               -               -
   Borrowings under revolving line of credit              3,363           2,294           7,520             (522)              -
   Repayment of borrowings under revolving
     line of credit                                           -               -          (3,350)               -               -
   Proceeds from issuance of long term debt                 500           3,593           7,376                -           8,610
   Repayment of long term debt                                -            (328)         (3,013)             104          (9,693)
   Payment of financing fees                                  -               -            (900)               -               -
   Proceeds from issuance of stock, net of issue                                                               -
   costs of $323                                              -               -           2,978                -               -
   Proceeds from exercise of stock options                    -               -              90                -               -
   Proceeds from issuance of promissory note                  -           4,013           4,013                -               -
   Proceeds from demand note                                  -               -             100                -               -
   Advances to affiliated and related parties                 -               -               -                -            (652)
   Repayment of capital lease obligation                    (76)              -               -                -               -
                                                      ------------------------------------------ --------------------------------

        Net cash provided by (used in)
          financing activities                            3,787           9,622          14,814             (418)         (1,735)
                                                      ------------------------------------------ --------------------------------

Effect of foreign exchange rate changes
   on cash and cash equivalents                             (74)            (62)           (295)            (102)            (72)

Change in cash                                             (760)              6             771                -            (534)

Cash at beginning of period                                 796              25              25                -               -
                                                      ------------------------------------------ --------------------------------

Cash at end of period                                      $ 36            $ 31           $ 796              $ -          $ (534)
                                                      ========================================== ================================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

NOTE 1: BUSINESS DESCRIPTION AND PRESENTATION

      Inyx,   Inc.   ("Inyx"  or  the   "Company")   through  its   wholly-owned
subsidiaries, Inyx Pharma Limited and Inyx Canada Inc., is a specialty pharmaceutical company which focuses on the development and manufacturing of prescription and over-the-counter ("OTC") aerosol pharmaceutical products and drug delivery technologies for the treatment of respiratory, allergy, dermatological and topical conditions. Inyx's client base primarily consists of large ethical pharmaceutical corporations, branded generic pharmaceutical distributors, and biotechnology companies.

      Inyx was incorporated on March 28, 2000, in the State of Nevada, under the name Doblique, Inc. ("Doblique"). As Doblique, the Company was engaged in the business of breeding and racing thoroughbred horses at various major horse racing venues throughout the United States. On March 6, 2003, management decided to discontinue the Company's thoroughbred horse operation by selling the assets of that operation to a third party. Concurrent with the discontinuance of its horse racing operations, Doblique concluded a reverse acquisition of Inyx Pharma Limited ("Inyx Pharma"), an aerosol pharmaceutical manufacturing company incorporated under the laws of England and Wales, and changed its name to Inyx, Inc. ("Inyx").

      The acquisition of Inyx Pharma was consummated on April 28, 2003, by exchanging 16 million shares of the Company's restricted common stock for 100% of the outstanding common stock of Inyx Pharma. As a result of the exchange, the stockholders of Inyx Pharma became the controlling stockholders of the Company, in the aggregate, holding approximately 64% of the Company's outstanding shares. The acquisition has been accounted for as a capital transaction under the reverse acquisition method of accounting for business combinations. Under this method, Inyx Pharma (the legal subsidiary) is considered to have acquired Inyx, Inc. (the legal parent) effective April 28, 2003 and continued as Inyx, Inc. thereafter. The net assets of Inyx Pharma were recorded at carrying value with no recognition of goodwill.

      On March 7, 2003, Inyx Pharma acquired the majority of the pharmaceutical business assets of Miza Pharmaceuticals (UK) Ltd. ("Miza UK") out of Administration, a United Kingdom form of Chapter 11 bankruptcy protection and reorganization. Prior to this transaction Inyx Pharma was a non-operating public shell corporation with nominal net assets. This transaction was accounted for as the reorganization of entities under common control with no recognition of goodwill.

      For purposes of presentation, the accompanying statements of operations and cash flows for the period from January 1, 2003 through March 6, 2003, and for the year ended December 31, 2002, reflect the operating results and cash flows of Miza UK prior to its acquisition by Inyx Pharma on March 7, 2003. The accompanying statements of operations and cash flows for the period from March 7, 2003 through December 31, 2003 reflect the operating results and cash flows of the Company subsequent to the acquisition and the share exchange on April 28, 2003.

      The balance sheet of Miza UK as of March 6, 2003, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the period from January 1, 2003 through March 6, 2003 are unaudited due to the difficulties encountered in obtaining cooperation and documents required for the audit from the court appointed Administrator.

      As the Biopharma Division was part of Miza UK but not acquired by Inyx Pharma on March 7, 2003, its results of operation are eliminated for comparative purposes in the pro forma financial results. The results of operations have been presented in this manner to show the Miza UK operation with and without the Biopharma Division in order to compare its results of operations, as the predecessor company, to Inyx.

      Additionally, for the comparative period from March 7, 2003 through June 30, 2003, operations relating to the business of the former Doblique, Inc., now Inyx, Inc., have been eliminated from the pro forma statements as if the divestiture of assets and liabilities and the discontinuance of the thoroughbred operation occurred on January 1, 2003.

      Inyx currently manages and operates its business as one operating segment.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Consolidated Financial Statements

      The accompanying consolidated financial statements include the accounts of Inyx and its wholly owned subsidiaries: Inyx Pharma Limited, an operating company formed under the laws of England and Wales; Inyx Canada, Inc., a federally incorporated Canadian corporation; and Inyx Realty, Inc., a Florida corporation through the date of disposition of April 14, 2004. On April 14, 2004, Inyx Realty, Inc. was sold to a related party for nominal consideration.

      All inter-company accounts and transactions have been eliminated in consolidation.

b)    Consolidated Interim Financial Statements

      The accompanying consolidated interim financial statements for the six months ended June 30, 2004 and 2003 are unaudited but, in the opinion of management, include all necessary adjustments (consisting of normal, recurring accruals) for a fair presentation of the financial position, results of operations and cash flow for the interim periods presented. Interim results are not necessarily indicative of results for a full year. Therefore, the results of operations for the six months ended June 30, 2004 are not necessarily indicative of operating results to be expected for a full year.

c)    Use of Estimates

      The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

      Estimates and assumptions are periodically reviewed and the effects of any material revisions are reflected in the consolidated financial statements in the period that they are determined to be necessary.

d)    Accounts Receivable

      Accounts receivable are stated at net realizable value, net of an allowance for doubtful accounts. Periodically, management reviews all accounts receivable and based on an assessment of whether they are collectible, estimates the portion, if any, of the balance that will not be collected in order to establish an allowance for doubtful accounts. Such allowance was based on the specific identification of accounts deemed uncollectible as of the dates presented. The provision for the allowance for doubtful accounts is included in General and Administrative expenses, in the accompanying consolidated statement of operations.

e)    Inventory

      Inventory is valued using the first-in and first-out method of accounting and is stated at the lower of cost or net realizable value.

f)    Property, Plant and Equipment

      Property, plant and equipment is stated at cost, net of accumulated depreciation and amortization, which is provided for by charges to income over the estimated useful life of the assets using the straight line method. The useful life of assets ranges from 3-10 years for equipment, and up to 25 years for buildings. Leasehold improvements and capital leases are amortized over the life of the related lease.

      Expenditures that extend the useful life of the respective assets are capitalized and depreciated over the lives of the respective assets. Maintenance, repairs and other expenses that do not extend their useful life are expensed as incurred.

g)    Business Combinations

      The Company accounts for business combinations in accordance with FASB 141 Business Combinations. Business combinations with public shells or related entities have been accounted for as capital transactions without the recognition of goodwill, whereas business combinations that do not meet the latter criteria are accounted for under the purchase method, where any excess of the purchase price over the estimated fair value of net assets acquired is recorded as goodwill. FASB 141 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually by comparing carrying value to the respective fair value in accordance with the provisions of Statement of Financial Accounting Standards No. 142,
Goodwill and Other Intangible Assets (SFAS 142). This pronouncement also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment by assessing the recoverability of the carrying value. As of January 1, 2003, the Company adopted the provisions of SFAS 141 and SFAS 142.

h)    Deferred Financing Costs

      Costs directly associated with obtaining financing are capitalized and amortized on a straight-line basis over the estimated life of the financing arrangement.

i)    Impairment of Long Lived Assets

      The Company reviews the carrying value of its long lived assets, whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the assets by estimating the future net cash flows expected to result from the assets, including eventual disposition. If the future net cash flows are less than the carrying value of the assets, an impairment loss is recorded, equal to the difference between the asset's carrying value and its fair value. In performing such reviews, management takes into consideration the current operating levels including any idle capacity, alternative uses for production utilizing current equipment, and growth trends and industry projections.

j)    Financial Instruments

      Financial instruments consist of cash, accounts receivable, accounts payable, accrued liabilities, borrowings under the revolving line of credit and loans payable. Non-derivative financial instruments include letters of credit, commitments to extend credit and guarantees of debt. There were no derivative financial instruments at June 30, 2004 and December 31, 2003. The carrying values of these financial instruments approximate their fair market value as of June 30, 2004 and December 31, 2003.

k)    Revenue Recognition

      The Company recognizes revenue when (1) persuasive evidence of an arrangement exists; (2) product delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured. Revenues are recognized FOB shipping point, when products are shipped, which is when legal title and risk of loss is transferred to the Company's customers, and is recorded at the net invoiced value of goods supplied to customers after deduction of sales discounts and sales and value added tax, where applicable. In situations where the Company receives payment in advance of the performance of research and development services, such amounts are deferred and recognized as revenue as the related services are performed. As of June 30, 2004 and as of December 31, 2003 deferred revenues amounting to approximately $73,000 and $351,000, respectively, and are included in Accrued Expenses and Other Liabilities.

      Non-refundable fees are recognized as revenue over the term of the arrangement, based on the percentage of costs incurred to date, estimated costs to complete and total expected contract revenue. Product returns are not accepted.

      Shipping costs are paid by the Company's customers. Any shipping and handling costs incurred by the company are included in costs of goods sold in the accompanying consolidated statements of operations.

l)    Loss per Share

      The Company follows the guidelines of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128) in calculating its loss per share. Basic loss per share ("LPS") is computed using the weighted average number of common shares outstanding during the period. Diluted LPS is computed using the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of common stock that is issuable upon the exercise of stock options and warrants using the treasury stock method. No adjustments to earnings were made for purposes of per share calculations. The Company has reported a net loss for the six months ended June 30, 2004 and 2003. As a result, 10,547,500 (2003-3,055,000) shares of common stock, which may be issued upon exercise of stock options and warrants respectively, have been excluded from the calculation of diluted loss per share, for he six month periods ended June 30, 2004 and 2003, because their inclusion would be anti-dilutive. Also, the Company reported net loss for the year end December 31, 2003. As a result, 4,800,000 and 5,485,000 shares of common stock, which may be issued upon exercise of stock options and warrants respectively, have been excluded from the calculation of diluted loss per share, for the period from March 7 through December 31, 2003, because their inclusion would be anti-dilutive. There were no options granted in 2002.

m)    Stock Based Compensation

      On May 1, 2003, the Company adopted a Stock Option Plan that provides for the granting of incentive stock options and non qualified stock options for the benefit of employees, officers, consultants, directors and persons who the Company believes may have made a valuable contribution to the Company. The total number of shares that may be issued under the plan amounts to 5,000,000. The exercise price per share must be at least equal to the fair market price at the time of grant. During the six months ended June 30, 2004 there were 260,000 (2003 - 2,755,000) stock option granted, 325,000 (2003 - 0) options exercised and 350,000 (2003 - 0) options cancelled. As of June 30, 2004, there were
4,385,000 stock options outstanding at a weighted average exercise price of $1.11 per share. As of June 30, 2004, the number of exercisable options is 3,390,000 (2003 - 291,667).

      The Company applies the fair value method of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ( SFAS No. 123) in accounting for its stock option plan. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model. The fair value of all options granted has been charged to salaries, wages, and benefits in accordance with SFAS No. 123.

n)    Concentration of Credit Risk

      The Company obtains detailed credit evaluations of customers generally without requiring collateral, and establishes credit limits as required.
Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit risk losses and maintains an allowance for anticipated losses. For the six months ended June 30, 2004 and 2003, the Company's three largest customers accounted for 52%
(2003- 44%) of net revenues and 44% (2003- 49 %) of net receivables, respectively. For the period from March 7 through December 31, 2003, the Company's three largest customers accounted for 42% (2002 - 51%) of net revenues and 57% (2002 - 24%) of net receivables. The loss of any of these customers may have a material adverse effect on the operations of the Company.

o)    Income Taxes

      The Company follows Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes" Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax base. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

p)    Translation of Foreign Currency

      The functional currency of the Company's United Kingdom subsidiary is the Great Britain Pound. The Company's financial statements are reported in United States Dollars (the "Dollar" ) and are translated in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" (SFAS No. 52), which requires that foreign currency assets and liabilities be translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing during the period. For purposes of SFAS No. 52, the Company considers the Dollar to be the reporting currency. The effects of unrealized exchange fluctuations on translating foreign currency assets and liabilities into Dollars are accumulated as a cumulative translation adjustment which is included as a separate component in stockholders' deficit. Realized gains and losses from foreign currency transactions are included in the results of operation for the period.

q)    Recently Issued Accounting Standards

      In January 2003, the Company adopted the provisions of SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. As of the date of adoption of SFAS 143, the Company had no tangible long-lived assets. During the second quarter of 2003, the Company, through the reverse acquisition of Inyx
Pharma acquired property, plant and equipment, including the manufacturing facility for CFC-based inhalers. The Company evaluates the carrying value of property plant and equipment to determine whether there is any impairment. Our evaluations have indicated no such impairment to date. Management believes that as the Company increases its marketing and commercial activities in the United States and Latin America where the market for CFC-based respiratory inhalers still exists, the Company will be increasingly utilizing its production line for such products and any idle capacity will be eliminated.

      In January 2003, the Company adopted the provisions of SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred rather than when a commitment to an exit plan is made. The adoption of SFAS No. 146 did not have a material impact on the Company's consolidated financial statements.

      In January 2003, the Company adopted the provisions of SFAS No. 148, "Accounting for Stock-Based Compensation" -- "Transition and Disclosure, an Amendment of FASB Statement No. 123". SFAS No. 148 provides alternatives for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation", to require prominent disclosures in annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect in measuring compensation expense. The Company will continue to account for stock-based compensation using the intrinsic value method and it has adopted the disclosure requirements of SFAS No. 148.

      In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133 and is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a material effect on the Company's consolidated financial statements. The Company does not currently have derivative instruments or hedging activities. However, the Company is currently in the processes of setting up an arrangement with a financial institution to participate in currency forward contracts for the purpose of mitigating foreign exchange fluctuations.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics" of both "Liabilities and Equity". SFAS No. 150 provides guidance with respect to the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. This statement requires that an issuer classify a financial instrument that is within its scope as a liability rather than, under previous guidance, as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material effect on the Company's consolidated financial statements.

r)    Reclassifications

      Certain amounts from prior consolidated financial statements and related notes have been reclassified to conform to the current period presentation.

NOTE 3: ACCOUNTS RECEIVABLE, NET

      Accounts receivable consists of the following:


                                                     JUNE 30,       DECEMBER 31,
                                                      2004              2003
                                                     --------       ------------

Trade receivables                                    $ 1,777         $ 3,586
Less allowance for doubtful accounts                    (302)           (191)
                                                     -------         -------
                                                     $ 1,475         $ 3,395
                                                     =======         =======


There were no write-offs during the six and three months ended June 30, 2004.

NOTE 4: INVENTORY, NET

      Inventory is comprised of the following:


                                                   JUNE 30,         DECEMBER 31,
                                                    2004                2003
                                                   --------         ------------

Finished goods                                      $   197           $    15
Work in process                                         153               266
Raw materials                                         1,174             1,015
                                                    -------           -------
                                                      1,524             1,296
Less provision for obsolescence                        (424)             (207)
                                                    -------           -------
                                                    $ 1,100           $ 1,089
                                                    =======           =======


NOTE 5: PREPAID EXPENSES AND OTHER CURRENT ASSETS

      Prepaid expenses and other current assets consist of the following:

                                                                JUNE 30,       DECEMBER 31,
                                                                  2004             2003
                                                                --------       ------------
Prepaid refundable deposit for equipment (a)                     $1,205          $   --
Prepaid refundable deposit for business development (b)           1,342              --
Prepaid vendor invoices                                             133             347
Deferred Development costs                                          200              --
Prepaid refundable deposit for acquisition candidate                 --              71
Deferred legal and consulting fees                                  530             152
Prepaid rent                                                         60              71
Prepaid property tax                                                 --              55
Prepaid insurance                                                    13             128
Sales tax receivable, net                                           157             132
Other prepaid expenses                                              130             133
                                                                 ------          ------
                                                                 ------          ------
                                                                 $3,770          $1,089
                                                                 ======          ======


(a) The Company's subsidiaries will be providing manufacturing technology transition consulting services to the country of Cuba on behalf of the United Nations Development Program ("UNDP"). Consulting services to be provided include the installation of manufacturing facilities, equipment, and systems to manufacture CFC-free or hydrofluoroalkane ("HFA") aerosol based respiratory inhalers for the treatment of asthma and chronic obstructive respiratory disease conditions. As the parent company is a U.S. corporation and because certain involved members of the Company's management team are U.S. residents, to perform on the contract, the
      Company's subsidiaries require United States government business authorizations and export permits to do business in that developing nation. Due to political events or changes to U.S. government laws, the U.S. government may not continue to provide the Company's subsidiaries with the necessary permits and authorizations they require to provide consulting services in that developing country. The failure to receive or sustain such authorizations or permits may have a material adverse affect on any costs, expenses, or prepaid fees and deposits that the Company and its subsidiaries may have incurred or will incur in relation to this consulting contract, or the subsidiaries' abilities to continue to provide their services to that developing country. Additionally, although the Company's subsidiaries will be paid directly by the UNDP through a series of progress payments, they are subject to risks of doing business in a developing country, including dealing with import or export licensing requirements; difficulties in enforcing aspects of the Company's subsidiaries' contracts with the UNDP and that country; difficulties in protecting intellectual property; unexpected changes in regulatory requirements; legal uncertainty regarding liability, tax, tariffs and other trade barriers; foreign exchange controls and other currency risks; inflation; challenges to credit and collections; expropriation; and local government instability, war, riots, insurrections and other political events.

(b) The Company has commenced the development of its own proprietary pharmaceutical products for respiratory, dermatological, topical and cardiovascular drug delivery applications. The Company has not yet obtained the required regulatory approvals to market such products. The Company is also pursuing two business acquisitions and believes it may be able complete one of those acquisitions in 2005, subject to the successful completion of its due diligence and financing processes before the end of 2004.

NOTE 6: PROPERTY, PLANT AND EQUIPMENT, NET

      Property, plant and equipment consisted of the following:


                                                         JUNE 30,         DECEMBER 31,
                                                           2004              2003
                                                         --------        ------------
Land                                                      $   546           $   546
Buildings                                                   1,059             1,059
Machinery, equipment and office furniture                   3,541             3,524
Computer hardware & software                                   86                19
                                                          -------           -------
                                                            5,232             5,148
Less accumulated depreciation                                (588)             (340)
                                                          -------           -------
                                                            4,644             4,808

Computer hardware & software under capital lease              382               382
Less accumulated amortization                                 (35)               (7)
                                                          -------           -------
                                                              347               375
                                                          -------           -------
                                                          $ 4,991           $ 5,183
                                                          =======           =======


      For the six months period ended June 30, 2004, depreciation of property, plant and equipment was approximately $248,000 (2003-$128,000) and $110,000 (2003-$128,000) respectively. Amortization for equipment under capital leases was approximately $28,000 (2003-$0) for the six and three months ended June 30, 2004. For the period from March 7, 2003 through December 31, 2003 depreciation of property, plant and equipment was approximately $340,000 (2002 - $1,257,000), and amortization for equipment under capital leases was approximately $7,000 (2002 - $0).

NOTE 7: DEFERRED FINANCING COSTS, NET AND OTHER ASSETS

      Deferred financing costs, net and other assets are comprised of deposits on office space of $28,000 and deferred financing costs of $1,202,000 associated with the Company's issuance of equity and convertible debt securities and other assets approximating $17,000. For the six months ended June 30, 2004 the amortization of deferred financing costs approximated $200,000. There was no amortization of deferred financing costs in the comparable period in 2003 and for years ended December 31, 2003 and 2002.

NOTE 8: BORROWINGS UNDER REVOLVING LINE OF CREDIT

      The Company has a $6.5 million (2003 - $3.5 million) revolving line of credit with a financial institution, which is renewable in December 2006. Advances under this facility, amounting to approximately $6.5 million at June 30, 2004, are collateralized by accounts receivables based on an agreed formula and all other assets of the Company. The Company has the option of paying interest on these borrowings in cash or by issuing common stock. Interest on these borrowings is payable monthly at prime plus 3% with a minimum of 7% on the outstanding balance. As of June 30, 2004 the total amount of interest outstanding on this note amounted to approximately $156,000. In August 2004, the Company paid the outstanding interest.

NOTE 9: FAIR VALUES OF FINANCIAL INSTRUMENTS

      The carrying values of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their relatively short lives to maturity. The fair value of debt also approximates fair market value, as these amounts are due at rates which are compatible to market interest rates.

NOTE 10: LONG TERM DEBT, NET OF CURRENT PORTION

      Long-term debt, net of current portion consists of the following:

                                                                                             JUNE 30,       DECEMBER 31,
                                                                                              2004              2003
                                                                                             --------       ------------
7% convertible term note due to financial institution, collateralized by accounts             $5,000          $4,500
receivable and other assets of the Company (a)

Uncollateralized 6% convertible promissory note due to customer,(b)                            4,013           4,013

Uncollateralized 18% demand notes due to stockholders, principal and interest
due on demand                                                                                    100             100

Capital lease obligations, due to financial institutions, collateralized by software and equipment, due in monthly installments of $14,000 including
interest of 10% to 27%, through 2006, net of interest of approximately $75,000(c)                233             309
                                                                                              ------          ------
                                                                                               9,346           8,922

Less current portion                                                                           1,063           1,483
                                                                                              ------          ------
Debt, net of current portion                                                                  $8,283          $7,439
                                                                                              ======          ======


(a) The principal is due in monthly installments of approximately $141,000 starting in April of 2004 through November of 2006, while interest on unpaid balances is payable monthly. The Company has the option to issue common stock in lieu of debt service payments at the then-market price of the stock. In addition, at the option of the holder, the debt may be converted into common stock at a fixed conversion price of $0.80 per share. In April 2004, the Company received a thirty day waiver from the holder on the first principal payment due which was subsequently further extended to November 1, 2004. In addition, the total amount of interest due on the note amounting to approximately $160,000 as at June 30, 2004 has been deferred and paid in August, 2004. As consideration for the waiver of principle payment the Company agreed to issue a five year Common Stock Purchase Warrants to the financial institution to purchase 694,000 shares of common stock at an exercise price of $0.81 per share.

      The principal amount of this collateralized 7% convertible term note was increased by another $500,000 on May 27, 2004. As consideration for the increase the Company issued a five year Common Stock Purchase Warrant to the financial institution to purchase 82,500 shares of common stock at exercise prices ranging from $1.00 to $1.40 per share. The principal is due in monthly installments of approximately $17,000 commencing in November 2004 through November 2006.

(b) Principal is due in Great Britain Pounds, on March 6, 2007, while interest is payable annually commencing on March 7, 2004. The holder has the option to convert this note and any accrued interest into 4 million shares of the Company's common stock at any time before March 6, 2007. Additionally, the holder has the first right of refusal, for a period of four years on any additional debt financing that may be required by the Company. In March of 2004, the Company received, from the holder, a waiver of the first annual interest payment amounting to approximately $240,000 in consideration of future product development services.

(c) The Company leases computers and furniture under capital leases that expire at various dates through 2006. The recognition of these assets and liabilities in the accompanying financial statements did not result in cash payments by the Company. Interest rate ranging from 10% to 28%.

      As of June 30, 2004, the principal installments payable on the debt are as follows:


                2005                                   $ 1,063
                2006                                     2,371
                2007                                     5,912
                                                      ---------
                Total                                  $ 9,346
                                                      =========

NOTE 11: COMMITMENTS AND CONTINGENCIES

      LEASES:

      The Company has commitments under various long-term operating lease agreements for premises. For the period ended June 30, 2004 total rent of office space was $156,000 (2003 - $103,000). In addition to rent, the Company and its subsidiaries are responsible for operating costs, real estate taxes and insurance. As of June 30, 2004 future minimum annual rental commitments under operating leases are as follows:

2005                                                            $ 586
2006                                                              401
2007                                                              295
2008                                                              225
Thereafter                                                      1,137
                                                           -----------

Total                                                         $ 2,644
                                                           ===========


      LEGAL MATTERS:

      The Company and its subsidiaries are subject to claims and lawsuits arising in the ordinary course of business. Management, in consultation with its legal advisors, believes that the outcomes of such legal matters are remote and unlikely to have a material adverse effect on the Company's financial position or operating results.

NOTE 12: SUBSEQUENT EVENTS

      On July 1, 2004, the Company entered into a strategic alliance agreement. Under the agreement, the Company will collaborate with its partner in the identification, acquisition and development of intellectual property that it may require to implement its business initiatives in the aerosol pharmaceutical and drug delivery sector. Pursuant to this agreement, in September 2004, the Company issued 31,579 restricted shares of common stock.

      On July 1, 2004 the Company received a payment deferral until August, 2004 on the total amount of interest outstanding on the borrowings under its revolving line of credit of approximately $156,000 as at June 30, 2004. The Company also received from the same lender, a deferral, until August, 2004, on approximately $160,000 interest due on its convertible note with the lender. In August 2004, the Company has paid all the interest outstanding.

      On July 1, 2004, subsequent to a cancellation of 227,500 stock options the Company granted an aggregate of 292,500 incentive stock options. The fair value of these options was estimated using the Black-Scholes option pricing model, with the following weighted average assumptions; risk free rate of 3.14, volatility factor of 0.66, and dividend yield of 0%. The fair value assigned to these options approximated $139,000.

      On July 2, 2004, the Company granted a total of 1,500,000 warrants to an entity related to Company's Chairman, and his spouse. These five-year warrants were granted pursuant to various business development services provided to the Company and allow the holder to purchase our common stock at a price of $0.90 per share. The fair value of these warrants was estimated using the Black-Scholes option pricing model, with the following weighted average assumptions: risk free interest rate of 3.14, a contractual life of four years, volatility factor of 0.66 and dividend yield of 0%. The fair value assigned to these warrants approximated $674,100.

      In July, 2004, the Company issued promissory notes to two of its executives and an outside Director, amounting to $700,000 and bearing interest of 7% per annum. As additional consideration for the loans, the Company granted a five-year warrant to the lenders to purchase an aggregate of 700,000 shares of its common stock at a price of $0.80 per share. Net proceeds from these loans, amounting to $695,000, were used for working capital purposes. The fair value assigned to these warrants approximated $198,000.

      On September 21, 2004, the Company announced that it had completed the acquisition of a patented, novel platform technology in order to enable it to more readily develop inhalation-therapy drugs, including combination drugs, intended to be delivered in aerosol formats. The technology is based on the utilization of a lipid-binding matrix for delivering incompatible or unstable drug substances. In consideration for the transfer of these patent rights, the Company has agreed to pay the vendor approximately $86,000 as transfer fees plus approximately $67,500 as support and management fees.

      On July 30, 2004, the Company received from its $5.0 million convertible note holder, a deferral on the first seven months of principal payments due under that Note (originally $4.5 million and then amended to $5.0 million on May 27, 2004). Such payments are now due upon maturity of the Note in November, 2006. As consideration for this principal payment deferral, the Company issued to the lender five-year warrants to purchase 694,000 shares of the Company's common stock at an exercise price of $0.81 per share. The fair value assigned to these warrants approximated $192,000.

      During the period from August 3, 2004 through September 3, 2004, the Company announced that it had completed two private placements in which it sold an aggregate of 9,190,901 shares of its common stock to institutional and other accredited investors, resulting in gross proceeds of approximately $7.4 million with approximately $6.6 million in net proceeds to the Company. In the aggregate, the Company also granted all of these investors five-year non-detachable warrants to purchase up to an additional 9,190,901 shares of its common stock at exercise prices ranging from $1.00 to $1.11 per share. During the term of such warrants, the exercise price shall be adjusted based on an agreed to formula. The warrants also contain certain redemption and anti-dilution provisions.

      Offering costs incurred in connection with these two equity placements included approximately $634,000 for the placement agent's commission and approximately $150,000 in related legal and financing costs. In addition, a cost valuation of approximately $329,000 has been assigned to the issuance to the placement agent, five-year warrants, to purchase 783,286 shares of our common stock at exercise prices ranging from $1.00 to $1.11 per share.

NOTE 13: STOCKHOLDERS' DEFICIT

      The stockholders' deficit information presented in these consolidated financial statements reflects the retroactive recognition of the effect of the reverse acquisition transaction with Inyx Pharma. (See Note 1 above).

      In January, 2004, pursuant to an exercise of 325,000 options the Company issued 200,000 shares of common stock at $1.10 per share and 65,000 shares of common stock at $1.20 per share. In addition the Company received 60,000 shares as partial consideration for this exercise. Such shares were returned to treasury.

      During the six and three month periods ended June 30, 2004, the Company recorded approximately $161,000 and $66,000 respectively, of additional paid-in capital resulting from stock options which vested during the period. This amount is included in general and administrative expenses in the consolidated statement of operations.

      During the three months period ended March 31, 2004 there were 495,000 warrants granted to a financial institution in consideration for an increase in its secured revolving line of credit to the Company. These five-year warrants allow the holder to purchase the Company's common stock at prices ranging from $1.25 to $1.75 per share. The fair value of these warrants was estimated using the Black-Scholes option pricing model with the following weighted average assumption: a risk free interest rate of 3.14%, a contractual life of four years, a volatility factor of 0.66, and a dividend yield of 0%. The weighted-average fair value of these warrants was $1.50. The value assigned to these warrants was approximately $369,000, which was recorded as deferred financing costs to be amortized over the three-year term of the secured revolving line of credit. There were no warrants granted during the same period in prior year.

      On May 27, 2004 the Company recorded approximately $45,000 of additional paid in capital from the issuance of a five year Common Stock Purchase Warrant to a financial institution as consideration for an additional loan of $500,000 under its collateralized 7% convertible term note, to purchase 82,500 shares of common stock at exercise prices ranging from $1.00 to $1.40 per share. The fair value of these warrants was estimated using the Black-Scholes option pricing model, with the following weighted average assumptions: risk free interest rate of 3.14, a contractual life of four years, volatility factor of 0.66 and dividend yield of 0%. This amount was recorded as deferred financing costs to be amortized over the three-year term of the secured revolving line of credit.

      On May 11, 2004, the Company recoded approximately $50,000 of additional paid up capital resulting from the issuance of 100,000 stock purchase warrants to a resigning director as an exchange for cancellation of 350,000 stock options. These Common Stock Purchase Warrants have an exercise price of $1.20 per share. The fair value of these warrants was estimated using the Black-Scholes option pricing model, with the following weighted average assumptions: risk free interest rate of 3.14, a contractual life of four years, volatility factor of 0.66 and dividend yield of 0%. This amount is included in general and administrative expenses in the consolidated statement of operations

NOTE 14: ACCUMULATED COMPREHENSIVE LOSS

      The accumulated comprehensive loss reflected in the Consolidated Statements of Operations represents accumulated foreign currency translation adjustments associated with the conversion of the Company's United Kingdom subsidiary's accounts to US dollars. These amounts are not adjusted for income taxes as they relate to an indefinite investment in a foreign subsidiary.

NOTE 15: STOCK OPTION PLAN

      During  2003,  the  Company's  Board of  Directors  adopted the 2003 Stock
Option Plan, which provides for the granting of incentive stock options and non-qualified stock options for the benefit of employees, officers, directors and those persons who the Company believes may have made a valuable contribution to the Company. The total number of shares that may be issued under the plan is 5,000,000. The exercise price per share must be at least equal to the fair market price at the time of grant. The term of each option is 10 years from the date of grant.

      The weighted average fair value, at the date of grant of the individual options granted during 2003 is estimated at $1.12. The fair value of these options was estimated using the Black-Scholes option-pricing model, with the following assumptions:


        Dividend yield                                               None
        Volatility                                                66.40 %
        Risk-free interest rate                                    3.14 %
        Expected life                                             4 Years

      Total net compensation expense relating to options granted to employees, officers, directors, and other persons approximated $161,000 in the six-month period ended June 30, 2004 and $1,513,000 in the period from March 7, 2003 through December 31, 2003, 2003. There were no stock options granted in the comparable periods presented. This amount is included in general and administrative expenses in the consolidated statement of operations, as the Company expects that it will continue to issue stock options to such persons. There was no similar expense for options in the other periods presented.

      A summary of stock option transactions under the plan is shown below:


                                                               WEIGHTED
                                                               AVERAGE
                                                               EXERCISE
                                               SHARES           PRICE
                                         ---------------- -------------
Outstanding at beginning of year                       -             -
Granted                                            6,445          1.12
Exercised                                          (400)          1.20
Forfeited                                          (660)          1.15
Canceled                                         (1,000)          1.10
                                         ---------------- -------------

Outstanding at June 30, 2004                       4,385          1.11
                                         ================ =============

Exercisable at June 30, 2004                       3,390     $    1.12
                                         ================ =============


      The following table summarizes information concerning outstanding and exercisable options at June 30, 2004:


                                           OPTIONS OUTSTANDING                                      OPTIONS EXERCISABLE

                                            WEIGHTED AVERAGE           WEIGHTED                                   WEIGHTED
                                                REMAINING              AVERAGE                                     AVERAGE
        RANGE OF         SHARES                CONTRACTUAL             EXERCISE               SHARES              EXERCISE
     EXERCISE PRICE    OUTSTANDING            LIFE (YEARS)              PRICE              EXERCISABLE              PRICE
----------------------------------------- ---------------------- --------------------- --------------------- --------------------
      $1.10 -$1.75        4,385                     9                   $1.11                 3,390                 $1.12
========================================= ====================== ===================== ===================== ====================

NOTE 16: WARRANTS

      For the period from March 7, 2003 through December 31, 2003, the Company granted 5,485,000 warrants to purchase a maximum of 5,485,000 whole shares of common stock. Of the warrants granted, 2,000,000 warrants were issued pursuant to issuance of equity and are non-detachable. In addition, 2,010,000 detachable warrants were issued pursuant to issuance of debt and 1,475,000 detachable warrants were issued pursuant to consulting and investment banking fees. These warrants allow the holders to buy the Company's common stock at prices ranging from $1.00 to $3.10 per share and expire at various dates between July 1, 2006 and December 30, 2008. The fair value of these warrants was estimated using the Black-Scholes option pricing model with the following weighted average assumption: a risk free interest rate of 3.14%, a contractual life of four years, a volatility factor of 0.66, and a dividend yield of 0%. The value assigned to these warrants was approximately $2,411,000, which was included in other expenses in the Company's 2003 consolidated statement of operations. There were no warrants granted during the year ended December 31, 2002.

      During the six months period June 30, 2004 there were 577,500 warrants granted to a financial institution in consideration for an increase in its secured revolving line of credit with that institution. These five-year warrants allow the holder to purchase the Company's common stock at prices ranging from $1.25 to $1.75 per share. The fair value of these warrants was estimated using the Black-Scholes option pricing model with the following weighted average assumption: a risk free interest rate of 3.14%, a contractual life of four years, a volatility factor of 0.66, and a dividend yield of 0%. The weighted-average fair value of these warrants was $1.50. The value assigned to these warrants was approximately $414,000, which was recorded as deferred financing costs to be amortized over the three-year term of the secured revolving line of credit. There were no warrants granted during the same period in prior year. In addition the Company granted to a resigning director a three-year Common Stock Purchase Warrant to purchase 100,000 warrants at an exercise price of $1.20, as an exchange for cancellation of 350,000 stock options.

NOTE 17: OTHER EXPENSES

      Other expenses consisted of the following:

                                                           SUCCESSOR                                  PREDECESSOR
                                         ------------------------------------------------- ----------------------------------
                                           FOR THE SIX     FOR THE PERIOD    FOR THE PERIOD    FOR THE PERIOD     YEAR ENDED
                                          MONTHS ENDED     FROM MARCH 7,     FROM MARCH 7,    FROM JANUARY 1,    DECEMBER 31,
                                          JUNE 30, 2004     2003 THROUGH      2003 THROUGH      2003 THROUGH         2002
                                                           JUNE 30, 2003      DECEMBER 31,     MARCH 6, 2003
                                                                                  2003
                                            (UNAUDITED)      (UNAUDITED)                         (UNAUDITED)
                                         ------------- ----------------- ----------------- ----------------- ----------------
Interest expense on debt                        $ 478             $ 159             $ 491             $ 176          $ 1,680
Termination of agreement
  settlement (a)                                  120                 -                 -                 -                -
Reversal of goodwill - Acquisition
  costs (b)                                         -             3,186             3,186                 -                -
Shares issued for consulting fees                   -               799               799                 -                -
Reversal of goodwill - Excess of
  purchase price over carrying value
  of assets acquired (b)                            -               707               707                 -                -
Fees paid to related party                          -                 -               753                 -                -
Investor relations marketing expenses               -                 -               430                 -                -
Warrants issued for services                       50               305             2.411                 -                -
Lease deposit (c)                                   -                 -               100                 -                -
Reorganization and Administration
  costs (d)                                         -                 -                 -                55           25,049
Settlement of claim(e)                             27                 -                 -                 -                -
Consulting fees                                     -                12               233                 -                -
Interest expense - other                           15                 -                 -                 -                -
                                         ------------- ----------------- ----------------- ----------------- ----------------
                                                $ 690           $ 5,168           $ 9,110              $231         $ 26,729
                                         ============= ================= ================= ================= ================

(a) On May 7, 2004 the Company terminated its investment banking relationship with its present investment banker. As termination fee the Company agreed to pay $120,000, plus eight percent interest on the outstanding principal over twelve months, commencing May 15, 2004.

(b) Summary of components of goodwill reversed during 2003 is as follows:

        Reversal of goodwill-excess of purchase price over assets acquired in
               conjunction with acquisition of Miza UK                                  $ 707

        Reversal of goodwill - acquisition costs (included $1,884,000 paid in cash to outside consultants for accounting, legal and appraisal fees
               and $1,302,000 issued in stock for finders' fees)                        3,186

        Reversal of additional paid-in capital arising from shares issued pursuant
                to acquisition of Inyx Pharma                                           6,407
                                                                                      --------
                                                                                       $10,300
                                                                                      ========


(c) On April 14, 2004, Inyx Realty, Inc., which the Company established solely to operate a corporate office lease in Miami Florida, was acquired by a related party. As consideration for the transfer, this related party assumed $100,000 of Inyx Realty's liabilities. The acquirer is a family trust in which the Company's Chairman/CEO and his spouse are beneficiaries. The acquirer unconditionally assumed all liabilities, thus terminating all of the Company's obligations under that lease.

(d) Miza UK, the predecessor company, incurred non-recurring charges related to the Administration process and subsequent sale of its business assets (excluding Biopharma) to Inyx Pharma. These reorganization items amounted to approximately $25 million and are comprised of items of income, expenses and losses that were realized or incurred by the Company, during the year as a result of being placed under the supervision of a court -appointed Administrator in accordance with the U.K. Insolvency Act 1986. The following summarizes the reorganization charges recorded by the Company during the year ended December 31, 2002.


        Administrator and related fees                                 $ 452
        Impairment of property, plant and equipment                    9,505
        Impairment of intangible assets                                7,031
        Advances to affiliated entities                                8,061
                                                                 ------------
                                                                    $ 25,049
                                                                 ============

The Administrator and related fees of $452,000 were one-time costs and fees incurred during the Administration process. Such costs and fees were incurred by Begbies Traynor, the court-appointed administrator during the period of September 3, 2002 through March 6, 2003. The impairment to the property, plant and equipment assets of approximately $9.5 million relates to the write-down of the book value of such assets when Inyx Pharma purchased the business assets of Miza UK (excluding the Biopharma division).

The impairment to the intangible assets of approximately $7 million relates to the write-down of the book value of the goodwill and other intangible assets of Miza UK, which, once it went into Administration, were not sufficient to recover such carrying amounts. This amount relates to approximately $8.1 million of an unrecoverable advance to a Miza UK affiliated company, prior to its acquisition by Inyx Pharma.

(e) On June 20, 2004 the Company settled a dispute a public relations firm to avoid the costs and uncertainties of litigation. As a result the Company agreed to pay $40,000 which was partially applied to outstanding invoices.

NOTE 18: SUPPLEMENTAL CASH FLOW INFORMATION

                                                               SUCCESSOR                                PREDECESSOR
                                          ------------------------------------------------- -----------------------------------

                                           FOR THE SIX       FOR THE PERIOD                       FOR THE PERIOD
                                           MONTH PERIOD    FROM MARCH 7, 2003   FOR THE PERIOD    FROM JANUARY 1,
                                          ENDED JUNE 30,    THROUGH JUNE 30,    FROM MARCH 7,      2003 THROUGH       YEAR ENDED
                                               2004               2003          2003 THROUGH      MARCH 6, 2003        DECEMBER
                                            (UNAUDITED)        (UNAUDITED)    DECEMBER 31, 2003    (UNAUDITED)         31, 2002
                                          -------------------------------------------------------------------------------------
Supplemental Disclosure of Cash Flow
Information:
      Cash paid during the period for
      interest                                   $32               $ 88               $216               $ -               $ -
                                          =========== ================== ================== ================= =================

Supplemental Disclosure of Non-Cash
Financing Activities:
      Conversion of shareholder debt into
      100,000 shares of stock                      -                  -                100                 -                 -
                                          =========== ================== ================== ================= =================

      Shares issued for services                   -                  -                799                 -                 -
                                          =========== ================== ================== ================= =================
Shares issued for finders fees                     -                  -              1,302                 -                 -
                                          =========== ================== ================== ================= =================

      Reclassification of debt to
      liabilities subject to compromise            -                  -                  -                 -            14,201
                                          =========== ================== ================== ================= =================

      Warrants issued for financing fees
      and services                               414                  -              2,411                 -                 -
                                          =========== ================== ================== ================= =================

Supplemental Disclosure of Non-Cash                -                  -                  -                 -                 -
Investing Activities:
      Capital leases                               -                  -                309                 -                 -
                                          =========== ================== ================== ================= =================


NOTE 19: INCOME TAXES

      The income tax benefit consisted of the following for the periods presented:


                                                        SUCCESSOR                                  PREDECESSOR
                                   ---------------------------------------------------- ----------------------------------

                                                                         FOR THE PERIOD    FOR THE PERIOD
                                                        FOR THE PERIOD    FROM MARCH 7,   FROM JANUARY 1,
                                       FOR THE SIX      FROM MARCH 7,     2003 THROUGH      2003 THROUGH      YEAR ENDED
                                       MONTHS ENDED      2003 THROUGH     DECEMBER 31,     MARCH 6, 2003     DECEMBER 31,
                                      JUNE 30, 2004     JUNE 30, 2003         2003                               2002
                                        (UNAUDITED)       (UNAUDITED)                       (UNAUDITED)
                                   ---------------------------------------------------------------------------------------
Loss before taxes                         $ (5,348)          $(7,002)       $ (13,769)            $(617)       $ (31,340)
                                   ================= ================= ================ ================= ================

Tax benefit:
    Federal current                           $   -             $   -           $    -            $    -          $    -
    Federal deferred                              -                 -                -                 -                -
    Foreign deferred                            393                 -            1,294                 -              352
    State                                         -                 -                -                 -                -
                                   ----------------- ----------------- ---------------- ----------------- ----------------

Total tax benefit                            $  393             $   -          $ 1,294            $    -           $  352
                                   ================= ================= ================ ================= ================

Effective tax benefit rate                       7%                 -               9%                 -               1%
                                   ================= ================= ================ ================= ================

      The difference between the tax benefit rate and the statutory benefit rate is as follows:


                                                      SUCCESSOR                                 PREDECESSOR
                                 ---------------------------------------------------- ---------------------------------

                                                                     FOR THE PERIOD   FOR THE PERIOD
                                                   FOR THE PERIOD    FROM MARCH 7,     FROM JANUARY
                                   FOR THE SIX     FROM MARCH 7,      2003 THROUGH        1, 2003        YEAR ENDED
                                  MONTHS ENDED      2003 THROUGH      DECEMBER 31,     THROUGH MARCH     DECEMBER 31,
                                  JUNE 30, 2004    JUNE 30, 2003          2003            6, 2003            2002
                                 (UNAUDITED)         (UNAUDITED)                       (UNAUDITED)
                                 ---------------- ----------------- ----------------- ---------------- ----------------
Statutory benefit rate                       35%               35%               35%              35%              35%
                                 ---------------- ----------------- ----------------- ---------------- ----------------

Inability to utilize operating
  loss carry forwards                       (28%)                 -             (26%)                -            (34%)
                                 ---------------- ----------------- ----------------- ---------------- ----------------

Other                                          -             (35%)                 -            (35%)                -
                                 ---------------- ----------------- ----------------- ---------------- ----------------

Effective tax benefit rate                    7%                 -                9%                -               1%
                                 ================ ================= ================= ================ ================


      The deferred tax asset is comprised of the following:


                                            JUNE 30, 2004    DECEMBER 31, 2003
                                          ----------------- ------------------

Deferred tax benefit:
           US federal deferred                     $ 3,620             $3,269
           Foreign                                   1,687              1,294
                                          ----------------- ------------------
                                                     5,307              4,563

Less: valuation allowance                           (3,620)            (3,269)
                                          ----------------- ------------------

                                                   $ 1,687            $ 1,294
                                          ================= ==================


      At June 30, 2004 and December 31, 2003, respectively, the Company has approximately $1 million and $9 million of U.S. and Canadian operating loss carry forwards expiring from 2004 through 2019; and approximately $900,000 and $4.3 million of foreign loss carry forwards expiring from 2004 through 2006. The Company has not made any provisions for United States federal or foreign taxes that may result from future remittances of undistributed earnings of foreign subsidiaries because it is expected that such earnings will be permanently reinvested in these foreign operations. It is not practical to estimate the amount of taxes that might be payable on the eventual remittance of these earnings.

NOTE 20: DISCONTINUED OPERATIONS

      Effective March 6, 2003, the Company sold assets relating to the operations of Doblique, Inc., to a third party for cash and has discontinued the business of breeding and racing thoroughbred race horses. Accordingly, the results of operations and changes in cash flow of the discontinued business have been disclosed separately from those of the continuing operations.

NOTE 21: BUSINESS COMBINATIONS

      On March 7, 2003, Inyx Pharma, acquired the business assets of Miza UK from a court appointed Administrator in the United Kingdom. In connection with this acquisition, Inyx Pharma issued approximately $7.1 million of debt to effect the transaction and incurred approximately $1.2 million in acquisition costs. At that time, management concluded that the net assets of Miza UK were purchased from unrelated parties and thus recognized goodwill as set forth below:

Purchase price of Miza UK business assets by Inyx Pharma           $ 8,333
Less:
Property, plant and equipment acquired                              (5,136)
Inventory acquired                                                  (1,319)
                                                                 -----------
Goodwill                                                            $ 1,878
                                                                 ===========


      On April 28, 2003, the Company acquired all of the outstanding common shares of Inyx Pharma by issuing 16 million of the Company's shares for all the outstanding and issued shares of Inyx Pharma. As a result of the transaction, the stockholders of Inyx Pharma received 64% of the voting interest of the combined company. At that time, management viewed the sale of the Company's assets, consisting of racehorses as a normal operating decision which did not terminate its business activities thus converting Doblique to a non-operating public shell. This transaction was viewed as a purchase and therefore the Company recognized goodwill as follows:

Purchase price                                                 $ 10,505
Less:
Net assets acquired from Inyx Pharma                            ( 2,083)
                                                              -----------
Goodwill                                                         $ 8,422
                                                              ===========

      The aggregate goodwill, on both transactions of approximately $10,300,000, consists of the purchase price over net assets acquired of $7,100,000 and acquisition costs of approximately $3,200,000. After further review of the facts and circumstances surrounding these transactions, management viewed that the net assets of Miza UK have been controlled by parties affiliated to the Company, thus considered to be entities under common control, and that the sale of Doblique's operating assets did terminate its business activities, rendering it a non-operating public shell. As a consequence, the Company has reversed all of the goodwill previously recognized of $10,300,000. Approximately $3,900,000 and $6,400,000 of this reversal was classified to other expenses and to additional paid-in capital respectively. As a result of the restatement, these transactions are now accounted for as a capital transactions recorded at the carrying value of the underlying net assets acquired with no recognition of goodwill.

NOTE 22: RELATED PARTY TRANSACTIONS

      During the period from March 7, 2003 through December 31, 2003, an affiliated Partnership controlled by the Chairman and his immediate family provided the Chairman's services to the Company. Total payments to this affiliate approximated $980,000. Of this amount, one-time charge of $753,000 is included in other expenses, and the balance of $227,000 for recurring salary was charged to general and administrative expenses in the consolidated statement of operations.

      During the period from March 7 through December 31, 2003, the Chairman and his spouse provided working capital advances to the Company. At December 31, 2003, all such advances have been repaid.

      During the period from March 7 through December 31, 2003, the Company paid rent to an affiliate for a furnished office space amounting to $66,000. This amount is included in general and administrative expenses.

      On April 14, 2004, Inyx Realty, Inc., which the Company established solely to operate a corporate office lease in Miami Florida, was acquired by a related party. As consideration for the transfer, this related party assumed $100,000 of Inyx Realty's liabilities. The acquirer is a family trust in which the Company's Chairman/CEO and his spouse are beneficiaries. The acquirer unconditionally assumed all liabilities, thus terminating all of the Company's obligations under that lease.

      During the six month period ended June 30, 2004 the Company paid approximately $6,000 for sublease of office furniture and equipment.

                    PRO FORMA FINANCIAL STATEMENT INFORMATION

      The following condensed pro forma consolidated statements of operations are based on the assumption that the acquisition of Inyx Pharma Limited ("Inyx Pharma") took place as of January 1, 2003, and includes the operations of Miza Pharmaceuticals (UK) Limited ("Miza UK"), the predecessor company to Inyx Pharma for the period from January 1, 2002 to March 6, 2003. On March 7, 2003, Inyx Pharma acquired the majority of the operating assets of Miza UK from a court appointed Administrator. The acquisition did not include the operations of Miza's Biopharma Division which have been eliminated for the purposes of these pro forma statements.

      For the year ended December 31, 2002, the operations of Miza UK, as the predecessor company to Inyx Pharma Limited, are presented for comparative analysis after the elimination of Miza's Biopharma division.

      For the year ended December 31, 2003 and 2002, operations relating to the business of Doblique, Inc., now Inyx, Inc., have been eliminated from these pro forma statements as if the divestiture of Doblique's assets and liabilities and the discontinuance of its related operations occurred on January 1, 2003 and January 1, 2002, respectively.

                                   INYX, INC.

        Unaudited Pro Forma Condensed Combining Statements of Operations
                  For the Six Month Period Ended June 30, 2003
            (In thousands of U.S. dollars, except per share amounts)

                                                                                                                     Adjusted
                                                                                        Combined     Pro Forma       Combined
                                                 Inyx, Inc.  Inyx Pharma  Miza UK (1)     Total       Adj. (2)        Total
                                                 -----------------------------------------------------------------------------
Net revenues                                          $ -      $ 5,068     $2,730        $ 7,798       $ (334)        $ 7,464
Cost of sales                                           -        3,933      2,269          6,202         (393)          5,809
                                                 ---------------------------------  -------------  -----------   -------------
      Gross profit                                      -        1,135        461          1,596           59           1,655

Expenses:
    General and administrative expenses             1,651        1,094        568          3,313          (33)          3,280
    Selling expenses                                    -           96         51            147            -             147
    Depreciation and amortization                       -          128        228            356          120             476
    Management fees                                  (619)         619          -              -            -               -
                                                 ---------------------------------  -------------  -----------   -------------

        Total operating expenses                    1,032        1,937        847          3,816           87           3,903
                                                 ---------------------------------  -------------  -----------   -------------

Loss from operations before other expenses         (1,032)        (802)      (386)        (2,220)         (28)         (2,248)

Other expense:
    Administration expense                              -            -         55             55            -              55
    Acquisition costs                               1,996        1,897          -          3,893            -           3,893
    Shares issued for consulting                      799            -          -            799            -             799
    Consulting fee                                     12            -          -             12            -              12
    Warrants issued for services                      305            -          -            305            -             305
    Interest expense                                    -          159        176            335          253             588
                                                 ---------------------------------  -------------  -----------   -------------
                                                    3,112        2,056        231          5,399          253           5,652
Loss before income tax benefit
and discontinued operations                        (4,144)      (2,858)      (617)        (7,619)        (281)         (7,900)

Income tax benefit                                      -          288          -            288            -             288

Loss from discontinued operations, net of tax         (25)           -          -            (25)           -             (25)
                                                 ---------------------------------  -------------  -----------   -------------

Net loss                                         $ (4,169)    $ (2,570)    $ (617)      $ (7,356)        (281)       $ (7,637)
                                                 =================================  =============  ===========   =============

(1) Results of predecessor company, Miza UK, including the operations of Biopharma division which was not included in the acquisition

(2) Interest and depreciation expense are adjusted to reflect the charges related to pro forma debt and net fixed assets as of the closing of the asset acquisition. The activity relating to Biopharma division which was not included in the acquisition is eliminated

                                   INYX, INC.
             Unaudited Pro Forma Combining Statements of Operations
                      For the Year Ended December 31, 2002
                    (Expressed in thousands of U.S. dollars)

                                                                                                                   Adjusted
                                                                                   Combined      Pro Forma         Combined
                                                  Inyx, Inc.     Miza UK (1)        Total         Adj. (2)           Total
                                                 -----------------------------------------------------------------------------
Net Revenues                                           $ -        $ 24,644        $ 24,644         $(3,460)        $ 21,184
Cost of sales                                            -          20,772          20,772          (3,450)          17,322
                                                 ----------     -----------    ------------     -----------    -------------
          Gross profit                                   -           3,872           3,872             (10)           3,862

Expenses:
     General and administrative expenses                 -           6,850           6,850            (394)           6,456
     Selling expenses                                    -             376             376             (13)             363
     Depreciation and amortization                       -           1,257           1,257          (1,083)             174
                                                 ----------     -----------    ------------     -----------    -------------

              Total operating expenses                   -           8,483           8,483          (1,490)           6,993

Income from operations before other
expenses                                                 -          (4,611)         (4,611)          1,480           (3,131)

Other expenses (income) :
     Reorganization and administration                   -          25,049          25,049               -           25,049
     Interest expense                                    -           1,680           1,680          (1,217)             463
                                                 ----------     -----------    ------------     -----------    -------------
                                                         -          26,729          26,729          (1,217)          25,512
Income before income tax provision
and discontinued operations                              -         (31,340)        (31,340)          2,697          (28,643)

Income tax provision                                     -             352             352            (352)               -
                                                 ----------     -----------    ------------     -----------    -------------

Loss from continuing operations                          -         (30,988)        (30,988)          2,345          (28,643)

Loss from discontinued operations, net of tax         (113)              -            (113)              -             (113)
                                                 ----------     -----------    ------------     -----------    -------------

Net income (loss)                                   $ (113)      $ (30,988)      $ (31,101)        $ 2,345        $ (28,756)
                                                 ==========     ===========    ============     ===========    =============

(1) Results of predecessor company, Miza UK, including the operations of Biopharma division which was not included in the acquisition.

(2) Interest and depreciation expense are adjusted to reflect the charges related to pro forma debt and net fixed assets as of the closing of the asset acquisition. The activity relating to Biopharma division which was not included in the acquisition is eliminated

                        INYX, INC. (F/K/A DOBLIQUE, INC.)
             Unaudited Pro Forma Combining Statements of Operations
                      For the year ended December 31, 2003
                    (Expressed in thousands of U.S. dollars)

                                                                              Combined       Pro Forma     Adjusted
                                               Inyx, Inc.       Miza (1)        total         Adj. (2)       total
                                             ------------------------------------------------------------------------
Net Revenues                                    $ 13,099         $ 2,730       $ 15,829        $ (334)      $ 15,495
Cost of goods sold                                10,634           2,269         12,903          (393)        12,510
                                             ------------     -----------   ------------                 ------------
      Gross profit                                 2,465             461          2,926                        2,985

Expenses:
    General and administrative expenses            6,477             568          7,045           (33)         7,012
    Selling expenses                                 260              51            311                          311
    Depreciation and amortization                    387             228            615           262            877
                                             ------------     -----------   ------------                 ------------

            Total operating expenses               7,124             847          7,971                        8,200
                                             ------------     -----------   ------------                 ------------

(Loss) from operations before other expenses      (4,659)           (386)        (5,045)                      (5,215)

Other expense:
    Administration expense                             -              55             55                           55
    Other expenses                                 9,110             176          9,286           253          9,539
                                             ------------     -----------   ------------                 ------------
                                                 (13,769)           (617)       (14,386)                     (14,809)

Income tax benefit                                 1,294               -          1,294                        1,294
                                             ------------     -----------   ------------                 ------------

Loss from continuing operations                  (12,475)           (617)       (13,092)                     (13,515)

Loss from discontinuing operations                   (25)              -            (25)                         (25)
                                             ------------     -----------   ------------                 ------------

Net (loss)                                     $ (12,500)         $ (617)     $ (13,117)                   $ (13,490)
                                             ============     ===========   ============                 ============

(1) Results of predecessor company, Miza UK, for period from January 1, 2003 to March 6, 2003, including the operations of Biopharma division which was not included in the acquisition.

(2) Interest and depreciation expense were adjusted to reflect the charges related to pro forma debt and fixed assets as of the closing of the asset acquisition. The activity related to the Biopharma division which was not included in the acquisition is eliminated

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY INYX, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF INYX, INC. SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.


                                TABLE OF CONTENTS

                                                                           PAGE

PROSPECTUS SUMMARY........................................................

RISK FACTORS..............................................................

USE OF PROCEEDS...........................................................

SELLING STOCKHOLDERS......................................................

PLAN OF DISTRIBUTION......................................................

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY...........................

BUSINESS AND PROPERTIES...................................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS................

MANAGEMENT................................................................

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT...............

DESCRIPTION OF CAPITAL STOCK..............................................

LEGAL MATTERS.............................................................

EXPERTS...................................................................

AVAILABLE INFORMATION.....................................................


DEALER PROSPECTUS DELIVERY OBLIGATIONS

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article Eleven of the Company's Restated Articles of Incorporation limits the liability of the Company's directors. It provides that no director of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or for any transaction from which he derived an improper personal benefit.

      In addition, Section 7.8 of the Company's Bylaws provides that the Company shall, to the maximum extent permitted by law, indemnify each officer and director against expenses, judgments, fines, settlements and other amount actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person in connection with any proceeding arising by reason of the fact that such person has served as an officer, agent or director of the Company, and may so indemnify any person in connection with any proceeding arising by reason of the fact that such person has served as an officer or director of the Company.

      Section 78.138(7) of the Nevada Revised Statutes (the "NRS") provides, with limited exceptions, that:

      a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

      (a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

      (b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

      Section 78.7502 of the NRS permits the Company to indemnify its directors and officers as follows:

      1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action suit or proceeding if he:

      (a) Is not liable pursuant to NRS 78.138; or

      (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:


                               Part II -- Page 1

      (a) Is not liable pursuant to NRS 78.138; or

      (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

      Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      In addition, Section 78.751 of the NRS permits the Company to indemnify its directors and officers as follows:

      1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      (a) By the stockholders;

      (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

      (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

      (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

      (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.


                               Part II -- Page 2

      (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

      The Company has purchased director and officer liability insurance, as permitted by the NRS.

      Each selling stockholder has agreed to indemnify the Registrant, the officers and directors and controlling persons of the Registrant, and the employees of the Registrant who sign the Registration Statement against certain liabilities incurred in connection with this offering as the result of claims made under the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") or state law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The estimated expenses of the registration, all of which will be paid by the Company, are as follows:

                SEC Filing fee                        $ 2,501.06
                Printing Expenses                     $       (1)
                Accounting Fees and Expenses          $       (1)
                Legal Fees and Expenses               $       (1)
                Blue Sky Fees and Expenses                    (1)
                                                      ----------
                TOTAL                                 $       (1)

(1)   To be supplied by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      Upon its incorporation in March 2000, the Company issued 5,000,000 shares of common stock to Pam J. Halter for $0.001 per share.

      On April 17, 2003, in connection with the Company's acquisition of all of the issued and outstanding securities of Inyx Pharma Limited, a specialty pharmaceutical company incorporated under the laws of England and Wales ("Inyx Pharma"), the Company issued the following restricted shares of common stock in a private transaction pursuant to Regulation D, Regulation S and Section 4(2) of the Securities Act of 1933 (the "Securities Act"):


        --------------------------------------------------------------------
                              NAME                  NUMBER OF SHARES
        --------------------------------------------------------------------
        Saintsbury Management Corp.                      975,000
        --------------------------------------------------------------------
        Grosvenor Trust Company, Ltd.                    475,000
        --------------------------------------------------------------------
        Liberty Management, LLC                          500,000
        --------------------------------------------------------------------
        Tri Finity Venture Corp.                         250,000
        --------------------------------------------------------------------
        BPL Corp.                                        250,000
        --------------------------------------------------------------------

      The above purchasers are unaffiliated with the Company. The purchase price per share recorded for each issuance was $0.53 per share. No other securities were issued.

      On April 17, 2003, the Company issued 1,500,000 shares of restricted common stock to Jordan Slatt, who is unaffiliated with the Company, at a recorded issue price of $0.53 per share, as consideration for future business consulting services under a Business Advisory & Financial Consulting Services Agreement. Such shares were restricted under Regulation D and Section 4(2) of the Securities Act, but have subsequently been registered for resale on a Form S-8 registration statement.


                               Part II -- Page 3

      On April 28, 2003, the Company concluded its acquisition of Inyx Pharma. The transaction consisted of an exchange of 100% of the outstanding common stock of Inyx Pharma, for 16,000,000 shares of restricted common stock of the Company, representing approximately 64% of the shares outstanding after the exchange, as a result of which Inyx Pharma became a wholly owned subsidiary of the Company. Inyx Pharma focuses its expertise on development-led manufacturing in the sterile pharmaceutical, finished-dosage form, outsourcing sector. It specializes in niche products and technologies for the treatment of respiratory, allergy, dermatological, and topical conditions. Inyx Pharma's client base is comprised of blue-chip ethical pharmaceutical companies, branded generic firms and biotechnology groups. The acquirors were:

------------------------------------- ------------------------ --------------------------------------------
                                      SHARES OF COMMON STOCK
                NAME                         RECEIVED                    RELATIONSHIP TO COMPANY
------------------------------------- ------------------------ --------------------------------------------
715821 Ontario Ltd.                             11,800,000     7,600,000 of such shares were distributed
                                                               to JEM Family Trust, whose beneficiaries
                                                               are family members of Jack Kachkar. Dr.
                                                               Kachkar and his wife disclaim any
                                                               beneficial ownership of shares owned by
                                                               the Trust. The balance of the 11.8 million
                                                               shares have been distributed to the
                                                               unaffiliated partners of 715821 Ontario Ltd.
------------------------------------- ------------------------ --------------------------------------------
Steve Handley                                    2,000,000     President and Director of Company
------------------------------------- ------------------------ --------------------------------------------
Colin Hunter                                       600,000     Vice President and Director of Company
------------------------------------- ------------------------ --------------------------------------------
Coral Beach Ventures, Inc.                       1,600,000     None
------------------------------------- ------------------------ --------------------------------------------

      The shares issued in connection with the Company's acquisition of Inyx Pharma were issued in a business combination pursuant to Regulation D or Regulation S of the Securities Act, and the shares issued are restricted against transfer. No lockups beyond usual Rule 144 restrictions were applied. The purchasers were given registration rights. The total transaction value was $8,520,000. No boot, warrants or other securities were issued in the transaction.

      On June 26, 2003, the Company entered into a three month consulting agreement with National Financial Communications Corp. ("NFCC") to provide public relations and shareholders communications services. In connection with those services, warrants for 300,000 shares of the Company's common stock were issued pursuant to Section 4(2) of the Securities Act, consisting of warrants for 150,000 shares to NFCC and warrants for 150,000 shares to Gary Geraci, entitling the holders to each purchase such shares by September 26, 2006 at prices ranging from $1.10 to $3.10.

      On July 1, 2003, pursuant to Section 4(2) of the Securities Act, the Company issued a 5-year warrant to The Garrard Group to purchase 200,000 restricted shares of common stock at prices ranging from $1.10 to $2.60, in exchange for consulting services regarding public relations, advertising and graphic design.

      On August 15, 2003, pursuant to Section 4(2) of the Securities Act, the Company issued a 3-year warrant to Capital Financial Media, Inc. to purchase 100,000 restricted shares of common stock at prices ranging from $1.10 to $2.60, in exchange for consulting services regarding advertising and mass mailings.

      On August 22, 2003, the Company closed a private placement of restricted common stock pursuant to Regulation D of the Securities Act to the following purchasers. The purchase price was $1.00 per share, and each purchaser also received a warrant to purchase one share for each share purchased in the offering for $1.50 per share.


                               Part II -- Page 4

----------------------------------------------- ---------------------------- ----------------------------
                     NAME                            NUMBER OF SHARES                AFFILIATION
----------------------------------------------- ---------------------------- ----------------------------
Jack Kachkar                                              100,000(1)         Chairman
----------------------------------------------- ---------------------------- ----------------------------
J. Douglas Brown                                          100,000            Director
----------------------------------------------- ---------------------------- ----------------------------
Jordan Slatt                                              200,000            Shareholder
----------------------------------------------- ---------------------------- ----------------------------
Saintsbury Management Corp                                50,000             Shareholder
----------------------------------------------- ---------------------------- ----------------------------
Liberty Management, LLC                                   50,000             Shareholder
----------------------------------------------- ---------------------------- ----------------------------

      (1)   In exchange for debt arising from working capital loans.

      On August 25, 2003, the Company issued five-year warrants to Duncan Capital LLC to purchase 300,000 shares of our common stock at a price of $1.25 per share for investment banking and investor advisory services provided to us by Duncan Capital. On October 29, 2003, the Company issued Duncan Capital additional five-year warrants to purchase 525,000 shares of our common stock at a price of $1.80 per share, as consideration for arranging a $4.5 million convertible debt financing facility with Laurus Funds which we closed on October 29, 2003 and a $3 million private placement financing, provided by a group of accredited and institutional investors, which the Company completed on October 30, 2003. Duncan Capital subsequently transferred such warrants to its principals.

      On September 12, 2003, the Company issued three-year warrants to Mr. Rick Iler to purchase 20,000 shares of our common stock in exchange for business consulting services provided by Mr. Iler to the Company. Mr. Iler is entitled to purchase the following unregistered securities by September 12, 2006: 5,000 shares at $1.25, 5,000 shares at $1.50, 5,000 shares at $1.75, and 5,000 shares at $2.00.

      On October 1, 2003, the Company issued three- year warrants to R. Castro and Associates, PLLC to purchase 30,000 shares of common stock at $1.25 per share in exchange for advisory and consulting services provided by Mr. Rafael Castro, of R. Castro and Associates, to the Company.

      On October 29, 2003, the Company issued a 7% Convertible Term Note to Laurus Master Fund, Ltd. in the principal amount of $4,500,000. Such note was convertible by the holder into common stock at the fixed conversion rate of $1.00 per share but was subsequently amended by the Company on August 31, 2004 to $0.80 per share. In addition, such certain conditions, the principal and interest payable under the Note may be paid by the Company in additional shares of common stock. The Company also issued a Stock Purchase Warrant to purchase 450,000 shares at $1.25 per share, 450,000 shares at $1.50 per share, and 450,000 shares at $1.75 per share.

      On October 30, 2003, the Company issued 3,000,000 shares at $1.00 per share to 13 institutional and accredited investors in a private placement. In addition, the Company issued warrants to purchase 1,500,000 shares of which 750,000 shares are exercisable at $1.00 and 750,000 shares are exercisable at $1.35.

      On December 30, 2003, the Company closed a transaction with Laurus Master Fund, Ltd. to obtain a US $3.5 million debt facility (the "Facility"). The initial advance under the Facility was $3,133,197, of which $2,676,300 was used to repay the Company's factoring arrangement with Venture Finance, PLC and the balance was applied to working capital. The Facility consists of two promissory notes, a $1.0 million Secured Convertible Minimum Borrowing Note, and a $2.5 million Secured Revolving Note. Such Notes are secured by all of the Company's assets previously pledged to Laurus under the $4.5 million loan on October 29, 2003, and additionally by the Company's accounts receivables released by Venture Finance. Both Notes bear interest at the greater, of prime plus 3% or 7% and are convertible into the Company's common stock at a fixed conversion price of $1.47 per share. On August 31, 2004, this conversion price was amended to $0.80 per share. In addition, subject to certain limitations, the Secured Convertible Minimum Borrowing Note and any associated increases to that note permit payments to be made in the Company's common stock. As additional consideration for the loan, the Company issued to Laurus a five year Common Stock Purchase Warrant to purchase 660,000 shares of its common stock at exercise prices of $1.84 for 220,000 shares, $2.20 for 220,000 shares, and $2.57 for 220,000 shares.


                               Part II -- Page 5

      On February 27, 2004, the Company closed a transaction with its primary leader, Laurus Master Fund, Ltd. ("Laurus Funds"), to obtain an additional financing of $2.0 million as an amendment to the $3.5 million credit facility that the Company previously entered with them on December 30, 2003. That Laurus $3.5 million credit facility consists of two promissory notes, a $1.0 million Secured Convertible Minimum Borrowing Note, and a $2.5 million Secured Revolving Note. As a result of the additional Laurus financing, the $1.0 million Secured Convertible Minimum Borrowing was increased by $1.0 million and the $2.5 million principal amount Secured Revolving Note of the credit facility was increased by $1.0 million. Both Notes were further amended to decrease the applicable conversion rate from $0.80. As additional consideration for the loan, the Company issued to Laurus a five-year Common Stock Purchase Warrant to purchase 330,000 shares of its common stock at exercise prices of $1.25 for 110,000 shares, $1.50 for 110,000 shares and $1.75 for 110,000 shares.

      On March 30, 2004, the Company also obtained an additional $1.0 million advance from Laurus Funds under the Secured Revolving Credit Note, and issued additional warrants to purchase 165,000 shares of common stock at exercise prices of $1.25 for 55,000 shares, $1.50 for 55,000 shares and $1.75 for 55,000 shares.

      On May 11, 2004, the Company issued 100,000 stock purchase warrants to Mr. Orestes Lugo in exchange for the cancellation of 350,000 employee stock options. These three year Common Stock Purchase Warrants have an exercise price of $1.20 per share.

      On May 27, 2004, we obtained an additional $500,000 advance from Laurus Funds under the October 29, 2003 Laurus Note, convertible into common stock at $0.80 per share, and issued additional five-year warrants to Laurus Funds to purchase 82,500 shares at exercise prices of $1.00 per share for 27,500 shares, $1.20 per share for 27,500 shares, and $1.40 per share for 27,500 shares.

      On July 2, 2004, the Company granted a total of 1,500,000 warrants to First Jemini Trust, a discretionary family trust in which the Company's Chairman and his spouse are non-voting beneficiaries. These five-year warrants were granted pursuant to various business development services provided to the Company and allow the holder to purchase the Company's common stock at a price of $0.90 per share.

      In July, 2004, Dr. Kachkar and Mr. J. Douglas Brown, an outside Director, each provided the Company with stockholder loans amounting to $300,000. Another executive, Mr. Jay Green, our Executive Vice President of Corporate Development, also provided the Company a stockholder loan in the amount of $100,000. All of these stockholder loans are due by December 31, 2004 and bear interest at seven percent annually. As additional consideration for these loans, the Company granted these individuals five-year warrants, to purchase an aggregate of 700,000 shares of its common stock at an exercise price of $0.80 per share.

      On July 30, 2004, the Company received from Laurus Funds a deferral on the first seven months of principal payments due under the Laurus Note (originally $4.5 million and then amended to $5.0 million on May 27, 2004). Such payments are now due upon maturity of the Laurus Note in November, 2006. As consideration for this principal payment deferral, on August 31, 2004, the Company has issued to Laurus Funds a five-year Warrant to purchase 694,000 shares of its common stock at an exercise price of $0.81 per share.

      On or about August 3, 2004, the Company sold and/or issued to the institutional investors identified below, the securities of the Company for aggregate gross consideration of $1,100,000.


                                                     Number of Shares of Common
                                                     Stock and an Equal Number
                                                     of Common Stock
     NAME                                            PURCHASE WARRANTS
     ----                                            -----------------

1.   Sands Brothers Venture Capital, LLC             123,457
2.   Sands Brothers Venture Capital II, LLC          123,457
3.   Sands Brothers Venture Capital III, LLC         740,741
4.   Sands Brothers Venture Capital IV, LLC          246,914
5.   280 Ventures, LLC                                61,728
6.   Katie and Adam Bridge Partners, L.P.             61,728


                               Part II -- Page 6

      The foregoing transactions were exempt from registration under the Securities Act of 1933, as amended (the "Act"), under Section 4(2) of that Act as not involving a public offering, and as to those sales set forth immediately above, reliance is placed upon Rule 506 of Regulation D and Section 4(6) of the Act. No underwriter was engaged by the Company in connection with the issuances described above. The recipients of all of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, the certificates evidencing such securities bear restrictive legends.

      On August 27, 2004 through September 3, 2004, the Company sold and/or issued an aggregate of 7,832,876 shares of its Common Stock and an equal number of its Common Stock purchase warrants to those accredited investors identified in the section of the Prospectus (included as part of this Registration Statement) entitled "Selling Stockholders," excluding the six institutional investors described above and the persons associated with the Placement Agent (defined below) for gross consideration of $6,339,000. These transactions were exempt from registration under the Act, under Section 4(2) of that Act as not involving a public offering, and as to those sales, reliance is placed upon Rule 506 of Regulation D and Section 4(6) of the Act. The recipients of all of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. Sands Brothers International Limited acted as the placement agent (the "Placement Agent") for the foregoing offering to accredited investors and received $633,990 in cash compensation and warrants to purchase up to 783,286 shares of the Company's Common Stock were issued to persons associated with it. In addition, the certificates evidencing such securities bear restrictive legends.

      Offering costs incurred in connection with the second offering included approximately $634,000 for the placement agent's commission and approximately $150,000 in related legal and financing costs. In addition, a cost valuation of approximately $329,000 has been assigned to the issuance to the placement agent, five-year warrants, to purchase 783,286 shares of the Company's common stock at exercise prices ranging from $1.00 to $1.11 per share. The Company also granted certain registration rights with respect to the warrants issued as placement agent compensation.

      On July 1, 2004, the Company entered into a strategic alliance agreement with Utek Corporation ("Utek"). Under the agreement, the Company will be collaborating with Utek in the identification, acquisition and development of intellectual property that it may require to implement its business initiatives. Pursuant to this agreement, in September 2004, the Company issued 31,579 restricted shares of our common stock to Utek.

ITEM 27. EXHIBITS

2.1.1 Stock Exchange Agreement dated April 25, 2003, among Inyx Pharma, Doblique and the Inyx Stockholder.(1)

3.1.1          Restated Articles of Incorporation of Inyx, Inc. (1)

3.2            Bylaws of Inyx, Inc. (1)

4              Specimen stock certificate for common shares (1)

5.1            Opinion of Alverson Taylor Mortensen Nelson & Sanders **

10.1           2003 Stock Option Plan (1)

10.2 Indemnity Agreement dated April 25, 2003 among the Company, Steve Handley, Colin Hunter and Jack Kachkar (1)

10.3 Registration Rights Schedule to Stock Exchange Agreement dated April 25, 2003 (1)

10.4.1         Employment Agreement dated April 1, 2003, with Jack Kachkar (1)

10.4.2         Employment Agreement dated May 1, 2003, with Steven Handley (1)

10.4.3         Employment Agreement dated May 1, 2003, with Colin Hunter (1)

10.4.4         Employment Agreement dated April 1, 2003, with Rima Goldshmidt(1)

10.4.5         Employment Agreement dated June 1, 2004 with Ulrich Bartke (10)

10.4.6         Employment Agreement dated December 1, 2004 with Jay Green (16)

10.4.4.1 Amendment dated May 15, 2003 to Employment Agreement of Rima Goldshmidt (7)

10.4.1.2       Management Services Agreement dated May 15, 2003 with JK
               Services (8)

10.4.1.3       Employment Agreement dated January 1, 2004 with Jack Kachkar (8)

10.5           Opinion of Jeffrey Katz, C.A. (1)


                               Part II -- Page 7

10.6.1 Lease dated July 22, 1994 with the Council of the Borough of Halton for facilities at 6 Seymour Court, Manor Park, Runcorn, Cheshire, England (1)

10.6.2 Lease dated June 23, 1988 between Warrington and Runcorn Development Corp and MiniPak Aerosols, Ltd. for lease of facilities at 10-11 Arkwright Road, Astmoor Industrial Estate, Runcorn, Cheshire, England (1)

10.6.3 Lease dated June 23, 1988 between Warrington and Runcorn Development Corp and MiniPak Aerosols, Ltd. for lease of facilities at 1-2 Arkwright Road, Astmoor Industrial Estate, Runcorn, Cheshire, England (1)

10.7 Business Advisory and Financial Consulting Services Agreement with Jordan Slatt (1)

10.8 Agreement dated March 7, 2003 between Miza Pharmaceuticals (UK) Limited (in administration) and Inyx Pharma (1)

10.9.1. Option Agreement dated March 6, 2003 between Inyx Pharma and Stiefel Laboratories, Inc. (1)

10.9.2 6% Convertible Promissory Note dated March 6, 2003 in the principal amount of(pound)2,500,000 to Stiefel Laboratories, Inc. (1)

10.10 Finders Fee Agreement with Saintsbury Management Corp., Grosvenor Trust Company, Ltd. And Liberty Management LLC (1)

10.11          Finders Fee Agreement with TriFinity Venture Corporation and
               BPL Corp. (1)

10.12.1 All Assets Debenture dated March 7, 2003 in favor of Venture Finance PLC (2)

10.12.2 Plant and Machinery Loan Agreement dated March 7, 2003 with Venture Finance PLC (2)

10.12.3 Real Property Loan Agreement dated March 7, 2003 with Venture Finance PLC (2)

10.12.4        Agreement for the Purchase of Debts with Venture Finance PLC (2)

10.13.1        Six percent Convertible Promissory Note to Stiefel
               Laboratories, Inc. dated March 6, 2003 (2)

10.13.2        Option Agreement dated March 6, 2003 with Stiefel Laboratories,
               Inc. (2)

10.13.3 Manufacturing and Supply Agreement between Registrant and Stiefel Laboratories, Inc. dated March 6, 2003 (9)

10.13.4 Quality Agreement between Registrant and Stiefel Laboratories, Inc. dated March 6, 2003 (9)

10.13.5 Development Agreement between Registrant and Stiefel Laboratories, Inc. dated March 6, 2003 (9)

10.14 Consulting Agreement dated June 1, 2003 with National Financial Communications Corp. (3)

10.15 Stock Purchase Warrant dated June 26, 2003 with National Financial Communications Corp. (3)

10.16          Stock Purchase Warrant dated June 26, 2003 with Gary Grace (3)

10.17 Business Consulting Services Agreement dated July 1, 2003 with Marc Couturier (3)

10.18.1 Securities Purchase Agreement dated October 29, 2003 with Luaus Master Fund, Ltd. (4)

10.18.2        Convertible Term Note dated October 29, 2003 (4)

10.18.3        Common Stock Purchase Warrant (4)

10.18.4        Registration Rights Agreement (4)

10.18.5        Debenture (security agreement) (4)

10.18.6        Charge Over Shares (pledge agreement) (4)

10.19          Form of Subscription Agreement for common stock placement (4)

10.20          Consulting Agreement executed July 1, 2003 with Patrick W.H.
               Garrard/dab/The Garrard Group of West Redding CT (6)

10.20.1        Security Agreement (5)

10.20.2        Secured Revolving Note (5)

10.20.3        Secured Convertible Minimum Borrowing Note (5)

10.20.4        Common Stock Purchase Warrant (5)

10.21 Public Relations Agreement with Capital Financial Media, Inc., dated August 15, 2003 (6)

10.22 Investment banking agreement with Duncan Capital LLC, dated August 25, 2003 (6)

10.23.1 Stock Purchase Warrant for 200,000 shares of the Company's common stock with Patrick W.H. Garrard/dab/The Garrard Group of West Redding CT, dated July 1, 2003 (6)

10.23.2 Stock Purchase Warrant for 100,000 shares of the Company's common stock with Capital Financial Media, Inc., dated August 15, 2003 (6)

10.23.4 Stock Purchase Warrant for 100,000 shares of the Company's common stock with Dr. Jack Kachkar, dated August 22, 2003 (6)

10.23.5 Stock Purchase Warrant for 200,000 shares of the Company's common stock with Mr. Jordan Slatt, dated August 22, 2003 (6)

10.23.6 Stock Purchase Warrant for 50,000 shares of the Company's common stock with Saintsbury Management Corp., dated August 22, 2003 (6)


                               Part II -- Page 8

10.23.7 Stock Purchase Warrant for 50,000 shares of the Company's common stock with Liberty Management, LLC, dated August 22, 2003 (6)

10.23.8 Stock Purchase Warrant for 300,000 shares of the Company's common stock with Duncan Capital LLC, dated August 25, 2003 (6)

10.23.9 Stock Purchase Warrant for 20,000 shares of the Company's common stock with Mr. Rick Iler, dated September 12, 2003 (6)

10.23.10       Warrant Agreement dated May 10, 2004 with Orestes Lugo.(10)

10.23.11 Stock Purchase Warrant for 82,500 shares of the Company's common stock with Luaus Master Fund Ltd. dated May 27, 2004
               (12)

10.23.12 Form of stock purchase warrant issued to purchasers of the Company's securities in a bridge financing offering on or about August 3, 2004 (the "Bridge") (13)

10.23.13 Securities Purchase Agreement, dated as of August 2, 2004 among the Company and the purchasers of the Company's securities in the Bridge (13)

10.23.14 Registration Rights Agreement dated as of August 2, 2004 among the Company and the purchasers of the of the Company's securities in the Bridge (13)

10.23.15 Form of Stock Purchase warrant issued to Purchasers of the Company's securities in a private placement during the period of time from August 27th through September 3rd, 2004 (the "August/September 2004 Private Placement") (14)

10.23.16 Form of Subscription Agreement for the August/September 2004 Private Placement (14)

10.23.17 Form of Registration Rights Agreement for the August/September 2004 Private Placement (14)

10.23.18 Stock Purchase Warrant for 330,000 shares of the Company's common stock with Laurus Master Fund, Ltd. dated February 27, 2004 (15)

10.23.19 Stock Purchase Warrant for 165,000 shares of the Company's common stock with Laurus Master Fund, Ltd. dated March 3, 2004
               (15)

10.23.20 Stock Purchase Warrant Agreements for an aggregate of 1,500,000 shares of the Company's common stock with Larry Stockhamer as Trustee for First Jemini Trust dated July 2, 2004 (15)

10.23.21 Stock Purchase Warrant Agreement for 300,000 shares of the Company's common stock with Douglas Brown dated July 19, 2004
               (15)

10.23.22 Stock Purchase Warrant Agreement for 300,000 shares of the Company's common stock with Viktoria Benkovitch dated July 19, 2004 (15)

10.23.23 Stock Purchase Warrant Agreement for 100,000 shares of the Company's common stock with Jay Green., dated July 1, 2004 (15)

10.23.24 Stock Purchase Warrant Agreement for 694,000 shares of the Company's common stock with Laurus Master Fund, Ltd. dated August 31, 2004 (15)

10.23.25       [RESERVED]

10.23.26 Strategic Alliance Agreement with UTEK Corporation dated July 1, 2004 (15)

10.23.27 Patent Purchase Agreement with Phares Technology BV dated September 31, 2004 (15)

10.23.28 Amendment Number One to Secured Convertible Minimum Borrowing Note with Laurus Master Fund, Ltd. Dated February 27, 2004 (15)

10.23.29 Amendment Number One to Secured Revolving Note with Laurus Master Fund, Ltd. Dated February 27, 2004 (15)

10.23.30 Amendment Number One to Laurus Master Fund, Ltd. Registration Rights Agreement datred February 27, 2004 (15)

10.23.31 Amendment Number One to Laurus Master Fund, Ltd. Security Agreement dated February 27, 2004 (coming from Laurus)(15)

10.23.32       [RESERVED]

10.23.33 Amendment Number Two to Secured Revolving Note with Laurus Master Fund, Ltd. Dated March 30, 2004 (15)

10.23.34 Amendment Number Two to Laurus Master Fund, Ltd. Registration Rights Agreement dated March 30, 2004 (15)

10.23.35 Amendment Number Two to Laurus Master Fund, Ltd. Security Agreement dated March 30. 2004 (15)

10.23.36 Amendment and Restated Convertible Term Note with Laurus Master Fund, Ltd. Dated May 27, 2004 (coming from Laurus) (15)

10.23.37 Amendment Number Three to Secured Convertible Minimum Borrowing Note and Amendment Number Two to Convertible Term Note with Laurus Master Fund, Ltd. Dated August 31, 2004 (15)

10.24          Supply Agreement dated June 11, 2004 with AstraZeneca (11)


                               Part II -- Page 9

21.1           Subsidiaries of Registrant (7)

23.1           Consent of Berkovits, Lago & Company, LLP* (Inyx Financials)

23.2           Consent of Berkovits, Lago & Company, LLP* (Miza Financials)

23.4 Consent of Alverson Taylor Mortensen Nelson & Sanders, to be included in the opinion to be filed as Exhibit 5.1**

-------------------

(1) Filed as an exhibit to the Form 8K filed May 13, 2003 and incorporated herein by reference.

(2) Filed as an exhibit to Form 8K/A filed June 24, 2003 and incorporated herein by reference.

(3) Filed as an exhibit to Form 10-QSB filed August 19, 2003 and incorporated herein by reference.

(4) Filed as an exhibit to Form 8-K filed November 3, 2003 and incorporated herein by reference.

(5) Filed as an exhibit to Form 8-K filed January 6, 2004 and incorporated herein by reference.

(6) Filed as an exhibit to Form 10-QSB filed November 14, 2003 and incorporated herein by reference.

(7) Filed as an exhibit to Form SB-2 Registration Statement (SEC File No. 333-112902) filed February 17, 2004 and incorporated herein by reference.

(8) Filed as an exhibit to Form 10-KSB filed April 14, 2004 and incorporated herein by reference.

(9) Filed as an exhibit Form 8-K/A filed March 15, 2004 and incorporated herein by reference.

(10) Filed as an exhibit to Amendment No. 1 to Form SB-2. (SEC File No. 333-112902) filed on June 30, 2004 and incorporated by reference herein

(11) Filed as an exhibit to Form 8-K filed June 29, 2004 and incorporated herein by reference, filed herewith.

(12) Filed as an exhibit to the Form 10Q-SB filed August 16, 2004 and incorporated herein by reference.

(13) Filed as an exhibit to the Form 8-K filed August 6, 2004 and incorporated herein by reference.

(14) Filed as an exhibit to the Form 8-K filed August 30, 2004 and incorporated herein by reference.

(15) Filed as an exhibit to Amendment No. 2 to the Form SB-2 Registration Statement (SEC File No. 333-112902) filed October 1, 2004 and incorporated herein by reference

(16) Filed as an exhibit to the Form 10Q-SB filed May 20, 2004 and incorporated by reference herein.

--------------------------

*     Filed herewith

**    To be filed by Amendment

ITEM 28. UNDERTAKINGS

      (a)   The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reelected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement.


                               Part II -- Page 10

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To  remove  from   registration  by  means  of  post-effective
                  amendment any of the securities being registered which remains unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               Part II -- Page 11

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 1, 2004.


                        INYX, INC.

                        By: /S/ JACK KACHKAR
                            ----------------------------------------------------
                            Jack Kachkar, Chairman and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME                                                OFFICE                                             DATE
----                                                ------                                             ----
/S/ JACK KACHKAR                                    Chairman, Chief Executive                          October 1, 2004
-------------------------------                     Officer and Director
Jack Kachkar                                        (Principal Executive Officer)


/S/ RIMA GOLDSHMIDT                                 Secretary, Vice President                          October 1, 2004
-------------------------------                     and Acting Chief Financial Officer
Rima Goldshmidt                                     (Principal Financial and Accounting Officer)


/S/ STEVEN HANDLEY                                  President and Director                             October 1, 2004
-------------------------------
Steven Handley


/S/ DOUGLAS BROWN                                   Director                                           October 1, 2004
-------------------------------
Douglas Brown


/S/ JOSEPH A. ROTMIL                                Director                                           October 1, 2004
-------------------------------
Joseph A. Rotmil


/S/ COLIN HUNTER                                    Vice President and Director                        October 1, 2004
-------------------------------
Colin Hunter


                               Part II -- Page 12